EXHIBIT 10.1
AMENDED AND RESTATED CREDIT AGREEMENT
by and among
FIRST HUNTINGDON FINANCE CORP.,
TOLL BROTHERS, INC.,
and
THE LENDERS PARTY HERETO
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
and
BANK OF AMERICA, N.A.
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Syndication Agents
and
CITICORP NORTH AMERICA, INC.,
and
THE ROYAL BANK OF SCOTLAND PLC,
as Documentation Agents
and
BNP PARIBAS,
and
CALYON NEW YORK BRANCH,
as Managing Agents
and
COMERICA BANK,
MIZUHO CORPORATE BANK, LTD.,
and
WASHINGTON MUTUAL BANK, FA,
as Co-Agents

Dated as of March 17, 2006
J. P. MORGAN SECURITIES INC.
and
BANC OF AMERICA SECURITIES LLC,
Joint Lead Arrangers and Joint Bookrunners

i

		Page

13.2.3.	Benefit of Setoff	97
13.3.	Assignments	97
13.3.1.	Permitted Assignments	97
13.3.2.	Effect; Effective Date	97
13.3.3.	Swing Line Commitment	98
13.4.	Dissemination of Information	98
13.5.	Tax Treatment	98

ARTICLE XIV	NOTICES	98
14.1.	Notices	98
14.2.	Change of Address	99

ARTICLE XV	COUNTERPARTS	99

ARTICLE XVI	CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	99
16.1.	CHOICE OF LAW	99
16.2.	CONSENT TO JURISDICTION	99
16.3.	WAIVER OF JURY TRIAL	99

EXHIBITS AND SCHEDULES

PRICING SCHEDULE

Exhibit A	Form of Competitive Bid Note

Exhibit B	Form of Competitive Bid Quote

Exhibit C	Form of Competitive Bid Quote Request

Exhibit D	Form of Invitation for Competitive Bid Quote

Exhibit E-1	Form of Revolving Credit Note

Exhibit E-2	Form of Term Loan Note

Exhibit F	Form of Swing Line Note

Exhibit G	Form of Commitment and Acceptance

Exhibit H	Form of Opinion of Company ’s General Counsel

Exhibit I	Form of Opinion of Ballard Spahr Andrews & Ingersoll LLP

Exhibit J	Form of Guaranty

Exhibit K	Form of Compliance Certificate

Exhibit L	Form of Environmental Certificate

v

Exhibit M	Form of Assignment and Assumption

Schedule 1	Lenders and Commitments

Schedule 2	Existing Letters of Credit

Schedule 3	Permitted Liens

Schedule 4	Existing Subordinated Indebtedness

Schedule 5	Intentionally Omitted

Schedule 6	Litigation and Contingent Obligations

Schedule 7	Subsidiaries

Schedule 8	Other Liens

Schedule 9	ERISA Matters

Schedule 10	Environmental Matters

AMENDED AND RESTATED CREDIT AGREEMENT
     This Amended and Restated Credit Agreement, dated as of March 17, 2006, is among First Huntingdon Finance Corp. (the “Borrower”), Toll Brothers, Inc. (the “Company”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).
RECITALS
     A. The Borrower, the Company, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders are party to a certain Credit Agreement (the “Original Credit Agreement”) dated as of July 15, 2004.
     B. The Borrower, the Company, the Administrative Agent and the Lenders party hereto desire to amend and restate the Original Credit Agreement in its entirety.
AGREEMENT
     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Original Credit Agreement in its entirety, and hereby covenant and agree, as follows:
ARTICLE I
DEFINITIONS
     As used in this Agreement:
     “ABR Advance” means an Advance that bears interest at the Alternate Base Rate.
     “ABR Loan” means a Loan that bears interest at the Alternate Base Rate.
     “Absolute Rate” means, with respect to an Absolute Rate Loan made by a Revolving Credit Lender for the relevant Competitive Bid Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Revolving Credit Lender and accepted by the Borrower.
     “Absolute Rate Advance” means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Revolving Credit Lenders to the Borrower at the same time and for the same Competitive Bid Interest Period.
     “Absolute Rate Auction” means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3.
     “Absolute Rate Loan” means a Loan that bears interest at the Absolute Rate.
     “Additional Lender” means a Qualified Bank (approved by the Administrative Agent, which approval shall not be unreasonably withheld) or an existing Lender that elects, upon request by the Borrower, to issue a Revolving Credit Commitment, or to increase its existing Revolving Credit Commitment, or to make an Additional Term Loan, pursuant to Section 2.18.
     “Additional Term Loan” means, with respect to an Additional Lender, such Additional Lender’s Term Loan made pursuant to Section 2.18(c) with respect to the Term Loan Facility.
     “Adjusted LIBO Rate” means, with respect to any Eurodollar Ratable Advance or Eurodollar Bid Rate Advance for the relevant Eurodollar Interest Period or, with respect to the determination of clause (b) of the definition of the Federal Funds/Euro Rate, for a Eurodollar Interest Period of one month, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to (a) the LIBO Rate for such Eurodollar Interest Period multiplied by (b) the Statutory Reserve Rate.
     “Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XI.
     “Administrative Agent’s Fee Letter” means that certain fee letter agreement dated February 6, 2006, among the Borrower, the Administrative Agent and JPMSI, as the same may be modified or amended from time to time.
     “Advance” means a Revolving Credit Advance or Term Advance.
     “Affected Lender” is defined in Section 2.20.
     “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
     “Agent” means any Lender under this Agreement designated, and in its capacity, as a co-agent, documentation agent, managing agent or syndication agent (but not the Administrative Agent).
     “Aggregate Available Revolving Credit” means at any time the amount by which (a) the Aggregate Revolving Credit Commitment exceeds (b) the sum of (i) the principal amount of all outstanding Revolving Credit Advances, plus (ii) the Facility Letter of Credit Obligations.
     “Aggregate Facility” means, at any time, the sum of (a) the Aggregate Revolving Credit Commitment and (b) all outstanding Term Loans.
     “Aggregate Facility Limit” means $2,700,000,000.00.
     “Aggregate Revolving Credit Commitment” means the aggregate of the Revolving Credit Commitments of all the Revolving Credit Lenders, as increased or reduced from time to time pursuant to the terms hereof. As of the date hereof, the Aggregate Revolving Credit Commitment is $1,800,000,000.

     “Agreement” means this credit agreement, as it may be amended or modified and in effect from time to time.
     “Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements filed by the Company with the SEC from time to time.
     “Agreement of Sale” means a fully-executed written agreement (substantially in a form approved by the Administrative Agent, which approval shall not be unreasonably withheld) between a Loan Party and a purchaser that is not an Affiliate of the Company or any other member of Toll Group, providing for the sale of a residential unit to such purchaser, which agreement (i) shall include no contingency for the purchaser selling another residence, (ii) be accompanied by a non-refundable (except on terms set forth in such agreement or as may be prevented by applicable Law) deposit equal to the lesser of (x) ten percent (10%) of the purchase price of the unit sold (at least one-half of which deposit shall have been paid in cash), (y) the difference between the purchase price set forth in such agreement and the amount of the mortgage contingency set forth in such agreement (at least one-half of which deposit shall have been paid in cash) and (z) the maximum amount of deposit which applicable Law permits the seller of such unit to retain as liquidated damages if the closing of the sale of such unit does not occur, and (iii) shall provide that the purchase price shall be paid in cash or by title company check or by attorney check or by certified or bank check at or before the closing of the sale (such cash or check may be obtained by the purchaser from a loan provided by the seller or an Affiliate of the seller). For the purpose of clause (z) above, applicable Law shall be deemed to prohibit the seller from retaining a deposit if it creates a presumption that the amount of such deposit is unreasonable and as such may not be retained by the seller.
     “Alternate Base Rate” means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.
     “Applicable Fee Rate” means at any time the percentage rate per annum at which Facility Fees are accruing on the Aggregate Revolving Credit Commitment (without regard to usage) at such time as determined pursuant to the Pricing Schedule.
     “Applicable Letter of Credit Rate” means, at any time, the percentage rate per annum at which Facility Letter of Credit Fees are accruing on outstanding Facility Letters of Credit, which percentage rate shall be a rate per annum equal to (i) the Applicable Ratable Advance Margin under the Revolving Credit Facility at such time as determined pursuant to the Pricing Schedule, minus (ii) 0.125% per annum.
     “Applicable Margins” means (a) with respect to the Revolving Credit Facility, the Applicable Ratable Advance Margin for the Revolving Credit Facility and the Applicable Fee Rate, as applicable, and (b) with respect to the Term Loan Facility, the Applicable Ratable Advance Margin for the Term Loan Facility.
     “Applicable Ratable Advance Margin” means, with respect to a Fixed Ratable Advance or a Federal Funds/Euro-Rate Advance under the applicable Facility, the percentage rate per annum applicable to such Advance, as determined with respect to such Facility pursuant to the Pricing Schedule.
     “Application” means, with respect to a Facility Letter of Credit, such form of application therefor and other documents related thereto (whether in a single or several documents, taken together) as an Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such Issuing Bank and the Borrower and as are not materially adverse (in the reasonable judgment of such Issuing Bank and the Administrative Agent) to the interests of the Revolving Credit Lenders; provided, however, in the event of any conflict between the terms of any Application and this Agreement, the terms of this Agreement shall control.
     “Arrangers” means JPMSI and Banc of America Securities LLC, a Delaware limited liability company, and their respective successors.
     “Article” means an article of this Agreement unless another document is specifically referenced.
     “Assessment Rate” means, for any CD Interest Period, the annual assessment rate in effect on the first day of such CD Interest Period payable by a member of the Bank Insurance Fund classified as “adequately-capitalized” and within supervisory subgroup “A” (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.
     “Assignment and Assumption” is defined in Section 13.3.1.
     “Assumed Purchase Money Loans” means at any time the outstanding amount of all loans secured by assets purchased by the Designated Guarantors and assumed or entered into by the applicable Designated Guarantor on the date of purchase, provided that (i) the amount of any such loan does not exceed the purchase price of the applicable asset and (ii) recourse for each such loan is limited to the applicable Designated Guarantor; and any amendment, modification, extension or refinancing of such loans, provided that with respect to the loans, as amended, modified, extended, or refinanced (A) the aggregate amount thereof shall not exceed the amount of the loans which existed at the time the applicable Designated Guarantor purchased such asset, (B) such loans and refinancings shall not be secured by any assets of any Loan Party other than those initially purchased by the applicable Designated Guarantor and improvements constructed thereon in the normal course of the Loan Parties’ homebuilding business, and (C) at least 80% of the amount thereof shall be provided by the same lenders which provided the loans which existed at the time the applicable Designated Guarantor purchased such assets.
     “Authorized Officers” means those Persons designated by written notice to the Administrative Agent from the applicable Loan Party, authorized to execute notices, reports and other documents required hereunder. The Loan Parties may amend such list of Persons from time to time by giving written notice of such amendment to the Administrative Agent.
     “Benefit Arrangement” means at any time an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the Controlled Group.
     “Board” means The Board of Governors of the Federal Reserve System of the United States of America (or any successor).
     “Borrower” means First Huntingdon Finance Corp., a Delaware corporation, and its successors and assigns.
     “Borrowing Base” means at any time the sum (without duplication) of (i) 100% of Category 1 Borrowing Base Assets (except as otherwise hereinafter provided); (ii) 75% of Category 2 Borrowing Base Assets (except as otherwise hereinafter provided); (iii) 60% of Category 3 Borrowing Base Assets; and (iv) 50% of Category 4 Borrowing Base Assets. Notwithstanding the foregoing, the Borrower may elect to combine the Category 1 Borrowing Base Assets and Category 2 Borrowing Base Assets into one category, in which event, in place of items (i) and (ii) above, 85% of the sum (without duplication) of the Category 1 Borrowing Base Assets and Category 2 Borrowing Base Assets shall be included in the Borrowing Base, provided that the Borrower shall represent and warrant in the applicable Borrowing Base Certificate that (A) 85% of the sum (without duplication) of the Category 1 Borrowing Base Assets and Category 2 Borrowing Base Assets is less than (B) the sum (without duplication) of items (i) and (ii) above. All Borrowing Base Assets must be assets owned by the Loan Parties subject only to Permitted Liens and (except as otherwise provided in Section 7.19) shall be valued at book value, reduced (without duplication) by the Remediation Adjustment (if any) applicable to such Borrowing Base Assets.
     “Borrowing Base Assets” means the Category 1 Borrowing Base Assets, Category 2 Borrowing Base Assets, Category 3 Borrowing Base Assets and Category 4 Borrowing Base Assets.
     “Borrowing Base Certificate” means a certificate, in a form satisfactory to the Administrative Agent, calculating the Borrowing Base as of the last day of a fiscal quarter, and delivered pursuant to Section 7.1(viii).
     “Borrowing Date” means a date on which an Advance is made hereunder.
     “Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities.

     “Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
     “Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
     “Category 1 Borrowing Base Assets” means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) residential units and buildings under construction subject to an Agreement of Sale; (2) completed residential units and buildings subject to an Agreement of Sale; (3) land (and related site improvements and development costs) related to the assets described in items (1) and (2); and (4) interest, overhead, taxes and other costs (to the extent capitalized under Agreement Accounting Principles) related to the assets described in items (1), (2) and (3).
     “Category 2 Borrowing Base Assets” means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) residential units and buildings under construction not under Agreement of Sale; (2) completed residential units and buildings not under Agreement of Sale; (3) land (and related site improvements and development costs) related to the assets described in items (1) and (2); and (4) interest, overhead, taxes and other costs (to the extent capitalized under Agreement Accounting Principles) related to the assets described in items (1), (2) and (3).
     “Category 3 Borrowing Base Assets” means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) site improvements on land owned by a Loan Party that is not subject to an Agreement of Sale; and (2) interest, overhead, taxes and other costs (to the extent capitalized under Agreement Accounting Principles) related to the assets described in item (1).
     “Category 4 Borrowing Base Assets” means at any time the following assets owned by the Loan Parties (except any such assets that are Excluded Assets): (1) acquisition and development costs (excluding site improvement costs) of land owned by a Loan Party that is not subject to an Agreement of Sale; and (2) interest, overhead, taxes and other costs (to the extent capitalized under Agreement Accounting Principles) related to the assets described in item (1).
     “CD Interest Period” means, with respect to a Fixed CD Rate Advance, a period of 30, 60, 90 or 180 days (or, subject to approval by all Lenders under the applicable Facility, 270 or 360 days) commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such CD Interest Period would end on a day which is not a Business Day, such CD Interest Period shall end on the next succeeding Business Day.
     “Change” is defined in Section 3.2.
     “Change of Control” means the occurrence of any one or more of the following events:
(A)	The acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the

Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of a Loan Party; or

(B)	There shall be consummated any consolidation or merger to which the Company is a party except a merger or consolidation where the holders of voting stock of the Company prior to such merger or consolidation own more than 50% of the voting stock of the continuing or surviving corporation outstanding after such merger or consolidation (whether or not the Company is such continuing or surviving corporation).
     “Closing Date” means the Business Day on which the conditions set forth in Section 5.1 are satisfied.
     “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
     “Commitment” means (a) with respect to the Revolving Credit Facility, a Revolving Credit Commitment and (b) with respect to the Term Loan Facility, a Term Commitment.
     “Commitment and Acceptance” is defined in Section 2.18(b).
     “Company” means Toll Brothers, Inc., a Delaware corporation.
     “Competitive Bid Advance” means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by one or more of the Revolving Credit Lenders to the Borrower at the same time and for the same Interest Period.
     “Competitive Bid Agent” means, with respect to a Competitive Bid Quote Request, either the Administrative Agent or the Borrower, as specified in such Competitive Bid Quote Request as provided in Section 2.3.2.
     “Competitive Bid Borrowing Notice” is defined in Section 2.3.6.
     “Competitive Bid Interest Period” means, in the case of a Eurodollar Bid Rate Advance, a Eurodollar Interest Period and, in the case of an Absolute Bid Advance, a period of not less than 14 nor more than 360 days, in each case as selected by the Borrower pursuant to this Agreement. If such Competitive Bid Interest Period would end on a day which is not a Business Day, such Competitive Bid Interest Period shall end on the next succeeding Business Day (except as otherwise provided in the definition of “Eurodollar Interest Period”).
     “Competitive Bid Loan” means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.
     “Competitive Bid Margin” means the margin above or below the applicable Adjusted LIBO Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Base Rate.

     “Competitive Bid Note” means a promissory note in substantially the form of Exhibit A hereto, with appropriate insertions, duly executed and delivered to the Administrative Agent by the Borrower for the account of a Revolving Credit Lender and payable to the order of such Revolving Credit Lender, including any amendment, modification, renewal or replacement of such promissory note.
     “Competitive Bid Quote” means a Competitive Bid Quote substantially in the form of Exhibit B hereto completed and delivered by a Revolving Credit Lender to the Competitive Bid Agent in accordance with Section 2.3.4.
     “Competitive Bid Quote Request” means a Competitive Bid Quote Request substantially in the form of Exhibit C hereto completed and delivered by the Borrower to the Administrative Agent in accordance with Section 2.3.2.
     “Competitive Bid Sublimit” means, at any time, an amount equal to fifty percent (50%) of the Aggregate Revolving Credit Commitment, as such Aggregate Revolving Credit Commitment may increase or decrease from time to time hereunder.
     “Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.
     “Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.
     “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person guarantees or in effect guarantees any Indebtedness of any other Person in any manner, whether directly or indirectly.
     “Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
     “Conversion” is defined in Section 10.13.
     “Declining Lender” is defined in Section 2.17.
     “Declining Lender’s Termination Date” means, (a) with respect to a Revolving Credit Declining Lender, its Revolving Credit Declining Lender’s Termination Date and (b) with respect to a Term Declining Lender, its Term Declining Lender’s Termination Date.
     “Default” means an event described in Article VIII.
     “Designated Guarantors” means any Subsidiary of the Company that at any time has executed and delivered a Guaranty Agreement (or a Supplemental Guaranty) and that has not been released therefrom in accordance with the provisions of Section 10.13.

     “Environmental Certificate” is defined in Section 7.26.
     “Environmental Complaint” means any written complaint setting forth a cause of action for personal or property damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be.
     “Environmental Conditions” means any conditions of the environment, including, without limitation, the work place, the ocean, natural resources (including flora or fauna), soil, surface water, ground water, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, the Property.
     “Environmental Laws” means any Laws relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.
     “Environmentally Approved Land” shall mean land owned by a Loan Party as to which there has been delivered to such Loan Party and, to the extent required under Section 7.26, the Administrative Agent an Environmental Certificate that either (a) contains no exceptions on Exhibit A thereto except for Permitted Environmental Exceptions, or (b) if it contains any exceptions other than Permitted Environmental Exceptions, such exceptions shall have been (i) approved by the Administrative Agent, which approval has not been reversed by the Required Lenders under Section 7.26 or (ii) approved by the Required Lenders if the Administrative Agent initially does not approve such exceptions.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
     “Escrow Agreement” means an agreement or other similar arrangement with a municipality or any other Official Body, including without limitation any utility, water or sewer authority, or other similar entity, for the purpose of assuring such municipality or other Official Body that the Company or an Affiliate of the Company will properly and timely complete work it has agreed to perform for the benefit of such municipality or other Official Body, under the terms of which a bank (including a Lender hereunder) or other Person agrees to set aside or otherwise make available a specified amount of funds which will be paid to such municipality or other Official Body upon request by such municipality or other Official Body in accordance with the terms of such agreement in the event the Company or such Affiliate fails to perform such work.

     “Eurodollar Auction” means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.3.
     “Eurodollar Bid Rate” means, with respect to a Eurodollar Bid Rate Loan made by a given Revolving Credit Lender for the relevant Eurodollar Interest Period, the sum of (a) the Adjusted LIBO Rate applicable to such Eurodollar Interest Period, plus or minus (b) the Competitive Bid Margin offered by such Revolving Credit Lender and accepted by the Borrower. The Eurodollar Bid Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.
     “Eurodollar Bid Rate Advance” means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.
     “Eurodollar Bid Rate Loan” means a Competitive Bid Loan which bears interest at the Eurodollar Bid Rate.
     “Eurodollar Interest Period” means, with respect to a Eurodollar Ratable Advance, a period of one, two, three or six months (or, subject to approval by all Lenders under the applicable Facility, nine or twelve months) or, with respect to a Eurodollar Bid Rate Advance, a period of one, two, three, six, nine or twelve months, in each case commencing on a Business Day selected by the Borrower pursuant to this Agreement or, with respect to the determination of clause (b) of the definition of the Federal Funds/Euro Rate, a period of one month. Such Eurodollar Interest Period shall end on the day which corresponds numerically to such date one, two, three, six, nine or twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth, ninth or twelfth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third, sixth, ninth or twelfth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.
     “Eurodollar Loan” means a Eurodollar Bid Rate Loan or a Eurodollar Ratable Loan.
     “Eurodollar Ratable Advance” means an Advance (other than a Federal Funds/Euro-Rate Advance) which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.
     “Eurodollar Ratable Loan” means a Loan (other than a Federal Funds/Euro-Rate Loan) which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.
     “Eurodollar Rate” means, with respect to a Eurodollar Ratable Advance under a Facility for the relevant Eurodollar Interest Period or, with respect to the determination of clause (b) of the definition of the Federal Funds/Euro-Rate, for a Eurodollar Interest Period of one month, a rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the sum of (i) the Adjusted LIBO Rate applicable to such Eurodollar Interest Period, plus (ii) the Applicable Ratable Advance Margin for such Facility in effect two Business Days prior to such Advance.

     “Excess Investments” means at any time the amount (if any) by which Special Investments exceeds 25% of Consolidated Net Worth.
     “Excluded Assets” means at any time any of the following assets of the Loan Parties: (1) assets subject to any Lien securing Indebtedness (except for Permitted Purchase Money Loans in which the applicable Loan Party and its successors shall have full rights to prepay without premium or penalty, or if a premium or penalty may be imposed, the total potential premium or penalty is added to the principal amount of such Indebtedness for computation purposes, provided, that the Borrower may elect in its sole discretion to designate any asset subject to a Permitted Purchase Money Loan as an Excluded Asset (thereby excluding such asset from the calculation of the Borrowing Base), in which event any potential prepayment penalties and premiums on such Permitted Purchase Money Loan shall not be included in computing Indebtedness); (2) land, site improvements, development costs and units or buildings constructed or under construction on such land if the applicable Loan Party has not received Preliminary Approval with respect to such land or if such Land is not Environmentally Approved Land; and (3) payments for options.
     “Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it (including in either case withholding taxes related thereto) by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.
     “Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.
     “Existing Letters of Credit” means those Letters of Credit identified in Schedule 2 hereto heretofore issued, pursuant to the Original Credit Agreement, by the Revolving Credit Lenders identified in Schedule 2 and outstanding as of the date hereof.
     “Extension Date” is defined in Section 2.17.
     “Extension Request” is defined in Section 2.17.
     “Facility” means the Revolving Credit Facility or the Term Loan Facility, as applicable.
     “Facility Fee” is defined in Section 2.4.
     “Facility Increase” is defined in Section 2.18.
     “Facility Letter of Credit” means (i) any Existing Letter of Credit and (ii) any Letter of Credit (which, in the case of a Performance Letter of Credit, may be an Escrow Agreement) hereafter issued by an Issuing Bank for the account of the Borrower or another Loan Party in accordance with Article IV.
     “Facility Letter of Credit Fee” means, for any period, a fee, payable with respect to each Facility Letter of Credit issued by an Issuing Bank outstanding in such period, in an amount per annum equal to the product of (i) the daily average Applicable Letter of Credit Rate during such period and (ii) the daily average undrawn face amount of such Facility Letter of Credit, computed on the basis of the actual number of days such Facility Letter of Credit is outstanding in such period.
     “Facility Letter of Credit Notice” is defined in Section 4.4(c).
     “Facility Letter of Credit Obligations” means at any time the sum of (i) the aggregate undrawn face amount of all outstanding Facility Letters of Credit, and (ii) the aggregate amount paid by an Issuing Bank on any Facility Letters of Credit to the extent (if any) not reimbursed by the Borrower or the Revolving Credit Lenders under Section 4.6.
     “Facility Ratable Share” means (a) with respect to a Revolving Credit Lender, its Revolving Credit Ratable Share and (b) with respect to a Term Lender, its Term Ratable Share.
     “Facility Termination Date” means (a) with respect to the Revolving Credit Facility, the Revolving Credit Facility Termination Date and (b) with respect to the Term Loan Facility, the Term Maturity Date.
     “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding business day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100th of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “Federal Funds/Euro-Rate” means, for any day, an interest rate per annum equal to the greater of (a) the sum of (i) the Federal Funds Effective Rate for the Business Day immediately preceding such day, plus (ii) the Applicable Ratable Advance Margin under the applicable Facility, plus (iii) 0.25% per annum, and (b) a rate equal to the Eurodollar Rate for a Eurodollar Interest Period of one month commencing on the second Business Day after such day. The Federal Funds/Euro-Rate shall be recomputed each day.
     “Federal Funds/Euro-Rate Advance” means an Advance that bears interest at the Federal Funds/Euro-Rate.
     “Federal Funds/Euro-Rate Loan” means a Loan that bears interest at the Federal Funds/Euro-Rate.
     “Fee Letter” means that certain letter agreement dated February 6, 2006 among the Borrower, the Administrative Agent and JMPSI with respect to fees payable to the Lenders hereunder.
     “Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, and (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.
     “Financial Letter of Credit” means any Letter of Credit issued on behalf of a Loan Party that is not a Performance Letter of Credit and that is issued to a Person to ensure payment by a Loan Party or other Affiliate of the Company of a financial obligation or satisfaction by a Loan Party or other Affiliate of any other obligation of a Loan Party or other Affiliate.
     “Fitch” means Fitch, Inc.
     “Fixed CD Base Rate” means, with respect to a Fixed CD Rate Advance for the relevant CD Interest Period, the secondary market rate for certificates of deposit having a term approximately equal to such CD Interest Period, in each case reported as being in effect on such day by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for certificates of deposit, in the approximate amount of the Administrative Agent’s relevant Fixed CD Rate Loan and having a maturity approximately equal to such CD Interest Period, of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.
     “Fixed CD Rate” means, with respect to a Fixed CD Rate Advance under a Facility for the relevant CD Interest Period, a rate per annum (rounded upwards to, if necessary, to the next 1/100th of 1%) equal to the sum of (i) (a) the Fixed CD Base Rate for such CD Interest Period multiplied by (b) the Statutory Reserve Rate, plus (ii) the applicable Assessment Rate, plus (iii) the Applicable Ratable Advance Margin under such Facility as of the date of such Advance.
     “Fixed CD Rate Advance” means an Advance that bears interest at a Fixed CD Rate.
     “Fixed CD Rate Loan” means a Loan that bears interest at a Fixed CD Rate.
     “Fixed Ratable Advance” means a Eurodollar Ratable Advance or a Fixed CD Rate Advance.
     “Fixed Ratable Loan” means a Eurodollar Ratable Loan or a Fixed CD Rate Loan.
     “Fixed Rate” means the Fixed CD Rate, the Eurodollar Rate, the Eurodollar Bid Rate or the Absolute Rate.
     “Fixed Rate Advance” means an Advance that bears interest at a Fixed Rate.
     “Fixed Rate Loan” means a Loan that bears interest at a Fixed Rate.
     “Floating Rate” means the Alternate Base Rate or the Federal Funds/Euro-Rate.
     “Floating Rate Advance” means an Advance that bears interest at a Floating Rate.

     “Floating Rate Borrowing” means a Loan that bears interest at a Floating Rate.
     “GAAP” means generally accepted accounting principles as in effect from time to time.
     “Guarantors” means the Company and the Designated Guarantors.
     “Guaranty Agreement” means the guaranty agreement of even date herewith executed and delivered by the Company and the Designated Guarantors to the Administrative Agent for the benefit of the Lenders, as such guaranty agreement may be amended or modified (including, without limitation, by delivery of a Supplemental Guaranty) and in effect from time to time.
     “Increase Date” is defined in Section 2.18(c).
     “Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) reimbursement obligations under Financial Letters of Credit, and (ix) any other obligation for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person. The amount of Indebtedness shall include potential prepayment penalties and premiums on such Indebtedness to the extent provided in the definition of “Excluded Assets.” In no event shall Indebtedness include (a) Indebtedness owed by one Loan Party to another Loan Party or (b) any obligation of a Loan Party to reimburse the issuer of a performance bond issued in the ordinary course of business.
     “Intercompany Agreement” is defined in Section 7.18.
     “Intercompany Loans” means the loans from the Borrower to the applicable Loan Party using the proceeds of Loans hereunder.
     “Intercompany Notes” is defined in Section 7.18.
     “Interest Period” means a CD Interest Period or a Eurodollar Interest Period or a Competitive Bid Interest Period (as applicable).
     “Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     “Investment Grade Rating” means a Qualified Rating of (i) BBB- or higher by S&P, or (ii) Baa3 or higher by Moody’s.
     “Investments in Mortgage Subsidiaries” means, without duplication, at any time the sum of the following: (i) all Investments by any Loan Party directly or indirectly in the capital stock of or other payments (except in connection with the transactions for fair value in the ordinary course of business) to any of the Mortgage Subsidiaries, (ii) all loans by any Loan Party directly or indirectly to any of the Mortgage Subsidiaries, (iii) all Contingent Obligations of any Loan Party directly or indirectly in respect of the obligations of any of the Mortgage Subsidiaries, and (iv) all other obligations, contingent or otherwise, of the Loan Parties to or for the benefit of any of the Mortgage Subsidiaries; provided that, Investments in Mortgage Subsidiaries shall not include any amounts that a Mortgage Subsidiary owes to a Loan Party to reimburse such Loan Party for any taxes paid or payable by such Loan Party on account of such Mortgage Subsidiary.
     “Invitation for Competitive Bid Quotes” means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit D hereto, completed and delivered by the Competitive Bid Agent to the Revolving Credit Lenders in accordance with Section 2.3.3.
     “Issuance Date” means the date on which a Facility Letter of Credit is issued, amended or extended (as applicable).
     “Issuing Bank” means any Revolving Credit Lender that has issued an Existing Letter of Credit or may from time to time issue a Facility Letter of Credit in accordance with the provisions of Article IV.
     “Issuing Bank’s L/C Limit” means, with respect to a Revolving Credit Lender at any time, an amount equal to sixty-six and two-thirds percent (66 2/3%) of its Revolving Credit Commitment at such time, or such higher or lower amount as shall be agreed by such Revolving Credit Lender at the request of the Borrower. Such Revolving Credit Lender or the Borrower shall notify the Administrative Agent of any such change in the Revolving Credit Lender’s Issuing Bank’s L/C Limit.
     “JPMorgan Chase” means JPMorgan Chase Bank, N.A., in its individual capacity, and its successors.
     “JPMSI” means J.P. Morgan Securities Inc., a Delaware corporation.
     “Labor Contracts” means all employee benefit plans, employment agreements, collective bargaining agreements and labor contracts to which any Loan Party is a party.
     “Land and Land Development Costs” means at any time the book value of all land owned by the Loan Parties and all land development and carrying costs related thereto, excluding all land which has been substantially improved and the land development and carrying costs related thereto.
     “Law” means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses and other governmental restrictions.

     “L/C Sublimit” means an amount equal to sixty-six and two-thirds percent (66 2/3%) of the Aggregate Revolving Credit Commitment, as the Aggregate Revolving Credit Commitment may be increased or decreased from time to time in accordance with the provisions of this Agreement.
     “Lender” means a Revolving Credit Lender (including the Swing Line Lender) or a Term Lender.
     “Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.15.
     “Letter of Credit” of a Person means a letter of credit or similar instrument (such as an Escrow Agreement) which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.
     “Leverage Ratio” means at any time the ratio of (a) the amount by which (i) Total Indebtedness, less Permitted Nonrecourse Indebtedness, exceeds (ii) the cash in excess of $10,000,000 held by the Toll Group, to (b) the sum of (i) Tangible Net Worth and (ii) fifty percent (50%) of Qualified Subordinated Indebtedness (provided that the amount in this clause (ii) shall not exceed 66-2/3% of Consolidated Net Worth).
     “LIBO Rate” means, with respect to any Eurodollar Ratable Advance or Eurodollar Bid Rate Advance for any Eurodollar Interest Period, or with respect to the determination of the Federal Funds/Euro-Rate, the rate appearing on Telerate Page 3750 (formerly the Dow Jones Market Service) or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two business days prior to the commencement of the Eurodollar Interest Period for such Eurodollar Ratable Advance or Eurodollar Bid Rate Advance, or, in the case of determination of the Federal Funds/Euro-Rate, a Eurodollar Interest Period of one month, as the rate for dollar deposits with a maturity comparable to such Eurodollar Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Ratable Advance or Eurodollar Bid Rate Advance (or Federal Funds/Euro-Rate) for such Eurodollar Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Eurodollar Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two business days prior to the commencement of such Eurodollar Interest Period.
     “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     “Loan” means, with respect to a Lender, a loan made by such Lender pursuant to Article II (or any conversion or continuation thereof). For avoidance of doubt, the term “Loan” includes each Revolving Credit Loan, Term Loan, Competitive Bid Loan and Swing Line Advance.
     “Loan Documents” means this Agreement, the Guaranty Agreements and any Notes issued pursuant to Section 2.11.
     “Loan Parties” means the Company, the Borrower and (subject to the provisions of Section 10.13) the Designated Guarantors.
     “Majority Lenders” means (i) subject to the provisions of Section 2.18(d), if there exists no Default or if a Default exists but there are no Loans or Facility Letters of Credit outstanding, Lenders (excluding Non-Funding Lenders) whose Revolving Credit Commitments and Term Loans (in the aggregate) equal or exceed 51% or more of the Revolving Credit Commitments and Term Loans (in the aggregate) of all of the Lenders (excluding Non-Funding Lenders), or (ii) if a Default exists and is continuing and there are Loans or Facility Letters of Credit outstanding, Lenders (excluding Non-Funding Lenders) whose Total Revolving Credit Exposure and outstanding Term Loans (in the aggregate) equal or exceed 51% or more of the Total Revolving Credit Exposure and Term Loans (in the aggregate) of all of the Lenders (excluding Non-Funding Lenders).
     “Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Loan Parties taken as a whole, (ii) the ability of the Loan Parties taken as a whole to perform their obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.
     “Material Indebtedness” is defined in Section 8.4.
     “Maximum Deductible Amount” is defined in Section 7.28.3.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
     “Mortgage Banking Business” means the business of issuing mortgage loans on residential properties (whether for purchase of homes or refinancing of existing mortgages), purchasing and selling mortgage loans, issuing securities backed by mortgage loans, acting as a broker of mortgage loans and other activities customarily associated with mortgage banking and related businesses.
     “Mortgage Subsidiaries’ Adjusted Shareholders’ Equity” means at any time the stockholders’ equity (less goodwill) of the Mortgage Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles, plus the outstanding amount of any loans made by the Loan Parties to the Mortgage Subsidiaries (except for intercompany payables to one or more of the Loan Parties in respect of the Mortgage Subsidiaries’ share of accrued consolidated income tax liabilities which have not yet been paid by the Loan Parties) or other Investments in Mortgage Subsidiaries that are not included in the stockholders’ equity of the Mortgage Subsidiaries.

     “Mortgage Subsidiaries’ Liabilities” means at any time all Indebtedness of any of the Mortgage Subsidiaries at such date determined on a combined basis as a group in accordance with Agreement Accounting Principles, plus accrued income taxes payable by any of the Mortgage Subsidiaries within one year of such date.
     “Mortgage Subsidiary” means any corporation, limited partnership, limited liability company or business trust that is (a) organized after the Closing Date or designated by the Company as a Mortgage Subsidiary after the Closing Date, (b) a Subsidiary of the Company and (c) engaged in the Mortgage Banking Business.
     “Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party and to which more than one employer is obligated to make contributions.
     “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.
     “New Lender” means a New Revolving Credit Lender or a New Term Lender, as applicable.
     “New Revolving Credit Lender” means an Additional Lender that, immediately prior to its purchase of the Revolving Credit Commitment of a Revolving Credit Lender pursuant to Section 2.20 or its issuance of a Revolving Credit Commitment pursuant to Section 2.18, was not a Revolving Credit Lender hereunder.
     “New Term Lender” means an Additional Lender that, immediately prior to its purchase of the Term Loans of a Term Lender pursuant to Section 2.20 or its issuance of a Term Commitment pursuant to Section 2.18, was not a Term Lender.
     “Non-Designation” is defined in Section 10.13.
     “Non-Funding Lender” means any Lender that has (a) failed to make a Loan required to be made by it hereunder or (b) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, Loans required to be made by it hereunder.
     “Non-Loan Parties” means members of the Toll Group or any Affiliate thereof, excluding the Company, the Borrower and the Designated Guarantors.
     “Non-U.S. Lender” is defined in Section 3.5(c).
     “Notes” means, collectively, the Competitive Bid Notes, the Revolving Credit Notes, the Term Notes and the Swing Line Note; and “Note” means any one of the Notes.
     “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, the Facility Letter of Credit Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any

Lender, the Administrative Agent or any indemnified party arising under the Loan Documents, including without limitation, the Revolving Credit Obligations and the Term Obligations.
     “Official Body” means any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any of the foregoing, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
     “Original Credit Agreement” is described in Recital A.
     “Other Taxes” is defined in Section 3.5(b).
     “Participant” is defined in Section 13.2.1.
     “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
     “Performance Letter of Credit” means (a) any Letter of Credit issued on behalf of a Loan Party in favor of a municipality or any other Official Body, including without limitation, any utility, water or sewer authority, or other similar entity for the purpose of assuring such municipality, other Official Body, utility, water or sewer authority or similar entity that an Affiliate of the Company will properly and timely complete work it has agreed to perform for the benefit of such municipality, other Official Body, utility, water or sewer authority or similar entity or (b) an Escrow Agreement.
     “Permitted Environmental Exception” means an exception set forth on an Environmental Certificate that an independent environmental engineer certifies can, in the judgment of such engineer, be cured by remediation that shall cost less than $500,000 to complete and that the Borrower certifies to the Lenders that it or another Loan Party shall timely cure in accordance with applicable Environmental Laws. If the engineer cannot or does not determine and certify as to the cost of such remediation, the exception shall not be a Permitted Environmental Exception.
     “Permitted Investments” means Investments that are (i) cash or cash equivalents including corporate bonds, stocks and similar Investments; (ii) accounts receivable and trade credit created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments in a Guarantor; (iv) loans to directors, officers, employees, agents, customers or suppliers in the ordinary course, including the financing to purchasers of homes and other residential properties from a Loan Party; (v) Investments in Mortgage Subsidiaries; (vi) Investments in joint ventures (whether in partnership, corporate, limited liability company or other form); (vii) Investments in real estate and/or mortgages and/or receivables secured by real estate including stock or partnership or membership interests in real estate related companies; (viii) Investments in Non-Loan Parties or entities which will become Non-Loan Parties by reason of such Investment; (ix) loans to employees for the purpose of acquiring the Company’s stock; (x) Financial Contracts permitted hereunder; and (xi) other Investments in the ordinary course of business.

     “Permitted Liens” means
(i)	Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable and pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(ii)	Statutory Liens and other Liens of mechanics, workmen and contractors, provided that the Liens permitted by this subsection (ii) have not been filed or, if such Liens have been filed, either (i) a stay of enforcement thereof has been obtained within 60 days, (ii) such Liens have been satisfied of record within 60 days after the date of filing thereof or (iii) such Liens are being contested in good faith by appropriate proceedings and adequate reserves have been established therefor in accordance with GAAP;

(iii)	Liens granted (A) by the Loan Parties in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business, or (B) by third parties in favor of the Loan Parties pursuant to Agreements of Sale;

(iv)	Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(v)	Liens, security interests and mortgages, if any, in favor of the Administrative Agent for the benefit of the Lenders and Liens on cash, cash equivalents, deposit accounts, warehouse receipts and related goods and documents granted to a Lender (or a “Lender,” as defined in the Original Credit Agreement that is not a Lender hereunder) as security for the obligations of the Loan Parties under Facility Letters of Credit (or “Facility Letters of Credit” (as defined in the Original Credit Agreement) that are not Existing LCs);

(vi)	Any Lien existing on the date of this Agreement and described on Schedule 3 hereto and any Lien securing a refinancing of the Indebtedness secured by a Lien described on Schedule 3, provided that the principal amount secured thereby is not hereafter increased and no additional assets (except for improvements constructed on such assets in the normal course of the Company’s business) become subject to such Lien unless such change would be permitted under other provisions hereof;

(vii)	The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged, stayed or bonded within thirty (30) days of entry:
(1)	Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Loan Parties maintain such reserves and other appropriate provisions as shall be required by Agreement Accounting Principles and pay all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien; or

(2)	Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or merits; or

(3)	Other judgment Liens not in excess of $10,000,000 individually or $30,000,000 in the aggregate;
(viii)	Purchase money security interests (including Capitalized Leases) in equipment acquired or deemed to be acquired;

(ix)	Liens securing Permitted Purchase Money Loans and Permitted Non-Recourse Indebtedness described in the definitions of such terms;

(x)	Liens securing additional Senior Indebtedness, provided such liens are either pari passu or subordinated to Liens in favor of the Administrative Agent for the benefit of the Lenders;

(xi)	Liens on assets of Non-Loan Parties;

(xii)	Liens on Investments in Non-Loan Parties;

(xiii)	Liens on Investments in Mortgage Subsidiaries;

(xiv)	Liens of a Loan Party which existed prior to such entity becoming a Loan Party (and were not incurred in anticipation of becoming a Loan Party); and

(xv)	Liens to which assets were subject prior to the acquisition of such assets by a Loan Party (and were not incurred in anticipation of becoming a Loan Party).
     “Permitted Nonrecourse Indebtedness” means Indebtedness for money borrowed that is incurred by a Loan Party in a transaction for purposes of acquiring real estate and that is secured by such real estate and improvements thereon, provided (a) the amount of the Investment of the Loan Parties in the assets that secure such Indebtedness (in excess of the amount of the loan secured thereby) does not exceed $10,000,000 for such acquisition as of the time of its acquisition or (for purposes of the Leverage Ratio) $100,000,000 in the aggregate at any time for all such Investments and (b) either (x) the liability of the Loan Parties for such Indebtedness is limited solely to the assets of the Loan Parties that secure such Indebtedness or (y) only a Loan Party other than the Company and the Borrower is liable for the Indebtedness and the sum (without duplication) of the shareholders’ equity (including amounts owed by such Loan Party to another Loan Party or other Affiliate of the Company that is either subordinate in right of payment to, or collection of which is postponed in favor of, such Indebtedness) of, Investments in, and loans to (i) such Loan Party does not exceed $10,000,000 and (ii) all such Loan Parties does not exceed (for purposes of the Leverage Ratio) $100,000,000 in the aggregate.
     “Permitted Purchase Money Loans” means, collectively, Seller Purchase Money Loans and Assumed Purchase Money Loans.
     “Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
     “Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.
     “Preliminary Approval” means preliminary approval from required state and local governmental authorities and agencies of a Loan Party’s preliminary development plan in accordance with provisions of the Pennsylvania Municipalities Planning Code or its equivalent in any other applicable jurisdiction in which such Loan Party is doing business such that in each instance there is vested in such Loan Party the right to develop such real estate for residential purposes substantially in accordance with the intentions of such Loan Party, subject only to obtaining such additional approvals which do not impose on such Loan Party any material burdens that are not usual and customary for a development of such type and with respect to which there is no reasonable expectation that final approval shall not be obtained.
     “Pricing Schedule” means the Schedule attached hereto identified as such.
     “Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office, each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
     “Prohibited Transaction” means a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code for which neither a statutory exemption, an individual exemption nor a class exemption has been issued by the United States Department of Labor.
     “Property” means any and all property, whether real, personal, tangible, intangible, or mixed, of a Loan Party, or other assets owned, leased or operated by a Loan Party.
     “Purchaser” is defined in Section 13.3.1.

     “Qualified Bank” means (a) any Lender, (b) a bank that has, or is a wholly-owned subsidiary of a corporation that has, (i) an unsecured long-term debt rating of not less than BBB- from S&P or Baa3 from Moody’s (or BBB- from S&P and Baa3 from Moody’s if both agencies issue ratings of its unsecured long-term debt) and (ii) if its unsecured short-term debt is rated, an unsecured short-tem debt rating of A3 from S&P or P3 from Moody’s (or A3 from S&P and P3 from Moody’s if both agencies issue ratings of its unsecured short-term debt), (c) any Person (other than the Borrower or an Affiliate of the Borrower) approved by the Borrower and the Administrative Agent in their sole discretion or (d) any other bank approved by all Lenders.
     “Qualified Rating” means a public or private rating of the Senior Indebtedness of the Company or the Indebtedness under this Agreement or an implied rating of any Indebtedness of the Company senior to the Subordinated Indebtedness of the Company obtained from a Qualified Rating Agency. A Qualified Rating must be one of the following:
1.	An actual rating of the Indebtedness under this Agreement exclusive of any other Senior Indebtedness of the Company;

2.	An actual rating of the Senior Indebtedness of the Company;

3.	An implied rating of the Indebtedness under this Agreement exclusive of any other Senior Indebtedness of the Company;

4.	An implied rating of the Senior Indebtedness of the Company; or

5.	An implied rating of Indebtedness senior to current outstanding Subordinated Indebtedness of the Company.
If the Company receives more than one rating from a Qualified Rating Agency, the rating which falls in the lowest number category above shall be the Qualified Rating. An implied rating of any Indebtedness shall not be a Qualified Rating if it assumes that such Indebtedness is secured.
     “Qualified Rating Agency” means Moody’s, S&P or, unless and until Borrower makes the election provided for in Section 7.21(b), Fitch.
     “Qualified Subordinated Indebtedness” means at any time, on a consolidated basis, any Subordinated Indebtedness of the Loan Parties having a maturity date later than the later of the Facility Termination Dates.
     “Quarterly Payment Date” is defined in Section 4.7(a).
     “Ratable Advance” means a Revolving Credit Ratable Advance or a Term Advance.
     “Ratable Borrowing Notice” is defined in Section 2.2.3.
     “Ratable Loan” means a Revolving Credit Ratable Loan or a Term Loan.
     “Ratable Share” means, with respect to any Facility Lender on any date, (i) the ratio of (a) the sum of the amount of such Lender’s Revolving Credit Commitment and the outstanding amount of its Term Loans to (b) the amount of the Aggregate Facility or (ii) if the Aggregate

Revolving Credit Commitment has been terminated, the ratio of (a) the sum of such Lender’s Total Revolving Credit Exposure and outstanding amount of its Term Loans to (b) the aggregate Total Revolving Credit Exposure of all Revolving Credit Lenders and the outstanding amount of all Term Loans.
     “Rate Option” means the Alternate Base Rate, the Eurodollar Rate, the Fixed CD Rate or the Federal Funds/Euro-Rate.
     “Rate Option Notice” is defined in Section 2.2.4.
     “Rating” means the second highest of the Qualified Rating of Moody’s, the Qualified Rating of S&P or the Qualified Rating of Fitch; provided, however, that, following an election by the Borrower under Section 7.21(b), the Rating shall be either (a) the higher of the Qualified Rating of Moody’s or the Qualified Rating of S&P or (b) if either, but not both, of Moody’s and S&P has issued a Qualified Rating, such Qualified Rating.
     “Regulated Substances” means any substance, including without limitation, Solid Waste, the generation, manufacture, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse or other management or mismanagement of which is regulated by the Environmental Laws.
     “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
     “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
     “Remediation Adjustment” means, with respect to any Environmentally Approved Land that is subject to a Permitted Environmental Exception, an amount equal to 150% of the estimated remaining costs to complete remediation necessary to cure such exception.
     “Replacement Lender” means a Qualified Bank (approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed) or an existing Lender that elects, upon request by the Borrower, to purchase the Revolving Credit Commitment or Term Loans, or both, as applicable, of another Lender pursuant to Section 2.20.
     “Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

     “Required Facility Lenders” means (a) with respect to the Revolving Credit Facility, the Required Revolving Credit Lenders and (b) with respect to the Term Loan Facility, the Required Term Lenders.
     “Required Lenders” means (i) subject to the provisions of Section 2.18(d), if there exists no Default or if a Default exists and is continuing but there are no Loans or Facility Letters of Credit outstanding, Lenders (excluding Non-Funding Lenders) whose Revolving Credit Commitments and Term Loans (in the aggregate) equal or exceed 66 2/3% or more of the Revolving Credit Commitments and Term Loans (in the aggregate) of all of the Lenders (excluding Non-Funding Lenders), or (ii) if a Default exists and is continuing and there are Loans or Facility Letters of Credit outstanding, Lenders (excluding Non-Funding Lenders) whose Total Revolving Credit Exposure and outstanding Term Loans (in the aggregate) equal or exceed 66 2/3% or more of the Total Revolving Credit Exposure and Term Loans (in the aggregate) of all of the Lenders (excluding Non-Funding Lenders).
     “Required Revolving Credit Lenders” means (i) subject to the provisions of Section 2.18(d), if there exists no Default or if a Default exists and is continuing but there are no Revolving Credit Loans or Facility Letters of Credit outstanding, Revolving Credit Lenders (excluding Non-Funding Lenders) whose Revolving Credit Commitments (in the aggregate) equal or exceed 66-2/3% of the Revolving Credit Commitments (in the aggregate) of all of the Revolving Credit Lenders (excluding Non-Funding Lenders), or (ii) if a Default exists and is continuing and there are Revolving Credit Loans or Facility Letters of Credit outstanding, Revolving Credit Lenders (excluding Non-Funding Lenders) whose Total Revolving Credit Exposure (in the aggregate) equals or exceeds 66-2/3% of the Total Revolving Credit Exposure of all of the Revolving Credit Lenders (excluding Non-Funding Lenders).
     “Required Term Lenders” means Term Lenders whose outstanding Term Loans equal or exceed at least 66-2/3% of the outstanding Term Loans of all of the Term Lenders.
     “Revolving Credit Advance” means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Revolving Credit Loans made on the same Borrowing Date (or date of conversion or continuation) by some or all of the Revolving Credit Lenders (as applicable) to the Borrower of the same Type (or on the same interest basis in the case of Competitive Bid Advances) and, in the case of Fixed Rate Advances, for the same Interest Period. For the avoidance of doubt, the term “Revolving Credit Advance” includes each Competitive Bid Advance and Swing Line Advance.
     “Revolving Credit Commitment” means, for each Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Ratable Loans, to participate in Swing Line Loans (to the extent provided for in Section 2.19(e)) and to participate in Facility Letters of Credit, not exceeding the amount set forth in Schedule 1 or as set forth in any Assignment and Assumption that has become effective pursuant to Section 13.3.2 or in any Commitment and Acceptance with respect to the Revolving Credit Facility that has become effective pursuant to Section 2.18, as such amount may be modified from time to time pursuant to the terms hereof.
     “Revolving Credit Declining Lender” means a Revolving Credit Lender that is a Declining Lender with respect to the Revolving Credit Facility.

     “Revolving Credit Declining Lender’s Termination Date” is defined in Section 2.17.
     “Revolving Credit Facility” is defined in Section 2.1.1.
     “Revolving Credit Facility Termination Date” means March 16, 2011 or any later date as may be specified as the Revolving Credit Facility Termination Date in accordance with Section 2.17 or any earlier date on which the Aggregate Revolving Credit Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.
     “Revolving Credit Lenders” means the lending institutions identified on Schedule 1 hereto as having a Revolving Credit Commitment and, from and after the effective date of their respective Commitments and Acceptances, any New Revolving Credit Lenders, and the respective successors and assigns of any of the foregoing.
     “Revolving Credit Loan” means a Loan made by a Revolving Credit Lender under the Revolving Credit Facility.
     “Revolving Credit Note” means a promissory note, in substantially the form of Exhibit E-1 hereto, duly executed by the Borrower and payable to the order of a Revolving Credit Lender in the amount of its Revolving Credit Commitment, including any amendment, modification, renewal or replacement of such promissory note.
     “Revolving Credit Obligations” means all unpaid principal of and accrued and unpaid interest on the Revolving Credit Loans, the Facility Letter of Credit Obligations and all accrued and unpaid fees and expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Revolving Credit Lenders or to any Revolving Credit Lender or to the Administrative Agent or any indemnified party, in each case arising under the Loan Documents in respect of the Revolving Credit Facility.
     “Revolving Credit Ratable Advance” means a borrowing hereunder consisting of the aggregate amount of the several Revolving Credit Ratable Loans made by the Revolving Credit Lenders to the Borrower at the same time, and (except as otherwise provided Section 3.3) at the same Rate Option, and (in the case of a Fixed Ratable Loans) for the same Interest Period.
     “Revolving Credit Ratable Loan” means a Revolving Credit Loan made by a Revolving Credit Lender pursuant to Section 2.2 hereof.
     “Revolving Credit Ratable Share” means, with respect to any Revolving Credit Lender on any date, (i) the ratio of (a) the amount of its Revolving Credit Commitment to (b) the amount of the Aggregate Revolving Credit Commitment or (ii) if the Aggregate Revolving Credit Commitment has been terminated, the ratio of (a) its Total Revolving Credit Exposure to (b) the aggregate Total Revolving Credit Exposure of all Revolving Credit Lenders.
     “Risk-Based Capital Guidelines” is defined in Section 3.2.
     “S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

     “Sale and Leaseback Transaction” means any sale or other transfer of property by any Person with the intent to lease such property as lessee.
     “Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.
     “SEC” means the Securities and Exchange Commission.
     “Section” means a numbered section of this Agreement, unless another document is specifically referenced.
     “Seller Purchase Money Loans” means at any time outstanding purchase money loans made to a Loan Party by the seller of improved or unimproved real estate in a single or separate transactions for the exclusive purpose of acquiring such real estate for development and secured by a mortgage Lien on such real estate.
     “Senior Executive” means the Chairman of the Board, President, Executive Vice President, Chief Financial Officer, Chief Accounting Officer or General Counsel of any Loan Party.
     “Senior Indebtedness” means at any time, on a consolidated basis for the Loan Parties, Total Indebtedness, less Subordinated Indebtedness, provided that, for purposes of the definition of “Qualified Rating,” Senior Indebtedness shall not include Indebtedness of any Person other than the Company or the Borrower.
     “Single Employer Plan” means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group and no other employer.
     “Solid Waste” means any garbage, refuse or sludge from any waste treatment plant, water supply plant or air pollution control facility generated by activities on the Property, and any unpermitted release into the environment or the work place of any material as a result of activities on the Property, including without limitation, scrap and used Regulated Substances.
     “Special Investments” means, at any time (but without duplication) all Investments by Loan Parties in Non-Loan Parties (other than Mortgage Subsidiaries), including, after its Conversion, any Non-Loan Party that was a Designated Guarantor prior to its Conversion. The amount of such Investments shall include, without limitation, the book value of stocks, partnership interests, notes or other securities, and the amount of loans, guaranties and recourse contingent obligations, and contributions of capital.
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Fixed CD Rate, for new nonnegotiable term deposits in dollars of over $100,000 with a maturity approximately equal to the applicable interest period, and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as

“Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans and Floating Rate Loans bearing interest at the Federal Funds/Euro Rate shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Subordinated Indebtedness” means, with respect to the Loan Parties, the existing subordinated Indebtedness described on Schedule 4 and any other unsecured Indebtedness subordinated under terms as favorable to the Lenders as the terms of the subordination governing the Indebtedness described on Schedule 4 as determined by the Administrative Agent in its sole discretion.
     “Subordinated Loan Documents” means at any time the agreements and other documents then governing the Subordinated Indebtedness.
     “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.
     “Substantial Portion” means, with respect to the Property of the Company and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the period of four consecutive fiscal quarters ending with the fiscal quarter in which such determination is made.
     “Supplemental Guaranty” means a “Supplemental Guaranty” in the form provided for and as defined in the Guaranty Agreement.
     “Swing Line Advance” is defined in Section 2.19(a).
     “Swing Line Borrowing Notice” is defined in Section 2.19(c).
     “Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Line Advances pursuant to Section 2.19(a). As of the date of this Agreement, the Swing Line Commitment is in the amount of $50,000,000.
     “Swing Line Lender” means JPMorgan Chase or any Purchaser to which JPMorgan Chase assigns the Swing Line Commitment in accordance with Sections 13.3.1 and 13.3.3.
     “Swing Line Note” means a promissory note, in substantially the form of Exhibit F hereto, duly executed by the Borrower and payable to the order of the Swing Line Lender in the amount of the Swing Line Commitment, including any amendment, modification, renewal or replacement of such promissory note.
     “Tangible Net Worth” means at any time Consolidated Net Worth less the sum of (a) intangible assets (as determined in accordance with Agreement Accounting Principles), (b) Excess Investments and (c) Investments in Mortgage Subsidiaries. The amount of Investments in Mortgage Subsidiaries shall include, without limitation, the book value of stocks, partnership interests, notes or other securities and the amount of loans, guaranties and recourse contingent obligations, and contributions of capital.
     “Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.
     “Term Advance” means a borrowing hereunder consisting of the aggregate amount of the several Term Loans made by the Term Lenders to the Borrower at the same time (except in the case of Additional Term Loans), and (except as otherwise provided in Section 3.3) at the same Rate Option, and, in the case of Fixed Rate Advances, for the same Interest Period.
     “Term Commitment” means, for each Term Lender, the obligation of such Term Lender to make Term Loans, not exceeding the amount set forth in Schedule 1 or in any Commitment and Acceptance with respect to the Term Loan Facility that has become effective pursuant to Section 2.18.
     “Term Declining Lender” means a Term Lender that is a Declining Lender.
     “Term Declining Lender’s Termination Date” is defined in Section 2.12.
     “Term Lenders” means the lending institutions identified on Schedule 1 hereto as having a Term Commitment and, from and after the respective dates of their Additional Term Loans, any New Term Lenders, and the respective successors and assigns of any of the foregoing.
     “Term Loan” means a Loan made by a Term Lender under the Term Loan Facility.
     “Term Loan Facility” is defined in Section 2.1.2.
     “Term Maturity Date” means March 16, 2011 or any later date as may be specified as the Term Maturity Date in accordance with Section 2.17 or any earlier date on which all Term Loans become due or are declared due in accordance herewith or are paid in full.
     “Term Note” means a promissory note, in substantially the form of Exhibit E-2 hereto, duly executed by the Borrower and payable to the order of a Term Lender in the aggregate amount of its Term Loans, including any amendment, modification, renewal or replacement of such promissory note.
     “Term Obligations” means all unpaid principal of and accrued and unpaid interest on the Term Loans and all accrued and unpaid fees and expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Term Lenders or to any Term Lender, the

Administrative Agent or any indemnified party, in each case arising under the Loan Documents in respect of the Term Loan Facility.
     “Term Ratable Share” means, with respect to any Term Lender on any date, the ratio of (a) the amount of such Lender’s outstanding Term Loans to (b) the aggregate amount of the outstanding Term Loans of all Term Lenders.
     “Toll Group” means the Company, the Borrower and all other Subsidiaries of the Company.
     “Total Revolving Credit Exposure” means, at any time with respect to any Revolving Credit Lender, the sum of (a) its outstanding Revolving Credit Loans and (b) its Revolving Credit Ratable Share of the outstanding Facility Letter of Credit Obligations.
     “Total Indebtedness” means at any time all Indebtedness of the Loan Parties on a consolidated basis (including, without limitation, the Obligations).
     “Transferee” is defined in Section 13.4.
     “Type” means, (a) with respect to any Ratable Advance under a Facility, its nature as an ABR Advance, Eurodollar Ratable Advance, Federal Funds/Euro-Rate Advance or Fixed CD Rate Advance and (b) with respect to any Competitive Bid Advance, its nature as an Absolute Rate Advance or Eurodollar Bid Rate Advance.
     “Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.
     “Unmatured Default” means an event that but for the lapse of time or the giving of notice, or both, would constitute a Default.
     “Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE II
THE CREDITS
     2.1. The Facilities.

     2.1.1. Revolving Credit Facility. (a) The Revolving Credit Lenders grant to the Borrower a revolving credit facility (the “Revolving Credit Facility”) pursuant to which, and upon the terms and subject to the conditions herein set forth:
(i)	each Revolving Credit Lender severally agrees to make Revolving Credit Ratable Loans to the Borrower in accordance with Section 2.2;

(ii)	each Revolving Credit Lender may, in its sole discretion, make bids to make Competitive Bid Loans to the Borrower in accordance with Section 2.3; and

(iii)	the Swing Line Lender agrees to make Swing Line Advances to the Borrower in accordance with Section 2.19.

(b)	The Revolving Credit Facility shall be subject to the following limitations:

(i)	In no event shall the sum of (i) the aggregate principal amount of all outstanding Revolving Credit Advances (including Revolving Credit Ratable Advances, Competitive Bid Advances and Swing Line Advances) plus (ii) the Facility Letter of Credit Obligations exceed the Aggregate Revolving Credit Commitment.

(ii)	In no event shall the outstanding principal amount of all outstanding Competitive Bid Advances exceed the Competitive Bid Sublimit.

(iii)	In no event shall the outstanding principal amount of all outstanding Swing Line Advances exceed the Swing Line Commitment.
          (c) Subject to the terms hereof, the Revolving Credit Facility is available from the date hereof to the Revolving Credit Facility Termination Date and, upon the Revolving Credit Facility Termination Date, the Revolving Credit Commitments to lend hereunder shall expire. The Revolving Credit Commitment of a Revolving Credit Declining Lender shall expire on its Revolving Credit Declining Lender’s Termination Date unless prior thereto such Revolving Credit Declining Lender elects, with the approval of the Borrower and the Administrative Agent, to extend its Revolving Credit Commitment to the Revolving Credit Facility Termination Date, which election and approval shall be evidenced by a written instrument in a form reasonably acceptable to and executed by such Revolving Credit Declining Lender, the Borrower, the Company and the Administrative Agent. Upon the execution and delivery of such written instrument, such Revolving Credit Lender shall cease to be a Revolving Credit Declining Lender.
          (d) Any outstanding Revolving Credit Advances and all other unpaid Revolving Credit Obligations shall be paid in full by the Borrower on the Revolving Credit Facility Termination Date (except to the extent that, pursuant to Article IV, Facility Letters of Credit are permitted to have an expiration date later than the Revolving Credit Facility Termination Date). All outstanding Revolving Credit Loans held by, and all other unpaid Revolving Credit Obligations payable to, a Revolving Credit Declining Lender shall be paid in full by the Borrower on its Revolving Credit Declining Lender’s Termination Date.

     2.1.2. Term Loan Facility. (a) The Term Lenders grant to the Borrower a term loan facility (the “Term Loan Facility”) pursuant to which, and upon the terms and subject to the conditions herein set forth, each Term Lender severally agrees to make to the Borrower on the Closing Date a Term Loan or Term Loans in an aggregate amount equal to such Term Lender’s Term Commitment on such date. Such Term Loan or Term Loans shall be made in accordance with Section 2.2.
          (b) Any outstanding Term Advances and all other unpaid Term Obligations shall be paid in full by the Borrower on the Term Maturity Date. All outstanding Term Loans held by, and all other unpaid Term Obligations payable to, a Term Declining Lender shall be paid in full by the Borrower on its Term Declining Lender’s Termination Date.
          (c) If, prior to its Term Declining Lender’s Termination Date, a Term Declining Lender elects, with the approval of the Borrower and the Administrative Agent, to extend the maturity of its Term Loans to the Term Maturity Date, which election and approval shall be evidenced by a written instrument in a form reasonably acceptable to and executed by such Term Declining Lender, the Borrower, the Company and the Administrative Agent, then, upon the execution and delivery of such written instrument, such Term Lender shall cease to be a Term Declining Lender.
     2.1.3. Payment. At any time that there exists a breach of the covenant set forth in Section 7.28.2, the Borrower shall immediately pay to the Administrative Agent, as a payment of the Advances, such amount (not to exceed the sum of the outstanding Advances) necessary to cure such breach, which (except as otherwise provided in Section 2.10(c)) shall be applied against such Advances as the Borrower may elect.
     2.2. Ratable Advances.
     2.2.1. Ratable Advances. Each Ratable Advance hereunder shall consist of borrowings made from the several Lenders under the applicable Facility in their respective applicable Facility Ratable Shares thereof. The aggregate outstanding amount of Competitive Bid Advances shall reduce the availability of Revolving Credit Advances as provided in Section 2.1.1 but shall not otherwise affect the obligations of the Revolving Credit Lenders to make Revolving Credit Ratable Advances, and (without limitation of the foregoing) no Competitive Bid Loan shall reduce the obligation of the Revolving Credit Lender making such Competitive Bid Loan to lend its applicable Revolving Credit Ratable Share of any future Revolving Credit Ratable Advances.
     2.2.2. Ratable Advance Rate Options. The Ratable Advances under either Facility may be ABR Advances, Federal Funds/Euro-Rate Advances, Fixed CD Rate Advances or Eurodollar Ratable Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3. No Ratable Advance may mature after the applicable Facility Termination Date.
     2.2.3. Method of Selecting Rate Options and Interest Periods for Ratable Advances. The Borrower shall select, with respect to each Facility, the Rate Option and, in the case of each Fixed Rate Advance, the Interest Period applicable thereto, from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Ratable Borrowing Notice”) not later than 11:00 a.m. (New York time) (or 11:15 a.m. (New York time) if applicable under the next succeeding sentence), (x) on the Borrowing Date of each Floating Rate Advance, (y) at least one Business Day prior to the Borrowing Date of each Fixed CD Rate Advance and (z) at least three Business Days prior to the Borrowing Date of each Eurodollar Ratable Advance. The time for delivery of a Ratable Borrowing Notice for a Floating Rate Advance under the Revolving Credit Facility shall be extended by 15 minutes if the day on which such Ratable Borrowing Notice is given is also a day on which the Borrower is required to accept or reject one or more bids offered in connection with an Absolute Rate Auction pursuant to Section 2.3.6, and the time for delivery of a Ratable Borrowing Notice for a Eurodollar Ratable Advance under the Revolving Credit Facility shall be extended by 15 minutes if the day on which such Ratable Borrowing Notice is given is also a day on which the Borrower is required to accept or reject one or more bids offered in connection with a Eurodollar Auction pursuant to Section 2.3.6. A Ratable Borrowing Notice shall specify:
(i)	the Borrowing Date, which shall be a Business Day, of such Ratable Advance and the Facility under which such Ratable Advance is requested;

(ii)	the aggregate amount of such Ratable Advance;

(iii)	the Rate Option selected for such Ratable Advance; and

(iv)	in the case of each Fixed Ratable Advance, the Interest Period applicable thereto (which shall be subject to the limitations set forth in Section 2.2.6).
     2.2.4. Conversion and Continuation of Outstanding Ratable Advances. Each Floating Rate Advance under a Facility shall continue as a Floating Rate Advance of that Type unless and until such Floating Rate Advance is either converted into the other Type of Floating Rate Advance or a Fixed Ratable Advance in accordance with this Section 2.2.4 or is prepaid in accordance with Section 2.6. Each Fixed Ratable Advance under a Facility shall continue as a Fixed Ratable Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Fixed Ratable Advance shall be automatically converted into a Federal Funds/Euro-Rate Advance under such Facility unless such Fixed Ratable Advance shall have been either (a) prepaid in accordance with Section 2.6, (b) continued as a Fixed Ratable Advance of the same or a different Type for the same or another Interest Period in accordance with this Section 2.2.4 or (c) converted into an ABR Advance in accordance with this Section 2.2.4. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert and/or continue the Rate Option applicable to all or any part of a Ratable Advance under a Facility into another Rate Option; provided, that any conversion or continuation of any Fixed Ratable Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a “Rate Option Notice”) of each conversion of a Floating Rate Advance under a Facility into the other Type of Floating Rate Advance or into a Fixed Ratable Advance, or continuation of a Fixed Ratable Advance or the conversion of a Fixed Ratable Advance, not later than 11:00 a.m. (New York time) (x) on the Business Day of the conversion of a Floating Rate Advance into the other Type of Floating Rate Advance or the conversion of a Fixed Ratable Advance into an ABR Advance, (y) at least one Business Day prior to the requested conversion of a Floating Rate Advance into, or the requested conversion or continuation of a Fixed Ratable Advance into, a Fixed CD Rate Option or (z) at least three Business Days prior to the date of the requested conversion or continuation of a Ratable Advance into a Eurodollar Ratable Advance, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation;

(ii)	the aggregate amount and Rate Option applicable to the Ratable Advance which is to be converted or continued; and

(iii)	the amount and Rate Option(s) of Ratable Advance(s) into which such Ratable Advance is to be converted or continued and, in the case of a conversion into or continuation of a Fixed Ratable Advance, the duration of the Interest Period applicable thereto (which shall be subject to the limitations set forth in Section 2.2.6).
     2.2.5. Limitations. Ratable Advances under each Facility shall be subject to the applicable limitations set forth in Section 2.5.
     2.2.6. Interest Period. The Interest Period of a Fixed Ratable Advance may not end later than the Facility Termination Date under the applicable Facility nor later than the Declining Lender’s Termination Date of any Declining Lender under the applicable Facility.
     2.3. Competitive Bid Advances.
     2.3.1. Competitive Bid Option. In addition to Revolving Credit Ratable Advances pursuant to Section 2.2, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1.1(b)(i) as to the maximum aggregate principal amount of all outstanding Revolving Credit Advances and Facility Letter of Credit Obligations hereunder and the limitation in Section 2.1.1(b)(ii) as to the maximum aggregate amount of all outstanding Competitive Bid Advances), the Borrower may, as set forth in this Section 2.3, request the Revolving Credit Lenders, prior to the Revolving Credit Facility Termination Date, to make offers to make Competitive Bid Advances to the Borrower. Each Revolving Credit Lender may, but shall have no obligation to, make any such offer in the manner set forth in this Section 2.3.
     2.3.2. Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, it shall transmit to the Administrative Agent (whether or not it is the Competitive Bid Agent) by telecopy a Competitive Bid Quote Request substantially in the form of Exhibit C so as to be received no later than (i) at least five (5) Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (ii) at least two (2) Business Days (or, if so agreed by the Borrower and the Administrative Agent, one (1) (but not less than one (1)) Business Day) prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction. The Competitive Bid Quote Request shall specify whether the Borrower or the Administrative Agent shall be the Competitive Bid Agent with respect thereto, and, if the Administrative Agent is the Competitive Bid Agent, the Borrower shall deliver the Competitive Bid Quote Request to the Administrative Agent not later than 10:00 a.m. (New York time) on the day on which it is required to be delivered. Each Competitive Bid Quote Request shall specify:
(i)	the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

(ii)	the aggregate principal amount of such proposed Competitive Bid Advance, which shall be not less than $10,000,000 and in an integral multiple of $1,000,000 if in excess thereof;

(iii)	whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate; and

(iv)	the Competitive Bid Interest Period applicable thereto (which may not end after the Revolving Credit Facility Termination Date).
The Borrower may request offers to make Competitive Bid Loans for more than one Competitive Bid Interest Period, but not more than five Competitive Bid Interest Periods, in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five (5) Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any Competitive Bid Quote Request that did not result in a Competitive Bid Advance being made. If the Administrative Agent is the Competitive Bid Agent, it may reject a Competitive Bid Quote Request that does not conform substantially to the form of Exhibit C, and shall promptly notify the Borrower of such rejection by telecopy.
     2.3.3. Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of delivery of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3.2, the Competitive Bid Agent shall send to each of the Revolving Credit Lenders (except as otherwise provided in Section 2.3.10) by telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit D hereto, which shall constitute an invitation by the Borrower to each such Revolving Credit Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.3.
     2.3.4. Submission and Contents of Competitive Bid Quotes. (a) Except as otherwise provided in Section 2.3.10, each Revolving Credit Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3.4 and must be submitted to the Competitive Bid Agent by telecopy at its offices specified in or pursuant to Article XIV not later than (i) 10:00 a.m. (New York time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (New York time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Revolving Credit Lenders, such other time and date as the Borrower and the Administrative Agent may agree); provided that, if the Administrative Agent is the Competitive Bid Agent, Competitive Bid Quotes submitted by the Administrative Agent as a Lender may only be submitted if the Administrative Agent notifies the Borrower of the terms of the offer or offers contained therein not later than 30 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Revolving Credit Lenders. Subject to Articles V and IX, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Competitive Bid Agent given on the instructions of the Borrower (if the Borrower is not the Competitive Bid Agent).

          (b) Each Competitive Bid Quote shall be in substantially the form of Exhibit B and shall in any case specify:
(i)	the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

(ii)	the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (A) may be greater than, less than or equal to the Revolving Credit Commitment of the quoting Revolving Credit Lender, (B) must be in an integral multiple of $1,000,000 and (C) may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

(iii)	in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan;

(iv)	the minimum amount, if any, of the Competitive Bid Loan which may be accepted by the Borrower, which amount shall not be less than $1,000,000;

(v)	in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan;

(vi)	the maximum aggregate amount, if any, of Competitive Bid Loans offered by the quoting Revolving Credit Lender which may be accepted by the Borrower; and

(vii)	the identity of the quoting Revolving Credit Lender.

(c)	The Competitive Bid Agent shall reject any Competitive Bid Quote that:

(i)	is not substantially in the form of Exhibit B or does not specify all of the information required by Section 2.3.4(b);

(ii)	contains qualifying, conditional or similar language, other than any such language contained in Exhibit B;

(iii)	proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

(iv)	arrives after the time set forth in Section 2.3.4(a).
If any Competitive Bid Quote shall be rejected pursuant to this Section 2.3.4(c), then the Competitive Bid Agent shall notify the relevant Revolving Credit Lender of such rejection as soon as practical and (if the Administrative Agent is the Competitive Bid Agent) shall promptly send a copy of the rejected Competitive Bid Quote to the Borrower.
     2.3.5. Notice to Borrower. If the Administrative Agent is the Competitive Bid Agent, it shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a

Revolving Credit Lender that is in accordance with Section 2.3.4 and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Revolving Credit Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Competitive Bid Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. If the Administrative Agent is the Competitive Bid Agent, its notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered. In addition, if the Administrative Agent is the Competitive Bid Agent, it shall send copies of each Competitive Bid Quote to the Borrower.
     2.3.6. Acceptance and Notice by Borrower. Not later than (i) 11:00 a.m. (New York time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 11:00 a.m. (New York time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Revolving Credit Lenders, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers received by it pursuant to Section 2.3.4 or so notified to it pursuant to Section 2.3.5; provided, however, that the failure by the Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a “Competitive Bid Borrowing Notice”) shall specify the aggregate principal amount of offers for each Interest Period that are accepted and (if the Administrative Agent is not the Competitive Bid Agent) shall include copies of each Competitive Bid Quote that is accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.3.4(b)(iv) and (vi)); provided that:
(i)	the aggregate principal amount of each Competitive Bid Advance may not exceed (but, within the limitations set forth in Section 2.3.2(ii), may be less than) the applicable amount set forth in the related Competitive Bid Quote Request;

(ii)	acceptance of offers may only be made on the basis of ascending Eurodollar Bid Rates or Absolute Rates, as the case may be; and

(iii)	the Borrower may not accept any offer that is described in Section 2.3.4(c) or that otherwise fails to comply with the requirements of this Agreement.
     2.3.7. Allocation by Competitive Bid Agent. If offers are made by two or more Revolving Credit Lenders with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Competitive Bid Agent among such Revolving Credit Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Competitive Bid Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Revolving Credit Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Revolving Credit Lender has stated in its applicable Competitive Bid Quote that it is willing to accept. Allocations by the Competitive Bid Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Revolving Credit Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Revolving Credit Lender.
     2.3.8. Limitations. Competitive Bid Advances shall be subject to the applicable limitations contained in the last sentence of Section 2.5.
     2.3.9. Administration Fee. The Borrower hereby agrees to pay to the Administrative Agent an administration fee, in the amount set forth in the Administrative Agent’s Fee Letter, for each Competitive Bid Quote Request transmitted by the Borrower to the Administrative Agent pursuant to Section 2.3.2. Such administration fee shall be payable in arrears on each Payment Date hereafter and on the Revolving Credit Facility Termination Date (or such earlier date on which the Aggregate Revolving Credit Commitment shall terminate or be canceled) for any period then ending for which such fee, if any, shall not have been theretofore paid.
     2.3.10. Declining Lender. Notwithstanding anything to the contrary contained herein, (a) a Revolving Credit Declining Lender shall not be entitled to receive an Invitation for Competitive Bid Quotes inviting an offer for, and shall not offer to make and shall not make, a Competitive Bid Loan for a Competitive Bid Interest Period that expires later than its Revolving Credit Declining Lender’s Termination Date and (b) the Borrower may not request a Competitive Bid Advance for a Competitive Bid Interest Period expiring later than any Revolving Credit Declining Lender’s Termination Date if, following the making of such Competitive Bid Advance, the aggregate amount of all Competitive Bid Advances for Competitive Bid Interest Periods expiring later than such Revolving Credit Declining Lender’s Termination Date would exceed the amount to which the Competitive Bid Sublimit will be reduced upon such Revolving Credit Declining Lender’s Termination Date.
     2.4. Facility Fee; Reductions in Aggregate Commitment. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a facility fee (“Facility Fee”) at a per annum rate equal to the Applicable Fee Rate on such Revolving Credit Lender’s Revolving Credit Commitment (whether used or unused) from the date hereof to and including the Revolving Credit Facility Termination Date, payable in arrears on the first day of each calendar quarter hereafter and on the Revolving Credit Facility Termination Date (or such earlier date as the Revolving Credit Obligations may be accelerated or become due).
          (b) The Borrower may permanently reduce the Aggregate Revolving Credit Commitment in whole, or in part ratably among the Revolving Credit Lenders (in their respective Revolving Credit Ratable Shares) in integral multiples of $10,000,000, upon at least five Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that (i) the amount of the Aggregate Revolving Credit Commitment may not be reduced below the sum of (A) aggregate principal amount of the outstanding Revolving Credit Advances and (B) the Facility Letter of Credit Obligations, (ii) the Aggregate Revolving Credit Commitment may not be reduced if the effect thereof would be to reduce the L/C Sublimit below the amount of the Facility Letter of Credit Obligations and (iii) the amount of the Aggregate Revolving Credit Commitment may not be

reduced to an amount that is less than twice the outstanding amount of all outstanding Competitive Bid Advances.
          (c) All accrued Facility Fees shall be payable on the effective date of any termination of the obligations of the Revolving Credit Lenders to make Revolving Credit Loans hereunder.
     2.5. Minimum Amount of Each Advance; Maximum Number of Advances. Each Fixed Ratable Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance under the Revolving Credit Facility may be in the amount of the Aggregate Available Revolving Credit or in the amount necessary to repay a Swing Line Advance. Each Competitive Bid Advance shall be in the minimum amount provided for in Section 2.3. There shall be no more than ten (10) Fixed Rate Advances outstanding under both Facilities (in the aggregate) at any time and not more than five (5) Fixed Rate Advances outstanding under the Term Loan Facility at any time.
     2.6. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances under a Facility, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances under a Facility upon two Business Days’ prior notice to the Administrative Agent. The Borrower may from time to time pay, upon three Business Days’ prior notice to the Administrative Agent, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, (i) all of a Fixed Ratable Advance under a Facility, or (ii) in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (and provided such payment would not reduce the outstanding principal amount of such Fixed Ratable Advance under a Facility to less than $5,000,000) any portion of a Fixed Ratable Advance under a Facility. The Borrower may from time to time pay, prior to the last day of the applicable Competitive Bid Interest Period, upon three Business Days’ prior notice to the Administrative Agent, all (but not less than all) of any Competitive Bid Loan having an initial Competitive Bid Interest Period of 90 days or longer and, with the approval of the Revolving Credit Lender holding such Competitive Bid Loan, any other Competitive Bid Loan, subject, in any case, to payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium. Repayments of Term Loans may not be reborrowed.
     2.7. Funding. Not later than 2:00 p.m. (New York time) on the Closing Date, each Lender shall make available its Loans in funds immediately available in New York to the Administration Agent at its address specified pursuant to Article XIV. Not later than or 1:00 p.m. (New York time) on any other Borrowing Date, each Lender (other than the Swing Line Lender which shall make Swing Line Advances as provided in Section 2.19(c)) shall make available its Loan or Loans in funds immediately available in New York to the Administrative Agent at its address specified pursuant to Article XIV. The Administrative Agent will make the funds so received from the applicable Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

     2.8. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Fixed Rate Advance into a Floating Rate Advance pursuant to Section 2.2.4, to but excluding the date it is paid or is converted into a Fixed Rate Advance pursuant to Section 2.2.4 or to a Floating Rate Advance of the other Type, at a rate per annum equal to (i) the Alternate Base Rate for such day (in the case of ABR Advances) or (ii) the Federal Funds/Euro-Rate for such day (in the case of Federal Funds/Euro-Rate Advances). Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the applicable Floating Rate. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate applicable to such Fixed Rate Advance. No Interest Period may end after the applicable Facility Termination Date or after the Declining Lender’s Termination Date of any Declining Lender under the applicable Facility.
     2.9. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.2 or 2.3, during the continuance of a Default or Unmatured Default (except for (a) Unmatured Defaults that will be cured, and that the Borrower certifies will be cured, by the use of the proceeds of an Advance that the Borrower has requested hereunder or by the issuance, amendment or extension of a Facility Letter of Credit that the Borrower has requested hereunder or (b) Unmatured Defaults (other than the failure to pay any Obligation hereunder) that are not reasonably likely to have a Material Adverse Effect and that the Borrower certifies that it reasonably expects to cure before the date on which the same becomes a Default) the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders under a Facility to changes in interest rates under such Facility), declare that no Advance may be made as, converted into or continued (after the then applicable Interest Period therefor) as a Fixed Rate Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders under a Facility to changes in interest rates under such Facility), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the applicable Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 8.5 or 8.6, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Administrative Agent or any Lender.
     2.10. Method and Allocation of Payments. (a) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (New York time) on the date when due. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIV or at any

Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with JPMorgan Chase Bank for each payment of principal, interest and fees as it becomes due hereunder.
          (b) Except as otherwise provided in Section 2.10(d) or 2.10(e), payments of principal and interest on Ratable Advances received by Administrative Agent shall be allocated among the Lenders under the applicable Facility based on their pro rata shares of such Ratable Advances. Payments of principal and interest on Swing Line Advances received by the Administrative Agent shall be paid solely to the Swing Line Lender. Except as otherwise provided in Section 2.10(d), payments of principal on any Competitive Bid Advance received by the Administrative Agent shall be paid, on a pro rata basis, to the Revolving Credit Lender or Revolving Credit Lenders holding the Competitive Bid Loan or Loans comprising such Advance and payments of interest on such Competitive Bid Advance received by the Administrative Agent shall be allocated to the Revolving Credit Lender or Revolving Credit Lenders that funded such Advance, pro rata based on the amount of interest due each such Revolving Credit Lender on its outstanding principal (it being acknowledged that the rate of interest payable to Revolving Credit Lenders on the Competitive Bid Loans may differ). Except as provided in Section 2.10(c), 2.10(d) or 2.10(e), payments made by the Borrower shall be applied to the Advances or interest thereon (or both, as applicable) designated by the Borrower.
          (c) If a Default exists and is continuing and has not been waived and the Loans have been accelerated or otherwise shall have become due, any payment of principal made by the Borrower shall be allocated between the Facilities on a pro rata basis based on the principal amount of the Loans outstanding under each Facility.
          (d) Notwithstanding the provisions of Section 2.10(b), if each of the conditions listed in Clauses (A) through (C) below exists on the date on which a payment on any Revolving Credit Loan is made (including, without limitation, payments allocated to the Revolving Credit Facility pursuant to Section 2.10(c)) then such payment shall be allocated on a pro-rata basis between the holders of the Competitive Bid Loans and holders of the Revolving Credit Ratable Loans based upon the respective amounts of such Competitive Bid Loans and Revolving Credit Ratable Loans outstanding if it is a payment of principal and shall be allocated on a pro rata basis between holders of the Competitive Bid Loans and holders of the Revolving Credit Ratable Loans based on the amount of interest due to such holders if it is a payment of interest: (A) a Default exists and is continuing and has not been waived, (B) the Revolving Credit Loans have been accelerated or otherwise shall have become due, and (C) the fractional share of one or more of the Revolving Credit Lenders in the total amount of all outstanding Competitive Bid Loans does not equal its Revolving Credit Ratable Share.
          (e) Notwithstanding the foregoing provisions of this Section 2.10, a Non-Funding Lender shall not be entitled to receive any payments of principal, interest, fees or other Obligations hereunder unless and until (i) such Non-Funding Lender shall have cured the default or other circumstances that resulted in its being a Non-Funding Lender or (ii) the Revolving Credit Lenders shall have received payments of their Revolving Credit Ratable Loans hereunder that reduce the principal amount of all Revolving Credit Ratable Loans such that all Revolving Credit Lenders (including such Non-Funding Lender but excluding any other Non-Funding

Lender) hold Revolving Credit Ratable Loans in their respective Revolving Credit Ratable Shares.
          (f) If the Administrative Agent receives payments on any Business Day of any amounts payable to any Lender hereunder and fails to pay such amount to such Lender (i) on or before the close of business on such day if such payment was received by 1:00 p.m. (New York time) on such day or (ii) on or before the next succeeding Business Day if such payment was received after 1:00 p.m. (New York time) on such day of receipt, the Administrative Agent shall pay to such Lender interest on such unpaid amount at the Federal Funds Effective Rate until such amount is so paid to such Lender.
     2.11. Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (b) The Administrative Agent shall also maintain accounts in which it will record, with respect to each Facility, (i) the amount of each Loan made hereunder and the Rate Option and Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
          (c) The entries maintained in the accounts maintained pursuant to Sections 2.11(a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
          (d) Any Lender may request that its Revolving Credit Ratable Loans be evidenced by a Revolving Credit Note, that its Competitive Bid Loans be evidenced by a Competitive Bid Note and that its Term Loans be evidenced by a Term Note. In such event, the Borrower shall prepare, execute and deliver to such Lender the applicable Note or Notes payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in Sections 2.11(a) and (b) above.
     2.12. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Rate Options and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be an Authorized Officer acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.
     2.13. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on the first date of each calendar month, commencing with the first such date to occur after the date hereof. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the first day of each calendar quarter during such Interest Period. Interest and fees under this Agreement shall be calculated for actual days elapsed on the basis of a 360-day year except that interest on Floating Rate Advances and Absolute Rate Advances shall be calculated for actual days elapsed on the basis of a 365-day (or, if applicable, 366-day) year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (New York time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
     2.14. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, (a) the Administrative Agent will notify each Revolving Credit Lender of the contents of each Aggregate Revolving Credit Commitment reduction notice and Competitive Bid Borrowing Notice (except as otherwise provided in Section 2.3.10), and (b) the Administrative Lender shall notify each Lender under a Facility of each Ratable Borrowing Notice, Rate Option Notice and repayment notice received by the Administrative Agent with respect to such Facility. The Administrative Agent will notify each Lender under a Facility of the interest rate applicable to each Fixed Ratable Advance under such Facility promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.
     2.15. Lending Installations. Each Lender may book its Loans under either or both of the Facilities at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the applicable Loans and Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIV, designate replacement or additional Lending Installations through which Loans under either or both of the Facilities will be made by it and for whose account Loan payments under either or both of the Facilities are to be made.
     2.16. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of any of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The

Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.
     2.17. Extension of Facility Termination Dates. The Borrower may request, but not more than once in each fiscal year of the Borrower, an extension of the Facility Termination Date of one or both of the Facilities by submitting a request for an extension to the Administrative Agent (an “Extension Request”). The Extension Request must specify the Facility or Facilities with respect to which such extension is requested and the new Facility Termination Date requested by the Borrower with respect thereto (“Extension Date”), which shall be not more than five years after the date of the Extension Request. Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender under the applicable Facility or Facilities of the contents thereof and shall request each Lender under the applicable Facility or Facilities to approve the Extension Request (which approval may be given or withheld by each Lender in its sole discretion). If an Extension Request requests an extension of both Facility Termination Dates, a Lender may, at its election, approve an extension of either, neither or both of the Facility Termination Dates. Each Lender approving an Extension Request shall deliver its written approval no later than 75 days following such Extension Request. If written approval of the Required Facility Lenders under the applicable Facility is not received by the Administrative Agent within such 75-day period, the Extension Request under the applicable Facility shall be denied. If such written approval of the Required Facility Lenders under the applicable Facility is received by the Administrative Agent within such 75-day period, the Facility Termination Date under the applicable Facility shall be extended to the Extension Date specified in the Extension Request but only with respect to the Lenders under the applicable Facility that have given such written approval. Except to the extent that a Lender that did not give its written approval to such Extension Request under a Facility (“Declining Lender”) is replaced prior to its applicable Declining Lender’s Termination Date as provided in Section 2.20, then (a) in the case of the Revolving Credit Facility, the Aggregate Revolving Credit Commitment shall be decreased by the Revolving Credit Commitment of each such Revolving Credit Declining Lender, which Declining Lender’s Revolving Credit Commitment shall terminate on the Revolving Credit Facility Termination Date, as determined prior to such Extension Request (the “Revolving Credit Declining Lender’s Termination Date”), (b) in the case of the Term Loan Facility, the aggregate amount of the Term Loan Facility shall be reduced by the amount of such Declining Lender’s Term Loans on the Term Maturity Date, as determined prior to such Extension Request (the “Term Declining Lender’s Termination Date”), and (c) in each case ((a) or (b), as applicable) the Loans and all interest, fees and other amounts owed to such Declining Lender under the Facility or Facilities with respect to which it is a Declining Lender shall be paid in full on each such Declining Lender’s Termination Date.

     2.18. Facility Increase. (a) The Borrower may, at any time and from time to time, by notice to the Administrative Agent, request an increase (“Facility Increase”) in the Aggregate Revolving Credit Commitment or Term Loan Facility (or both) (within the limitations herein provided), which notice shall set forth the amount of such requested Facility Increase and the Facility or Facilities with respect to which such Facility Increase is requested (within the limitations herein provided). The Aggregate Revolving Credit Commitment, the Term Loan Facility, or both, may be so increased either by having one or more New Lenders become Lenders under the applicable Facility or Facilities and/or by having any one or more of the then existing Lenders under a Facility (at their respective election in their sole discretion) that have been approved by the Borrower, increase the amount of their Revolving Credit Commitments or Term Commitments (as applicable), provided that (i) each Facility Increase shall be in an amount not less than $5,000,000; and (ii) the Aggregate Facility shall not exceed the Aggregate Facility Limit.
          (b) As a condition to a Facility Increase, (i) the Borrower and each Additional Lender shall have executed and delivered a commitment and acceptance (the “Commitment and Acceptance”) substantially in the form of Exhibit G hereto (modified, as applicable, in the case of a Facility Increase under the Term Loan Facility), and the Administrative Agent shall have accepted and executed the same; (ii) if requested by an Additional Lender, the Borrower shall have executed and delivered to the Administrative Agent the applicable Note payable to the order of such Additional Lender; (iii) the Guarantors shall have consented in writing to the Facility Increase and shall have agreed that their Guaranty Agreements continue in full force and effect; (iv) the Borrower and each Additional Lender shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such Facility Increase; and (v) if requested by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent opinions of counsel (substantially similar to the forms of opinions provided for in Section 5.1(viii), modified to apply to the Facility Increase and to each Note, Commitment and Acceptance, and other documents executed and delivered in connection with such Facility Increase). The form and substance of the documents required under clauses (i) through (v) above shall be fully acceptable to the Administrative Agent. The Administrative Agent shall promptly provide written notice to all of the Lenders hereunder of the Facility Increase.
          (c) Upon the effective date of any Facility Increase pursuant to the provisions hereof (the “Increase Date”), which Increase Date shall be mutually agreed upon by the Borrower, each applicable Additional Lender and the Administrative Agent, then:
(i)	In the case of a Facility Increase under the Revolving Credit Facility, (A) such Additional Lender under the Revolving Credit Facility shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, from the Revolving Credit Lenders party to this Agreement immediately prior to the Increase Date, an undivided interest and participation in any Facility Letter of Credit then outstanding, ratably, such that each Revolving Credit Lender (including each Additional Lender under the Revolving Credit Facility) holds a participation interest in each such Facility Letter of Credit in the amount of its then Revolving Credit Ratable Share thereof; (B) on such Increase

Date, the Borrower shall repay all outstanding Floating Rate Advances under the Revolving Credit Facility and reborrow a Floating Rate Advance in a like amount from the Revolving Credit Lenders (including each Additional Lender under the Revolving Credit Facility); (C) except as provided in clause (D), such Additional Lender under the Revolving Credit Facility shall not participate in any then outstanding Fixed Ratable Advances under the Revolving Credit Facility; (D) if the Borrower shall at any time on or after such Increase Date convert or continue any Fixed Ratable Advance that was outstanding under the Revolving Credit Facility on such Increase Date, the Borrower shall be deemed to repay such Fixed Ratable Advance on the date of the conversion or continuation thereof and then to reborrow as a Revolving Credit Ratable Advance a like amount on such date so that the Additional Lender under the Revolving Credit Facility shall make a Revolving Credit Ratable Loan on such date; and (E) such Additional Lender under the Revolving Credit Facility shall make its Revolving Credit Ratable Share of all Revolving Credit Ratable Advances made on or after such Increase Date (including those referred to in clauses (B) and (D) above) and shall otherwise have all of the rights and obligations of a Revolving Credit Lender hereunder on and after such Increase Date. Notwithstanding the foregoing, upon the occurrence of a Default prior to the date on which such Additional Lender is holding Fixed Ratable Loans under the Revolving Credit Facility equal to its Revolving Credit Ratable Share of all Fixed Ratable Advances under the Revolving Credit Facility, such Additional Lender shall, upon notice from the Administrative Agent, on or after the date on which the Obligations are accelerated or become due following such Default, pay to the Administrative Agent (for the account of the other Revolving Credit Lenders, to which the Administrative Agent shall pay their Revolving Credit Ratable Shares thereof upon receipt) a sum equal to such Additional Lender’s Revolving Credit Ratable Share of each Fixed Ratable Advance then outstanding under the Revolving Credit Facility with respect to which such Additional Lender does not then hold a Fixed Ratable Loan equal to its Revolving Credit Ratable Share thereof; such payment by such Additional Lender shall constitute an ABR Loan hereunder.
(ii)	In the case of a Facility Increase under the Term Loan Facility, (A) on such Increase Date, each Additional Lender under the Term Loan Facility shall advance its Additional Term Loan, which shall be combined with the other outstanding Term Advances and converted into one or more Ratable Advances under the Term Loan Facility; (B) on such Increase Date, the Borrower shall pay all costs (if any) payable under Section 3.4 resulting from the termination of any Fixed Ratable Advances under the Term Loan Facility prior to the last day of the applicable Interest Period; and (C) such Additional Lender under the Term Loan Facility shall have all of the rights and obligations of a Term Lender hereunder on and after such Increase Date.

          (d) Solely for purposes of clause (i) of the definitions of “Majority Lenders,” “Required Lenders,” and “Required Revolving Credit Lenders,” until such time as an Additional Lender under the Revolving Credit Facility holds Revolving Credit Ratable Loans equaling its Revolving Credit Ratable Share of all outstanding Revolving Credit Ratable Advances, the amount of such Additional Lender’s new Revolving Credit Commitment or the increased amount of its Revolving Credit Commitment (as applicable) shall be excluded from the amount of the Revolving Credit Commitments and there shall be included in lieu thereof at any time an amount equal to the sum of the outstanding Revolving Credit Ratable Loans and the participation interests in Facility Letters of Credit held by such Additional Lender with respect to its new Revolving Credit Commitment or the increased amount of its Revolving Credit Commitment.
          (e) Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of any Lender to increase its Revolving Credit Commitment hereunder or to make an Additional Term Loan hereunder at any time or a commitment or agreement on the part of the Borrower or the Administrative Agent to give or grant any Lender the right to increase its Revolving Credit Commitment hereunder or to make an Additional Term Loan hereunder at any time.
     2.19. Swing Line. (a) The Swing Line Lender agrees, on the terms and conditions hereinafter set forth, to make Advances (“Swing Line Advances”) to the Borrower from time to time during the period from the date of this Agreement, up to but not including the fifth (5th) day prior to the Facility Termination Date, in an aggregate principal amount not to exceed at any time outstanding the lesser of (i) the Swing Line Commitment or (ii) the Aggregate Available Credit.
          (b) The Swing Line Advances shall be evidenced by the Swing Line Note. Each Swing Line Advance shall be in an amount not less than One Million Dollars ($1,000,000) and, if in excess thereof, in integral multiples of One Million Dollars ($1,000,000). Within the limits set forth in Section 2.19(a), the Borrower may borrow, repay and reborrow under this Section 2.19.
          (c) The Borrower shall give the Swing Line Lender (and, if the Swing Line Lender is not also the Administrative Agent, the Administrative Agent) notice requesting a Swing Line Advance (“Swing Line Borrowing Notice”) not later than 2:00 p.m. (New York time) on the Business Day of such Swing Line Advance, specifying the amount of such requested Swing Line Advance. Each such Swing Line Borrowing Notice shall be accompanied by the Ratable Borrowing Notice provided for in Section 2.19(d). All Swing Line Borrowing Notices and Ratable Borrowing Notices given by the Borrower under this Section 2.19(c) shall be irrevocable. Upon satisfaction of the applicable conditions set forth in Section 5.2, the Swing Line Lender will make the Swing Line Advance available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower’s account with the Swing Line Lender. If the Swing Line Lender is not also the Administrative Agent, the Swing Line Lender shall not advance the Swing Line Advance unless and until the Administrative Agent shall have confirmed (by telephonic notice) that such applicable conditions have been satisfied.
          (d) Each Swing Line Advance shall bear interest at the Alternate Base Rate and shall be paid in full on or before the third Business Day following the making of such Swing Line Loan and, if not so paid by the Borrower, shall be paid in full from the proceeds of a

Ratable Advance made by the Revolving Credit Lenders pursuant to Section 2.2 on the third Business Day following the making of such Swing Line Advance. Each Swing Line Borrowing Notice given by the Borrower under Section 2.19(c) shall include, or if it does not include shall be deemed to include, an irrevocable Ratable Borrowing Notice under Section 2.2 requesting the Revolving Credit Lenders to make a Ratable Revolving Credit Advance, on or before the third Business Day following the making of such Swing Line Advance, of the full amount of such Swing Line Advance, unless such Swing Line Advance is sooner paid in full by the Borrower.
          (e) Provided that the applicable conditions set forth in Section 5.2 shall have been satisfied at the time of the making of such Swing Line Advance, the Revolving Credit Lenders irrevocably agree to make the Revolving Credit Ratable Advance provided for in Section 2.19(d), notwithstanding any subsequent failure to satisfy such conditions or any other facts or circumstances including (without limitation) the existence of a Default. If and to the extent that any Revolving Credit Lender shall fail to make a Revolving Credit Ratable Loan in the amount of its Revolving Credit Ratable Share of such Revolving Credit Ratable Advance, such Revolving Credit Lender shall be irrevocably deemed to have purchased from the Swing Line Lender a participation interest in such Swing Line Advance in an amount equal to the amount of such Revolving Credit Lender’s Revolving Credit Ratable Share of such Revolving Credit Ratable Advance.
     2.20. Replacement of a Lender. If a Lender (“Affected Lender”) (a) sustains or incurs a loss or expense or reduction of income and requests reimbursement therefor from the Borrower pursuant to Section 3.1, 3.2 or 3.5, (b) determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable Law and so notifies the Administrative Agent pursuant to Section 3.3, or (c) is a Declining Lender, the Borrower may within ninety (90) days after the date on which the Borrower receives such request (in the case of clause (a) above) or after the date on which the Administrative Agent gives the Borrower notice of the Administrative Agent’s receipt of the notice from such Lender under Section 3.3 (in the case of clause (b) above) or at any time prior to such Declining Lender’s Termination Date (in the case of clause (c) above) notify the Administrative Agent and such Affected Lender that a Replacement Lender designated by the Borrower in the notice has agreed to replace such Lender with respect to its Revolving Credit Commitment, Revolving Credit Loans and Term Loans, provided that (i), in the case of replacement of a Declining Lender that is a Declining Lender under only one Facility, such replacement may only be made with respect to such Facility, but in all other cases such replacement shall be made with respect to each Facility under which such Affected Lender is a Lender; (ii) any Replacement Lender that, immediately prior to its replacement of a Lender hereunder, was not a Lender hereunder shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld); and (iii) the Borrower shall have paid any amounts due pursuant to Section 3.1, 3.2 or 3.5 to the Affected Lender to be replaced on or before such replacement. The Affected Lender to be replaced shall assign, as applicable, its Revolving Credit Commitment, Loans and interests in outstanding Facility Letters of Credit and/or Term Loans hereunder to the Replacement Lender pursuant to the procedures for assignments contained in Section 13.3 and shall receive, concurrently with such assignments, payment of an amount equal to all outstanding amounts payable to such Affected Lender with respect to the applicable Facility or Facilities, including without limitation the aggregate outstanding principal amount of the Loans held by such Affected Lender, all interest thereon to the date of the assignment, all accrued fees to the date of such assignment and any amounts payable under Section 3.4 with respect to any payment of any Fixed Rate Loan resulting from such assignment. Such Affected Lender shall not be responsible for the payment to the Administrative Agent of the fee provided for in Section 13.3.2, which fee shall be paid by such Replacement Lender. In the case of an assignment by a Declining Lender under this Section 2.20, the Replacement Lender that is the assignee of the Declining Lender shall agree at the time of such assignment to the extension to the Extension Date of the Facility Termination Date with respect to the applicable Facility or Facilities, which agreement shall be set forth in a written instrument delivered and satisfactory to the Borrower and the Administrative Agent.
     2.21. Termination of Commitment of Declining Lender. At any time prior to the replacement of a Declining Lender pursuant to Section 2.20, the Borrower may, upon not less than 15 days’ prior notice to the Administrative Agent and such Declining Lender, terminate the Revolving Credit Commitment and/or prepay the Term Loans (as applicable) of such Declining Lender, but only under a Facility with respect to which it is a Declining Lender, as of a Business Day (prior to the applicable Declining Lender’s Termination Date) set forth in such notice, provided, however, that if such Declining Lender is an Issuing Bank, the termination of its Revolving Credit Commitment shall be permitted only upon satisfaction of the requirements set forth in Section 4.10. In the event of such termination of the Revolving Credit Commitment and/or prepayment of Term Loans (as applicable), the Borrower shall pay to the Administrative Agent on the date of termination of such Revolving Credit Commitment and/or prepayment of Term Loans, for the account of such Declining Lender, all Loans and other sums payable to such Declining Lender hereunder under the applicable Facility and all amounts (if any) payable to such Declining Lender under Section 3.4 under such Facility by reason of such payment. Such Declining Lender shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5, 4.9 and 10.6(b) to the extent such Declining Lender’s entitlement to such benefit arose out of its position as a Lender under such Facility prior to the termination of its Revolving Credit Commitment and/or prepayment of its Term Loans (as applicable).
ARTICLE III
YIELD PROTECTION; TAXES
     3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:
(i)	subjects at least two Lenders or applicable Lending Installations to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to such Lenders in respect of their Fixed Rate Loans, or

(ii)	imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, at least two

Lenders or applicable Lending Installations (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or
(iii)	imposes any other condition the result of which is to increase the cost to at least two Lenders or applicable Lending Installations of making, funding or maintaining Fixed Rate Loans or reduces any amount receivable by at least two Lenders or applicable Lending Installations in connection with their Eurodollar Loans, or requires at least two Lenders or applicable Lending Installations to make any payment calculated by reference to the amount of Fixed Rate Loans held or interest received by them, by an amount deemed material by such Lenders, and the result of any of the foregoing is to increase the cost to such Lenders or applicable Lending Installations of making or maintaining their Fixed Rate Loans or Revolving Credit Commitments or to reduce the return received by such Lenders or applicable Lending Installations in connection with such Fixed Rate Loans or Revolving Credit Commitments, then, within 30 days of demand by such Lenders, the Borrower shall pay such Lenders such additional amount or amounts as will compensate such Lenders for such increased cost or reduction in amount received.
     3.2. Changes in Capital Adequacy Regulations. If at least two Lenders determine the amount of capital required or expected to be maintained by such Lenders, any Lending Installation of such Lenders or any corporation controlling such Lenders is increased as a result of a Change (as hereinafter defined), then, within 30 days of demand by such Lenders, the Borrower shall pay such Lenders the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lenders determine is attributable to this Agreement, their Loans or their Revolving Credit Commitments to make Revolving Credit Loans or to issue or participate in Facility Letters of Credit hereunder (after taking into account such Lenders’ policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other Law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of Law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.
     3.3. Availability of Certain Advances. If the Required Facility Lenders under a Facility determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Ratable Advances are not available or (ii) the interest rate applicable to a Rate Option does not accurately reflect the cost of making or maintaining the applicable Ratable Advance, then the

Administrative Agent shall suspend the availability of the affected Rate Option under such Facility.
     3.4. Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made, or any Advance is not continued or converted into a Fixed Rate Advance, on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost (including any internal administrative costs not to exceed $250.00) incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Advance. Notwithstanding the foregoing, if such loss or cost results from an occurrence other than (i) a prepayment by the Borrower (except a prepayment required to be made under Section 3.3 by reason of a change in any Law or interpretation of Law occurring after the making of, or conversion into or continuation of, a Type of Fixed Rate Loan and resulting in the determination that maintenance by a Lender of such Type of Fixed Rate Loan violates applicable Law pursuant to Section 3.3), or (ii) a default by the Borrower or by the Lenders, the Borrower’s obligation to indemnify the Lenders shall be limited to one-half (1/2) of the losses or costs incurred by each Lender.
     3.5. Taxes. (a) The Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (“Other Taxes”).
          (b) The Borrower agrees unconditionally to indemnify and save the Administrative Agent and the Lenders harmless from and against any or all present or future claims, liabilities or losses with respect to or resulting from any omission by the Borrower to pay, or any delay in paying, any Other Taxes. Such indemnification payments by the Borrower shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.
          (c) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or a successor form), certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9 (or a successor form), as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred after the date such Lender becomes a Lender hereunder and prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.
          (d) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to Section 3.5(c) (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under Section 3.5(c), the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes, at no cost to the Borrower.
          (e) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.
     3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its applicable Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of the applicable Fixed Rate Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, materially disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount (which calculations shall be made in good faith) and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within 30 days after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to make any payments to any Lender pursuant to Sections 3.1, 3.2, 3.4 or 3.5 relating to any period of time which is greater than 90 days prior to such Person’s request for additional payment except for retroactive application of any law, rule or regulation, in which case the Borrower is required to make such payments so long as such Person makes a request therefor within 90 days after the public announcement of such retroactive application.
ARTICLE IV
THE LETTER OF CREDIT FACILITY
     4.1. Facility Letters of Credit. At the request of the Borrower, each Issuing Bank shall, within the limits of its Issuing Bank’s L/C Limit and on the terms and conditions set forth in this Agreement, issue from time to time for the account of the Borrower, through such offices or branches as it and the Borrower may jointly agree, one or more Facility Letters of Credit (which, in the case of a Performance Letter of Credit, may be an Escrow Agreement) in accordance with this Article IV, during the period commencing on the Closing Date and ending on the Business Day prior to the Revolving Credit Facility Termination Date.
     4.2. Limitations. No Issuing Bank shall issue, amend or extend, at any time, any Facility Letter of Credit:
(i)	if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, (A) the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank shall exceed any limit imposed by Law upon such Issuing Bank or (B) the outstanding undrawn face amount of all Facility Letters of Credit issued by such Issuing Bank shall exceed such Issuing Bank’s L/C Limit;

(ii)	if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, the aggregate principal amount of the Facility Letter of Credit Obligations would exceed the L/C Sublimit;

(iii)	that is in (or in the case of an amendment of a Facility Letter of Credit, increases the face amount thereof by) an amount in excess of the then Aggregate Available Revolving Credit;

(iv)	if such Issuing Bank receives written notice from the Administrative Agent on the proposed Issuance Date of such Facility Letter of Credit that the conditions precedent contained in Sections 5.1 or 5.2, as applicable, would not on such Issuance Date be satisfied unless such conditions are thereafter satisfied and written notice of such satisfaction is given to such Issuing Bank by the Administrative Agent;

(v)	that is in a currency other than U.S. Dollars; or

(vi)	that has a stated maturity date later than the earlier of (A) four years after the Issuance Date and (B) one year after the Revolving Credit Facility Termination Date, provided, however, that, no Revolving Credit Declining Lender that is an Issuing Bank shall issue or extend a Facility Letter of Credit that has a stated maturity date that is later than its Revolving Credit

Declining Lender’s Termination Date. For purposes of this clause (vi), the “stated maturity date” is the expiration date of the Facility Letter of Credit, giving effect to any future extension thereof under an automatic renewal provision, unless such automatic renewal provision permits the Issuing Bank to elect not to extend by giving written notice of cancellation to the beneficiary of such Facility Letter of Credit.
     4.3. Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, as applicable, the issuance of any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:
(i)	the Borrower shall have delivered to such Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents (including, if requested, an Application) and materials as may be reasonably required pursuant to the terms thereof, and the proposed Facility Letter of Credit shall be reasonably satisfactory to such Issuing Bank in form and content; and

(ii)	as of the Issuance Date no order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain such Issuing Bank from issuing the Facility Letter of Credit and no Law applicable to such Issuing Bank and no directive from any Official Body with jurisdiction over such Issuing Bank shall prohibit such Issuing Bank from issuing Letters of Credit generally or from issuing that Facility Letter or Credit.
     4.4. Procedure for Issuance of Facility Letters of Credit. (a) The Borrower shall give such Issuing Bank and the Administrative Agent not less than five (5) Business Days’ (or such shorter period as such Issuing Bank, the Borrower and the Administrative Agent shall agree) prior notice (in writing or by telephonic notice confirmed promptly in writing) of any requested issuance of a Facility Letter of Credit under this Agreement. Such notice shall specify (i) the stated amount of the Facility Letter of Credit requested, (ii) the requested Issuance Date, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which date shall be in compliance with the requirements of Section 4.2(vi), (iv) the purpose for which such Facility Letter of Credit is to be issued, (v) the Person for whose benefit the requested Facility Letter of Credit is to be issued, and (vi) whether such Facility Letter of Credit is a Performance Letter of Credit (and, if so, whether it is an Escrow Agreement) or a Financial Letter of Credit. At the time such request is made, the Borrower shall also provide such Issuing Bank with a copy of the form of the Facility Letter of Credit it is requesting be issued.
          (b) As soon as practicable and in no event later than one Business Day prior to the requested date of issuance of such Facility Letter of Credit, such Issuing Bank shall approve or disapprove, in its reasonable discretion, the issuance of such requested Facility Letter of Credit and shall notify the Borrower and the Administrative Agent of such approval or disapproval, but the issuance of such approved Facility Letter of Credit shall continue to be subject to the provisions of this Article IV.

          (c) As soon as practicable and in no event later than one Business Day prior to the issuance of a Facility Letter of Credit approved by an Issuing Bank as provided in Section 4.4(b), the Borrower shall confirm by notice (“Facility Letter of Credit Notice”) in writing to the Administrative Agent and to such Issuing Bank the intended Issuance Date and amount of such Facility Letter of Credit. Not later than 11:00 a.m. (New York time) on the Business Day following its receipt of a Facility Letter of Credit Notice, the Administrative Agent shall determine and shall notify the Issuing Bank and the Borrower (in writing or by telephonic notice confirmed promptly thereafter in writing) whether issuance of the requested Facility Letter of Credit would be permitted under the provisions of Sections 4.2(ii) and (iii). If the Administrative Agent notifies such Issuing Bank and the Borrower that such issuance would be so permitted, then, subject to the terms and conditions of this Article IV and provided that the applicable conditions set forth in Sections 5.1 and 5.2 have been satisfied, such Issuing Bank shall, on the requested Issuance Date, issue the requested Facility Letter of Credit in accordance with such Issuing Bank’s usual and customary business practices. Such Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit.
          (d) An Issuing Bank shall not extend (other than by operation of an automatic renewal provision) or amend any Facility Letter of Credit unless the requirements of this Section 4.4 are met as though a new Facility Letter of Credit were being requested and issued.
          (e) Any Lender may, but shall not be obligated to, issue to the Company or any Subsidiary Letters of Credit (that are not Facility Letters of Credit) for its own account, and at its own risk. None of the provisions of this Article IV shall apply to any Letter of Credit that is not a Facility Letter of Credit.
     4.5. Duties of Issuing Bank. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put such Issuing Bank under any resulting liability to any Revolving Credit Lender or, provided that such Issuing Bank has complied with the procedures specified in Section 4.4 in all material respects, relieve any Revolving Credit Lender of its obligations hereunder to such Issuing Bank. In determining whether to pay under any Facility Letter of Credit, an Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered in compliance with the requirements of such Facility Letter of Credit.
     4.6. Participation. (a) Immediately upon issuance by an Issuing Bank of any Facility Letter of Credit in accordance with Section 4.4 (and, in the case of the Existing Letters of Credit, on the Closing Date), each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, in the amount of its Revolving Credit Ratable Share of, such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto other than amounts owing to such Issuing Bank under Section 3.2 or 4.7(b)). Immediately upon the Revolving Credit Declining Lender’s Termination Date of a Revolving Credit Declining Lender or termination of the Revolving Credit Commitment of a Revolving Credit Declining Lender pursuant to Section 2.21, each other Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Revolving

Credit Declining Lender, without recourse or warranty, a portion of each such Declining Lender’s undivided interest and participation in all outstanding Facility Letters of Credit (in the proportion of the Revolving Credit Ratable Shares of such purchasing Lenders determined immediately following the termination of the Revolving Credit Commitment of such Revolving Credit Declining Lender) such that, upon such purchase, each Revolving Credit Lender holds an undivided interest and participation in all outstanding Facility Letters of Credit in the amount of its then Revolving Credit Ratable Share thereof.
          (b) In the event that an Issuing Bank makes any payment under any Facility Letter of Credit, the Borrower shall immediately and unconditionally reimburse the Issuing Bank therefor, whether through an Advance hereunder or otherwise. If the Borrower shall not have repaid such amount to such Issuing Bank on or before the date of such payment by such Issuing Bank, such Issuing Bank shall promptly so notify the Administrative Agent, which shall promptly so notify each Revolving Credit Lender. Upon receipt of such notice, each Revolving Credit Lender severally agrees that it shall promptly and unconditionally pay to the Administrative Agent (in same day funds) for the account of such Issuing Bank the amount of such Revolving Credit Lender’s Revolving Credit Ratable Share of the payments so made by such Issuing Bank, and the Administrative Agent shall promptly pay such amount, and any other amounts received by the Administrative Agent for such Issuing Bank’s account pursuant to this Section 4.6(b), to such Issuing Bank. If the Administrative Agent so notifies such Revolving Credit Lender prior to 11:00 a.m. (New York time) on any Business Day, such Revolving Credit Lender shall make available to the Administrative Agent for the account of such Issuing Bank such Revolving Credit Lender’s Revolving Credit Ratable Share of the amount of such payment on such Business Day in same day funds. If and to the extent such Revolving Credit Lender shall not have so made its Revolving Credit Ratable Share of the amount of such payment available to the Administrative Agent for the account of such Issuing Bank, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank, at the Federal Funds Effective Rate. The failure of any Revolving Credit Lender to make available to the Administrative Agent for the account of such Issuing Bank such Revolving Credit Lender’s Revolving Credit Ratable Share of any such payment shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Revolving Credit Ratable Share of any payment on the date such payment is to be made.
          (c) The payments made by the Revolving Credit Lenders to an Issuing Bank in reimbursement of amounts paid by it under a Facility Letter of Credit shall constitute, and the Borrower hereby expressly acknowledges and agrees that such payments shall constitute, Revolving Credit Advances hereunder and such payments shall for all purposes be treated as Revolving Credit Advances (notwithstanding that the amounts thereof may not comply with the provisions of Section 2.5). Such Revolving Credit Advances shall be ABR Advances, subject to the Borrower’s rights under Article II hereof.
          (d) Upon the request of the Administrative Agent or any Revolving Credit Lender, an Issuing Bank shall furnish to the requesting Administrative Agent or Revolving

Credit Lender copies of any Facility Letter of Credit or Application to which such Issuing Bank is party.
          (e) The obligations of the Revolving Credit Lenders to make payments to the Administrative Agent for the account of an Issuing Bank with respect to a Facility Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including without limitation the following:
(i)	any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(ii)	the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), such Issuing Bank, the Administrative Agent, any Revolving Credit Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Loan Party and the beneficiary named in any Facility Letter of Credit);

(iii)	any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)	the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

(v)	any failure by the Administrative Agent or an Issuing Bank to make any reports required pursuant to Section 4.8; or

(vi)	the occurrence of any Default or Unmatured Default.
     4.7. Compensation for Facility Letters of Credit. (a) The Borrower agrees to pay to the Administrative Agent (except to the extent that the Borrower shall be required to pay directly to the Revolving Credit Lenders as provided in Section 4.7(c)), in the case of each outstanding Facility Letter of Credit, the Facility Letter of Credit Fee therefor, payable quarterly in arrears as hereinafter provided on the daily average face amount (net of permanent reductions) of each Facility Letter of Credit outstanding at any time during the preceding calendar quarter (but excluding any period prior to the Closing Date during which an Existing Letter of Credit was outstanding, with respect to which period fees shall be payable as provided in Section 5.1(xi)). The Facility Letter of Credit Fees shall be due and payable quarterly in arrears (A) not later than five (5) Business Days following Administrative Agent’s delivery to Borrower of the quarterly statement of Facility Letter of Credit Fees, (B) on the Revolving Credit Facility Termination Date and (C) if any Facility Letter of Credit remains outstanding after the Revolving Credit Facility Termination Date on the first day of each calendar quarter thereafter until the first day of the calendar quarter after the date on which the last outstanding Facility Letter of Credit ceases to be outstanding (each such date specified in clause (A), (B) or (C), a “Quarterly Payment Date”). The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when received by it, to the Revolving Credit Lenders in their Revolving Credit Ratable Shares thereof.
          (b) The Borrower agrees to pay to the Administrative Agent for the account of each Issuing Bank (except to the extent that the Borrower shall be required to pay directly to the Issuing Bank as provided in Section 4.7(c)) an issuance fee of 0.125% per annum payable quarterly in arrears on each Quarterly Payment Date (including, if any Facility Letter of Credit remains outstanding after the Revolving Credit Facility Termination Date, each Quarterly Payment Date thereafter until the first Quarterly Payment Date after the date on which the last outstanding Facility Letter of Credit ceases to be outstanding) on the daily average face amount (net of permanent reductions) of each Facility Letter of Credit issued by such Issuing Bank and that was outstanding at any time during the preceding calendar quarter (but excluding any period prior to the Closing Date during which an Existing Letter of Credit was outstanding, with respect to which period fees shall be payable as provided in Section 5.1(xi)). The Administrative Agent shall promptly remit such issuance fee, when received by it, to such Issuing Bank.
          (c) After the Revolving Credit Facility Termination Date and the payment in full of all other Obligations, the Borrower shall make on each Quarterly Payment Date (i) payments of Facility Letter of Credit Fees under Section 4.7(a) directly to the Lenders in the amounts of their respective Revolving Credit Ratable Shares thereof and (ii) payments of issuance fees under Section 4.7(b) directly to each Issuing Bank that issued a Facility Letter of Credit that was outstanding at any time during the prior calendar quarter.
          (d) Facility Letter of Credit Fees and issuance fees payable to the Issuing Bank shall be calculated, on a pro rata basis for the period to which such payment applies, for actual days elapsed during such period, on the basis of a 360-day year.
     4.8. Issuing Bank Reporting Requirements. Each Issuing Bank shall, no later than the third (3rd) Business Day following the last day of each month, provide to the Administrative Agent a schedule of the Facility Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the Issuance Date, account party, original face amount, amount (if any) paid thereunder, expiration date and the reference number of each Facility Letter of Credit outstanding at any time during such month (and whether such Facility Letter of Credit is a Performance Letter of Credit or Financial Letter of Credit) and the aggregate amount (if any) payable by the Borrower to such Issuing Bank during the month pursuant to Section 3.2. Copies of such reports shall be provided promptly to each Revolving Credit Lender and the Borrower by the Administrative Agent.
     4.9. Indemnification; Nature of Issuing Bank’s Duties. (a) In addition to amounts payable as elsewhere provided in this Article IV, the Borrower hereby agrees to protect, indemnify, pay and save the Administrative Agent and each Revolving Credit Lender and Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) arising from the claims of third parties against the Administrative Agent, any Issuing Bank or any Revolving Credit Lender as a consequence, direct or indirect, of (i) the issuance of any Facility Letter of Credit other than, in the case of an Issuing Bank, as a result of its willful misconduct or gross negligence, or (ii) the failure of an Issuing Bank to honor a drawing under a Facility Letter of Credit issued by it as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.
          (b) As among the Borrower, the Revolving Credit Lenders, the Administrative Agent and any Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of Facility Letters of Credit by, the respective beneficiaries of such Facility Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Administrative Agent nor any Revolving Credit Lender nor (subject to the provisions of Section 4.9(d)) an Issuing Bank shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Facility Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, such Issuing Bank and the Revolving Credit Lenders including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. None of the above shall affect, impair, or prevent the vesting of any of an Issuing Bank’s rights or powers under this Section 4.9.
          (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Bank under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put such Issuing Bank, the Administrative Agent or any Revolving Credit Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.
          (d) Notwithstanding anything to the contrary contained in this Section 4.9, the Borrower shall have no obligation to indemnify an Issuing Bank under this Section 4.9 in respect of any liability incurred by such Issuing Bank arising primarily out of the willful misconduct or gross negligence of such Issuing Bank, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuing Bank of a proper demand for payment made under the Facility Letters of Credit issued by such Issuing Bank, unless such dishonor was made at the request of the Borrower.
     4.10. Cash Collateralization. (a) If the expiration date of any Facility Letter of Credit is (i) later than the Revolving Credit Facility Termination Date or (ii) in the case of a Facility Letter of Credit issued by a Revolving Credit Declining Lender, later than its Revolving Credit Declining Lender’s Termination Date or such date on which such Declining Lender’s Revolving

Credit Commitment is terminated pursuant to Section 2.21, the Borrower shall, or shall cause one or more of the other Loan Parties to, (x) in the case of clause (i) above, cash collateralize such Facility Letter of Credit not less than thirty (30) days prior to the Revolving Credit Facility Termination Date or (y) in the case of clause (ii) above, either cash collateralize such Facility Letter of Credit or enter into such other arrangements as may be satisfactory to such Revolving Credit Declining Lender for the purpose of terminating the participation interests of all other Revolving Credit Lenders in such Facility Letter of Credit. For purposes hereof, “cash collateralize” means, with respect to any Facility Letter of Credit, that the Borrower or another Loan Party shall provide, to the Administrative Agent for the benefit of the Revolving Credit Lenders (or, with respect to clause (ii) above, to the applicable Revolving Credit Declining Lender), cash or other collateral satisfactory to the applicable Issuing Bank and, with respect to clause (i) above, the Required Revolving Credit Lenders in an amount equal to such Facility Letter of Credit and shall enter into such other indemnification agreement as the Issuing Bank and, in the case of clause (i) of the first sentence of this Section 4.10(a), the Required Revolving Credit Lenders may require.
          (b) Any Revolving Credit Declining Lender that is an Issuing Bank shall, upon satisfaction by the Borrower of the provisions of paragraph (a) above with respect to all outstanding Facility Letters of Credit issued by such Declining Lender, execute and deliver to the Administrative Agent, on or before the date of termination of such Declining Lender’s Revolving Credit Commitment, a written instrument satisfactory to Administrative Agent confirming that, upon the termination of such Declining Revolving Credit Lender’s Revolving Credit Commitment, all outstanding Facility Letters of Credit issued by such Declining Lender shall cease to be Facility Letters of Credit hereunder and that all participation interests of the other Revolving Credit Lenders therein shall terminate. Upon the termination of such Declining Lender’s Commitment in accordance with the provisions of Section 2.21, all outstanding Facility Letters of Credit issued by such Declining Lender shall cease to be Facility Letters of Credit hereunder, and the participation interests of the other Lenders therein shall cease and terminate.
     4.11. No Obligation. No Lender shall have any obligation hereunder to accept or approve any request for, or to issue, amend or extend, any Letter of Credit hereunder except for the obligations of the Revolving Credit Lenders under this Article IV.
ARTICLE V
CONDITIONS PRECEDENT
     5.1. Closing Conditions. This Agreement shall not be effective unless the Borrower has paid to the Administrative Agent the fees provided for in the Fee Letter and has furnished to the Administrative Agent:
(i)	Copies of the articles or certificate of incorporation of each of the Borrower and the Company, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

(ii)	Copies, certified by the Secretary or Assistant Secretary of each of the Borrower and the Company, of the by-laws and Board of Directors’

resolutions and resolutions or actions of any other body authorizing the execution, delivery and performance of the Loan Documents to which the Borrower or the Company (as applicable) is a party.
(iii)	An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Borrower and the Company, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower or the Company (as applicable) authorized to sign the Loan Documents to which the Borrower or the Company (as applicable) is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or the Company (as applicable).

(iv)	To the extent requested by the Administrative Agent, copies of the articles or certificate of incorporation, partnership agreement or limited liability company operating agreement of each other Loan Party, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

(v)	To the extent requested by the Administrative Agent, copies, certified by the Secretary or Assistant Secretary of each other Loan Party, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party.

(vi)	An incumbency certificate, executed by the Secretary or Assistant Secretary of each other Loan Party, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party.

(vii)	A certificate, signed by the chief financial officer, controller or chief accounting officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

(viii)	Written opinions of the Company’s and Borrower’s counsel, addressed to the Lenders in substantially the forms of Exhibit H and Exhibit I.

(ix)	Any Notes requested by a Lender pursuant to Section 2.11 payable to the order of each such requesting Lender.

(x)	The Guaranty Agreement duly executed by each of the Guarantors in substantially the form of Exhibit J hereto.

(xi)	Evidence satisfactory to the Administrative Agent that all “Obligations” (as that term is defined in the Original Credit Agreement but specifically excluding the Existing Letters of Credit) under the Original Credit Agreement shall have been simultaneously paid in full.
(xii)	Any other information required by Section 326 of the USA PATRIOT ACT or necessary for the Administrative Agent or any Lender to verify the identity of Borrower and any Guarantor as required by Section 326 of the USA PATRIOT ACT.

(xiii)	Such other documents as any Lender or its counsel may have reasonably requested.
     5.2. Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances under the applicable Facility), and no Issuing Bank shall be required to issue, amend or extend a Facility Letter of Credit unless on the applicable Borrowing Date or Issuance Date:
(i)	There exists no Default or Unmatured Default, except for (A) Unmatured Defaults that will be cured, and that the Borrower certifies will be cured, by the use of the proceeds of such Advance or the issuance, amendment or extension of such Facility Letter of Credit or (B) Unmatured Defaults (other than the failure to pay any Obligation hereunder) that are not reasonably likely to have a Material Adverse Effect and that the Borrower certifies that it reasonably expects to cure before the date on which the same becomes a Default.

(ii)	The representations and warranties contained in Article VI are true and correct in all material respects as of such Borrowing Date or Issuance Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

(iii)	All legal matters incident to the making of such Advance or issuance, amendment or extension of such Facility Letter of Credit shall be satisfactory to the Administrative Agent and its counsel and, in the case of a Facility Letter of Credit, the Issuing Bank and its counsel.
     Each Ratable Borrowing Notice, Competitive Bid Borrowing Notice and Swing Line Borrowing Notice with respect to each such Advance, and each Facility Letter of Credit Notice with respect to the issuance, amendment or extension of each such Facility Letter of Credit, shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.2(i) and (ii) have been satisfied. The Administrative Agent or an Issuing Bank may require a duly completed compliance certificate in substantially the form of Exhibit K (but without any requirement for updating the calculations of compliance with financial covenants) as a condition to making an Advance or the issuance, amendment or extension of a Facility Letter of Credit.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES
     The Borrower and the Company each represent and warrant to the Lenders that:
     6.1. Existence and Standing. Each of the Borrower and the Company is a corporation, duly and properly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Each of the other Loan Parties is a corporation, partnership, limited liability company or trust duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent in each case it is material to the operation of the businesses of the Loan Parties taken as a whole.
     6.2. Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate (or, in the case of Loan Parties that are not corporations, other) proceedings, and the Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally and except, in the case of any Designated Guarantor that, upon request by the Borrower in accordance with Section 10.13 would be converted to a Non-Loan Party, any violation of the foregoing that does not have a material adverse effect on the ability of the Lenders or the Administrative Agent to substantially realize the benefits afforded under the Loan Documents (it being agreed that the parties will work together diligently to remedy promptly any such violation).
     6.3. No Conflict; Consent. Neither the execution and delivery by the Loan Parties of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any Law binding on any of the Loan Parties or their respective Property or (ii) the articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, of the Loan Parties, or (iii) the provisions of any material indenture, instrument or agreement to which any Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Loan Party pursuant to the terms of any such indenture, instrument or agreement. As of the Closing Date, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Official Body or any other Person that has not been obtained by any Loan Party, is required to be obtained by any Loan Party in connection with the execution and delivery of the Loan Documents, the borrowings and the issuance of Facility Letters of Credit under this Agreement, the payment and performance by the Loan Parties of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.
     6.4. Financial Statements. The October 31, 2005 consolidated financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.
     6.5. Material Adverse Change. As of the Closing Date, since October 31, 2005 there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Loan Parties that could reasonably be expected to have a Material Adverse Effect.
     6.6. Taxes. Except for violations or failures that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect, the Loan Parties have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by any of the Loan Parties, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. Except for violations or failures that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect, (i) no tax Liens have been filed and no claims are being asserted with respect to any such taxes and (ii) the charges, accruals and reserves on the books of the Loan Parties in respect of any taxes or other governmental charges are adequate in all material respects.
     6.7. Litigation and Contingent Obligations. Except as set forth on Schedule 6, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any of the Loan Parties that (a) could reasonably be expected to have a Material Adverse Effect or (b) seeks to prevent, enjoin or delay the making of any Loans except (but only in the case of any litigation, arbitration, governmental investigation, proceeding or inquiry described in this clause (b) arising after the Closing Date) to the extent that the Borrower has disclosed the same to the Administrative Agent and has concluded, on the basis of advice of independent counsel and to the satisfaction of the Administrative Agent, that the same is not reasonably likely to result in the prevention, injunction or delay in the making of the Loans and that the pendency of such litigation, arbitration, governmental investigation, proceeding or inquiry does not have a Material Adverse Effect. Other than (A) any Contingent Obligation or (B) any liability incident to any litigation, arbitration or proceeding that (in the case of either (A) or (B)) (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on Schedule 6, as of the Closing Date, the Loan Parties have no Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 6.4.
     6.8. Subsidiaries. Schedule 7 contains an accurate list of all Subsidiaries of the Company as of the date set forth in such Schedule, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Company, the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.
     6.9. Accuracy of Information. No information, exhibit or report furnished by any of the Loan Parties to the Administrative Agent or to any Lender on or before the Closing Date in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.
     6.10. Regulation U. None of the Loan Parties holds or intends to hold margin stock (as defined in Regulation U) in amounts such that more than 25% of the value of the assets of any Loan Party are represented by margin stock.
     6.11. Material Agreements. None of the Loan Parties is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. None of the Loan Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.
     6.12. Compliance With Laws. The Loan Parties have complied with all Laws applicable to the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply that could not reasonably be expected to have a Material Adverse Effect.
     6.13. Ownership of Properties. Except as set forth on Schedule 8, on the Closing Date, the Loan Parties will have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in the Company’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Loan Parties, except for transfers of such Property and assets permitted under the terms of the Prior Credit Agreement.
     6.14. ERISA.
     6.14.1. Plan Assets; Prohibited Transactions. None of the Loan Parties is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans nor the issuance of Facility Letters of Credit hereunder gives rise to a Prohibited Transaction.
     6.14.2. Liabilities. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $10,000,000. Neither the Company nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans or Multiple Employer Plans that individually or in the aggregate with all such withdrawal liabilities exceeds $10,000,000.

     6.14.3. Plans and Benefit Arrangements. Except as set forth in Schedule 9 or to the extent a violation of the foregoing would not reasonably be expected to have a Material Adverse Effect:
(i)	The Company and each member of the Controlled Group is in compliance with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has not been any Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Company, with respect to any Multiemployer Plan or Multiple Employer Plan. The Company and all members of the Controlled Group have made any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Company and each member of the Controlled Group (i) have fulfilled their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

(ii)	To the best of the Company’s knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

(iii)	Neither the Company nor any other member of the Controlled Group has instituted proceedings to terminate any Plan.

(iv)	No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

(v)	The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed from time to time in and as of the date of the actuarial reports for such Plan does not exceed the aggregate fair market value of the assets of such Plan.

(vi)	Neither the Company nor any other member of the Controlled Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Company, no Multiemployer Plan or Multiple Employer Plan is or shall be reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

(vii)	To the extent that any Benefit Arrangement is insured, the Company and all members of the Controlled Group have paid when due all premiums required to be paid. To the extent that any Benefit Arrangement is funded other than with insurance, the Company and all members of the Controlled Group have made all contributions required to be paid for all prior periods.
     6.15. Investment Company Act. None of the Loan Parties is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
     6.16. Intentionally Omitted.
     6.17. Employment Matters. The Loan Parties are in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including, but not limited to, those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except for failures to comply that would not individually or in the aggregate have a Material Adverse Effect. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Company or any Loan Party that in any case or in the aggregate would have a Material Adverse Effect.
     6.18. Environmental Matters. Except as disclosed on Schedule 10:
(i)	In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company due to Environmental Laws, and, on the basis of this consideration, the Company has concluded that compliance with Environmental Laws cannot reasonably be expected to have a Material Adverse Effect.

(ii)	Except for violations or failures that individually and in the aggregate are not reasonably likely to result in a Material Adverse Effect, (A) none of the Loan Parties has received any Environmental Complaint from any Official Body or other Person alleging that any Loan Party or any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. § 9601, et seq., and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received and (B) there are no pending or, to the Company’s knowledge, threatened Environmental Complaints relating to any Loan Party or, to the Company’s knowledge, any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions.

(iii)	Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, (A) there are no circumstances at, on or under the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and (B) there are no past or present Environmental Conditions at, on or under the

Property or, to the Company’s knowledge, at, on or under adjacent property, that prevent compliance with Environmental Laws at the Property.
(iv)	Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, neither the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under the Property, or, to the Company’s knowledge, at, on or under adjacent property, that result in the release or threatened release of Regulated Substances onto the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise a violation of any Environmental Laws, or are not likely to have a Material Adverse Effect.

(v)	Except for violations or failures which individually and in the aggregate are not likely to have a Material Adverse Effect, (A) there are no underground storage tanks, or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under the Property that do not have a full operational secondary containment system in place and are not in compliance with all Environmental Laws, and (B) there are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under the Property that have not been either abandoned in place, or removed, in accordance with the Environmental Laws.

(vi)	Except for violations or failures which individually and in the aggregate are not likely to have a Material Adverse Effect, (A) each Loan Party has all material permits, licenses, authorizations and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party as conducted by such Loan Party and (B) the Loan Parties have submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on the Property.

(vii)	Except for violations which individually and in the aggregate are not likely to have a Material Adverse Effect, all past and present on-site generation, storage, processing, treatment, recycling, reclamation of disposal of Solid Waste at, on, or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation and disposal of Solid Waste have been done in accordance with the Environmental Laws.

     6.19. Senior Debt Status. The Obligations rank (a) at least pari passu in priority of payment with all other Senior Indebtedness of the Loan Parties except Indebtedness secured by Permitted Liens and (b) prior in right of payment over the Subordinated Indebtedness.
     6.20. Designated Guarantors. All Subsidiaries of the Company that are integral to the homebuilding business of the Toll Group are Designated Guarantors.
ARTICLE VII
COVENANTS
     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing, the Borrower and the Company will perform and observe, and (as and where applicable) will cause the other Loan Parties to perform and observe, the following covenants:
     7.1. Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:
(i)	Audited Financial Statements. Within 95 days after the close of each of its fiscal years, an unqualified (except for qualifications (a) relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Company’s independent certified public accountants or (b) which are not adverse in the judgment of the Required Lenders) audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for the Company and its Subsidiaries, including balance sheets as of the end of such period, a related consolidated profit and loss statement, and a consolidated statement of cash flows, accompanied by any management letter prepared by said accountants.

(ii)	Quarterly Financial Statements. Within 50 days after the close of the first three quarterly periods of each fiscal year of the Company, for the Company and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and a related consolidated profit and loss statement and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, which statements shall be either a complete and accurate copy of such signed statements as filed with the SEC or certified by the Company’s chief financial officer, chief accounting officer or controller (which certificate shall be satisfactory in form to the Administrative Agent).

(iii)	Annual Plan and Forecast. As soon as available, but in any event within 120 days after the beginning of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Company for such fiscal year.

(iv)	Compliance Certificate. Within five (5) days after each of the dates on which financial statements are required to be delivered under Sections 7.1(i) and (ii), a compliance certificate in substantially the form of Exhibit K signed by the chief financial officer, chief accounting officer or controller of the Company showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(v)	Annual ERISA Statement. If applicable, within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

(vi)	Reportable Event. As soon as possible and in any event within 10 days after any Loan Party knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer, chief accounting office or controller of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

(vii)	Environmental Notices. As soon as possible and in any event within 10 days after a Senior Executive of a Loan Party receives the same, a copy of (a) any notice or claim to the effect that any Loan Party is or may be liable to any Person as a result of the release by any Loan Party or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by any Loan Party, that, in either case, could reasonably be expected to have a Material Adverse Effect.

(viii)	Borrowing Base Certificate. At any time that the Leverage Ratio equals or exceeds 1.75 to 1.00 as of the last day of a fiscal quarter, simultaneous with the delivery of the Compliance Certificate required to be delivered with respect to such fiscal quarter pursuant to Section 7.1(iv), a Borrowing Base Certificate.

(ix)	Notices Regarding Plans and Benefit Arrangements. (A) Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of: (1) any Prohibited Transaction that could subject the Company or any member of the Controlled Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Benefit Arrangement or any trust created thereunder that in either case would reasonably be expected to result in a liability in excess of $1,000,000; (2) any assertion of material withdrawal liability with respect to any Multiemployer Plan or Multiple Employer Plan; (3) any partial or complete withdrawal from a Multiemployer Plan, by the Company or any member of the Controlled Group under Title IV of ERISA (or assertion thereof), which such withdrawal is likely to result in a material liability; (4) any withdrawal by the Company or any member of the Controlled Group from a Multiple Employer Plan; (5) any failure by the Company or any member of the Controlled Group to make a payment to a Plan required to avoid imposition of a lien under Section 302(f) of ERISA; (6) the adoption of any amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (7) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase the unfunded benefit liability or to materially reduce the liability to make periodic contributions.

(B)Promptly after receipt thereof, copies of (a) all notices received by the Company or any member of the Controlled Group of the PBGC’s intent to terminate any Plan administered or maintained by the Company or any member of the Controlled Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Company or any member of the Controlled Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Company or any member of the Controlled Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Company or any member of the Controlled Group with the Internal Revenue Service with respect to each such Plan.

(C) Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the IRS in connection with the termination of any Plan.
(x)	Project Reports. Within thirty (30) days after the end of each fiscal quarter of the Borrower and, from and after delivery of a Compliance Certificate evidencing that the Leverage Ratio exceeds 1.75 to 1.00 as of the last day of a fiscal quarter and until the delivery of a Compliance Certificate for a subsequent fiscal quarter evidencing that the Leverage Ratio does not exceed 1.75 to 1.00 as of the last day of such fiscal quarter, each calendar month, statements accompanied by a certificate of the chief financial officer, chief accounting officer or controller of Company, actually setting forth for the last week of the prior calendar quarter or month (as applicable) sales reports showing unit sales and unsold inventory completed or under construction by the Loan Parties in connection with each of their projects.

(xi)	Subordinated Loan Documents. Prior to any Loan Party’s entering into or amending any Subordinated Loan Documents, copies thereof and a description of any material differences between the subordination provisions of such Subordinated Loan Documents and the subordination provisions of the Subordinated Loan Documents identified in Schedule 4 or most recently approved hereunder.

(xii)	Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party which would be required to be reported by the Company on Forms 10-Q, 10-K or 8-K filed with the SEC.

(xiii)	Shareholder Reports. Promptly upon the furnishing thereof to the shareholders of the Company, complete and accurate copies of all financial statements, reports and proxy statements so furnished.

(xiv)	SEC Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports that any of the Loan Parties files with the SEC.

(xv)	Other Information. Such other information (including non-financial information) as the Administrative Agent may from time to time reasonably request.
     7.2. Use of Proceeds. The Borrower and each other Loan Party will use the proceeds of the Advances for lawful, general business purposes. Neither the Borrower nor any other Loan Party will use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U).
     7.3. Notice of Default. The Borrower will give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default (excepting any Unmatured Default that has not had and could not reasonably be expected to have a Material Adverse Effect and that the Borrower reasonably expects to cure prior to the date on which such Unmatured Default would become a Default) and of any other development, financial or otherwise, that could reasonably be expected to have a Material Adverse Effect.
     7.4. Conduct of Business. The Loan Parties will carry on and conduct their businesses in substantially the same manner and in substantially the same fields of enterprise as presently conducted (and fields reasonably related thereto) and, in the case of the Borrower and the Company, will do (and in the case of any other Loan Party, to the extent that its failure to do so could reasonably be expected to have a Material Adverse Effect, will do) all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership, trust or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     7.5. Taxes. Except for violations or failures that individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, each Loan Party will file in a timely manner complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.
     7.6. Insurance. Each Loan Party will maintain with financially sound and reputable insurance companies insurance on all its Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.
     7.7. Compliance with Laws. Each Loan Party will comply with all Laws (excluding Environmental Laws, compliance with which is governed by Section 7.25) to which it may be subject, to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect.
     7.8. Maintenance of Properties. Each Loan Party will maintain, preserve, protect and keep its Property in good repair, working order and condition (ordinary wear and tear and casualty excepted) in accordance with the general practice of other businesses of similar character and size, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.
     7.9. Inspection. Each Loan Party will permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Loan Parties, examine and make excerpts of the books of accounts and other financial records of the Loan Parties, and to discuss the affairs, finances and accounts of the Loan Parties with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably designate.
     7.10. Mergers; Consolidations; Dissolutions. No Loan Party shall merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it unless (i) there is no Change of Control of the Loan Party; (ii) the character of the business of the Toll Group on a consolidated basis will not be materially changed by such occurrence; (iii) such occurrence shall not constitute or give rise to a Default or Unmatured Default; and (iv) if, in the case of the Borrower or the Company, it is not the surviving entity of such merger or consolidation, such surviving entity shall promptly execute and deliver to the Administrative Agent (A) an assumption of the Borrower’s or the Company’s (as applicable) obligations under the Loan Documents to which the Borrower or the Company (as applicable) is party and (B) such certified resolutions, opinions of counsel and other supporting documentation as the Administrative Agent may reasonably request, all of which shall be reasonably satisfactory to the Administrative Agent. Neither the Toll Group nor any portion thereof the dissolution, liquidation or winding up of which could reasonably be expected to have a Material Adverse Effect shall dissolve, liquidate, or wind up its business by operation of law or otherwise.

     7.11. Distributions of Securities. The Company shall not distribute to its shareholders any securities of any Subsidiary unless (a) such Subsidiary is a Non-Loan Party; (b) such distribution does not constitute or give rise to a Default or Unmatured Default; (c) such distribution does not result in a Change in Control of a Loan Party; and (d) such distribution does not materially change the operations of the Toll Group.
     7.12. Disposition of Assets. None of the Loan Parties will sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its Property (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock (other than capital stock of the Company), shares of beneficial interest or partnership interests of another Loan Party or an Affiliate of a Loan Party), except:
(i)	transactions involving the sale of inventory in the ordinary course of business;

(ii)	any sale, transfer or lease of assets which are no longer necessary or required in the conduct of the business of the Loan Parties (taken as a whole);

(iii)	any sale, transfer or lease of assets to any other Loan Party;

(iv)	any sale, transfer or lease of assets which are replaced by substitute assets acquired or leased;

(v)	any sale, transfer or lease of assets of, or interests in, a Non-Loan Party or any other Affiliate of the Company that is not a Loan Party; and

(vi)	mergers or consolidations permitted in this Agreement.
     7.13. Borrower a Wholly-Owned Subsidiary. The Borrower will at all times be a Wholly-Owned Subsidiary of the Company or of a successor to the Company (but only if the ownership by such successor does not constitute or result in a Change of Control).
     7.14. Investments and Acquisitions. None of the Loan Parties will make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or will create any Subsidiary or will become or remain a partner in any partnership or joint venture, except Permitted Investments.
     7.15. Liens. None of the Loan Parties will create, incur, or suffer to exist any Lien in, of or on any Property, except Permitted Liens.
     7.16. Additional Designated Guarantors. The Borrower may at any time designate (in the manner hereinafter provided) any Wholly-Owned Subsidiary of the Company as a Designated Guarantor, and shall designate (in the manner hereinafter provided) each newly-formed or newly-acquired Wholly-Owned Subsidiary of the Company (other than a Mortgage Subsidiary) as a Designated Guarantor on a quarterly basis simultaneously with its delivery of the next Compliance Certificate pursuant to Section 7.1(iv) (unless, prior to the time of such delivery, the Borrower satisfies the requirements of Non-Designation of such Wholly-Owned Subsidiary in accordance with Section 10.13) in accordance with the provisions of this Section 7.16. Such designation of a Wholly-Owned Subsidiary of the Company as a Designated Guarantor shall be effected by the delivery by the Borrower to the Administrative Agent of each of the following:
(i)	Notice by the Borrower and the Company identifying such Designated Guarantor, the state of its incorporation, and the ownership of the capital stock or other ownership interests in such Designated Guarantor;

(ii)	A Supplemental Guaranty duly executed and delivered by such Designated Guarantor;

(iii)	Documents with respect to such Designated Guarantor addressing the requirements set forth in clauses (iv), (v) and (vi) of Section 5.1; and

(iv)	Such information relating to the organization, operations and finances of such Designated Guarantor as the Administrative Agent shall reasonably request.
     Upon the Administrative Agent’s receipt of the foregoing, all of which shall be reasonably satisfactory to the Administrative Agent in form and substance, such Wholly-Owned Subsidiary of the Company shall be a Designated Guarantor and a Loan Party hereunder.
     7.17. Subordinated Indebtedness. Except as otherwise permitted in the last sentence of this Section 7.17, no Loan Party will make any amendment or modification to any Subordinated Loan Document, without providing at least thirty (30) days’ prior written notice thereof to the Administrative Agent, and obtaining the prior written consent of the Required Lenders thereto. The Loan Parties may amend or modify any Subordinated Loan Document without obtaining the consent of the Required Lenders if after giving effect to such amendment or modification (a) the subordination provisions therein would be permitted under this Agreement, and (b) the Administrative Agent in its sole discretion determines that the covenants governing such Subordinated Indebtedness affected by the amendment are no more onerous to the borrower of such Subordinated Indebtedness than those contained under this Agreement.
     7.18. Intercompany Loans, Loans from Non-Loan Parties. The Borrower may make Intercompany Loans available to the Guarantors using proceeds of the Loans. Each Intercompany Loan shall be evidenced either by a promissory note of the obligor under such Intercompany Loan (individually, an “Intercompany Note” and collectively, the “Intercompany Notes”), an intercompany account agreement between Borrower and the obligor under such Intercompany Loan (individually, an “Intercompany Agreement” and collectively, the “Intercompany Agreements”) or by an entry on the books and records of the Borrower and the obligor under such Intercompany Loan, and repayment of such Intercompany Loans shall be on such terms as the Borrower and the Guarantors agree. Each Intercompany Loan shall be subordinated to the Guarantors’ obligations under the Guaranty Agreements pursuant to the terms of the Guaranty Agreement and shall either be a demand loan or become due and payable upon the acceleration of the Loans pursuant to Section 9.1 after the occurrence of a Default hereunder. Any Intercompany Note, Intercompany Agreement or book-entry claim may in turn be assigned by the Borrower to another Guarantor or any other member of the Toll Group as a capital contribution. The Company shall establish and maintain such books and records relating to Intercompany Loans and other Investments in the Designated Guarantors as are required to enable it and the Administrative Agent to trace advances and repayments of principal of Intercompany Loans and other investments in the Guarantors.
     7.19. Appraisals.
     7.19.1. Procedures. The Loan Parties shall cooperate with the Lenders and the appraisers in making appraisals of the Borrowing Base Assets which the Administrative Agent, at the direction of the Required Lenders, may from time to time request. The Borrower may, within ten (10) days following any such request by the Administrative Agent, specify which other of the Borrowing Base Assets it requests to have similarly appraised. Following the first to occur of (A) completion of all appraisals requested at any one time by the Administrative Agent and the Borrower under this Section 7.19, and (B) a date specified by the Administrative Agent no earlier than 45 days after the last request for an appraisal has (or could have) been made by the Borrower in accordance with the immediately preceding sentence, the appraised values of all Borrowing Base Assets which have been appraised (rather than their book value) shall be used for purposes of applying the covenant contained in Section 7.28.2. The Required Lenders shall have the right to request appraisals pursuant to this Section 7.19 not more than two times in any period of twelve consecutive months, and shall specify in such request all of the Borrowing Base Assets for which the Lenders desire appraisals.
     7.19.2. Costs. Any appraisals by the Administrative Agent shall be at the Lenders’ expense (in the proportion of their respective Ratable Shares), unless using such appraised values would result in the covenant contained in Section 7.28.2 being violated, in which event all such appraisals shall be at the Borrower’s expense.
     7.19.3. Appraisers. Any appraisals requested at any one time pursuant to this Section 7.19 shall be made by one or more appraisers for all properties (there shall be no more than one appraiser for each property) located in each state selected by the Borrower from a list of at least three appraisers submitted by the Administrative Agent with respect to such state at the time it makes its request. All appraisers submitted by the Administrative Agent pursuant to this Section 7.19 shall be appraisers who have been approved by the Required Lenders and the Borrower (such approval not to be unreasonably withheld) and in either event have committed to prepare appraisals within 45 days following the date such appraisals are requested.
     7.20. Mortgage Subsidiaries. The Company shall notify the Administrative Agent of the creation of any Mortgage Subsidiary within seven (7) Business Days after such creation. Such notice shall include the name, state of incorporation and ownership of the capital stock or other ownership interests thereof. The Company shall cause the Mortgage Subsidiaries to engage exclusively in the Mortgage Banking Business. The Company shall deliver information relating to the organization, operations and finances of the Mortgage Subsidiaries as the Administrative Agent may reasonably request from time to time.
     7.21. Qualified Ratings. (a) The Company shall at all times have received at least one Qualified Rating of the Company’s Senior Indebtedness or the Indebtedness under the Agreement or any Indebtedness senior to the Subordinated Indebtedness from at least one

Qualified Rating Agency, and the Company shall have contracted with at least one such Qualified Rating Agency for the periodic modification and updating of such Qualified Ratings; provided, however, that, if the Company has only one such Qualified Rating, such Qualified Rating shall be from either Moody’s or S&P. The Company shall notify the Administrative Agent of any new rating of the Company’s Senior Indebtedness or its Indebtedness under this Agreement which the Company or any of its Subsidiaries receives or any modification of an existing rating of any such Indebtedness which the Company or any Subsidiary receives, in each instance within three (3) Business Days following the date of such receipt by a Senior Executive of the Company. The Company shall deliver to the Administrative Agent copies of any documents which the Company receives evidencing, describing or explaining or relating to such new or modified rating within such three- (3-) Business Day Period. If the Company shall at any time fail to have at least one Qualified Rating from either S&P or Moody’s pursuant to the first sentence above, the Company shall immediately notify the Administrative Agent of such failure.
          (b) The Borrower shall have a one-time election to have the Rating determined without reference to any Qualified Rating of Fitch, which election shall be exercised by written notice to the Administrative Agent.
     7.22. Updates to Schedules. Should any of the information or disclosures provided on Schedules 6, 9 and 10 become outdated or incorrect in any material respect, the Borrower and the Company shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedules as may be necessary or appropriate to update or correct the applicable schedules hereto (i) simultaneously with or promptly following the notice by any of the Loan Parties of a breach of covenant which renders one or more of such schedules misleading or (ii) within five (5) Business Days following the Administrative Agent’s request that the Borrower provide updates to either of those Schedules; provided, however that neither Schedule 6 nor Schedule 9 nor Schedule 10 shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of any covenant, warranty or representation resulting from the inaccuracy or incompleteness of either Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedules. The Borrower shall deliver to the Administrative Agent an updated Schedule 7, together with the delivery of the Borrower’s quarterly Compliance Certificate pursuant to Section 7.1(iv), if the information contained on the Schedule 7 then in effect shall have changed.
     7.23. Plans and Benefit Arrangements. Except as set forth in Schedule 9 or to the extent a violation of the foregoing would not reasonably be expected to have a Material Adverse Effect either individually or in the aggregate with all other violations:
(i)	The Company and each member of the Controlled Group shall comply with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. The Company shall not permit to occur any Prohibited Transaction with respect to any Benefit Arrangement or any Plan or with respect to any Multiemployer Plan or Multiple Employer Plan. The Company and all members of the Controlled Group shall make all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and

Multiemployer Plan, the Company and each member of the Controlled Group (i) shall fulfill their obligations under the minimum funding standards of ERISA, (ii) shall not incur any liability to the PBGC and (iii) shall not have asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.
(ii)	Each Multiemployer Plan and Multiple Employer Plan shall be able to pay benefits thereunder when due.

(iii)	Neither the Company nor any other member of the Controlled Group shall institute proceedings to terminate any Plan.

(iv)	The Company shall not permit to occur any event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA shall be made to any Plan.

(v)	The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed from time to time in and as of the date of the actuarial reports for such Plan shall not exceed the aggregate fair market value of the assets of such Plan.

(vi)	Neither the Company nor any other member of the Controlled Group shall incur any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any other member of the Controlled Group shall be notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and no Multiemployer Plan or Multiple Employer Plan shall be reorganized or terminated, within the meaning of Title IV of ERISA.

(vii)	To the extent that any Benefit Arrangement is insured, the Company and all members of the Controlled Group shall pay when due all premiums required to be paid. To the extent that any Benefit Arrangement is funded other than with insurance, the Company and all members of the Controlled Group shall make all contributions required to be paid for all prior periods.
     7.24. Employment Matters. The Loan Parties shall comply with the Labor Contracts and all applicable labor and employment Laws including, but not limited to, those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would have a Material Adverse Effect either individually or in the aggregate with all other such failures. The Company and the Borrower shall not permit any grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or strikes or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any Loan Party that in any case or in the aggregate would have a Material Adverse Effect.

     7.25. Environmental Matters. Except as disclosed on Schedule 10 hereto:
(i)	Except for violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, (A) no Environmental Complaint shall be issued by any Official Body or other Person alleging that any Loan Party or any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. § 9601, et seq. and (B) the Company and the Borrower shall not permit to occur any Environmental Complaint relating to any Loan Party or any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions.

(ii)	Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, (A) the Company and the Borrower shall not permit to occur any circumstances at, on or under the Property that constitute a breach of or non-compliance with any of the Environmental Laws or (B) any past or present Environmental Conditions at, on or under the Property or at, on or under adjacent property, that prevent compliance with Environmental Laws at the Property.

(iii)	Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to have a Material Adverse Effect, neither the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder shall contain or use Regulated Substances except in compliance with Environmental Laws. The Company and the Borrower shall not permit to occur any processes, facilities, operations, equipment or other activities at, on or under the Property, or at, on or under adjacent property that result in the release or threatened release of Regulated Substances onto the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise a violation of any Environmental Laws, or are not likely to have a Material Adverse Effect either individually or in the aggregate.

(iv)	Except for violations or failures which individually and in the aggregate are not likely to have a Material Adverse Effect, (A) the Company and the Borrower shall not permit any underground storage tanks, or underground piping associated with such tanks, to be used for the management of Regulated Substances at, on or under the Property that do not have a full operational secondary containment system in place or are not in compliance with all Environmental Laws, and (B) the Company and the Borrower shall not permit the abandonment of any underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under the Property, except those abandoned in place, or removed, in accordance with the Environmental Laws.

(v)	Except for violations or failures which individually and in the aggregate are not likely to have a Material Adverse Effect, (A)each Loan Party shall have all material permits, licenses, authorizations and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party as conducted by such Loan Party and (B) the Loan Parties shall submit all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to operations on the Property.

(vi)	Except for violations which individually and in the aggregate are not likely to have a Material Adverse Effect, all on-site generation, storage, processing, treatment, recycling, reclamation of disposal of Solid waste at, on, or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation and disposal of Solid Waste shall be done in accordance with the Environmental Laws.
     7.26. Environmental Certificates. The Borrowing Base Assets shall not include any Property for which a Loan Party has not obtained a completed certificate (including an accompanying Phase I environmental report which report shall be in conformity with industry standards) in respect of such Property in substantially the form of Exhibit L (an “Environmental Certificate”) from a qualified independent environmental engineer. The Borrower shall, at the request of the Administrative Agent, furnish to the Administrative Agent Environmental Certificates with respect to any Property requested by the Administrative Agent that the Borrower has included in the Borrowing Base, and may, in order to request approval of any exception on Exhibit A of an Environmental Certificate that is not a Permitted Environmental Exception so that the underlying assets may be included in the Borrowing Base, furnish an Environmental Certificate to the Administrative Agent. The Administrative Agent shall with reasonable promptness notify the Borrower and the Lenders of the Administrative Agent’s approval or disapproval of any exception on Exhibit A of any such Environmental Certificate that is not a Permitted Environmental Exception. The other Lenders shall have ten (10) Business Days to reverse such approval or disapproval by the vote of the Required Lenders, in the absence of which vote the Administrative Agent’s decision shall stand. The Borrower shall have the right from time to time to submit another Environmental Certificate in respect of Property that was not initially Environmentally Approved Land following the cleanup of any hazardous materials which constituted exceptions to a prior Environmental Certificate in respect of such Property. Neither the Administrative Agent nor any other Lender shall be liable to any Lender or to any Loan Party for any approval or disapproval of any exceptions in any Environmental Certificate made by it in good faith.
     7.27. Senior Debt Status. The Obligations will at all times rank (a) at least pari passu in priority of payment with all other Senior Indebtedness of the Loan Parties except Indebtedness secured by Permitted Liens and (b) prior in right of payment to all Subordinated Indebtedness.
     7.28. Financial Covenants.
     7.28.1. Leverage Ratio. The Company and the Borrower will not permit the Leverage Ratio at any time to be greater than 2.00 to 1.00.

     7.28.2. Borrowing Base. At any time that the Leverage Ratio as of the end of a fiscal quarter equals or exceeds 1.75 to 1.00, the Company and the Borrower will not permit the Borrowing Base (determined as of the end of such fiscal quarter and set forth on the Borrowing Base Certificate required to be delivered for such fiscal quarter pursuant to Section 7.1(viii)) to be less than the sum of (a) Senior Indebtedness (other than Permitted Purchase Money Loans), plus (b) an amount equal to 125% of all Permitted Purchase Money Loans secured by any of the Borrowing Base Assets, it being understood that a Permitted Purchase Money Loan shall not be included in the foregoing calculation unless Borrower has included in the Borrowing Base the assets securing such Permitted Purchase Money Loan.
     7.28.3. Tangible Net Worth. The Company will maintain at the end of each fiscal quarter a Tangible Net Worth of not less than the amount by which (i) the sum of (a) $1,985,000,000, (b) 50% of Consolidated Net Income after July 31, 2005, and (c) 50% of the proceeds of capital stock of the Company sold by the Company after July 31, 2005 exceeds (ii) the aggregate amount paid by the Company for repurchase of its capital stock at any time after July 31, 2005 (but only to the extent such repurchases do not exceed the Maximum Deductible Amount (as defined below)). As used herein, the term “Maximum Deductible Amount” shall mean an amount equal to (A) the cost of purchases and repurchases by the Company or any of its Subsidiaries of capital stock of the Company made after July 31, 2005 not to exceed, in the aggregate during any one-year period (as measured from November 1 to October 31 of each year) ten percent (10%) of the Tangible Net Worth as of the end of the fiscal year of the Company preceding such one-year period, plus (B) in addition to the purchases and repurchases of capital stock under clause (A), the cost of other purchases or repurchases by the Company or any of its Subsidiaries of capital stock of the Company at any time, not to exceed $35,000,000 in the aggregate after July 31, 2005.
     7.28.4. Mortgage Subsidiaries. The Company and the Borrower shall not permit the ratio of Mortgage Subsidiaries’ Liabilities to Mortgage Subsidiaries’ Adjusted Shareholders Equity to exceed at the end of any fiscal quarter 15.0 to 1.0.
     7.29. Financial Contracts. No Loan Party will enter into or remain liable upon any Financial Contract, except for Financial Contracts entered into for the purpose of managing interest rate risks associated with Indebtedness of the Toll Group and other risks associated with the business of the Toll Group and not for speculative purposes.
ARTICLE VIII
DEFAULTS
     The occurrence of any one or more of the following events shall constitute a Default:
     8.1 Any representation or warranty made or deemed made by or on behalf of any Loan Party to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

     8.2 (i) Nonpayment of principal of any Loan when due, or (ii) nonpayment of interest upon any Loan or of any fee or other Obligations under any of the Loan Documents within five days after notice (which notice may include a billing statement therefor) that the same is due.
     8.3 The breach by any Loan Party (other than a breach which constitutes a Default under another Section of this Article VIII) of any of the terms or provisions of this Agreement or any of the other Loan Documents which is not cured within thirty days after notice thereof given in accordance with Section 14.1 or after the date on which any Senior Executive becomes aware of the occurrence thereof, whichever first occurs (such grace period to be applicable only in the event such breach can be cured by corrective action of the Loan Parties as determined by the Administrative Agent in its sole discretion).
     8.4 Failure of any Loan Party to pay when due any Indebtedness (other than Permitted Nonrecourse Indebtedness) aggregating in excess of $10,000,000 (“Material Indebtedness”); or the default by any Loan Party in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement or agreements under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of any Loan Party shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or any Loan Party shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.
     8.5 Any Loan Party shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or limited liability company action to authorize or effect any of the foregoing actions set forth in this Section 8.5 or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.6.
     8.6 Without the application, approval or consent of a Loan Party, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Loan Party or any Substantial Portion of the Property of the Loan Parties, or a proceeding described in Section 8.5(iv) shall be instituted against any Loan Party and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.
     8.7 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any Loan Party which, when taken together with all other Property of the Loan Parties so condemned, seized, appropriated, or taken custody or control of, during the period of four consecutive fiscal quarters ending with the quarter in which any such action occurs, constitutes a Substantial Portion.
     8.8 The Loan Parties shall fail within 30 days to pay, bond or otherwise discharge any one or more judgments or orders for the payment of money (other than in respect of Permitted Nonrecourse Indebtedness) in excess of $10,000,000 in the aggregate, which are not stayed on appeal or otherwise being appropriately contested in good faith.
     8.9 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000 or any Reportable Event shall occur in connection with any Plan.
     8.10 The Company or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan or Multiple Employer Plan that it has incurred withdrawal liability to such Multiemployer Plan or Multiple Employer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans or Multiple Employer Plan by the Company or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $5,000,000 per annum.
     8.11 The Company or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans and Multiple Employer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans and Multiple Employer Plans for the respective plan years of each such Multiemployer Plan and Multiple Employer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000.
     8.12 Any Loan Party shall (i) be the subject of any proceeding or investigation pertaining to the release of any Regulated Substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii) or all such events in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     8.13 Any Change in Control shall occur.
     Any action shall be taken by a Loan Party to discontinue or to assert the invalidity or unenforceability of any Guaranty Agreement, or any Guarantor shall deny that it has any further liability under any Guaranty Agreement to which it is a party, or shall give notice to such effect.
     8.14 Any Loan Document shall fail to remain in full force and effect unless released by the Lenders.
     8.15 The representations and warranties set forth in Section 6.14.1 (“Plan Assets; Prohibited Transactions”) shall at any time not be true and correct.

     The Borrower may cure any Default (other than any failure to pay the Obligations) that relates exclusively to a Designated Guarantor by Conversion of such Designated Guarantor to a Non-Loan Party, to the extent permitted by and subject to and in accordance with the provisions of Section 10.13, provided that such Conversion is completed (except as otherwise provided in Section 10.13(b)) not later than thirty (30) days after the first to occur of (a) such Default or (b) the day that a Senior Executive of the Company first learned of the Unmatured Default that, with the lapse of time or giving of notice, or both, has ripened or may ripen into such Default.
ARTICLE IX
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
     9.1. Acceleration. If any Default described in Section 8.5 or 8.6 occurs with respect to the Borrower or the Company, the obligations of the Lenders to make Loans hereunder and the obligations of the Lenders to issue, amend or extend any Facility Letter of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the written consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of any Lender to issue, amend or extend any Facility Letter of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.
     If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and of the Issuing Bank(s) to issue, amend or extend Facility Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 8.5 or 8.6 with respect to the Borrower or the Company) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.
     9.2. Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders), the Borrower and the Company may enter into agreements for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such agreement or any waiver shall, (a) without the consent of all of the Lenders under the affected Facility:
(i)	Extend the final maturity of any Loan under such Facility (except as provided in Section 2.17) or forgive all or any portion of the principal amount thereof, or reduce the rate (whether by modification of the Pricing Schedule or otherwise) or extend the time for payment of or forgive interest or fees thereon; or

(ii)	Extend the Facility Termination Date under such Facility (except as provided in Section 2.17), or increase the amount of the Commitment of any Lender under such Facility (except as agreed to by such Lender pursuant to the provisions of Section 2.18);
or (b) without the consent of all Lenders:
(i)	Permit the Borrower to assign its rights under this Agreement; or

(ii)	Increase the amount of the Aggregate Facility (except as provided in Section 2.18); or

(iii)	Reduce, directly or indirectly, the percentage specified in the definition of “Majority Lenders or” “Required Lenders,” “Required Revolving Credit Lenders” or “Required Term Lenders” or change any provision that calls for consent, approval or other action by the Majority Lenders, Required Lenders, Required Revolving Credit Lenders, Required Term Lenders, all Lenders or any particular affected Lender; or

(iv)	Amend this Section 9.2 or Section 12.1; or

(v)	Release any Guarantor (except for the release of a Designated Guarantor as provided in Section 10.13).
No amendment of any provision of this Agreement relating to the Administrative Agent or the Swing Line Lender shall be effective without its written consent, and no amendment of any provision of this Agreement relating to any outstanding Facility Letter of Credit issued by any Issuing Bank shall be effective without its written consent. The Administrative Agent may waive payment of the fee required under Section 13.3.2 without obtaining the consent of any other party to this Agreement.
     9.3. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance, amendment or extension of a Facility Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or the issuance, amendment or extension of such Facility Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

ARTICLE X
GENERAL PROVISIONS
     10.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans and the issuance of the Facility Letters of Credit herein contemplated.
     10.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
     10.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
     10.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Company, Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Company, the Administrative Agent and the Lenders relating to the subject matter thereof (other than the Administrative Agent’s Fee Letter).
     10.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint or joint and several and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arrangers (and, in the case of the provisions of Section 10.6(b), any other Person indemnified by the Borrower thereunder) shall enjoy the benefits of the provisions of Sections 10.6, 10.10 and 11.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its, his or her own behalf and in its, his or her own name to the same extent as if it, he or she were a party to this Agreement.
     10.6. Expenses; Indemnification. (a) The Borrower shall reimburse the Administrative Agent and JPMSI for any costs, internal charges and out-of-pocket expenses (including attorneys’ fees and expenses of attorneys for the Administrative Agent and JPMSI and (but only (1) after the occurrence of any Default or (2) with the Borrower’s prior approval, which shall not be unreasonably withheld) other advisors and professionals engaged by the Administrative Agent or JPMSI) paid or incurred by the Administrative Agent or JPMSI in connection with the preparation, negotiation, execution, delivery, syndication, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, JPMSI and the Lenders for any costs, internal charges and out-of-pocket expenses (including fees and expenses of attorneys for the Administrative Agent, JPMSI and the Lenders), paid or incurred by the Administrative Agent, JPMSI or any Lender in connection with the collection and enforcement of the Loan Documents.

          (b) The Borrower hereby further agrees to indemnify the Administrative Agent, each Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable fees and expenses of attorneys and other expenses of litigation or preparation therefor whether or not the Administrative Agent, either Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 10.6 shall survive the termination of this Agreement.
     10.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall (if the Administrative Agent so requests) be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.
     10.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.
     10.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
     10.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, either Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower, the Company or any other Loan Party. Neither the Administrative Agent, either Arranger nor any Lender undertakes any responsibility to the Borrower, the Company or any other Loan Party to review or inform the Borrower, the Company or any other Loan Party of any matter in connection with any phase of the Borrower’s, the Company’s or any other Loan Party’s business or operations. The Borrower and the Company agree that neither the Administrative Agent, either Arranger nor any Lender shall have liability to the Borrower, the Company or any other Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower, the Company or any other Loan Party in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, either Arranger nor any Lender shall have any liability with respect to, and the Borrower, the Company and each other Loan Party hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower, the Company or any other Loan Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.
     10.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 13.4.
     10.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.
     10.13. Conversion and Non-Designation of Designated Guarantors. (a) The Borrower may, by written notice to the Administrative Agent, request that a Designated Guarantor be released from its Guaranty Agreement and thereby be converted to a Non-Loan Party (a “Conversion”) or that a Wholly-Owned Subsidiary of the Company not be required to be designated as a Designated Guarantor (a “Non-Designation”), on and subject to the following conditions:
(i)	No Default or Unmatured Default shall exist (except any Default or Unmatured Default that will be cured as a result of such Conversion or Non-Designation) and no other Default or Unmatured Default will exist as a result of such Conversion or Non-Designation.

(ii)	In the case of a Conversion, the stockholders’ equity in such Designated Guarantor and in the case of a Non-Designation, the stockholders’ equity in such Wholly-Owned Subsidiary, shall not exceed five percent (5%) of the total consolidated stockholders’ equity in all Loan Parties. Determination of such percentages of stockholders’ equity shall be made as of the end of the most recent fiscal quarter of the Company for which the financial statements required under Sections 7.1(i) or (ii) (as applicable) are available at the time of such request for Conversion or Non-Designation.

(iii)	The stockholders’ equity in all Designated Guarantors that the Borrower requests to be converted into Non-Loan Parties in any period of four consecutive fiscal quarters and in all Wholly-Owned Subsidiaries of the Company that the Borrower requests not to be designated as Designated Guarantors during such four-quarter period shall not in the aggregate exceed ten percent (10%) (or fifteen percent (15%) if and to the extent necessary to permit the Borrower to cure a Default by Conversion of a Designated Guarantor) of the lowest total consolidated stockholders’ equity in all Loan Parties at the end of any fiscal quarter during such four-quarter period. Determination of such aggregate amounts of stockholders’ equity of such applicable Designated Guarantors or Wholly-Owned

Subsidiaries shall be made by adding the amounts of stockholders’ equity of each such applicable Designated Guarantor and Wholly-Owned Subsidiary (as determined at the time of request for Conversion of such Designated Guarantor or Non-Designation of such Wholly-Owned Subsidiary in accordance with clause (ii) above).

(iv)	The disposition by the Company of such Designated Guarantor (in the case of a Conversion) or Wholly-Owned Subsidiary (in the case of a Non-Designation) would not have a material effect on the homebuilding business of the other Loan Parties, operationally or otherwise.

(v)	The Borrower shall deliver to the Administrative Agent, together with the Borrower’s notice requesting the Conversion of a Designated Guarantor or Non-Designation of a Wholly-Owned Subsidiary, a certificate of the Borrower and the Company, certifying that the conditions set forth in clauses (i) through (iv) above are satisfied with respect to such Conversion or Non-Designation, together with (A) in the case of a Conversion, a Compliance Certificate, as of the end of the most recent fiscal quarter for which financial statements are available, prepared taking into account such Conversion and a projection of the calculations for the Compliance Certificate for the next succeeding fiscal quarter and (B) in any case, such other evidence in support of the satisfaction of such conditions as the Administrative Agent shall request.

(vi)	Such Conversion or Non-Designation shall comply with the provisions of Section 10.13(d).
     Upon the Administrative Agent’s determination that the foregoing conditions with respect to the Conversion of a Designated Guarantor have been satisfied, the Administrative Agent shall (except as otherwise provided in Section 10.13(b)) promptly (1) execute and deliver, for and on behalf of itself and the Lenders, a release of such Designated Guarantor from its Guaranty Agreement, whereupon such Designated Guarantor shall cease to be a Designated Guarantor and Loan Party and shall be a Non-Loan Party, and (2) give notice to the Lenders of the Conversion of such Designated Guarantor. Upon the Administrative Agent’s determination that the foregoing conditions with respect to the Non-Designation of a Wholly-Owned Subsidiary of the Company have been satisfied, the Administrative Agent shall promptly give notice of such Non-Designation to the Borrower and the Lenders.
          (b) Notwithstanding the satisfaction of the conditions for Conversion of a Designated Guarantor pursuant to Section 10.13(a), if requested by the Borrower, the Administrative Agent may elect, in its sole discretion, not to release such Designated Guarantor from its Guaranty, in which event such Designated Guarantor shall remain a Guarantor but shall not constitute a Loan Party hereunder for purposes of compliance with the representations, warranties and covenants contained in this Agreement (including without limitation the covenants contained in Section 7.28) and the provisions of Article VIII. If the Administrative Agent so elects not to release such Designated Guarantor, it shall so notify the Borrower and the Lenders, and the Majority Lenders may at any time direct the Administrative Agent to release such Designated Guarantor from its Guaranty.

          (c) If prior to the release of a Designated Guarantor from its Guaranty, the Borrower determines and certifies to the Administrative Agent that the inclusion of such Designated Guarantor as a Loan Party hereunder for all purposes (including without limitation compliance with the covenants contained in Section 7.28) would not result in a Default or Unmatured Default, the Borrower may request the Administrative Agent to reinstate such Designated Guarantor as a Loan Party hereunder for all purposes. As a condition of any such reinstatement, the Administrative Agent may request the Borrower to deliver to the Administrative Agent evidence in support of the Borrower’s certification, including without limitation (i) a Compliance Certificate with respect to the most recent fiscal quarter for which financial statements of the Company are available, reflecting the inclusion of such Designated Guarantor as a Loan Party and evidencing compliance with the covenants hereunder and (ii) a projection of the Compliance Certificate for the next fiscal quarter, also reflecting the inclusion of such Designated Guarantor as a Loan Party and projecting compliance with the covenants hereunder. Upon the Administrative Agent’s approval of the Borrower’s certification and supporting evidence, the Administrative Agent shall notify the Borrower and the Lenders that such Designated Guarantor has been so reinstated, and from and after the delivery of such notice, such Designated Guarantor shall again be a Loan Party hereunder for all purposes.
          (d) At all times after the Borrower has satisfied the conditions of Conversion of a Designated Guarantor as provided in Section 10.13(a) but prior to the release of such Designated Guarantor from its Guaranty, all reports required to be furnished under Section 7.1 hereof or any other provisions of this Agreement shall exclude such Designated Guarantor as a Loan Party hereunder unless and until such Designated Guarantor is reinstated as a Loan Party as provided in Section 10.13(c).
     10.14. Non-Funding Lender. Except for matters described in Section 9.2, a Non-Funding Lender shall not have any voting rights under this Agreement.
     10.15. USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower and the Company that pursuant to the requirements of the Act, it is or may be required to obtain, verify and record information that identifies the Borrower and the Guarantors which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the Act.
ARTICLE XI
THE ADMINISTRATIVE AGENT
     11.1. Appointment; Nature of Relationship. JPMorgan Chase is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a “representative” of the Lenders within the meaning of the term “secured party” in the Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.
     11.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties (other than those of good faith and fair dealing) to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent. The Administrative Agent shall exercise the same care in its administration of the Facilities as it would exercise in the administration of a loan facility entirely for its own account.
     11.3. General Immunity. Neither the Administrative Agent nor any Agent nor any of the directors, officers, agents or employees of the Administrative Agent or any Agent shall be liable to the Borrower or other Loan Party, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.
     11.4. No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any Agent nor any of the directors, officers, agents or employees of the Administrative Agent or any Agent shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder or any issuance, amendment or extension of a Facility Letter of Credit hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Administrative Agent; (d) except as otherwise provided in this Article XI, the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower, the Company or any other Loan Party or their respective Subsidiaries. The Administrative Agent shall promptly disclose to the Lenders all information furnished by the Borrower or the Company pursuant to the requirements of this Agreement but shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower or the Company to the Administrative Agent at such time, but that is voluntarily furnished by the Borrower or the Company to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity). Notwithstanding anything to the contrary contained herein, Administrative Agent shall make available promptly after the date of this Agreement to any Lender copies of all Loan Documents in its possession which are requested by such Lender. Administrative Agent shall also furnish to all Lenders promptly copies of any notices of an Unmatured Default or Default issued by Administrative Agent to Borrower and copies of financial statements and compliance certificates required by this Agreement that are received by Administrative Agent from Borrower (and not furnished directly by Borrower to the Lenders).
     11.5. Action on Instructions of Lenders. Except with respect to matters requiring consent or approval of all Lenders or of particular affected Lenders, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or the Majority Lenders to the extent that this Agreement provides therefor), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or the Majority Lenders to the extent that this Agreement provides therefor). The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata (in their respective Ratable Shares) against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
     11.6. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.
     11.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.
     11.8. Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent, solely in its capacity as such, ratably, in their respective Ratable Shares, (a) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the

Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided, however, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.
     11.9. Notice of Default. The Administrative Agent shall not be deemed to have actual knowledge or notice of the occurrence of any Default or Unmatured Default hereunder (other than a Default under Section 8.2) unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default” or that such notice is delivered pursuant to Section 7.3 hereof. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.
     11.10. Rights as a Lender. In the event the Administrative Agent or any Agent is a Lender, the Administrative Agent or such Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitments and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent or such Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent or such Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent or such Agent in its individual capacity. The Administrative Agent, any Agent and their respective Affiliates, and each of the other Lenders, may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower, the Company or any of its Subsidiaries in which the Borrower, the Company or such Subsidiary is not restricted hereby from engaging with any other Person.
     11.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Agent, either Arranger or any other Lender and based on the financial statements prepared by the Borrower or the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Agent, either Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.
     11.12. Successor Administrative Agent. The Administrative Agent may resign at any time, and shall resign immediately if the sum of its Revolving Credit Commitment and Term

Loans shall at any time be less than $20,000,000, by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, sixty days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower, the Company and the Lenders, a successor Administrative Agent subject to the consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower, the Company and the Lenders, a successor Administrative Agent subject to the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted (i) the appointment and (ii) unless the successor Administrative Agent is an Affiliate of the prior Administrative Agent, an assignment of the Swing Line Commitment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents, except for liabilities accrued, or arising from its acts or omissions prior to, such resignation or removal. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article XI shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 11.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.
     11.13. Administrative Agent’s Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees agreed to by the Borrower and the Administrative Agent pursuant to the Administrative Agent’s Fee Letter or as otherwise agreed by them from time to time.

     11.14. Delegation to Affiliates. The Borrower, the Company and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles X and XI.
     11.15. Agents’ Responsibilities and Duties. None of the Agents shall have any responsibilities hereunder in its capacity as an Agent. Without limiting the foregoing, none of the Agents shall have or be deemed to have a fiduciary relationship with the Borrower or any Lender.
ARTICLE XII
SETOFF; RATABLE PAYMENTS
     12.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower or the Company becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower or the Company may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.
     12.2. Ratable Payments. If any Lender under a Facility, whether by setoff or otherwise, has payment made to it upon its Loans under such Facility (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5 or payments made in respect of Competitive Bid Loans or Swing Line Advances in accordance with Section 2.10(b)) in a greater proportion than that received by any other Lender under such Facility, such Lender agrees, promptly upon demand, to purchase a portion of the Ratable Loans held by the other Lenders under such Facility so that after such purchase each Lender under such Facility will hold its ratable proportion of Ratable Loans under such Facility. If any Lender under a Facility, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations under such Facility or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders under such Facility share in the benefits of such collateral ratably in proportion to their Loans under such Facility. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
ARTICLE XIII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
     13.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Company and the Lenders and their respective successors and assigns, except that (a) neither the Borrower nor the Company shall have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 13.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrower, the Company or the Administrative Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.
     13.2. Participations.
     13.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell (i) to any Person participating interests in any Competitive Bid Loan held by such Lender, and (ii) to a Qualified Bank (“Participant”) participating interests in any Ratable Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. The consent of the Borrower and the Administrative Agent shall be required prior to a sale of a participating interest described in clause (ii) above becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consents shall not be unreasonably withheld. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower, the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.
     13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date under the applicable Facility (except as provided in Section 2.17), postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any Guarantor (except for a release of a Designated Guarantor as provided in Section 10.13) of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

     13.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.
     13.3. Assignments.
     13.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law (and, in the case of any assignment of the Swing Line Commitment, in compliance with Section 13.3.3), at any time assign to a Qualified Bank (“Purchaser”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit M or in such other form as may be agreed to by the parties thereto (an “Assignment and Assumption”). Except as otherwise hereinafter provided, the consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Unless each of the Administrative Agent and the Borrower otherwise consents (except that, if a Default has occurred and is continuing, the consent of the Borrower shall not be required, including with respect to clause (b) below), (a) each such assignment (other than an assignment of a Competitive Bid Loan) shall (unless it is an assignment of a Lender’s entire interest in a Facility) be in an amount not less than $5,000,000 and in integral multiples of $1,000,000, and (b), except as otherwise hereinafter provided, no assignment shall be made that would reduce the sum of the Revolving Credit Commitment and Term Loans of a Lender and its Affiliates (in the aggregate) to an amount less than the greater of (i) $10,000,000 or (ii) thirty-five percent (35%) of the sum of such Lender’s Revolving Credit Commitment and Term Loans as of the date of this Agreement or as of any later date on which it first became a Lender hereunder (or, in the case of this clause (ii), such lesser amount to which the Borrower may, in its sole discretion, agree in writing). Notwithstanding the foregoing, if the Obligations shall become due and payable, whether at maturity or by acceleration or otherwise, or any payment of principal or interest hereunder shall not be paid within 45 days after such payment shall be due, any Lender may assign all or (subject to the Administrative Agent’s consent to any assignment that does not comply with the limitations contained in clause (a) above) any part of its rights and obligations under the Loan Documents to any Person (other than the Borrower, the Company or any Affiliate of the Borrower or of the Company) without consent by the Borrower or the Administrative Agent. Any consents of the Borrower or the Administrative Agent under this Section 13.3.1 shall not be unreasonably withheld or delayed.
     13.3.2. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an Assignment and Assumption, together with any consents required by Section 13.3.1, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Assignment and Assumption. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Revolving Credit Lender and/or Term Lender (as applicable) party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Revolving Credit Lender and/or Term Lender (as applicable) under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Loan Party, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Credit Commitment and/or Loans (as applicable) assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Credit Commitments and/or Term Loans (as applicable), as adjusted pursuant to such assignment. Such transferor Lender shall continue to be entitled to the benefit of Sections 3.1, 3.2, 3.4, 3.5, 4.9 and 10.6(b) (to the extent such Lender’s entitlement to such benefit arose out of its position as a Lender prior to the applicable assignment).
     13.3.3. Swing Line Commitment. The Swing Line Commitment may be assigned only to an Affiliate of the Administrative Agent or to a successor Administrative Agent.
     13.4. Dissemination of Information. The Borrower and the Company authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower, the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees in writing to be bound by Section 10.11 of this Agreement.
     13.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).
ARTICLE XIV
NOTICES
     14.1. Notices. Except as otherwise permitted by Section 2.12, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Company or the Administrative Agent, at the address(es) or facsimile number(s) set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire delivered to the Administrative Agent or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent or Swing Line Lender under Article II or an Issuing Bank or the Administrative Agent under Article IV shall not be effective until received.
     14.2. Change of Address. The Borrower, the Company, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.
ARTICLE XV
COUNTERPARTS
     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.
ARTICLE XVI
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
     16.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
     16.2. CONSENT TO JURISDICTION. THE BORROWER AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, AND THE BORROWER AND THE COMPANY HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER, THE COMPANY OR ANY OTHER LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
     16.3. WAIVER OF JURY TRIAL. THE BORROWER, THE COMPANY AND THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY

WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER: FIRST HUNTINGDON FINANCE CORP.
By:	/s/ Joel H. Rassman
Joel H. Rassman, Executive Vice President and
Chief Financial Officer

COMPANY: TOLL BROTHERS, INC.
By:	/s/ Joel H. Rassman
Joel H. Rassman, Executive Vice President and
Chief Financial Officer

Addresses for the Borrower and the Company:
Toll Brothers, Inc.
250 Gibraltar Road
Horsham, PA 19044
Attention: Joel Rassman
Telecopy: 215/938-8010
with copies to:
Toll Brothers, Inc.
250 Gibraltar Road
Horsham, PA 19044
Attention: Robert Toll
Telecopy: 215/938-8010
And
Toll Brothers, Inc.
250 Gibraltar Road
Horsham, PA 19044
Attention: Don H. Liu
Telecopy: 215/938-8255

And
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street
51st Floor
Philadelphia, PA 19103-7599
Attention: Richard Perelman
Telecopy: 215/864-8999

JPMORGAN CHASE BANK, N.A. Individually and as Administrative Agent
By:	/s/ Kimberly Turwer
	Name:	Kimberly Turwer
	Title:	VICE PRESIDENT

JPMorgan Chase Bank, N.A.
270 Park Avenue — 15th Fl. New York, NY 10017 Attention: Daniella Cassagnol Telecopy: (212) 270-3513

with a copy to

JPMorgan Chase Bank, N.A.
277 Park Avenue — 3rd Fl. New York, NY 10072 Attention: Kimberly Turner Telecopy: (646) 534-0574

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

THE ROYAL BANK OF SCOTLAND PLC
By:	/s/ David Apps
	Name:	David Apps
	Title:	Managing Director

103(A)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A.
By:	/s/ Stephen B. Carlson
	Name:	Stephen B. Carlson
	Title:	Vice President

103(B)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

BANK OF COMMUNICATIONS, NEW YORK BRANCH
By:	/s/ Shelley He
	Name:	Shelley He
	Title:	Deputy General Manager

103(C)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

BANK HAPAOLIM B.M.
By:	/s/ James P. Surless
	Name:	JAMES P. SURLESS
	Title:	VICE PRESIDENT

By:	/s/ Lenroy Hackett
	Name:	LENROY HACKETT
	Title:	FIRST VICE PRESIDENT

103(D)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

BNP PARIBAS
By:	/s/ Duane Helkowski
	Name:	DUANE HELKOWSKI
	Title:	MANAGING DIRECTOR

By:	/s/ Angela B. Arnold
	Name:	ANGELA B. ARNOLD
	Title:	Director

103(E)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

CALIFORNIA BANK AND TRUST
By:	/s/ Aegea Herring
	Name:	AEGEA HERRING
	Title:	SENIOR VICE PRESIDENT

103(F)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

CALYON NEW YORK BRANCH
By:	/s/ Samuel L. Hill
Samuel L. Hill
Managing Director

By:	/s/ Robert Nelson
Robert Nelson
Managing Director

103(G)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

CITICORP NORTH AMERICA, INC.
By:	/s/ Niraj R. Shah
	Name:	Niraj R. Shah
	Title:	Vice President

103(H)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

COMERICA BANK
By:	/s/ Charles Weddell
	Name:	Charles Weddell
	Title:	Vice President

103(I)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

COMMERCE BANK, N.A.
By:	/s/ Seth Mackler
	Name:	Seth Mackler
	Title:	Vice President

103(J)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

COMPASS BANK
By:	/s/ Johanna Dukepalk
	Name:	JOHANNA DUKEPALK
	Title:	SENIOR VICE PRESIDENT

103(K)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

FIFTH THIRD BANK
By:	/s/ Christine L. Wagner
	Name:	Christine L. Wagner
	Title:	Vice President

103(L)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

FIRST COMMERCIAL BANK, NEW YORK AGENCY
By:	/s/ Bruce M. J. Ju
	Name:	Bruce M. J. Ju
	Title:	VP & General Manager

103(M)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATE CREDIT AGREEMENT

GUARANTY BANK
By:	/s/ Amy Satsky
	Name:	Amy Satsky
	Title:	Vice President

103(N)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

HSBC BANK USA, N.A.
By:	/s/ Timothy J. Mertens
	Name:	Timothy J. Mertens
	Title:	Vice President

103(O)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

HYPO REAL ESTATE CAPITAL CORPORATION
By:	/s/ Celeste Stinson
	Name:	Celeste Stinson
	Title:	Director

By:	/s/ Roy Chin
	Name:	ROY CHIN
	Title:	MANAGING DIRECTOR

103(P)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

INTERNATIONAL COMMERCIAL BANK OF CHINA NEW YORK AGENCY
By:	/s/ Nae-Yee Lung
	Name:	NAE-YEE LUNG
	Title:	EVP & GENERAL MANAGER

103(Q)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

KBC BANK N.V.
By:	/s/ Christopher Niederprlem
	Name:	CHRISTOPHER NIEDERPRLEM
	Title:	Account Officer Associate

By:	/s/ Robert Snauffer
	Name:	Robert Snauffer
	Title:	First Vice President

103(R)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Leticia Ruiz
	Name:	Leticia Ruiz
	Title:	First Vice President

103(S)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ Brian J. Sohocki
	Name:	Brian J. Sohocki
	Title:	Vice President

103(T)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

MIZUHO CORPORATE BANK, LTD.
By:	/s/ Raymond Ventura
	Name:	Raymond Ventura
	Title:	Deputy General Manager

103(U)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

NATEXIS BANQUE POPULAIRES
By:	/s/ Guillaume De Parscau
	Name:	Guillaume De Parscau
	Title:	Business Development — First Vice President

By:	/s/ Patrick Owens
	Name:	Patrick Owens
	Title:	Financials Institutions, VP, Group Manager

103(V)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

WASHINGTON MUTUAL BANK, FA
By:	/s/ Paul S. Ulrich
	Name:	Paul S. Ulrich
	Title:	SVP

103(W)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

THE NORINCHUKIN BANK, NEW YORK BRANCH
By:	/s/ Toshifumi Tsukitani
	Name:	Toshifumi Tsukitani
	Title:	General Manager

103(X)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

THE NORTHERN TRUST COMPANY
By:	/s/ Daniel R. Hintzen
	Name:	Daniel R. Hintzen
	Title:	Vice President

103(Y)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

NORTH FORK BANK
By:	/s/ Philip Davi
	Name:	Philip Davi
	Title:	Senior Vice President

103(Z)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Douglas G. Paul
	Name:	Douglas G. Paul
	Title:	Senior Vice President

103(AA)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

SUNTRUST BANK
By:	/s/ W. John Wendler
	Name:	W. John Wendler
	Title:	Senior Vice President

103(AB)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Jeffrey D. Wallace
	Name:	Jeffrey D. Wallace
	Title:	Senior Vice President

103(AC)

SIGNATURE PAGE TO FIRST HUNTINGDON FINANCE CORP. AMENDED AND
RESTATED CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORP.
By:	/s/ William M. Ginn
	Name:	William M. Ginn
	Title:	General Manager

103(AD)

PRICING SCHEDULE

	Level I	Level II	Level III	Level IV	Level V
Rating	BBB+/Baa1 or higher	BBB/Baa2	BBB-/Baa3	BB+/Ba1	BB/Ba2 or lower
Leverage Ratio	≤ .50x	> .50x ≤ .75x	> .75x ≤ 1.25x	>1.25x ≤1.75x	> 1.75x
Applicable Ratable Advance Margin for Revolving Credit Facility for Eurodollar Rate and Fixed CD Rate Loans and LC Fee Rate	0.375%	0.475%	0.575%	0.775%	0.90%
Facility Fee for Revolving Credit Facility	0.125%	0.15%	0.175%	0.225%	0.225%
Applicable Ratable Advance Margin for Term Loan Facility for Eurodollar Rate and Fixed CD Rate Loans	0.375%	0.50%	0.625%	0.75%	1.00%
For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:
     “Financials” means the annual or quarterly financial statements of the Company delivered pursuant to Section 6.4 or Section 7.1(i) or (ii).
     “Level” means the level (whether I, II, III, IV or V) in the foregoing table that corresponds to an applicable item in any other column in the foregoing table. By way of illustration, the Rating Level of Level IV is BB+/Ba1. For purposes of comparing Levels, Level I is referred to as the lowest Level and Level V as the highest Level.
     “Pricing Level” means, with respect to the Applicable Margins, at any date, the Level in the foregoing table that corresponds to the lower of (a) the then current Level of the Rating and (b) the then current Level of the Leverage Ratio, unless (i) the Level of the Leverage Ratio and the Level of the Rating differ by two or more Levels, in which event the Pricing Level shall be one Level lower than the higher of such two Levels or (ii) the Company has no Qualified Rating from a Qualified Rating Agency, in which event the Pricing Level shall be one Level higher than the Level of the Leverage Ratio.
     The Applicable Margins shall be determined in accordance with the foregoing table based on the then current Pricing Level. Adjustments, if any, in the Applicable Margins resulting from a change in the Leverage Ratio shall be effective five Business Days after the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 7.1, then, until five days after such Financials are so delivered, the Applicable Margins shall be at the Level of the Rating or, if the Company has no Qualified Rating from a Qualified Rating Agency, at the highest Pricing Level set forth in the foregoing table. If the annual Financial Statements at any time delivered

1

pursuant to Section 7.1(i) result in a Pricing Level that is higher than the Pricing Level that was in effect at any time on or after the first day of the third calendar month (the “Adjustment Date”) following the fiscal year to which such Financial Statements apply, there shall be a retroactive adjustment of the Pricing Level to the Adjustment Date such that all interest and fees determined hereunder from and after the Adjustment Date shall be determined as if such higher Pricing Level were in effect on the Adjustment Date. To the extent that the Borrower has theretofore made any payments of interest or fees with respect to the period from and after such Adjustment Date, the Borrower will pay to the Administrative Agent for the account of the Lenders, within ten (10) days of request therefor, an amount equal to the amount by which (A) the amount of interest and fees that would have been payable hereunder, on any date on which payments were made hereunder on or after the Adjustment Date and on or before the date of such request, had such payments been based upon the higher Pricing Level exceed (B) the interest and fees actually paid on any such date. Interest and fees payable hereunder after such request shall be based upon the adjusted Pricing Level. The Rating in effect on any date for the purposes of this Pricing Schedule is that in effect at the close of business on such date.

2

EXHIBIT A
FORM OF COMPETITIVE BID NOTE
                    , 200_
     First Huntingdon Finance Corp., a Delaware corporation (the “Borrower”), promises to pay, on or before the Revolving Credit Facility Termination Date, to the order of                                          (the “Lender”) the aggregate unpaid principal amount of all Competitive Bid Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement hereinafter referred to (as the same may be amended or modified, the “Agreement”), in lawful money of the United States in immediately available funds at the main office of JPMorgan Chase Bank, N.A., as Administrative Agent, in New York, New York, together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement.
     This Note (Competitive Bid Loans) is one of the Notes issued pursuant to, and is entitled to the benefits of the Amended and Restated Credit Agreement dated as of March 17, 2006, among the Borrower, Toll Brothers, Inc., JPMorgan Chase Bank, N.A., individually and as Administrative Agent, and the lenders named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

FIRST HUNTINGDON FINANCE CORP.
By:
Title:

3

EXHIBIT B
FORM OF COMPETITIVE BID QUOTE
(Section 2.3.4)
                    , 20
To:	JPMorgan Chase Bank, N.A., as Administrative Agent (1) Attn:

Re:	Competitive Bid Quote to First Huntingdon Finance Corp. (the “Borrower”)
In response to your Invitation for Competitive Bid Quotes dated                     , 200_, the undersigned hereby makes the following Competitive Bid Quote pursuant to Section 2.3.4 of the Amended and Restated Credit Agreement dated as of March 17, 2006 (the “Agreement”) among the Borrower, Toll Brothers, Inc., the Lenders (including the undersigned) party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, on the following terms:
1.	Quoting Lender:

2.	Person to contact at Quoting Lender:

3.	Borrowing Date: , 20___ (2)

4.	The undersigned hereby offers to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

	Interest	[Competitive		[Absolute		Minimum
Principal Amount(3)	Period(4)	Bid Margin(5)]		Rate(6)]		Amount(7)

$________			%		%	$
5.	The maximum aggregate amount of the Competitive Bid Loans offered above which may be accepted by the Borrower is $ .(8)

1

     The undersigned understands and agrees that, subject to the satisfaction of the applicable conditions set forth in the Agreement, the undersigned is irrevocably obligated to make to the Borrower any Competitive Bid Loans(s) for which any of the foregoing offers is accepted, in whole or (subject to the limitations, if any, set forth above and the terms of the Agreement) in part. Capitalized terms used herein have the meaning assigned to them in the Agreement.

Very truly yours, [NAME OF REVOLVING CREDIT LENDER]
By:
Authorized Officer

1.	Change to First Huntingdon Finance Corp. if it is the Competitive Bid Agent

2.	As specified in the related Invitation.

3.	Principal amount bid for each Interest Period may not exceed principal amount requested. Bids must be made in an integral multiple of $1,000,000.

4.	As specified in the related Invitation.

5.	Competitive Bid Margin over or under the Adjusted LIBO Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether “PLUS” or “MINUS.”

6.	Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).

7.	Specify minimum amount which the Borrower may accept (see Section 2.3.4(b)(iv)).

8.	When more than one Competitive Bid Loan is offered, specify the maximum aggregate amount which may be accepted (see Section 2.3.4(b)(vi)).

2

EXHIBIT C
FORM OF COMPETITIVE BID QUOTE REQUEST
(Section 2.3.2)
                    , 20
To:	JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”)

From:	First Huntingdon Finance Corp. (the “Borrower”)

Re:	Amended and Restated Credit Agreement (the “Agreement”) dated as of March 17, 2006, among the Borrower, Toll Brothers, Inc., JPMorgan Chase Bank, N.A., individually and as Administrative Agent, and the Lenders party thereto.
     The undersigned hereby gives notice pursuant to Section 2.3.2 of the Agreement that the Borrower requests Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):
     Borrowing Date:                                         , 200_

Principal Amount(1)	Interest Period (2)

$
     Such Competitive Bid Quotes should offer a [Competitive Bid Margin][Absolute Rate]
     The Competitive Bid Agent with respect to this request shall be the [Administrative Agent/Borrower]
     Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Revolving Credit Lenders in response to this request, the Borrower shall be deemed to affirm as of such date the representations and warranties made in the Agreement to the extent specified in Article V thereof. Capitalized terms used herein have the meanings assigned to them in the Agreement.

FIRST HUNTINGDON FINANCE CORP.
By:
Title:

9.	Amount must be at least $10,000,000 and an integral multiple of $1,000,000.

1

10.	One, two, three, six, nine or twelve months (Eurodollar Auction) or at least 30 and up to 360 days (Absolute Rate Auction), subject to the provisions of the definitions of Eurodollar Interest Period and Competitive Bid Interest Period.

2

EXHIBIT D
FORM OF INVITATION FOR COMPETITIVE BID QUOTES
(Section 2.3.3)
                    , 20__
To:	[Name of Revolving Credit Lender]

Re:	Invitation for Competitive Bid Quotes to First Huntingdon Finance Corp. (the “Borrower”)
     Pursuant to Section 2.3.3 of the Amended and Restated Credit Agreement dated as of March 17, 2006 (the “Agreement”) among the Borrower, Toll Brothers, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, the undersigned is pleased [on behalf of the Borrower] to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Advance(s):
     Borrowing Date:                                         ,

Principal Amount	Interest Period

$
     Such Competitive Bid Quotes should offer a [Competitive Bid Margin][Absolute Rate]. Your Competitive Bid Quote must comply with Section 2.3.4 of the Agreement and the foregoing terms on which the Competitive Bid Quote Request was made. Capitalized terms used herein have the meanings assigned to them in the Agreement.
     Please respond to this invitation by no later than 10:00 a.m. New York time on                     , 20___.

JPMORGAN CHASE BANK, N.A., as Administrative Agent (1)
By:
Authorized Officer

11.	Change to First Huntingdon Finance Corp. if it is the Competitive Bid Agent

1

EXHIBIT E-1
FORM OF
REVOLVING CREDIT NOTE

$	, 200_
     First Huntingdon Finance Corp., a Delaware corporation (the “Borrower”), promises to pay to the order of                                                                       (the “Lender”) the lesser of the principal sum of                                                              Dollars or the aggregate unpaid principal amount of all Revolving Credit Ratable Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, N.A. in New York, New York, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Revolving Credit Facility Termination Date.
     This Revolving Credit Note is one of the Revolving Credit Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of March 17, 2006 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, Toll Brothers, Inc., the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein have the meanings attributed to them in the Agreement.

FIRST HUNTINGDON FINANCE CORP.
By:
Title:

1

EXHIBIT E-2
FORM OF TERM LOAN NOTE

$	, 200_
     First Huntingdon Finance Corp., a Delaware corporation (the “Borrower”), promises to pay to the order of                                                                                 (the “Lender”) the lesser of the principal sum of                                          Dollars or the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, N.A. in New York, New York, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Term Maturity Date.
     This Term Note is one of the Term Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of March 17, 2006 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, Toll Brothers, Inc., the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein have the meanings attributed to them in the Agreement.

FIRST HUNTINGDON FINANCE CORP.
By:
Title:

1

EXHIBIT F
FORM OF SWING LINE NOTE

$50,000,000	, 200___
     First Huntingdon Finance Corp., a Delaware corporation (the “Borrower”), promises to pay to the order of JPMorgan Chase Bank, N.A. (the “Swing Line Lender”) the lesser of the principal sum of Fifty Million Dollars ($50,000,000) or the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to Section 2.19 of the Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, N.A. in New York, New York as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of each Swing Line Loan in full on the first to occur of (a) the third Business Day following the making of such Swing Line Loan and (b) the Revolving Credit Facility Termination Date.
     This Note (Swing Line Loans) is one of the Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of March 17, 2006 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, Toll Brothers, Inc., the lenders party thereto, including the Swing Line Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein have the meanings attributed to them in the Agreement.

FIRST HUNTINGDON FINANCE CORP.
By:
Title:

1

EXHIBIT G
FORM OF COMMITMENT AND ACCEPTANCE*
     This Commitment and Acceptance (this “Commitment and Acceptance”) dated as of                                         ,                     , is entered into among the parties listed on the signature pages hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement (as defined below).
PRELIMINARY STATEMENTS
     Reference is made to that certain Amended and Restated Credit Agreement dated as of March 17, 2006 by and among First Huntingdon Finance Corp., Toll Brothers, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders that are parties thereto (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”).
     Pursuant to Section 2.18 of the Credit Agreement, the Borrower has requested an increase in the Aggregate Revolving Credit Commitment from $                                         to $                                        . Such increase in the Aggregate Revolving Credit Commitment is to become effective on                                                              ,                      (the “Increase Date”).** In connection with such requested increase in the Aggregate Commitment, the Borrower, the Administrative Agent and                                          (the “Accepting Lender”) hereby agree as follows:
     ACCEPTING LENDER’S COMMITMENT. Effective as of the Increase Date, [the Accepting Lender shall become a party to the Credit Agreement as a Lender, shall have (subject to the provisions of Section 2.18 of the Credit Agreement) all of the rights and obligations of a Lender thereunder, agrees to be bound by the terms and provisions thereof and shall thereupon have a Revolving Credit Commitment under and for purposes of the Credit Agreement in an amount equal to the] [the Revolving Credit Commitment of the Accepting Lender under the Credit Agreement shall be increased from $                                         to the] amount set forth opposite the Accepting Lender’s name on the signature pages hereof.
     [REPRESENTATIONS AND AGREEMENTS OF ACCEPTING LENDER. The Accepting Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment and Acceptance and to consummate the transactions contemplated hereby and to become a Revolving Credit Lender under the Credit Agreement, (ii) it is a Qualified Bank, (iii) from and after the Increase Date, it shall be bound by the provisions of the Credit Agreement as a Revolving Credit Lender thereunder and, to the extent of its Revolving Credit Commitment, shall have the obligations of a Revolving Credit Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements

*	Form to be revised for increases in Term Loan Facility.

**	This date is to be agreed upon by the Borrower, the Administrative Agent and the Accepting Lender. See Section 2.18(c) of the Credit Agreement.

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delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender , attached to this Commitment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Accepting Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Revolving Credit Lender.]***
     REPRESENTATIONS OF BORROWER. The Borrower hereby represents and warrants that, as of the date hereof and as of the Increase Date, (a) no event or condition shall have occurred and then be continuing which constitutes a Default or Unmatured Default (except for (a) Unmatured Defaults that will be cured, and that the Borrower hereby certifies will be cured, by the use of the proceeds of an Advance that the Borrower has requested under the Credit Agreement or by the issuance, amendment or extension of a Facility Letter of Credit that the Borrower has requested hereunder or (b) Unmatured Defaults (other than the failure to pay any Obligation) that are not reasonably likely to have a Material Adverse Effect and that the Borrower hereby certifies that it reasonably expects to cure before the date on which the same becomes a Default) and (b) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects (except to the extent any such representation or warranty is stated to relate solely to an earlier date).
     ADMINISTRATIVE AGENT’S FEE. On or before the Increase Date, the Accepting Lender shall pay to the Administrative Agent an administrative fee in the amount of $3,500.00.
     GOVERNING LAW. This Commitment and Acceptance shall be governed by the internal law, and not the law of conflicts, of the State of New York.

***	Paragraph 2 is to be included only if the Accepting Lender is not already a Revolving Credit Lender prior to the Increase Date.

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     IN WITNESS WHEREOF, the parties hereto have executed this Commitment and Acceptance by their duly authorized officers as of the date first above written.

FIRST HUNTINGDON FINANCE CORP.
By:
Name:
Title:

TOLL BROTHERS, INC.
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., As Administrative Agent
By:
Name:
Title:

$	[NAME OF ACCEPTING LENDER]
By:
Name:
Title:

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EXHIBIT H
Form of Opinion of Company’s General Counsel
                                            March ___, 2006
To:	The Administrative Agent and each Lender Party to the Credit Agreement Referred to Below c/o JPMorgan Chase Bank, N.A., as Administrative Agent 270 Park Avenue New York, NY 10017
Re:	Credit Agreement (the “Credit Agreement”), dated as of the date hereof, among First Huntingdon Finance Corp., (the “Borrower”), Toll Brothers, Inc. (the “Company”), the lenders party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agent(s) party thereto
Gentlemen:
     I am the General Counsel of the Borrower, the Company and the affiliates of the Company identified on the signature pages to the Guaranty referred to herein (such other entities, the “Designated Guarantors”; together with the Borrower and the Company, the “Loan Parties”), and have acted in that capacity in connection with the execution and delivery of the Credit Agreement and the transactions contemplated thereby. This opinion is furnished to you pursuant to Section 5.1(viii) of the Credit Agreement. Unless otherwise defined in this opinion, capitalized terms are used herein as defined in the Credit Agreement.
     In so acting, I, or people under my supervision, have examined executed originals or counterparts of the following documents, each dated the date hereof (the “Loan Documents”):
          the Credit Agreement;
          the Notes executed in connection with the closing of the Credit Agreement; and
          the Guaranty made by the Company and the Designated Guarantors.
     I have also examined, and relied upon the accuracy of factual matters contained in, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and other documents, and of certificates or comparable documents of public officials

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and of officers and representatives of the Loan Parties and have made such examinations of law as I have deemed necessary in connection with the opinions set forth below.
     I have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of documents submitted to me as certified, conformed, photostatic or facsimile copies.
     I have also assumed, without verification, that each of the Designated Guarantors is validly subsisting and in good standing under the laws of the state of its incorporation or formation.
     Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, I am of the opinion that:
     Each of the Designated Guarantors is an entity validly formed under the laws of the state of its formation.
     Each of the Designated Guarantors has the corporate power and authority to enter into and perform its obligations under the Loan Documents to which it is a party and to incur the obligations provided therein, and has taken all action necessary (including shareholder approvals to the extent necessary) to authorize the execution, delivery and performance of the Loan Documents to which it is a party.
     Each Loan Document has been duly executed and delivered on behalf of each Designated Guarantor which is a party to such Loan Document.
     I express no opinion as to the law of any jurisdiction other than the federal law of the United States, the law of the Commonwealth of Pennsylvania and the General Corporation Law of the State of Delaware.
     This opinion may be relied upon by you and any financial institution which becomes a Lender or Participant only in connection with the consummation of the transactions described herein and may not be used or relied upon by you or any other person for any other purpose, without in each instance my prior written consent.

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     This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. I do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to my attention.

Sincerely,

Don H. Liu
Senior Vice President and General Counsel

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EXHIBIT I
Form of Opinion of
Ballard Spahr Andrews and Ingersoll, LLP
March ___, 2006
The Administrative Agent and each Lender Party
to the Credit Agreement Referred to Below
c/o JPMorgan Chase Bank, N.A., as Administrative Agent
270 Park Avenue
New York, NY 10014
Re:	Credit Agreement (the “Credit Agreement”), dated as of the date hereof, among First Huntingdon Finance Corp. (the “Borrower”), Toll Brothers, Inc. (the “Company”), the lenders party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents party thereto
Gentlemen:
          We have acted as counsel to the Borrower, the Company and the affiliates of the Company identified on the signature pages to the Guaranty referred to herein (such other entities, the “Designated Guarantors”; together with the Borrower and the Company, the “Loan Parties”), in connection with the execution and delivery of the Credit Agreement and the transactions contemplated thereby. This opinion is furnished to you pursuant to Section 5.1(viii) of the Credit Agreement. Unless otherwise defined in this opinion, capitalized terms are used herein as defined in the Credit Agreement.
          In so acting, we have examined executed originals or counterparts of the following documents, each dated the date hereof (the “Loan Documents”):
          the Credit Agreement;
          the Notes executed in connection with the closing of the Credit Agreement; and
          the Guaranty made by the Company and the Designated Guarantors.
          We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials, and, as to matters of fact material to our opinions also without independent verification, on representations made in the Loan Documents and certificates and other inquiries of officers of the Loan Parties. We have also relied on a letter from CT Corporation, a copy of which has been provided to the Administrative Agent, stating that based on its search of the records of the Pennsylvania Corporation Bureau on March ___,

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The Administrative Agent and each Lender Party
the Credit Agreement Referred to Below
c/o JPMorgan Chase Bank, N.A., as Administrative Agent
March ___, 2006

2006, the Company is qualified as a foreign corporation in the Commonwealth of Pennsylvania (the “Service Letter”).
          When the phrase “to our knowledge” or an equivalent phrase is used in this opinion, its purpose is to limit the statements it qualifies to the actual knowledge of lawyers in this firm responsible for preparing this opinion after such inquiry as they deemed appropriate. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinion.
          We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the completeness of all documents reviewed by us.
          We have also assumed, without independent verification (i) that each of the Designated Guarantors is validly existing and in good standing under the laws of the state of its incorporation or formation, (ii) that the parties to the Loan Documents and the other agreements, instruments and documents executed in connection therewith, other than the Borrower and the Company, have the power (including, without limitation, corporate power where applicable) and authority to enter into and perform the Loan Documents and such other agreements, instruments and documents, (iii) the due authorization, execution and delivery by such parties other than the Borrower and the Company, of each Loan Document and such other agreements, instruments and documents, and (iv) that the Loan Documents and such other agreements, instruments and documents constitute legal, valid and binding obligations of each such party, other than the Loan Parties, enforceable against each such other party in accordance with their respective terms.
          Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:
          The Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as such business is known to us. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as such business is known to us. The Company is qualified as a foreign corporation in the Commonwealth of Pennsylvania. The opinion in the preceding sentence is given in reliance on the Service Letter.
          Each of the Borrower and the Company has the corporate power and authority to enter into and perform its obligations under the Loan Documents to which it is a party and to incur the obligations provided therein, and has taken all corporate action

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The Administrative Agent and each Lender Party
 to the Credit Agreement Referred to Below
c/o JPMorgan Chase Bank, N.A., as Administrative Agent
March ___, 2006

necessary (including shareholder approvals to the extent necessary) to authorize the execution, delivery and performance of the Loan Documents to which it is a party.
          The execution, delivery and performance on the date hereof by each of the Borrower and the Company of the Loan Documents to which it is a party do not (a) violate its Certificate of Incorporation or Bylaws, (b) violate (x) any present statute, rule or regulation promulgated by the United States or the Commonwealth of Pennsylvania or (y) the General Corporation Law of the State of Delaware, which in either case in our experience is normally applicable both to entities which are not engaged in regulated business activities and to transactions of the type contemplated by the Loan Documents, or (c) breach or result in a default under those agreements appearing on Schedule I to this Opinion (collectively, the “Reviewed Documents”), or result in the creation or imposition of any security interest in or lien or encumbrance upon any of the assets of the Borrower or the Company pursuant to the Reviewed Documents. In rendering the opinion in clause (c), we also have assumed without independent investigation that the transactions contemplated by the Loan Documents will not result in a violation of covenants containing financial ratios or any other provisions to which the Borrower or the Company is a party that are based upon the financial statements or the financial condition of any of the Loan Parties.
          The execution, delivery and performance at the date hereof by each of the Designated Guarantors of the Loan Documents to which it is a party do not (a) violate (x) any present statute, rule or regulation promulgated by the United States or the Commonwealth of Pennsylvania or (y) with respect to those Designated Guarantors formed under the corporate laws of the State of Delaware, the General Corporation Law of the State of Delaware, which in either case in our experience is normally applicable both to entities which are not engaged in regulated business activities and to transactions of the type contemplated by the Loan Documents or (b) breach or result in a default under the Reviewed Documents, or result in the creation or imposition of any security interest in or lien or encumbrance upon, any of the assets of such Designated Guarantor pursuant to the Reviewed Documents. In rendering the opinion in clause (b), we also have assumed without independent investigation that the transactions contemplated by the Loan Documents will not result in a violation of covenants containing financial ratios or any other provisions to which a Designated Guarantor is a party that are based upon the financial statements or the financial condition of any of the Loan Parties.
          Each Loan Document to which it is a party has been duly executed and delivered on behalf of the Borrower and the Company. Each Loan Document constitutes the legal, valid and binding obligation of each of the Loan Parties which is party thereto, enforceable in accordance with its respective terms.

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The Administrative Agent and each Lender Party
to the Credit Agreement Referred to Below
c/o JPMorgan Chase Bank, N.A., as Administrative Agent
March ___, 2006

          No consent or approval of, or notice to or filing with, any federal or state regulatory authority of the United States or the Commonwealth of Pennsylvania or under the General Corporation Law of the State of Delaware is required by any Loan Party in connection with the execution or delivery by any Loan Party of any of the Loan Documents or the consummation today of the transactions contemplated thereby.
          The principal of the Loans (and any guarantee thereof pursuant to the Guaranty) constitute “Senior Indebtedness” under the Subordinated Indebtedness described on Schedule II.
          We confirm to you that to our knowledge, no litigation or governmental proceeding is pending or threatened in writing against any Loan Party (i) with respect to the Loan Documents or (ii) which individually seeks in excess of $10,000,000.
          The foregoing opinions are subject to the following exceptions, limitations and qualifications:
     Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, marshalling or similar laws affecting creditors’ rights and remedies generally; general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.
     We express no opinion as to the application or requirements of the Pennsylvania Securities Act, federal or New York securities laws or federal or state patent, trademark, copyright, antitrust and unfair competition, pension or employee benefit, labor, environmental, health and safety or tax laws in respect of the transactions contemplated by or referred to in the Loan Documents.
     We express no opinion as to the validity or enforceability of any provision of the Loan Documents which (i) permits a Lender or the Administrative Agent to increase the rate of interest or to collect a late charge in the event of delinquency or default to the extent they are deemed to be penalties or forfeitures; (ii) purports to grant a Lender or the Administrative Agent a power-of-attorney; (iii) purports to require that waivers must be in writing to the extent that an oral agreement or implied agreement by trade practice or course of conduct modifying provisions of the Loan Documents has been made; (iv) purports to be a waiver of the right to a jury trial, a waiver of any right to object to jurisdiction or venue, a waiver of any right to claim damages or to service of process or a waiver of any other rights or benefits bestowed by operation of law or the waiver of which is limited by applicable law; (v) purports to be a waiver of the obligations of good

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The Administrative Agent and each Lender Party
 to the Credit Agreement Referred to Below
c/o JPMorgan Chase Bank, N.A., as Administrative Agent
March ___, 2006

faith, fair dealing, diligence, mitigation of damages or commercial reasonableness; (vi) purports to exculpate any party from its own negligent acts or limit any party from certain liabilities; (vii) purports to require the payment of attorneys’ fees to the extent such fees exceed reasonable attorneys’ fees; or (viii) purports to authorize a Lender or the Administrative Agent to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by such Lender or the Administrative Agent to or for the account of a Loan Party or which purports to provide that any purchaser of a participation from a Lender may exercise setoff or similar rights with respect to such participation.
     We express no opinion as to the enforceability of forum selection clauses upon the courts in the forum selected.
          We express no opinion as to the law of any jurisdiction other than the federal law of the United States, the law of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and, with respect to the second sentence of Opinion Paragraph 5, the State of New York.
          This opinion may be relied upon by you and any financial institution which becomes a Lender or Participant only in connection with the consummation of the transactions described herein and may not be used or relied upon by you or any other person for any other purpose, without in each instance our prior written consent.
          This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.
          This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law as published in 53 Business Lawyer 831 (May 1998).
          Richard J. Braemer, a partner of this firm, is a director of and shareholder of the Company.

Very truly yours,

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SCHEDULE I TO EXHIBIT I
List of Examined Documents
Indenture dated as of January 25, 2001 among Toll Corp., Toll Brothers, Inc. and Bank One Trust Company, NA (formerly NBD Bank).
Indenture dated as of November 22, 2002 among Toll Brothers Finance Corp., Toll Brothers, Inc. and J.P. Morgan Trust Company, National Association (formerly Bank One Trust Company, NA).
First Supplemental Indenture dated as of May 1, 2003 among Toll NJ X-I Corp. and the other parties listed on Schedule A and J.P. Morgan Trust Company, National Association (formerly Bank One Trust Company, NA).
Second Supplemental Indenture dated as of November 3, 2003 among Toll PA Builder Corp. and the other parties listed on Schedule A and J.P. Morgan Trust Company, National Association (formerly Bank One Trust Company, NA).
Third Supplemental Indenture dated as of January 26, 2004 among Toll MD Builder Corp. and the other parties listed on Schedule A and J.P. Morgan Trust Company, National Association.
Fourth Supplemental Indenture dated as of March 1, 2004 among Toll PA IX, L.P. and the other parties listed on Schedule A and J.P. Morgan Trust Company, National Association.
Fifth Supplemental Indenture dated as of September 17, 2004 among Toll IL WSB, L.P. and the other parties listed on Schedule A and J.P. Morgan Trust Company, National Association.
Sixth Supplemental Indenture dated as of October 28, 2004 among Toll PA IV, L.P. and the other parties listed on Schedule A and J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, National Association.
Seventh Supplemental Indenture dated as of October 31, 2004 among Toll Arizona LP Company, Inc. and the other parties listed on Schedule A and J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, National Association.
Eighth Supplemental Indenture dated as of January 1, 2005 among Toll Manhattan I, Inc. and the other parties listed on Schedule A and J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, National Association.
Ninth Supplemental Indenture dated as of June 6, 2005 among Toll CA VIII, L.P. and the other parties listed on Schedule A and J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, National Association.

Tenth Supplemental Indenture dated as of August 1, 2005 among Toll Orlando Limited Partnership and the other parties listed on Schedule A and J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, National Association.

SCHEDULE II TO EXHIBIT I
List of Subordinated Documents
Indenture dated as of January 25, 2001 among Toll Corp., Toll Brothers, Inc. and Bank One Trust Company, NA (formerly NBD Bank), and the authorizing resolutions related thereto dated January 19, 2001 and November 27, 2001

EXHIBIT J
FORM OF GUARANTY
     This GUARANTY (“Guaranty”) is made as of March 17, 2006, by the undersigned (the “Guarantors”), in favor of the “Lenders” under that certain Amended and Restated Credit Agreement dated as of March 17, 2006, among First Huntingdon Finance Corp., Toll Brothers, Inc., the Lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent. Such Credit Agreement, as it may be amended, modified or supplemented from time to time, is hereinafter referred to as the “Credit Agreement.” Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.
     1. Guaranty. (i) For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to the Borrower by the Lenders, the Guarantors unconditionally, jointly and severally guarantee for the benefit of each of the Lenders the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Obligations (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against the Borrower, at the applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in bankruptcy).
     (ii) At any time after the occurrence and during the continuance of a Default, the Guarantors shall pay to the Administrative Agent, for the benefit of the Lenders, on written demand and in immediately available funds, the full amount of the Obligations then due. The Guarantors further agree to pay to the Administrative Agent and reimburse the Administrative Agent for, on demand and in immediately available funds, (a) all fees, costs and expenses (including, without limitation, all court costs and attorneys’ and paralegals’ fees, costs and expenses) paid or incurred by the Administrative Agent or any of the Lenders in: (1) endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any one or more of the Guarantors relating to this Guaranty; (2) taking any action with respect to any security or collateral securing any of the Guarantors’ obligations hereunder; and (3) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or their respective rights hereunder (all such costs and expenses are hereinafter referred to as the “Expenses”). The Guarantors hereby agree that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.
     2. Obligations Unconditional. Subject to Sections 11 and 12, the Guarantors hereby agree that their obligations under this Guaranty shall be unconditional, irrespective of: (i) the validity, enforceability, avoidance, novation or subordination of any of the Obligations or any of the Loan Documents; (ii) the absence of any attempt by, or on behalf of, any Lender or the Administrative Agent to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against the Borrower, any other guarantor of the Obligations or any other Person; (iii) the election of any remedy by, or on behalf of, any Lender or the Administrative Agent with respect to all or any part of the Obligations; (iv) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Lender or the

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Administrative Agent with respect to any provision of any of the Loan Documents; (v) the election by, or on behalf of, any one or more of the Lenders, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Lenders or the Administrative Agent for repayment of all or any part of the Obligations or any Expenses; or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or any one or more of the Guarantors.
     3. Enforcement; Application of Payments. Upon the occurrence and during the continuance of a Default, the Administrative Agent may proceed directly and at once, without notice, against any one or more of the Guarantors to obtain performance of and to collect and recover the full amount, or any portion, of the Obligations then due, without first proceeding against the Borrower, any other Guarantor or any other Person, or against any security or collateral for the Obligations. Subject only to the terms and provisions of the Credit Agreement, the Administrative Agent shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantors, the Borrower or from any other Person on account of the Obligations or any other liability of the Guarantors to any Lender.
     4. Waivers. (a) The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Borrower, protest or notice with respect to the Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, and all other demands whatsoever (and shall not require that the same be made on the Borrower as a condition precedent to the Guarantors’ obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment (in cash) and performance of the Obligations and any other obligations contained herein. The Guarantors further waive all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise, and also waive all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Agent to secure payment of all or any part of the Obligations.
     (b) The Guarantors understand that they shall be liable for the full amount of their liability under this Guaranty, notwithstanding the occurrence of any event impairing the rights of the Guarantors, the Administrative Agent or any of the Lenders to proceed against the Borrower, any other guarantor (including without limitation any Guarantor hereunder) or the Borrower’s or such guarantor’s property. The Guarantors agree that all of their obligations under this Guaranty (including their obligation to pay in full all indebtedness evidenced by or arising under the Credit Agreement) shall remain in full force and effect without defense, offset or counterclaim of any

2

kind, notwithstanding that the Guarantors’ rights against the Borrower may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of the Administrative Agent or any Lender.
     (c) The Lenders, either themselves or acting through the Administrative Agent, are hereby authorized, without notice or demand and without affecting the liability of the Guarantors hereunder, from time to time, (i) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (ii) to accept partial payments on all or any part of the Obligations; (iii) to take and hold security or collateral for the payment of all or any part of the Obligations, this Guaranty, or any other guaranties of all or any part of the Obligations or other liabilities of the Borrower, (iv) to exchange, enforce, waive and release any such security or collateral; (v) to apply such security or collateral and direct the order or manner of sale thereof as in their discretion they may determine; and (vi) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, this Guaranty, any other guaranty of all or any part of the Obligations, and any security or collateral for the Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantors hereunder.
     5. Setoff. At any time when all or any part of the Obligations have become due and payable (by acceleration or otherwise) following the occurrence of a Default, each Lender and the Administrative Agent may, without notice to the Guarantors and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (i) any indebtedness due or to become due from such Lender or the Administrative Agent to any one or more of the Guarantors, and (ii) any moneys, credits or other property belonging to any one or more of the Guarantors, at any time held by or coming into the possession of such Lender or the Administrative Agent or any of their respective Affiliates.
     6. Financial Information. The Guarantors hereby assume responsibility for keeping themselves informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantors hereby agree that none of the Lenders nor the Administrative Agent shall have any duty to advise the Guarantors of information known to any of them regarding such condition or any such circumstances. In the event any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to any one or more of the Guarantors, such Lender shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to any one or more of the Guarantors.
     7. No Marshalling; Reinstatement. The Guarantors consent and agree that none of the Lenders nor the Administrative Agent nor any Person acting for or on behalf of the Lenders or the Administrative Agent shall be under any obligation to marshall any assets in favor of the

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Guarantors or against or in payment of any or all of the Obligations. The Guarantors further agree that, to the extent that the Borrower, any one or more of the Guarantors or any other guarantor of all or any part of the Obligations makes a payment or payments to any Lender or the Administrative Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Borrower, any one or more of the Guarantors, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Guarantors, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.
     8. Subrogation. Until the Obligations have been paid in full and the Aggregate Revolving Credit Commitment has been terminated, the Guarantors (i) shall have no right of subrogation with respect to such Obligations and (ii) waive any right to enforce any remedy which the Lenders or the Administrative Agent (or any of them) now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Lenders and the Administrative Agent (or any of them) to secure the payment or performance of all or any part of the Obligations or any other liability of the Borrower to the Lenders.
     9. Subordination. (a) Subordinated Debt. The payment and performance of all indebtedness, fees, expenses, obligations and liabilities of the Borrower (or any other Person for the benefit of Borrower) to the Guarantors whether now existing or hereafter incurred or created, in each case, whether such amounts are due or not due, direct or indirect, absolute or contingent (the “Subordinated Debt”) are hereby subordinated to the Obligations and, except as set forth in subparagraphs (b) and (c) of this Section 9 the Guarantors will not accelerate, ask, demand, sue for, take or receive from the Borrower, by setoff or in any other manner, the whole or any part of the Subordinated Debt, including, without limitation, the taking of any negotiable instruments evidencing such amounts, nor any security for any of the Subordinated Debt, unless and until all of the Obligations shall have been fully and indefeasibly paid and satisfied in cash and all financing arrangements among the Borrower, the Administrative Agent and the Lenders shall have been terminated.
     (b) Permitted Payments. Notwithstanding the provisions of subparagraph (a) of this Section 9, in the absence of a “Default” and provided that the payment described below, if made, would not otherwise give rise to the occurrence of a Default, the Borrower may pay to the Guarantors, and the Guarantors may accept from the Borrower, any and all payments of the Subordinated Debt (“Permitted Payments”).
     (c) Enforcement Rights. The Guarantors, prior to the indefeasible payment in full of the Obligations and the termination of all financing arrangements among the Borrower and the Lenders, shall have no right to enforce any claim with respect to the Subordinated Debt, including, without limitation, any Permitted Payment, or otherwise to take any action against the Borrower or the Borrower’s Property without the Administrative Agent’s prior written approval.

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     10. Enforcement; Amendments; Waivers. No delay on the part of any of the Lenders or the Administrative Agent in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Obligations or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Lenders or the Administrative Agent, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any of the Lenders or the Administrative Agent at any time or times hereafter to require strict performance by the Borrower, the Guarantors, any other guarantor of all or any part of the Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to the Administrative Agent or any Lender shall not waive, affect or diminish any right of the Administrative Agent or such Lender at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Administrative Agent or any Lender, or their respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or the Guarantors, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Default by the Administrative Agent or any Lender shall operate as a waiver of any other Default or the same Default on a future occasion, and no action by the Administrative Agent or any Lender permitted hereunder shall in any way affect or impair the Administrative Agent’s or any Lender’s rights and remedies or the obligations of the Guarantors under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrower to any of the Lenders shall be conclusive and binding on the Guarantors irrespective of whether any of the Guarantors was party to the suit or action in which such determination was made.
     11. Limitation on Obligations. The following provisions of this Guaranty apply with respect to all Guarantors other than Toll Brothers, Inc.:
     (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 11(a) with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Administrative Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantors nor any other person or entity shall have any right or claim under this Section 11(a)

5

with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantors hereunder shall not be rendered voidable under applicable law.
     (b) Each of the Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.
     (c) In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by such Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 11(c) shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 11(c) are for the benefit of both the Administrative Agent and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
     12. Effectiveness; Termination. This Guaranty shall become effective upon its execution by the Guarantors and shall continue in full force and effect and may not be terminated or otherwise revoked until the Obligations shall have been fully paid (in cash) and discharged and the Credit Agreement and all financing arrangements between the Borrower and the Lenders under the Loan Documents shall have been terminated. If, notwithstanding the foregoing, the Guarantors shall have any right under applicable law to terminate or revoke this Guaranty, the Guarantors agree that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Guarantors, is actually received by the Administrative Agent. Such notice shall not affect the right and power of any of the Lenders or the Administrative Agent to enforce rights arising prior to receipt thereof by the Administrative Agent. If any Lender grants loans or takes other action after any of

6

the Guarantors terminates or revokes its obligations under this Guaranty but before the Administrative Agent receives such written notice, the rights of such Lender with respect thereto shall be the same as if such termination or revocation had not occurred.
     13. Successors and Assigns. This Guaranty shall be binding upon the Guarantors and upon their successors and assigns and shall inure to the benefit of the Lenders and the Administrative Agent and their respective successors and assigns; all references herein to the Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrower shall include, without limitation, their respective receivers, trustees or debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.
     14. CHOICE OF LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
     15. CONSENT TO JURISDICTION. THE GUARANTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE GUARANTORS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE GUARANTORS OR ANY OTHER LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
     16. WAIVER OF JURY TRIAL. EACH OF THE GUARANTORS AND THE ADMINISTRATIVE AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE GUARANTORS AND THE LENDERS OR THE ADMINISTRATIVE AGENT ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE GUARANTORS OR THE ADMINISTRATIVE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     17. Advice of Counsel. The Guarantors represent and warrant that they have consulted with their legal counsel regarding all waivers under this Guaranty, including without limitation those under Section 4 and Sections 14 through 16 hereof, that they believe that they

7

fully understand all rights that they are waiving and the effect of such waivers, that they assume the risk of any misunderstanding that they may have regarding any of the foregoing, and that they intend that such waivers shall be a material inducement to the Administrative Agent and the Lenders to extend the indebtedness guaranteed hereby.
     18. Notices. All notices and other communications provided to any party hereto shall be in writing or by facsimile and addressed to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. The addresses for notices are as follows:
if to the Guarantors, at:
Toll Brothers, Inc.
250 Gibraltar Road
Horsham, PA 19044
Attention: Joel Rassman
Telecopy: 215/938-8010
with copies to:
Toll Brothers, Inc.
250 Gibraltar Road
Horsham, PA 19044
Attention: Robert Toll
Telecopy: 215/938-8010
and
Toll Brothers Inc.
250 Gibraltar Road
Horsham, PA 19044
Attention: Don H. Liu
Telecopy: 215/938-8255
and
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street
51st Floor
Philadelphia, PA 19103-7599
Attention: Richard Perelman
Telecopy: 215/864-8999

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     if to the Administrative Agent, at its address provided for in the Credit Agreement.
     19. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
     20. Merger. This Guaranty represents the final agreement of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantors and the Administrative Agent or any Lender.
     21. Supplemental Guaranties. Pursuant to Section 7.16 of the Credit Agreement, additional Wholly-Owned Subsidiaries of the Company shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to the Agent a Supplemental Guaranty in the form of Exhibit A hereto (with blanks appropriately filled in), together with such additional supporting documentation required pursuant to Section 7.16 of the Credit Agreement.
     IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantors as of the day and year first set forth above.

TOLL BROTHERS, INC., a Delaware corporation and each of the other Guarantors listed below on Exhibit B
By:
Joel H. Rassman, Executive Vice President or Vice President of (i) each of the Guarantors which is a corporation or limited liability company; (ii) each corporate general partner of each of the Guarantors which is a general or limited partnership; and (iii) each corporate trustee of each of the Guarantors which is a trust.

TOLL LAND CORP. NO. 10 and each of the other Guarantors listed below on Exhibit C
By:
Joseph R. Sicree, Secretary or Assistant Secretary of (i) each of the Guarantors which is a corporation or limited liability company, (ii) each corporate general partner of each of the Guarantors which is a general or limited partnership; and (iii) each corporate trustee of each of the Guarantors which is a trust.

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EXHIBIT A TO GUARANTY
SUPPLEMENTAL GUARANTY
[Date]
JPMorgan Chase Bank, N.A., as Administrative Agent
for the Lenders
Ladies and Gentlemen:
          Reference is hereby made to (i) that certain Amended and Restated Credit Agreement, dated as of March 17, 2006, as amended, among First Huntingdon Finance Corp., Toll Brothers, Inc., the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as a Lender and as Administrative Agent (the “Administrative Agent”) on behalf of itself and the other Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (ii) that certain Guaranty, dated as of March 17, 2006, executed and delivered by the Guarantors party thereto in favor of the Administrative Agent, for the benefit of the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”). Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the respective meanings provided therein.
          In accordance with Section 7.16 of the Credit Agreement and Section 21 of the Guaranty, the undersigned, [GUARANTOR]                    , a corporation [limited partnership/limited liability company] organized under the laws of                     , hereby elects to be a “Guarantor” for all purposes of the Credit Agreement and the Guaranty, respectively, effective from the date hereof.
          Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guaranty, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.
          This Supplemental Guaranty shall be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the State of New York but giving effect to federal laws applicable to national banks.
          IN WITNESS WHEREOF, this Supplemental Guaranty has been duly executed by the undersigned as of the       day of      , 200_.

[GUARANTOR]
By:
Name:
Title:

10

EXHIBIT K
FORM OF COMPLIANCE CERTIFICATE
To:	The Lenders party to the Credit Agreement Described Below
     This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of March 17, 2006 (as amended, modified, renewed or extended from time to time, the “Agreement”) among First Huntingdon Finance Corp. Toll Brothers, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
     THE UNDERSIGNED HEREBY CERTIFIES THAT:
     I am the duly elected                     of the Company.
     I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.
     The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of, any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.
     Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s and the Company’s compliance with certain covenants of the Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct.
     Schedule II hereto sets forth the determination of the applicable Pricing Level in the Pricing Schedule on the basis of which certain rates and percentage fees under the Agreement shall be determined commencing on the fifth day following the delivery hereof (subject to any change in the Pricing Level resulting from a change in the Rating).
     All of the Subsidiaries of the Company that are integral to the homebuilding business of the Toll Group are Designated Guarantors.
     Described below are the exceptions, if any, to paragraph 3, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company and the Borrower have taken, are taking, or propose to take with respect to each such condition or event:

1

     The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of                     ,      .

TOLL BROTHERS, INC.
By:

2

SCHEDULE I TO COMPLIANCE CERTIFICATE
Compliance as of                     ,       with
Provisions of Section 7.28 of
the Agreement

3

SCHEDULE II TO COMPLIANCE CERTIFICATE
Borrower’s Calculation of Applicable Pricing Level in Pricing Schedule

4

EXHIBIT L
FORM OF ENVIRONMENTAL CERTIFICATE
Date
TO:
RE:	Property and Improvements (if any) located at (the “Property”)
Improved Yes No
Gentlemen:
          The undersigned is an engineer and/or environmental consultant duly licensed, if required, by the State of                     .
          The undersigned certifies to Toll Brothers, Inc. (“Toll”) and you, as agent (“Administrative Agent”), for certain lenders (“Lenders”) which are parties to an Amended and Restated Credit Agreement dated as of March 17, 2006 with First Huntingdon Finance Corp. and Toll that except as set forth on the Phase I environmental assessment report attached hereto as Exhibit A:
          A. The history of the Property, for the past 50 years [does] *[does not] reveal the name of an owner, tenant or other user indicating a possible current or former use involving, or storage of, hazardous or toxic materials, substances or wastes (which terms include, for purposes of this letter, asbestos, polychlorinated byphenyls and petroleum products).
          [*If the history reveals such a name, please explain in Exhibit A in detail.]
          B. On-site examination and observations, and investigations of any available hydrological, photographic and other technical data, by the undersigned [did] **[did not] reveal any grounds to believe that the Property or the surrounding areas is being or had been used for, or affected by, such activities.
          [**If the examination did reveal grounds to believe that the Property had been used or affected by such activities, please explain in Exhibit A in detail.]
          C. The Property [is] ***[is not] included on any federal or applicable state Superfund List.

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          [***If so included, please explain in Exhibit A in detail.]
          D. [Select (i) or (ii)]
               (i) Tests taken at, on and from the Property, and examinations of the Property, [did]****[did not] reveal any evidence that there now exists on, in, under or affecting the Property any hazardous or toxic materials, substances or wastes.
               (ii) Our investigation revealed that no testing was warranted or necessary for the areas being investigated.
          [****If tests did reveal such existence, please explain in Exhibit A in detail.]
          E. [Select (i) or (ii)]
               (i) The procedures described in steps A through D above revealed actual or potential environmental irregularities or non-compliance with environmental laws. The estimated cost of correcting such irregularity or non-compliance is [$                    ].
               (ii) The procedures described in steps A through D above did not reveal any actual or potential environmental irregularities or non-compliance with environmental laws.
          In making this certification, the undersigned has within 180 days of the date of this letter:
          1. Obtained and relied upon (a) a title abstract prepared by a duly licensed title insurer or abstract company, or duly licensed attorney, of the name of the current and prior owners, tenants and other users of the Property, for the past 50 years, and (b) local building, health, fire and environmental department(s) records;
          2. Made a physical on-site examination of the Property, and a visual observation of the surrounding areas;
          3. If paragraph D above indicates that tests were taken at the Property, made such tests of samples from the Property, in such locations and quantity, as well as other tests and investigations of the Property (including of the improvements therein, if any) as in our professional judgment, are deemed necessary and appropriate utilizing testing laboratories which, in our professional judgment, are capable of performing such tests and analyzing the same;
          4. Examined additional available technical data, such as registered underground storage tank lists, existing aerial photography, ground water maps which provided further pertinent information; and

2

          5. Examined the Federal List of Superfund Sites as published by The Government Printing Office and the state list of Superfund Sites or any such comparable listing, if published, for the state in which the Property is located.
          A formal Phase I environmental assessment report (which includes a site plan) outlining procedures, observations, testing recommendations and conclusions of the items listed in A-E above is attached to this letter as Exhibit A.
          The undersigned is [state qualifications, e.g., an environmental engineer, geologist, etc., duly licensed by the State of                                         .] The undersigned has been retained by First Huntingdon Finance Corp. or one of its affiliates in order to perform an environmental assessment of the Property, the results of which are contained in our report, dated                                         , which is attached hereto as Exhibit A (the “Phase I Report”). In connection therewith, we acknowledge that:
          1. JPMorgan Chase Bank, N.A., as Administrative Agent and a Lender and the other Lenders are relying upon the Phase I Report in making a loan or loans to First Huntingdon Finance Corp., guaranteed by Toll Brothers, Inc. and certain affiliates.
          2. We have reviewed the Administrative Agent’s “Minimum Requirements for Phase I Environmental Assessments” and the Phase I Report has been prepared in compliance therewith and in compliance with USEPA’s Standards For Conducting All Appropriate Inquiries at 40 C.F.R. Part 312 or ASTM Standard ASTME E1527-05.

Very truly yours,

[Engineer’s Seal]

3

EXHIBIT M
FORM OF ASSIGNMENT AND ASSUMPTION
          This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined 1herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate of [identify Lender]3]

3.	Borrower:	First Huntingdon Finance Corp.

4.	Administrative Agent:	, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Amended and Restated Credit Agreement dated as of March 17, 2006 among First Huntingdon Finance Corp., Toll Brothers, Inc., the Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

[2]

[3]	Select as applicable.

6.	Assigned Interest:

Aggregate Amount of
	Commitment/Loans for	Amount of
	all Lenders under the	Commitment/Loans	Percentage Assigned of
Facility Assigned[4]	Facility	Assigned	Commitment/Loans[5]
	$	$	%
	$	$	%
Effective Date:                           , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

[4]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loans,” etc.)

[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

[Consented to and][6] Accepted: [NAME OF ADMINISTRATIVE AGENT], as Administrative Agent
By
Title:

[Consented to:][7] [NAME OF RELEVANT PARTY]
By
Title:

[6]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[7]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

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ANNEX 1 TO EXHIBIT M
FIRST HUNTINGDON FINANCE CORP.
AMENDED AND RESTATED CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

SCHEDULE 1
LENDERS AND COMMITMENTS

	Revolving Credit	Term Loan
Lender	Commitment	Commitment

JPMorgan Chase Bank, N.A.	$133,333,333.33	$26,666,666.67
Bank of America, N.A.	$133,333,333.33	$26,666,666.67
Citicorp North America, Inc.	$133,333,333.33	$26,666,666.67
The Royal Bank of Scotland, plc	$133,333,333.33	$26,666,666.67
Wachovia Bank, National Association	$133,333,333.33	$26,666,666.67
BNP Paribas	$83,333,333.33	$16,666,666.67
Calyon New York Branch	$83,333,333.33	$16,666,666.67
Comerica Bank	$62,500,000.00	$12,500,000.00
Mizuho Corporate Bank, Ltd.	$62,500,000.00	$12,500,000.00
Washington Mutual Bank, FA	$62,500,000.00	$12,500,000.00
Natexis Banque Populaires	$41,666,666.67	$8,333,333.33
North Fork Bank	$41,666,666.67	$8,333,333.33
Sumitomo Mitsui Banking Corp.	$41,666,666.67	$8,333,333.33
SunTrust Bank	$41,666,666.67	$8,333,333.33
Commerce Bank, N.A.	$33,333,333.33	$6,666,666.67
Fifth Third Bank	$29,166,666.67	$5,833,333.33
LaSalle Bank National Association	$29,166,666.67	$5,833,333.33
Manufacturers and Traders Trust Company	$29,166,666.67	$5,833,333.33
HSBC Bank USA, N.A.	$20,833,333.33	$4,166,666.67
PNC Bank, National Association	$20,833,333.33	$4,166,666.67
Compass Bank	$16,666,666.67	$3,333,333,33
First Commercial Bank, New York Agency	$16,666,666.67	$3,333,333,33
Guaranty Bank	$16,666,666.67	$3,333,333,33
HYPO Real Estate Capital Corporation	$16,666,666.67	$3,333,333,33
International Commercial Bank of China New York Agency	$16,666,666.67	$3,333,333,33
California Bank and Trust	$12,500,000.00	$2,500,000.00
KBC Bank NV	$12,500,000.00	$2,500,000.00
The Norinchukin Bank, New York Branch	$12,500,000.00	$2,500,000.00
The Northern Trust Company	$12,500,000.00	$2,500,000.00
Bank Hapoalim B.M.	$8,333,333.33	$1,666,666.67
Bank of Communications, New York Branch	$8,333,333.33	$1,666,666.67

TOTAL	$1,500,000,000.00	$300,000,000.00

SCHEDULE 2
EXISTING LETTERS OF CREDIT
(See attached)

SCHEDULE 2 EXISTING LETTERS OF CREDIT
Letter of Credit Totals by Bank as of March 16, 2006

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
BANK OF AMERICA
TOLL VA III	INDUSTRIAL DEVELOPMENT REVENUE BOND	3019743	NORWEST BANK MINNESOTA, N.A.	11/3/1999	11/15/2006	$5,118,225.00	NO	FIN	$4,207,868.49
CONCORD HUNT	SECT#2-ROADS-WATER-SEWER-ST.LIGHTS	3029386	CITY OF BRENTWOOD	9/14/2000	9/14/2006	$249,218.00	YES	PRF	$67,533.00
CONCORD HUNT	SECT#1-ROADS-WATER-SEWER-ST.LIGHTS	3029387	CITY OF BRENTWOOD	9/14/2000	9/14/2006	$195,837.00	YES	PRF	$53,061.00
HAWTHORNE WOODS — COMMON	GUARANTEE SITE IMPROVEMENTS	3065191	VILLAGE OF HAWTHORN WOODS	8/24/2004	8/24/2006	$12,945,000.25	YES	PRF	$5,000,000.00
BLUFFMONT GREENE AT RIDGEGATE	MAINTENANCE GUARANTY	3072773	SOUTHGATE SANITATION DISTRICT	2/25/2005	4/3/2006	$10,435.70	NO	PRF	$10,435.70
BLUFFMONT GREENE AT RIDGEGATE	MAINTENANCE GUARANTY	3072774	SOUTHGATE WATER DISTRICT	2/25/2005	4/3/2006	$10,617.70	NO	PRF	$10,617.70
TAPIA CANYON — COMMON	LAND DEPOSIT	3074050	CASTAIC PARTNERS, LLC	3/30/2005	3/30/2007	$3,023,500.00	YES	FIN	$3,023,500.00
STONEBRAE	LAND DEPOSIT	3074403	OLD REPUBLIC TITLE COMPANY	6/24/2005	6/24/2006	$4,458,750.00	YES	FIN	$4,458,750.00
VILLAS AT COPPELL	ELECTRIC AND GAS	3074901	TEXAS-NEW MEXICO POWER CO.	6/27/2005	6/27/2007	$123,146.37	NO	PRF	$123,146.37
FLORIDA ORLANDO DIVISION	GUARANTEE SELLER’S LC’S	3075327	BANK OF AMERICA	5/31/2005	5/31/2006	$491,187.12	YES	FIN	$491,187.12
STONEBRAE	LAND DEPOSIT	3075737	OLD REPUBLIC TITLE COMPANY	6/24/2005	6/24/2006	$4,458,750.00	YES	FIN	$4,458,750.00
STEEPLECHASE OF EAGAN — COMMON	DEVELOPMENT IMPROVEMENTS	3076267	CITY CLERK, CITY OF EAGAN	7/21/2005	8/1/2006	$1,191,000.00	YES	PRF	$600,000.00
BEACH FRONT AT SINGER ISLAND	GUARANTEE CUSTOMER DEPOSITS	3076609	SEE COMMENTS	8/2/2005	8/30/2006	$7,000,000.00	YES	FIN	$7,000,000.00
MEADOW WOODS — COMMON	ARBOR MEADOWS BLVD	3076705	ORANGE COUNTY, FLORIDA	8/10/2005	2/25/2006	$133,510.00	YES	PRF	$133,510.00
MEADOW WOOD — FIELDSTONE ESTATES	PARCELS 37	3076707	ORANGE COUNTY, FLORIDA	8/10/2005	5/5/2006	$38,825.00	YES	PRF	$38,825.00
MEADOW WOOD — FIELDSTONE ESTATES	PARCEL 37	3076708	ORANGE COUNTY, FLORIDA	8/10/2005	8/9/2006	$2,550.00	YES	PRF	$2,550.00

5

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
MEADOW WOOD — CEDAR BENDS I &II	PH 2 — PARCELS 38 & 39	3076709	ORANGE COUNTY, FLORIDA	8/10/2005	8/9/2006	$3,900.00	YES	PRF	$3,900.00
MEADOW WOOD — CEDAR BENDS I &II	PH 2 — PARCELS 38 & 39	3076710	ORANGE COUNTY, FLORIDA	8/10/2005	5/5/2006	$28,808.50	YES	PRF	$28,808.50
MEADOW WOOD — SANDHILL PRESERVES	PARCELS 31.1 & 31.2	3076712	ORANGE COUNTY, FLORIDA	8/10/2005	5/26/2006	$117,965.00	YES	PRF	$117,965.00
MEADOW WOOD — CEDAR BENDS I &II	PH 1 — PARCELS 38 & 39	3076713	ORANGE COUNTY, FLORIDA	8/10/2005	10/31/2006	$149,878.62	YES	PRF	$149,878.62
ARCON — COMMON	GRADING	3076831	CITY OF PRIOR LAKE	8/22/2005	12/31/2006	$5,630,075.00	YES	PRF	$5,630,075.00
JUPITER COUNTRY CLUB — COMMON	OFF-SITE WATER MAIN & SANITARY SEWER FORCE MAIN	3077230	NORTHERN PALM BEACH COUNTY IMPROVEMENT DISTRICT	9/28/2005	9/28/2006	$2,524,743.14	NO	PRF	$3,372,738.75
ARCON — COMMON	TREE MITIGATION	3077597	CITY OF PRIOR LAKE	10/11/2005	12/31/2006	$68,125.00	YES	PRF	$68,125.00
MEADOW WOOD — CHATHAM PLACE PARCEL 28	PHASE 1 — SEWER, WATER, DRAINAGE SYSTEM, PAVING	3078086	ORANGE COUNTY, FLORIDA	12/7/2005	12/7/2006	$85,491.33	YES	PRF	$85,491.33
MEADOW WOOD — CHATHAM PLACE PARCEL 28	LOT CORNERS	3078095	ORANGE COUNTY, FLORIDA	12/7/2005	12/7/2006	$7,150.00	YES	PRF	$7,150.00
SURPRISE GRAND VISTA JV I, LLC	GUARANTEE OF INTEREST DRAW	3079605	ISTAR CHRYSLER	2/9/2006	11/27/2007	$11,000,000.00	YES	FIN	$11,000,000.00
TIS INTEGRATED PLANT	TO GUARANTEE BOND OFFERING	3079843	WELLS FARGO BANK, NATIONAL ASSOC., AS TRUSTEE	2/23/2006	7/1/2009	$9,525,473.00	NO	FIN	$9,525,473.00
ARCON — COMMON	DEV.CONTRACT SURETY FOR DEV.WORK FR CLRNG, UTIL & STRT TREE REPL	3079878	CITY OF PRIOR LAKE	1/30/2006	12/31/2006	$2,225,718.00	YES	PRF	$2,225,718.00
ARCON — COMMON	DEV.CONTR SUR.FOR ALL DEV.WORK FR.CLRNG, UTIL.& STRT TO TREE REPL	3079879	CITY OF PRIOR LAKE	1/30/2006	12/31/2006	$204,541.00	YES	PRF	$204,541.00
MORROCCO PARCEL	WETLANDS PERMIT/AGREEMENT	7400514	US ARMY CORP ENGINEERS LA DISTRICT	10/21/1998	10/21/2006	$105,000.00	YES	PRF	$105,000.00
DOMINION VALLEY CC — FAIRWAYS	SECTION#7 LANDSCAPING, PLAN PWC#00-00131	7405531	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	7/2/2001	7/2/2006	$51,700.00	YES	PRF	$51,700.00
DOMINION VALLEY CC — FAIRWAYS	SECTION#7 SILTATION & EROSION CONTROL PLAN PWC#00-00131	7405532	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	7/2/2001	7/2/2006	$130,860.20	YES	PRF	$65,430.10

6

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
MOORPARK — COUNTRY CLUB ESTATES AT	GRADING, SITE IMPROVE TRACT #4928	7405560	CITY OF MOORPARK	7/12/2001	7/12/2006	$417,863.00	YES	PRF	$417,863.00
MOORPARK — COUNTRY CLUB ESTATES AT	GRADING, SITE IMPROVE TRACT #4928	7405561	CITY OF MOORPARK	7/12/2001	7/12/2006	$174,527.00	YES	PRF	$768,974.40
MOORPARK — COUNTRY CLUB ESTATES AT	GRADING, SITE IMPROVE TRACT #4928	7405562	CITY OF MOORPARK	7/12/2001	7/12/2006	$154,378.00	YES	PRF	$154,378.00
DOMINION VALLEY CC — GOLF COURSE CONSTRUCTION	GOLF MAINT FACILITY, SILTATION & EROSION PLAN PWC#01-00254	7405829	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/19/2001	1/28/2007	$57,500.00	YES	PRF	$27,231.23
DOMINION VALLEY CC — FAIRWAYS	SILTATION & EROSION CONTRL ESCRW IMPRV SECT#8 PLAN PWC#00-00173	7405885	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	10/9/2001	10/9/2006	$118,000.00	YES	PRF	$118,000.00
DOMINION VALLEY CC — FAIRWAYS	LANDSCAPE ESCROW IMPROVEMENTS SEC #8,PLAN PWC#00-00173	7405886	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	10/9/2001	10/9/2006	$24,700.00	YES	PRF	$24,700.00
DOMINION VALLEY CC — FAIRWAYS	LOT STABILIZATION ESCROW SEC #7,PLAN PWC#00-00131	7405887	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	10/9/2001	10/9/2006	$25,000.00	YES	PRF	$25,000.00
DOMINION VALLEY CC — ESTATES	LOT STABILIZATION ESCROW IMPROVEMENTS SEC #4 PLAN PWC#00-00035	7405899	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	10/9/2001	10/9/2006	$20,000.00	YES	PRF	$20,000.00
DOMINION VALLEY CC — CAROLINA COLLECTION	LOT STABILIZATION ESCROW IMPROVE SEC#5,PLAN PWC#00-00121	7405900	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	10/9/2001	10/9/2006	$25,000.00	YES	PRF	$21,000.00
DOMINION VLLY — REGENCY AT — ACTIVE ADULT COMMON	SILTATION & EROSION REGENCY RECREATION PWC#01-00449	7408560	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	1/8/2002	1/8/2007	$145,000.00	YES	PRF	$145,000.00
DOMINION VALLEY CC — GOLF COURSE CONSTRUCTION	GOLF MAINTENANCE FACILITY, LANDSCAPE CONTROL PLAN PWC#01-00254	7408730	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	2/1/2002	2/1/2006	$13,240.00	YES	PRF	$13,240.00
MOUNTAIN VIEW COUNTRY CLUB — COMMON	FUGITIVE DUST CONTROL	7409017	CITY OF LA QUINTA	2/22/2002	2/22/2007	$90,000.00	YES	PRF	$37,590.00

7

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
DOMINION VALLEY CC — GENERAL COMMON	SILTATION & EROSION CONTROL ESCROW PLAN PWC#01-00446	7409185	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	3/19/2002	3/19/2007	$88,300.00	YES	PRF	$93,324.35
DOMINION VALLEY CC — FAIRWAYS	SECTION#8,LOT STABILIZATION PLAN NO. PWC#00-00173	7409343	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	4/15/2002	4/15/2006	$25,000.00	YES	PRF	$25,000.00
DOMINION VLLY — REGENCY AT — ACTIVE ADULT COMMON	SECTION#17 LANDSCAPING ESCROW PLAN NO. PWC#01-00449	7409393	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	4/15/2002	4/15/2006	$64,700.00	YES	PRF	$64,700.00
MOUNTAIN VIEW COUNTRY CLUB — COMMON	WATERLINE IN ENTRY RD AT MOUNTAIN VIEW TRACT#30357, PHASE I	7409496	COACHELLA VALLEY WATER DISTRICT	5/2/2002	5/2/2007	$2,000.00	YES	PRF	$2,000.00
DOMINION VLLY — REGENCY AT — MIDDLEBURG COLLCTION	SECT#14-SILTATION & EROSION CONTROL PLAN PWC#02-00304	7409747	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/14/2002	6/14/2007	$172,300.00	YES	PRF	$173,490.83
DOMINION VLLY — REGENCY AT — MIDDLEBURG COLLCTION	SECT#14, LANDSCAPE ESCROW PLAN PWC#02-00304	7409748	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/14/2002	6/14/2007	$91,600.00	YES	PRF	$91,600.00
DOMINION VALLEY CC — CAROLINA COLLECTION	SECT#11, SILTATION & EROSION PLAN PWC#02-00153	7409783	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/21/2002	6/21/2006	$246,000.00	YES	PRF	$246,000.00
DOMINION VALLEY CC — CAROLINA COLLECTION	SECT#11, LANDSCAPE ESCROW PLAN PWC#02-00153	7409784	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/21/2002	6/21/2006	$74,000.00	YES	PRF	$74,000.00
DOMINION VALLEY CC — GENERAL COMMON	WAVERLY FARM DR, SILTATION&EROSION PLAN PWC#02-00230	7409785	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/21/2002	6/21/2006	$194,000.00	YES	PRF	$194,000.00
MOUNTAIN VIEW COUNTRY CLUB — COMMON	PHASE 2A, SEWER & WATER	7409840	COACHELLA VALLEY WATER DISTRICT	7/3/2002	7/3/2006	$17,695.00	YES	PRF	$17,695.00
DOMINION VALLEY CC — GOLF VILLAS	SECTION#9, LANDSCAPE ESCROW PLAN NO. PWC#02-00257	7409861	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	7/3/2002	7/3/2006	$42,000.00	YES	PRF	$42,000.00
DOMINION VLLY — REGENCY AT — GEORGETOWN COLLCTN	SECTION#15, LANDSCAPE ESCROW PLAN NO. PWC#02-00164	7409862	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	7/3/2002	7/3/2006	$77,000.00	YES	PRF	$77,000.00

8

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
DOMINION VLLY — REGENCY AT — GEORGETOWN COLLCTN	SECTION#15, SILTATION & EROSION CONTROL PLAN NO. PWC#02-00164	7409863	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	7/3/2002	7/3/2006	$175,000.00	YES	PRF	$175,000.00
MOUNTAIN VIEW COUNTRY CLUB — COMMON	PHASE 1, SEWER & WATER	7409884	COACHELLA VALLEY WATER DISTRICT	7/12/2002	7/12/2006	$116,248.55	YES	PRF	$116,248.55
DOMINION VALLEY CC — GOLF VILLAS	SECTION#9, SILTATION & EROSION CONTROL PLAN NO. PWC#02-00257	7409973	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	7/29/2002	7/29/2006	$155,450.00	YES	PRF	$155,450.00
DOMINION VLLY — REGENCY AT — GEORGETOWN COLLCTN	SECTION #15, LOT STABILIZATION & EROSION PLAN PWC#02-00164	7410061	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	8/5/2002	8/5/2006	$81,000.00	YES	PRF	$81,000.00
DOMINION VLLY — REGENCY AT — MIDDLEBURG COLLCTION	SECT# 14 LOT STABIL & EROS CONTRL ESCRW PL#PWC#02-00304 LOTS 1-81	7410157	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	8/19/2002	8/19/2006	$81,000.00	YES	PRF	$81,000.00
DOMINION VLLY — REGENCY AT — MIDDLEBURG COLLCTION	SECT#16 SILTATION&EROSION CONTROL PLAN PWC#02-00391	7410385	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/30/2002	9/30/2005	$146,426.05	YES	PRF	$152,808.55
DOMINION VLLY — REGENCY AT — MIDDLEBURG COLLCTION	SECT#16 LANDSCAPING PLAN PWC#02-00391	7410386	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/30/2002	3/6/2007	$107,890.00	YES	PRF	$107,890.00
DOMINION VALLEY CC — EXECUTIVES	SECT#6 LANDSCAPING PLAN PWC#02-00190	7410387	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/30/2002	9/30/2006	$67,010.00	YES	PRF	$67,010.00
DOMINION VLLY — REGENCY AT-ACTIVE ADULT-GC CONST	EXECUTIVE GOLF COURSE SILTATION & EROSION PLAN PWC#02-00516	7410388	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/30/2002	3/30/2007	$614,857.85	YES	PRF	$381,061.00
DOMINION VALLEY CC — EXECUTIVES	SECT#6 SILTATION & EROSION PLAN PWC#02-00190	7410389	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/30/2002	6/30/2006	$231,215.09	YES	PRF	$231,215.09

9

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
DOMINION VALLEY CC — CARRIAGES	SECT#12 SILTATION & EROSION PLAN PWC#02-00394	7410390	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/30/2002	9/30/2006	$163,875.00	YES	PRF	$163,875.00
DOMINION VALLEY CC — CARRIAGES	SECT#12 LANDSCAPING PLAN PWC#02-00394	7410391	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/30/2002	9/30/2006	$90,810.00	YES	PRF	$90,810.00
DOMINION VLLY — REGENCY AT-ACTIVE ADULT-GC CONST	EXECUTIVE GOLF COURSE LANDSCAPING PLAN PWC#02-00516	7410396	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/30/2002	9/30/2006	$6,150.00	YES	PRF	$12,700.00
DOMINION VALLEY CC — CARRIAGES	SECT#12, LOT STABILIZATION, PLAN PWC#02-00394	7410432	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	10/11/2002	10/11/2006	$101,000.00	YES	PRF	$101,000.00
DOMINION VALLEY CC — EXECUTIVES	SECT#6, LOT STABILIZATION, PLAN PWC#02-00190	7410437	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	10/11/2002	10/11/2006	$51,000.00	YES	PRF	$50,000.00
DOMINION VLLY — REGENCY AT — MIDDLEBURG COLLCTION	SECT#16, LOT STABILIZATION, PLAN PWC#02-00391	7410438	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	10/11/2002	10/11/2006	$71,000.00	YES	PRF	$71,000.00
DOMINION VALLEY CC — GOLF VILLAS	SECT#9, LOT STABILIZATION ESCROW PLAN PWC#02-00257, LOTS 1-39	7410522	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	10/15/2002	10/15/2006	$39,000.00	YES	PRF	$39,000.00
CONCORD HUNT	SITE IMPROVEMENTS ON CONCORD RD FOR SECTION IV	7410549	CITY OF BRENTWOOD	10/28/2002	12/17/2006	$180,000.00	YES	PRF	$99,604.00
DOMINION VALLEY CC — CAROLINA COLLECTION	SECT#11, LOT STABILIZATION ESCROW PLAN PWC#02-00153, LOTS 1-71	7410657	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	11/18/2002	11/8/2006	$71,000.00	YES	PRF	$71,000.00
NORTHAMPTON HUNT	PHASE III, SITE IMPROVEMENTS	7410726	NORTHAMPTON TOWNSHIP	11/29/2002	11/9/2006	$1,281,365.28	YES	PRF	$389,441.34
DOMINION VALLEY CC — COMMON	DOMINION VALLEY DR, PHASE B, SILTATION&EROSION PWC#03-00024	7411115	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	2/5/2003	2/5/2006	$121,810.88	YES	PRF	$121,810.88
MOUNTAIN VIEW COUNTRY CLUB — G.C. CONSTRUCTION	MAIN LINE, SEWER&WATER, G. MAINT BLD&CLUB HSE TRACT#30357 PH#2B	7411347	COACHELLA VALLEY WATER DISTRICT	3/27/2003	4/27/2007	$10,991.00	YES	PRF	$10,991.00

10

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
DOMINION VALLEY CC — COMMON	GUARANTEE CONSTRUCTION & INSTALL LANDSCAPING PLAN PWC #02-00298	7411430	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	4/11/2003	4/11/2006	$6,500.00	YES	PRF	$6,500.00
DOMINION VALLEY CC — COMMON	GUARANTEE CONSTRUCTION OF SILTATION & EROSION PLAN PWC #02-00298	7411431	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	4/11/2003	4/11/2006	$133,136.65	YES	PRF	$133,136.65
DOMINION VLLY — REGENCY AT — POTOMAC COLLECTION	GUARANTEE CONSTRUCTION & INSTALLATION LANDSCAPING PWC #03-00108	7411517	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	4/28/2003	4/28/2006	$34,200.00	YES	PRF	$34,200.00
DOMINION VLLY — REGENCY AT — POTOMAC COLLECTION	LOT STABILIZATION SEC 18 PWC #03-00108	7411518	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	5/7/2003	5/7/2006	$90,000.00	YES	PRF	$90,000.00
DOMINION VLLY — REGENCY AT — POTOMAC COLLECTION	GUARANTEE CONSTRUCTION OF SILTATION & EROSION PWC #03-00108	7411519	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	4/28/2003	10/27/2006	$228,055.24	YES	PRF	$177,099.67
REGENCY AT NORTHAMPTON — SINGLES	PHASE III - WATER / SEWER	7411520	NORTHAMPTON BUCKS COUNTY MUNICIPAL AUTHORITY	4/25/2003	4/25/2007	$309,703.34	YES	PRF	$54,250.84
REGENCY AT NORTHAMPTON — SINGLES	ST. LEONARDS ROAD RELOCATION - PHASE IV	7411521	NORTHAMPTON BUCKS COUNTY MUNICIPAL AUTHORITY	4/25/2003	4/25/2007	$117,551.33	YES	PRF	$67,671.12
DOMINION VALLEY CC — TOURNAMENTS	CONSTRUCT & INSTALL SILTATION & EROSION CONTROL PWC #03-00096	7411636	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	5/28/2003	11/27/2006	$94,783.00	YES	PRF	$94,783.00
DOMINION VALLEY CC — TOURNAMENTS	LOT STABILIZATION PWC #03-00096 - SEC #21	7411637	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/2/2003	12/2/2006	$40,000.00	YES	PRF	$40,000.00
DOMINION VALLEY CC — TOURNAMENTS	CONSTRUCT & INSTALL LANDSCAPING PWC #03-00096	7411638	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	5/28/2003	11/27/2007	$32,380.00	YES	PRF	$32,380.00
HARVEST RIDGE ESTATES	PHASE 3 WATER / SEWER / STREET	7411683	TREASURER, CITY OF WINCHESTER	6/2/2003	6/2/2006	$315,156.50	YES	PRF	$315,156.50
HARVEST RIDGE ESTATES	PHASE 1 WATER / SEWER / STREET	7411684	TREASURER, CITY OF WINCHESTER	6/2/2003	6/2/2006	$1,121,282.80	YES	PRF	$166,375.38

11

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
HARVEST RIDGE ESTATES	PHASE 2 WATER / SEWER / STREET	7411685	TREASURER, CITY OF WINCHESTER	6/2/2003	6/2/2006	$974,528.50	YES	PRF	$974,528.50
DOMINION VALLEY CC — EXECUTIVES	CONSTRUCT & INSTALL LANDSCAPING PWC #03-00200 - SEC #22	7411686	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	5/30/2003	11/30/2006	$133,040.00	YES	PRF	$133,040.00
DOMINION VALLEY CC — GOLF VILLAS	CONSTRUC & INSTALL SILTATION & EROSION PWC #03-00239 - SEC #29	7411687	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	5/30/2003	11/30/2006	$324,270.10	YES	PRF	$324,270.10
DOMINION VALLEY CC — EXECUTIVES	LOT STABILIZATION PWC #03-00200 - SEC #22	7411688	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	5/30/2003	11/30/2006	$64,000.00	YES	PRF	$64,000.00
DOMINION VALLEY CC — EXECUTIVES	CONSTRUCT & INSTALL ALL SILTATION & EROSION PWC #03-00200-SEC #22	7411689	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	5/30/2003	11/30/2006	$325,761.00	YES	PRF	$325,761.00
DOMINION VALLEY CC — GOLF VILLAS	CONSTRUCT & INSTALL ALL LANDSCAPING PWC #03-00239 - SEC #29	7411690	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	5/30/2003	11/30/2006	$111,550.00	YES	PRF	$111,550.00
DOMINION VALLEY CC — GOLF VILLAS	LOT STABILIZATION PWC #03-00239 - SEC #29	7411691	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	5/30/2003	11/30/2006	$104,000.00	YES	PRF	$104,000.00
REGENCY AT NORTHAMPTON — SINGLES	PHASE III - ROAD (TWP)	7411698	NORTHAMPTON TOWNSHIP	5/29/2003	5/29/2007	$810,725.10	YES	PRF	$243,580.93
REGENCY AT NORTHAMPTON — SINGLES	PHASE IV - ROAD (TWP)	7411699	NORTHAMPTON TOWNSHIP	5/29/2003	5/29/2007	$250,256.52	YES	PRF	$61,989.91
DOMINION VLLY — REGENCY AT — MIDDLEBURG COLLCTION	SEC #19 - CONSTRUCT & INSTALL LANDSCAPING PWC #03-00124	7411710	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/4/2003	12/4/2006	$22,790.00	YES	PRF	$22,790.00
DOMINION VLLY — REGENCY AT — MIDDLEBURG COLLCTION	SEC#19-CONSTRUCT & INSTALL SILTATION & EROSION CNTRL PWC#03-00124	7411711	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/4/2003	12/4/2006	$170,285.56	YES	PRF	$140,315.30
DOMINION VLLY — REGENCY AT — MIDDLEBURG COLLCTION	SEC #19 - LOT STABILIZATION PWC #03-00124	7411712	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/4/2003	12/4/2006	$53,000.00	YES	PRF	$53,000.00

12

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
REGENCY AT NORTHAMPTON — CARRIAGES	PHASE 5 - ROADS/BASIN/EARTH	7411788	NORTHAMPTON TOWNSHIP	8/12/2003	8/12/2006	$714,966.24	YES	PRF	$224,778.88
REGENCY AT NORTHAMPTON — CARRIAGES	PHASE V - WATER & SEWER	7411789	NORTHAMPTON, BUCKS COUNTY, MUNICIPAL AUTHORITY	7/9/2003	7/9/2006	$174,435.76	YES	PRF	$50,067.91
CONCORD HUNT	PHASE 5 - SEWER/WATER/ROADS/STREET LIGHTS/DRAINAGE	7411805	CITY OF BRENTWOOD	7/9/2003	7/9/2006	$152,534.00	YES	PRF	$72,800.00
CONCORD HUNT	PHASE 6 - SEWER/WATER/ROADS/STREET LIGHTS/DRAINAGE	7411816	CITY OF BRENTWOOD	7/9/2003	7/9/2006	$157,569.00	YES	PRF	$76,900.00
DOMINION VALLEY CC — FAIRWAYS	SECTION #30 LANDSCAPING PWC #03-00370	7411948	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	7/21/2003	1/21/2007	$12,750.00	YES	PRF	$12,750.00
DOMINION VALLEY CC — FAIRWAYS	SECTION #30 SILTATION & EROSION PWC #03-00370	7411949	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	7/21/2003	7/22/2006	$63,242.64	YES	PRF	$48,854.94
DOMINION VALLEY CC — FAIRWAYS	SECTION #30 LOT STABILIZATION PWC #03-00370	7411950	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	7/21/2003	1/21/2007	$12,000.00	YES	PRF	$12,000.00
DOMINION VALLEY CC — GOLF VILLAS	SECTION #31 SILTATION & EROSION PWC #03-00302	7411995	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	7/21/2003	1/21/2006	$346,146.55	YES	PRF	$346,146.55
DOMINION VALLEY CC — GOLF VILLAS	SECTION #31 LOT STABILIZATION PWC #03-00302	7411996	BOARD OF COUNTY SUPERVISORS OR PRINCE WILLIAM COUNTY	7/21/2003	1/21/2006	$107,000.00	YES	PRF	$107,000.00
DOMINION VALLEY CC — GOLF VILLAS	SECTION #31 LANDSCAPING PWC #03-00302	7411997	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	7/21/2003	1/21/2007	$106,990.00	YES	PRF	$106,990.00
DOMINION VLLY — REGENCY AT — MIDDLEBURG COLLCTION	CONSTRUCT & INSTALL ALL SILTATION & EROSION CONTROL PWC #03-00232	7412200	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/5/2003	9/3/2006	$282,606.06	YES	PRF	$232,867.40
DOMINION VLLY — REGENCY AT — MIDDLEBURG COLLCTION	CONSTRUCT & INSTALL ALL LANDSCAPING PWC #03-00232	7412201	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/5/2003	9/5/2006	$39,640.00	YES	PRF	$39,640.00

13

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
DOMINION VLLY — REGENCY AT — MIDDLEBURG COLLCTION	GUARANTEE PROPER LOT STABILIZATION PWC #03-00232	7412202	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/5/2003	3/5/2007	$94,000.00	YES	PRF	$94,000.00
DOMINION VALLEY MARKET SQUARE	SILTATION & EROSION CONTROL MARKET SQUARE SEC 33 PWC# 03-00419	7412709	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	11/3/2003	5/3/2006	$219,607.00	YES	PRF	$219,607.00
DOMINION VALLEY MARKET SQUARE	LANDSCAPING MARKET SQUARE SEC 33 PWC# 03-00419	7412710	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	11/3/2003	5/3/2006	$121,220.00	YES	PRF	$121,220.00
ENCLAVE AT BROADLANDS	LAND DEPOSIT	7413342	COMMUNITY DEVELOPMENT GROUP OF BROOMFIELD, LLC	1/12/2004	1/12/2006	$760,000.00	YES	FIN	$392,730.00
MOUNTAIN VIEW COUNTRY CLUB — COMMON	PHASE 2 WATER & SEWER IMPROVEMENTS	7413668	COACHELLA VALLEY WATER DISTRICT	2/24/2004	2/24/2006	$18,452.00	YES	PRF	$18,452.00
DOMINION VALLEY CC — FAIRWAYS	LOT STABILIZATION SEC 32 - PWC #04-00021	7413713	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	3/5/2004	3/5/2007	$47,000.00	YES	PRF	$47,000.00
DOMINION VALLEY CC — FAIRWAYS	SILTATION & EROSION CONTROL SEC 32 PWC #04-00021	7413714	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	3/5/2004	3/5/2007	$201,873.76	YES	PRF	$201,873.76
DOMINION VALLEY CC — FAIRWAYS	LANDSCAPING SEC 32 PWC #04-00021	7413715	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	3/5/2004	3/5/2007	$51,030.00	YES	PRF	$51,030.00
DOMINION VALLEY CC — GENERAL COMMON	LANDSCAPING - CATHARPIN CREEK - PWC #03-00508	7413777	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	3/11/2004	3/11/2007	$6,100.00	YES	PRF	$6,100.00
PINE BLUFFS	LAND DEPOSIT	7413975	KW PINE RIDGE, LLC	3/30/2004	3/30/2007	$500,000.00	YES	FIN	$250,000.00

BANK OF AMERICA Total									$74,468,618.24

BNP PARIBAS
TOLL BROTHERS INC.	GUARANTEE OF DEDUCTIBLE/LOSS LIMIT REIMBURSE #7019	91864653	LIBERTY MUTUAL INSURANCE COMPANY	10/8/2002	10/8/2005	$4,050,000.00	YES	FIN	$17,000,000.00
DUBLIN RANCH VILLAGES (COMMON)	GUARANTEE DEDUCTIBLE/LOSS LIMIT REIMBURSE #7021	91864654	LIBERTY MUTUAL INSURANCE COMPANY	10/8/2002	10/8/2006	$2,000,000.00	YES	FIN	$6,000,000.00

14

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
HOCKESSIN OAKS	GUARANTEE COMPLETION OF ELECTRIC & GAS SERVICE CONNECTION	91871240	DELMARVA POWER & LIGHT COMPANY	9/25/2003	9/25/2006	$110,936.00	YES	PRF	$25,896.00
HOLLOWBROOK MEWS	GUARANTEE SITE IMPROVEMENTS	91872000	TOWN OF CORTLANDT	10/31/2003	10/31/2007	$1,050,000.00	YES	PRF	$200,000.00
HOLLOWBROOK MEWS	GUARANTEE SITE MAINTENANCE	91872002	TOWN OF CORTLANDT	10/31/2003	10/31/2007	$30,000.00	YES	PRF	$30,000.00
TOLL BROTHERS INC.	COLLATERAL FOR INSURANCE PROGRAM	91872730	PACIFIC EMPLOYERS INSURANCE COMPANY	12/16/2003	12/16/2005	$9,485,108.00	YES	FIN	$4,306,564.00
MOUNT KISCO CHASE	WETLAND MITIGATION	91878111	VILLAGE/TOWN OF MOUNT KISCO	9/28/2004	1/21/2009	$38,000.00	NO	PRF	$38,000.00
MISPILLION — COMMON	LAND DEPOSIT	91884436	MILFORD PROPERTIES, LLC	8/5/2005	12/31/2008	$1,500,000.00	NO	FIN	$1,500,000.00
RESIDENCES ON MAIN — CONDOS	CONSTRUCTION OF PARKING STRUCTURE	91884556	MSR PROPERTIES, LLC	8/12/2005	8/12/2006	$6,900,000.00	YES	PRF	$6,900,000.00
SPILLAR RANCH	LAND DEPOSIT	91885902	HERITAGE TITLE COMPANY	10/28/2005	10/28/2005	$597,820.00	YES	FIN	$597,820.00

BNP PARIBAS Total									$36,598,280.00

CALYON SECURITIES
STONYKILL VIEW — SINGLES	SITE IMPROVEMENTS	404136010	TOWN OF FISHKILL	2/11/2004	2/11/2007	$2,800,000.00	YES	PRF	$750,000.00
WOODS OF SOUTH BARRINGTON — COMMON	LAND PURCHASE - LAND BANKED	411136033	ACACIA CREDIT FUND 9-A LLC	4/21/2004	4/21/2007	$14,431,315.00	YES	FIN	$5,945,928.00
BAYSIDE AT BETHANY LAKES — CARRIAGES	INSTALLATION OF STORMWATER MANAGEMENT & ROAD (LAKES)	411436019	SUSSEX COUNTY COUNCIL	4/23/2004	4/23/2006	$1,183,488.26	YES	PRF	$236,697.65
BAYSIDE AT BETHANY LAKES — CARRIAGES	INSTALLATION OF STORMWATER MANAGEMENT & ROADS (COURTS)	411436020	SUSSEX COUNTY COUNCIL	4/23/2004	4/23/2006	$278,555.75	YES	PRF	$278,555.75
VAN WYCK MEADOWS	GUARANTEE PAYMENTS	515736019	TOWN OF FISHKILL	6/6/2005	6/6/2007	$1,500,000.00	YES	FIN	$1,500,000.00
CABIN BRANCH — COMMON	LAND DEPOSIT	521036010	FFTM I LIMITED PARTNERSHIP	7/29/2005	7/29/2006	$5,500,000.00	YES	FIN	$5,500,000.00
TOLL BROTHERS INC.	NEW INSURANCE PROGRAM	525036003	ZURICH AMERICAN INSURANCE COMPANY	9/7/2005	9/7/2006	$3,600,000.00	YES	FIN	$3,600,000.00
STONYKILL WOODS	MAINTENANCE - ROADS	528436023	TOWN OF FISHKILL	10/11/2005	10/11/2006	$308,000.00	NO	PRF	$308,000.00
VAN WYCK MEADOWS	MAINTENANCE - PHASE 1-5	530036007	TOWN OF FISHKILL	10/27/2005	10/27/2007	$630,000.00	NO	PRF	$630,000.00

15

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
MOUNTAIN VIEW AT GARDINER	CONSTRUCTION OF ROADS AND INSTALLATION OF DRAINAGE IMPROVEMENTS	533236023	TOWN OF GARDINER (ULSTER COUNTY)	11/28/2005	11/28/2006	$700,000.00	YES	PRF	$700,000.00
SONORAN FOOTHILLS, DESERT ENCLAVE	INSTALLATION OF INFRASTRUCTURE WITHIN MASTER PLAN W/S/R/AMENITIES	535436002	FIRST AMERICAN TITLE INSURANCE COMPANY	12/20/2005	12/19/2006	$935,000.00	YES	PRF	$230,033.18
REGENCY AT RIDGEFIELD	SITE IMPROVEMENTS	604136006	TOWN OF RIDGEFIELD	2/10/2006	2/10/2007	$2,731,219.00	YES	PRF	$2,731,219.00

CALYON SECURITIES Total									$22,410,433.58

CITIBANK
DAMONTE RANCH	SHARE OF MASTER INTRASTRUCTURE WORK		DI LORETO SOUTH TRUCKEE MEADOWS, INC. & NEVADA STATE BANK	3/16/2006	3/17/2006	$10,000,000.00	YES	FIN	$10,000,000.00
CITIBANK Total									$10,000,000.00
COMERICA BANK
NORTHVILLE HILLS GOLF CLUB — COMMON	CONSTRUCT ROADS & STORM SEWER-SUB#2	556364-04	WAYNE COUNTY	12/17/1999	12/18/2006	$420,000.00	YES	PRF	$35,000.00
ISLAND LAKE OF NOVI — COMMON	PHASE 2A WETLAND GUARANTEE	557044-04	CITY OF NOVI - TREASURERS OFFICE	1/13/2000	1/12/2007	$26,485.55	YES	PRF	$6,750.00
NORTHVILLE HILLS GOLF CLUB — COMMON	CONSTRUCT ROAD,CURB,GUTTER-SUB#3	560496-04	WAYNE COUNTY	7/12/2000	7/11/2006	$1,093,650.00	YES	PRF	$100,000.00
ISLAND LAKE OF NOVI — COMMON	TREE REPLACE PHASE 2B,3A,3B,3C,& 6	560988-04	CITY OF NOVI - TREASURERS OFFICE	8/11/2000	8/10/2006	$695,265.00	YES	PRF	$695,265.00
ISLAND LAKE OF NOVI — COMMON	WETLAND IMPROVE PHASE 2B,3A,3B,3C&6	561019-04	CITY OF NOVI - TREASURERS OFFICE	8/15/2000	8/14/2006	$212,000.00	YES	PRF	$75,000.00
ISLAND LAKE OF NOVI — COMMON	PHASE 2B,3A,3B,3C, & 6 LANDSCAPE	561300-04	CITY OF NOVI - TREASURERS OFFICE	9/1/2000	8/31/2006	$308,498.00	YES	PRF	$166,589.00
VISTA DEL VERDE (SHELL K)	CAPITAL CONTRIBUTION	571781-04	VISTA DEL VERDE II, L.P.	1/18/2002	1/17/2006	$5,000,000.00	YES	FIN	$5,000,000.00
NORTHVILLE HILLS GOLF CLUB — COMMON	CONSTRUCT STORM SEWER SYSTEM & PAVING, SUB#4, REVIEW#S00-001	574075-04	WAYNE COUNTY	5/6/2002	5/6/2007	$795,000.00	YES	PRF	$100,000.00
ISLAND LAKE OF NOVI — COMMON	WOODLAND REPLACEMENT&FENCE MAINT. PHASE 4A&5A	577114-04	CITY OF NOVI - TREASURERS OFFICE	9/10/2002	9/10/2006	$59,275.00	YES	PRF	$59,275.00

16

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
ISLAND LAKE OF NOVI — COMMON	LANDSCAPING IMPROVEMENTS, PHASE 4A&5A	577159-04	CITY OF NOVI - TREASURERS OFFICE	9/12/2002	9/12/2006	$255,340.00	YES	PRF	$255,340.00
ISLAND LAKE OF NOVI — COMMON	WETLAND GUARANTEE FOR PHASE #4A & #5A	577988-04	CITY OF NOVI - TREASURERS OFFICE	10/18/2002	10/18/2006	$96,700.00	YES	PRF	$85,600.00
ISLAND LAKE OF NOVI — COMMON	WETLAND MITIGATION, PERMIT #02-63-0132-P	579378-04	MICHIGAN DEPT OF ENVIRONMENTAL QUALITY	12/13/2002	12/13/2006	$150,000.00	YES	PRF	$150,000.00
STEEPLECHASE OF NORTHVILLE	INSTALL ROADS & STORM SEWER SYSTEM, SUBDIVISION#1	579933-04	WAYNE COUNTY	1/7/2003	1/7/2007	$1,590,000.00	YES	PRF	$100,000.00
ISLAND LAKE OF NOVI — COMMON	WETLAND REVIEW - ILN LAKEFRONT PHASES 2B, 3D, 4A, 5A & 6	583715-04	CITY OF NOVI - TREASURER’S OFFICE	6/10/2003	6/10/2007	$89,175.00	YES	PRF	$89,175.00
ISLAND LAKE OF NOVI — COMMON	ISLAND LAKE PHASE 3D STORMWATER	584746-04	CITY OF NOVI - TREASURER’S OFFICE	7/22/2003	7/22/2006	$151,959.00	YES	PRF	$25,000.00
ISLAND LAKE OF NOVI — COMMON	ISLAND LAKE PHASE 4B-1 STORMWATER	584747-04	CITY OF NOVI - TREASURER’S OFFICE	7/22/2003	7/22/2006	$481,773.00	YES	PRF	$75,000.00
ISLAND LAKE OF NOVI — COMMON	LANDSCAPING - PHASE 4B-1	585965-04	CITY OF NOVI - TREASURERS OFFICE	9/16/2003	9/16/2006	$218,260.00	YES	PRF	$19,575.00
ISLAND LAKE OF NOVI — COMMON	PHASE 3D - WETLAND	586249-04	CITY OF NOVI - TREASURERS OFFICE	9/26/2003	9/26/2006	$11,612.00	YES	PRF	$11,612.00
ISLAND LAKE OF NOVI — COMMON	PHASE 3D - WOODLAND	586252-04	CITY OF NOVI - TREASURERS OFFICE	9/26/2003	9/26/2006	$131,050.00	YES	PRF	$131,050.00
ESTATES AT CHURCHILL HUNT (THE)	TREE REPLACEMENT	588346-04	VILLAGE OF GURNEE	12/22/2003	12/22/2006	$350,000.00	YES	PRF	$350,000.00
ESTATES AT CHURCHILL HUNT (THE)	PH 1 ALL PUBLIC IMPROVEMENTS	591023-04	VILLAGE OF GURNEE	4/7/2004	5/2/2007	$3,291,908.00	YES	PRF	$671,057.00
OLD BLUFF VILLAGE — COMMON	LAND DEPOSIT	591379-04	SONOC COMPANY, LLC	4/21/2004	4/20/2007	$1,500,000.00	NO	FIN	$1,500,000.00
TRIESTE AT BOCA RATON	PHASE 1 SITE IMPROVEMENTS	592675-04	CITY OF BOCA RATON	6/4/2004	6/4/2007	$1,410,527.22	YES	PRF	$1,091,289.12
ISLAND LAKE OF NOVI — COMMON	PHASE 5B WOODLAND REPLACEMENT & FENCE FINANCIAL GUARANTEE	593102-04	CITY OF NOVI - TREASURER’S OFFICE	6/22/2004	6/22/2006	$139,400.00	YES	PRF	$139,400.00
ISLAND LAKE OF NOVI — COMMON	PHASE 5A WOODLAND REPLACEMENT & FENCE GUARANTEE	593104-04	CITY OF NOVI - TREASURER’S OFFICE	6/22/2004	6/22/2006	$14,750.00	YES	PRF	$9,750.00
ISLAND LAKE OF NOVI — COMMON	PHASE 5B LANDSCAPING	593860-04	CITY OF NOVI - TREASURER’S OFFICE	7/20/2004	7/20/2006	$44,638.00	YES	PRF	$44,638.00

17

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
ISLAND LAKE OF NOVI — COMMON	PHASE 5B STREET TREES	593861-04	CITY OF NOVI - TREASURER’S OFFICE	7/20/2004	7/20/2006	$145,600.00	YES	PRF	$145,600.00
ISLAND LAKE OF NOVI — COMMON	PHASE 2B LANDSCAPING	593911-04	CITY OF NOVI - TREASURER’S OFFICE	7/22/2004	7/22/2006	$55,953.00	YES	PRF	$55,953.00
TRIESTE AT BOCA RATON	PHASE 1 TREE MITIGATION	594048-04	CITY OF BOCA RATON	7/26/2004	7/26/2006	$173,894.00	YES	PRF	$173,894.00
NORTHVILLE HILLS GOLF CLUB — COMMON	PHASE 3 - PAVING PERMIT	594078-04	WAYNE COUNTY	7/27/2004	7/27/2006	$50,000.00	YES	PRF	$50,000.00
HAWTHORNE WOODS — COMMON	FAIRFIELD RD WIDENING @ PARK ENTRANCE	595162-04	TREASURER, COUNTY OF LAKE, DIVISION OF TRANSPORTATION	9/9/2004	8/31/2006	$411,900.00	NO	PRF	$411,900.00
NORTHVILLE HILLS GOLF CLUB — COMMON	STORM DRAINAGE FACILITIES	595965-04	WAYNE COUNTY	10/12/2004	12/1/2006	$358,000.00	YES	PRF	$358,000.00
NORTHVILLE HILLS GOLF CLUB — COMMON	PAVING IMPROVEMENTS	595966-04	WAYNE COUNTY	10/12/2004	12/1/2006	$688,000.00	YES	PRF	$100,000.00
STEEPLECHASE OF NORTHVILLE	PAVING PH 2	596009-04	WAYNE COUNTY	10/13/2004	12/1/2006	$550,000.00	YES	PRF	$135,000.00
ESTATES AT CHURCHILL HUNT (THE)	PH 2 PUBLIC IMPROVEMENTS	596056-04	VILLAGE OF GURNEE	10/15/2004	5/2/2007	$1,476,051.00	YES	PRF	$87,194.00
ISLAND LAKE OF NOVI — COMMON	PHASE 2B FINAL INSPECTION ITEMS	596866-04	CITY OF NOVI - TREASURER’S OFFICE	11/10/2004	11/10/2006	$9,000.00	YES	PRF	$4,500.00
ISLAND LAKE OF NOVI — COMMON	PHASE 5A FINAL INSPECTION ITEMS	596867-04	CITY OF NOVI - TREASURER’S OFFICE	11/10/2004	11/10/2006	$6,000.00	YES	PRF	$6,000.00
ISLAND LAKE OF NOVI — COMMON	PH 3D UTILITY, GRADING & PAVING PUNCHLIST	597067-04	CITY OF NOVI - TREASURER’S OFFICE	11/18/2004	11/18/2006	$91,650.00	YES	PRF	$91,650.00
ISLAND LAKE OF NOVI — COMMON	PH 4B-1 UTILITY, GRADING & PAVING PUNCHLIST	597068-04	CITY OF NOVI - TREASURER’S OFFICE	11/18/2004	11/18/2006	$195,225.00	YES	PRF	$195,225.00
ESTATES AT CHURCHILL HUNT (THE)	STEARN'S SCHOOL ROAD IMPROVEMENTS	597385-04	TREASURER, COUNTY OF LAKE, DIVISION OF TRANSPORTATION	11/30/2004	11/30/2006	$881,000.00	NO	PRF	$881,000.00
ISLAND LAKE OF NOVI — COMMON	PH 2B, 3A, 3B, 3C & 6 STREET & UTILITY PUNCHLIST ITEMS	597941-04	CITY OF NOVI - TREASURERS OFFICE	12/21/2004	12/21/2006	$50,000.00	YES	PRF	$50,000.00
ISLAND LAKE OF NOVI — COMMON	PH 4B-2	599502-04	CITY OF NOVI - TREASURERS OFFICE	2/25/2005	2/25/2007	$314,448.00	YES	PRF	$70,500.00

18

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
ISLAND LAKE OF NOVI — COMMON	PHASE 4B-2 - WOODLAND FENCE	600784-04	CITY OF NOVI — TREASURER'S OFFICE	4/14/2005	4/14/2007	$5,000.00	YES	PRF	$5,000.00
ISLAND LAKE OF NOVI — COMMON	PHASE 4B-2 WETLAND	601281-04	CITY OF NOVI	5/5/2005	5/5/2007	$14,000.00	YES	PRF	$2,000.00
ISLAND LAKE OF NOVI — COMMON	PHASE 4B-2 STREET TREES	601287-04	CITY OF NOVI	5/5/2005	5/5/2007	$16,000.00	YES	PRF	$16,000.00
ISLAND LAKE OF NOVI — COMMON	PHASE 4B-2 LANDSCAPE	601293-04	CITY OF NOVI	5/5/2005	5/5/2007	$47,940.00	YES	PRF	$47,940.00
ISLAND LAKE OF NOVI — COMMON	PHASE 5B PAVING & GRADING PUNCHLIST ITEMS FOR FINAL ACCEPTANCE	601297-04	CITY OF NOVI	5/5/2005	5/5/2007	$91,500.00	YES	PRF	$91,500.00
PRESERVE AT OAKLAND (THE)	REPLACEMENT TREES, PARKING LOT TREES & SCENIC EASEMENT LANDSCAPE	610109-04	CHARTER TOWNSHIP OF OAKLAND	5/11/2005	5/11/2007	$578,000.00	YES	PRF	$578,000.00
WYNSTONE COMMON	TREE REPLACEMENT	610657-04	CHARTER TOWNSHIP OF OAKLAND	6/1/2005	6/1/2007	$989,400.00	YES	PRF	$989,400.00
TWIN CREEKS — LEXINGTON	LAND DEPOSIT	611603-04	TICOR TITLE COMPANY	7/7/2005	7/7/2006	$55,000.00	YES	FIN	$55,000.00
TWIN CREEKS — SOMERSET	LAND DEPOSIT	611604-04	TICOR TITLE COMPANY	7/7/2005	7/7/2006	$96,000.00	YES	FIN	$96,000.00
PRESERVE AT OAKLAND (THE)	PHASE I SITE IMPROVEMENTS	611947-04	CHARTER TOWNSHIP OF OAKLAND	7/22/2005	7/22/2006	$7,535,825.00	YES	PRF	$7,535,825.00
WYNSTONE COMMON	PH I-STORM&SANITARY SEWER,PUMPSTATION,WATER MAIN,PAVING&LANDSCAPE	611948-04	CHARTER TOWNSHIP OF OAKLAND	7/22/2005	7/22/2006	$7,674,409.39	YES	PRF	$7,674,409.39
STEEPLECHASE OF NORTHVILLE	WETLAND MITIGATION	612108-04	MICHIGAN DEPARTMENT OF ENVIRONMENTAL QUALITY	7/26/2005	7/26/2006	$47,950.00	YES	PRF	$47,950.00
WYNSTONE COMMON	OPERATION & MAINTENANCE OF SANITARY SEWER COLLECTION SYSTEM	612982-04	WASTEWATER MANAGEMENT, LLC AND WYNSTONE CONDOMINIUM ASSOCIATION	9/6/2005	9/6/2006	$17,409.00	YES	PRF	$17,409.00
ISLAND LAKE OF NOVI — COMMON	PH 2B, 3A, 3B, 3C & 6 SIDEWALKS	613010-04	CITY OF NOVI — TREASURER'S OFFICE	9/2/2005	9/2/2006	$27,000.00	YES	PRF	$27,000.00
STEEPLECHASE OF NORTHVILLE	PHASE 3 - REVIEW #S02-013	613322-04	WAYNE COUNTY	9/16/2005	9/16/2006	$50,000.00	YES	PRF	$50,000.00

19

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
ISLAND LAKE OF NOVI — RAVINES	PHASE 5-C STORMWATER	613552-04	CITY OF NOVI	9/30/2005	9/30/2006	$123,309.00	YES	PRF	$123,309.00
ISLAND LAKE OF NOVI — RAVINES	PHASE 5C INCOMPLETE SITEWORK/UTILITIES	613553-04	CITY OF NOVI	9/29/2005	9/29/2006	$300,276.00	YES	PRF	$300,276.00
ISLAND LAKE OF NOVI — RAVINES	PHASE 5C-LANDSCAPING	613554-04	CITY OF NOVI	9/30/2005	9/30/2006	$2,710.76	YES	PRF	$2,710.76
ISLAND LAKE OF NOVI — RAVINES	PHASE 5C-EROSION	613555-04	CITY OF NOVI	9/30/2005	9/30/2006	$16,140.00	YES	PRF	$16,140.00
ISLAND LAKE OF NOVI — RAVINES	PHASE 5C-STREET TREES	613556-04	CITY OF NOVI	9/30/2005	9/30/2006	$33,600.00	YES	PRF	$33,600.00
ISLAND LAKE OF NOVI — RAVINES	5C-TRAFFIC CONTROL	613557-04	CITY OF NOVI	9/30/2005	9/30/2007	$3,200.00	YES	PRF	$3,200.00
ARBOR HILLS	DRAINAGE IMPROVEMENTS	613705-04	WASHTENAW COUNTY DRAIN COMMISSIONER	9/30/2005	9/30/2006	$279,453.00	YES	PRF	$279,453.00
ARBOR HILLS	ROAD IMPROVEMENTS	613767-04	BOARD OF COUNTY ROAD COMMISSIONERS OF THE COUNTY OF WASHTENAW	10/4/2005	10/4/2006	$550,000.00	YES	PRF	$550,000.00
ESTATES AT CHURCHILL HUNT (THE)	PHASE 3 ON-SITE IMPROVEMENTS	613994-04	VILLAGE OF GURNEE	10/13/2005	10/13/2007	$1,508,336.00	YES	PRF	$1,508,336.00
TRIESTE AT BOCA RATON	APPROX.635 LF OF LANDSCAPING FOR SALES OFF, CONSTR.ENTR.	615470-04	CITY OF BOCA RATON	12/14/2005	12/14/2006	$21,000.00	YES	PRF	$21,000.00
THE CROSSINGS AT MORTON GROVE	SITE IMPROVEMENTS	615783-04	VILLAGE OF MORTON GROVE	12/29/2005	3/15/2008	$1,577,664.55	YES	PRF	$1,577,664.55

COMERICA BANK Total									$35,451,903.82

FIFTH THIRD BANK
LUNDY AVENUE — TOWNHOMES	LAND PURCHASE — LAND BANKED	CIS403290	ACACIA CREDIT FUND 9-A LLC	2/25/2005	2/25/2007	$10,742,105.00	YES	FIN	$6,253,622.00

FIFTH THIRD BANK Total									$6,253,622.00

JPMORGAN CHASE BANK
SURPRISE GRAND VISTA JV I, LLC	GUARANTEE OF INTEREST DRAW	CPCS-235471	ISTAR CHRYSLER	2/9/2006	2/9/2007	$10,285,172.85	YES	FIN	$9,524,955.40
WOODS OF SOUTH BARRINGTON — COMMON	WATER TREATMENT PLANT	CPCS-239619	VILLAGE OF SOUTH BARRINGTON	2/24/2006	2/24/2007	$6,858,000.00	YES	PRF	$6,858,000.00

20

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
LAKE RUN ESTATES	SITE IMPROVEMENTS	CPCS-637715	VILLAGE OF NORTH AURORA	5/12/2005	5/12/2006	$2,473,739.40	NO	PRF	$2,473,739.40
HAWTHORNE WOODS — COMMON	FAIRFIELD ROAD ACCESS PERMIT	CPCS-640317	TREASURER, COUNTY OF LAKE	6/6/2005	5/31/2007	$462,000.00	NO	PRF	$462,000.00
HAWTHORNE WOODS — COMMON	GILMER @ CHAMPIONSHIP ROAD IMPROVEMENTS	CPCS-642038	TREASURER, COUNTY OF LAKE, DIVISION OF TRANSPORTATION	6/21/2005	6/30/2007	$365,200.00	NO	PRF	$365,200.00
HAWTHORNE WOODS — COMMON	GILMER @ SCHWERMAN ROAD IMPROVEMENTS	CPCS-642040	TREASURER, COUNTY OF LAKE, DIVISION OF TRANSPORTATION	6/21/2005	6/30/2007	$540,900.00	NO	PRF	$540,900.00
WOODS OF SOUTH BARRINGTON — COMMON	PH I-MASS GRADING-SITE RESTORATION-POND RELOCATION	CPCS-646633	VILLAGE OF SOUTH BARRINGTON	7/29/2005	7/29/2006	$360,168.00	YES	PRF	$360,168.00
ESTATES AT INVERNESS RIDGE	SITE IMPROVEMENTS-ONSITE & OFFSITE	SLT323807	VILLAGE OF INVERNESS	3/8/2001	3/8/2007	$5,842,328.00	YES	PRF	$1,561,250.60
ESTATES AT INVERNESS RIDGE	SITE IMPROVE-WATER & SEWAGE SYSTEM	SLT323831	VILLAGE OF BARRINGTON	4/6/2001	4/6/2007	$2,552,700.00	YES	PRF	$100,000.00
WOODBRIDGE CHASE	COMPLETION BOND AGREEMENT DATED 1/26/01	SLT325530	TOWN OF WOODBRIDGE	9/19/2001	9/5/2006	$470,000.00	YES	PRF	$548,250.00
SUMMIT AT CASTLE PINES VILLAGE — MASTERS	SITE IMPROVEMENTS, EROSION CONTROL/GRADING	SLT325633	THE BOARD OF COUNTY COMMISSIONERS OF THE COUNTY OF DOUGLAS	9/14/2001	9/14/2006	$115,897.50	NO	PRF	$17,384.60
SUMMIT AT CASTLE PINES VILLAGE — MASTERS	SUBDIVISION AGREEMENT WATER FACILITIES	SLT325943	THE BOARD OF COUNTY COMMISSIONERS OF THE COUNTY OF DOUGLAS	12/19/2001	12/19/2006	$1,245,622.00	NO	PRF	$171,803.24
ESTATES AT WOODCLIFFE PARK	GUARANTEE SPECIAL TAX LIABILITY	SLT326347	MONTGOMERY COUNTY, MARYLAND	4/5/2002	4/5/2007	$157,600.00	YES	FIN	$157,600.00
PALATINE STATION	STORM SEWER, WATER MAIN, SANITARY SEWER & ROADWAY	SLT330175	VILLAGE OF PALATINE	12/20/2002	12/20/2006	$1,241,466.05	YES	PRF	$156,408.45
PALATINE STATION	GUARANTEE COMPLETION OF PLANNED DEVELOPMENT	SLT330176	VILLAGE OF PALATINE	12/20/2002	12/20/2006	$100,000.00	YES	PRF	$100,000.00
HAWTHORNE WOODS — COMMON	SECURE PAYMENT ON REMAINING PURCHASE PRICE	SLT332462	MERCURY EXCHANGE CO, LLC C/O COLE TAYLOR BANK, ESCROWEE	7/10/2003	5/17/2007	$7,360,000.00	YES	FIN	$3,680,000.00

21

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
TOLL BROTHERS INC.	REIMBURS&SECURITY AGREE DTD 1/21/97	SLT352593	STEADFAST INSURANCE COMPANY	7/10/1998	7/10/2006	$500,000.00	YES	FIN	$500,000.00
ESTATES AT LAKE BARRINGTON	GUARANTEE MAINTENANCE — IMPROVEMENTS	SLT420491	VILLAGE OF LAKE BARRINGTON	10/25/2004	10/25/2006	$123,525.00	NO	PRF	$123,525.00
WOODS OF SOUTH BARRINGTON — COMMON	MASS GRADING — SITE RESTORATION PH 1-A	SLT420552	VILLAGE OF SOUTH BARRINGTON	11/8/2004	11/8/2006	$118,632.00	YES	PRF	$118,632.00
WOODS OF SOUTH BARRINGTON — COMMON	MASS GRADING — SITE RESTORATION PH 1	SLT420553	VILLAGE OF SOUTH BARRINGTON	11/8/2004	11/8/2006	$555,646.80	YES	PRF	$555,646.80
ESTATES AT CHURCHILL HUNT (THE)	OFFSITE ROAD IMPROVEMENTS — DILLEY’S ROAD	SLT420597	TREASURER, COUNTY OF LAKE, DIVISION OF TRANSPORTATION	11/30/2004	5/1/2007	$481,000.00	NO	PRF	$481,000.00

JPMORGAN CHASE BANK Total									$28,856,463.49

LA SALLE
HALLEY ESTATES II	POSTING AN LC FOR LAND DEPOSIT IN LIEU OF CASH	S585596	BRIARWOOD FARMS, INC.	11/10/2005	11/7/2006	$1,300,000.00	YES	FIN	$1,300,000.00
PROVIDENCE — TOWNHOMES	POSTING AN L/C FOR LAND DEPOSIT IN LIEW OF CASH	S586099	LOWNDES, DROSDICK, DOSTOR, KANTOR, & REED P.A.	11/30/2005	11/30/2006	$1,000,000.00	YES	FIN	$500,000.00
PROVIDENCE — GOLF & CC	POSTING AN L/C FOR LNAD DEPOSIT IN LIEW OF CASH	S586287	LOWNDES, DROSDICK, DOSTER, KANTOR & REED, P.A.	11/30/2005	11/30/2006	$1,100,000.00	YES	FIN	$1,100,000.00

LA SALLE Total									$2,900,000.00

M & T BANK
VILLAGE AT LITCHFIELD PARK — COMMON	LAND PURCHASE — LAND BANKED	SB-907112-0001	SCC-CANYON II, LLC AND BANK ONE, NA	11/9/2004	11/9/2006	$5,309,395.00	YES	FIN	$5,265,420.00
ARLINGTON HUNT	GUARANTEE TO CONNECT GAS SERVICE	SB-907302-0001	CENTRAL HUDSON GAS AND ELECTRIC	2/4/2005	7/14/2009	$134,200.00	YES	FIN	$134,200.00
VISTAS AT WHITE HILLS	INSTALL WATER MAIN & ASSOC. FIXTURES	SB-908116-0001	AQUARIAN WATER COMPANY OF CONNECTICUT	8/30/2005	8/30/2006	$50,000.00	YES	PRF	$50,000.00

M & T BANK Total									$5,449,620.00

MELLON BANK
RESERVE AT NEWTOWN	SITE IMPROVEMENT AGREEMENT-PHASE 1	S875259	TOWNSHIP OF NEWTOWN	7/24/2002	7/24/2006	$1,965,397.50	YES	PRF	$272,817.85
RESERVE AT NEWTOWN	SEWER SERVICE AGREEMENT-PHASE 1	S875321	NEWTOWN, BUCKS COUNTY, JOINT MUNICIPAL AUTHORITY	7/24/2002	7/24/2006	$215,300.00	YES	PRF	$22,781.00

22

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
NORTHAMPTON HUNT	SANITARY SEWER CONSTRUCTION AGREEMENT	S875623	NORTHAMPTON, BUCKS COUNTY, MUNICIPAL AUTHORITY	9/20/2002	9/20/2006	$179,357.42	YES	PRF	$38,324.77
NORTHAMPTON HUNT	PUBLIC WATER INSPECTION AGREEMENT	S875624	NORTHAMPTON, BUCKS COUNTY, MUNICIPAL AUTHORITY	9/20/2002	9/20/2006	$33,632.81	YES	PRF	$6,726.54
NORTHAMPTON HUNT	SANITARY SEWER INSPECTION AGREEMENT	S875625	NORTHAMPTON, BUCKS COUNTY, MUNICIPAL AUTHORITY	9/20/2002	9/20/2006	$23,902.89	YES	PRF	$4,780.58
NORTHAMPTON HUNT	PUBLIC WATER CONSTRUCTION AGREEMENT	S875626	NORTHAMPTON, BUCKS COUNTY, MUNICIPAL AUTHORITY	9/20/2002	9/20/2006	$264,356.68	YES	PRF	$24,032.45
TOLL BROTHERS INC.	CAPITAL REQUIREMENTS TO RECEIVE CAPTIVE INSURANCE LICENSE	S875906	COMMISSIONER OF INSURANCE STATE OF VERMONT	10/31/2002	10/31/2005	$3,000,000.00	YES	FIN	$3,000,000.00

MELLON BANK Total									$3,369,463.19

PNC BANK
TOLL BROTHERS INC.	NEW INSURANCE PROGRAM	18102161-00-000	ZURICH AMERICAN INSURANCE COMPANY	9/8/2005	9/7/2006	$15,000,000.00	YES	FIN	$15,000,000.00

PNC BANK Total									$15,000,000.00

ROYAL BANK SCOTLAND
CORTLAND RIDGE — TOWNHOMES	SECURE HOMEOWNERS DEPOSITS	LCA03300500924NY	ZARIN & STEINMETZ, ESCROW AGENT	3/30/2005	3/30/2006	$1,300,000.00	YES	FIN	$1,050,000.00
CORTLAND RIDGE — SINGLES	SECURE HOMEOWNERS DEPOSITS	LCA03300500925NY	ZARIN & STEINMETZ, ESCROW AGENT	3/30/2005	3/30/2006	$1,600,000.00	YES	FIN	$1,300,000.00
TOLL BROTHERS INC.	SECURE INSURANCE DEDUCTIBLES REIMB. #7275	LCA04150400809NY	LIBERTY MUTUAL INSURANCE COMPANY	4/15/2004	4/15/2006	$5,000,000.00	YES	FIN	$10,000,000.00
CORTLAND RIDGE — SINGLES	SITE IMPROVEMENTS	LCA05140400815NY	TOWN OF CORTLANDT, NEW YORK	5/14/2004	5/14/2006	$1,885,000.00	YES	PRF	$250,000.00
CORTLAND RIDGE — SINGLES	OFFSITE IMPROVEMENTS	LCA05140400816NY	TOWN OF CORTLANDT, NEW YORK	5/14/2004	5/14/2006	$475,000.00	YES	PRF	$150,000.00
REGENCY AT BLOOMFIELD	PHASE 3 SITE IMPROVEMENTS	LCA07080400829NY	TOWN OF BLOOMFIELD	7/8/2004	7/8/2006	$701,446.00	YES	PRF	$141,645.00
REGENCY AT BLOOMFIELD	GUARANTEE SITE IMPROVEMENTS - PH 2	LCA08130300727NY	TOWN OF BLOOMFIELD	8/13/2003	8/13/2006	$1,024,881.00	YES	PRF	$210,127.00
ASHWORTH HILL	LAND DEPOSIT	LCA10150400853NY	WESTMINSTER ABSTRACT COMPANY	11/3/2004	11/3/2006	$500,000.00	YES	FIN	$500,000.00

23

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
MERRITT PARK CONDOS	GUARANTEE PAYMENTS PURSUANT TO WATER AGREEMENT	LCA11100400867NY	TOWN OF FISHKILL	11/16/2004	11/16/2006	$517,317.00	NO	FIN	$517,317.00
ADVANCE AT BRANCHBURG II	LAND DEPOSIT	LCA11160501018NY	ADVANCE AT BRANCHBURG II	11/16/2005	11/10/2006	$1,000,000.00	YES	FIN	$1,000,000.00
TOTAH PROPERTY — COMMON (WESTPORT)	LAND PURCHASE - LAND BANKED	LCA11290400879NY	IHP INVESTMENT FUND III, L.P.	12/8/2004	12/8/2006	$10,129,016.00	YES	FIN	$10,129,016.00
HOLLOWBROOK MEWS	SECURE HOMEOWNERS DEPOSITS	LCA12210400885NY	ZARIN & STEINMETZ, PC	12/21/2004	12/21/2006	$2,000,000.00	YES	FIN	$2,000,000.00

ROYAL BANK SCOTLAND Total									$27,248,105.00

SUMITOMO MITSUI
BOWES CREEK C. CLUB — COMMON	LAND PURCHASE - LAND BANKED	LG/MIS/NY-433385	LO LAND ASSETS, L.P. & COMERICA BANK, AS AGENT	5/3/2005	5/3/2007	$14,788,000.00	YES	FIN	$14,788,000.00
TREELINE	LAND DEPOSIT	LG/MIS/NY-433535	PAVESE LAW FIRM, AS ESCROW AGENT	8/23/2005	8/23/2006	$500,000.00	YES	FIN	$500,000.00

SUMITOMO MITSUI Total									$15,288,000.00

SUN TRUST BANK
VAN WYCK MEADOWS	SECURE HOMEOWNERS DEPOSITS	F843011	PAGONES & CROSS, PC	12/21/2004	12/21/2006	$1,500,000.00	YES	FIN	$1,500,000.00
VAN WYCK GLEN	SECURE HOMEOWNERS DEPOSITS	F843012	PAGONES & CROSS, PC	12/21/2004	12/21/2006	$1,875,000.00	YES	FIN	$1,875,000.00
SQUIRE PROPERTY	LAND DEPOSIT	F843786	GARY I AND ELLEN E SQUIRE & WESTMINSTER TITLE AGENCY	10/28/2004	10/28/2006	$750,000.00	YES	FIN	$750,000.00
FLORIDA ORLANDO DIVISION	GUARANTEE SELLER’S LC’S	F846483	SUN TRUST BANK	5/31/2005	5/31/2006	$1,291,446.55	YES	FIN	$54,382.44
TIMBER SPRINGS — RIVER OAKS	PARCEL 3 - LOT CORNERS	F846914	ORANGE COUNTY, FLORIDA	8/9/2005	3/21/2007	$6,550.00	YES	FIN	$6,550.00
TIMBER SPRINGS — WOODLAND TERRACE	PARCEL 2	F846916	ORANGE COUNTY, FLORIDA	8/9/2005	3/21/2007	$73,975.51	YES	FIN	$73,975.51
DOMINION VALLEY CC — EXECUTIVES	SILTATION AND EROSION CONTROL	F847789	BOARD OF COUNTY SUPERVISORS	1/17/2006	1/12/2008	$323,240.00	YES	PRF	$323,240.00
DOMINION VALLEY CC — EXECUTIVES	LANDSCAPING	F847790	BOARD OF COUNTY SUPERVISORS	1/17/2006	1/12/2008	$103,180.00	YES	PRF	$103,180.00
DOMINION VALLEY CC — EXECUTIVES	LOT STABILIZATION	F847791	BOARD OF COUNTY SUPERVISORS	1/17/2006	1/12/2008	$68,000.00	YES	PRF	$68,000.00

24

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
WATERFORD RIDGE	WATERFORD RIDGE, SECTION 2, PHASE 2	P000578	BOARD OF SUPERVISORS, COUNTY OF LOUDOUN	6/6/2003	12/6/2006	$1,118,100.00	YES	PRF	$1,118,100.00
WATERFORD RIDGE	WATERFORD RIDGE, SECTION 2, PHASE 1	P000580	BOARD OF SUPERVISORS, COUNTY OF LOUDOUN	6/6/2003	12/6/2006	$1,080,800.00	YES	PRF	$1,080,800.00
DOMINION VALLEY CC — CAROLINA COLLECTION	LANDSCAPE INSTALLATION PWC #03-00501	P001216	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	4/16/2004	4/16/2006	$52,400.00	YES	PRF	$52,400.00
DOMINION VALLEY CC — CAROLINA COLLECTION	SILTATION & EROSION PWC #03-00501	P001217	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	4/16/2004	4/16/2006	$184,885.85	YES	PRF	$152,345.94
DOMINION VALLEY CC — CAROLINA COLLECTION	LOT STABILIZATION PWC #03-00501	P001218	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	4/16/2004	4/16/2006	$44,000.00	YES	PRF	$44,000.00
DOMINION VALLEY CC — TOURNAMENTS	SILTATION & EROSION - SEC 24 - PWC #03-00540	P001270	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	5/13/2004	5/13/2006	$174,093.90	YES	PRF	$143,454.05
DOMINION VALLEY CC — TOURNAMENTS	LOT STABILIZATION - SEC 24 - PWC #03-00540	P001271	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	5/13/2004	5/13/2006	$54,000.00	YES	PRF	$54,000.00
DOMINION VALLEY CC — TOURNAMENTS	LANDSCAPING - SEC 24 - PWC #03-00540	P001272	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	5/13/2004	5/13/2006	$69,795.00	YES	PRF	$69,795.00
RESERVE AT HOCKESSIN CHASE	GUARANTEE COMPLETION OF ELECTRIC & GAS SERVICE CONNECTIONS	P001308	DELMARVA POWER & LIGHT COMPANY	6/9/2004	6/9/2007	$130,821.60	YES	PRF	$45,787.00
DOMINION VALLEY CC — ESTATES	SILTATION & EROSION CONTROL - SEC 26 LANDBAY 3H PWC#03-00529	P001339	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/28/2004	1/4/2007	$350,916.64	YES	PRF	$289,155.31
DOMINION VALLEY CC — GENERAL COMMON	SILTATION & EROSION CONTROL - SWM/BMP POND 11 PWC #03-00567	P001340	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/28/2004	6/28/2007	$114,274.00	YES	PRF	$114,274.00
DOMINION VALLEY CC — ESTATES	LOT STABILIZATION - SEC 26 LANDBAY 3H PWC #03-00529	P001341	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/28/2004	6/28/2007	$55,000.00	YES	PRF	$55,000.00

25

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
DOMINION VALLEY CC — ESTATES	LANDSCAPING - SEC 26 LANDBAY 3H PWC #03-00529	P001342	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/28/2004	6/28/2007	$106,720.00	YES	PRF	$106,720.00
BRANDYWINE HUNT	GUARANTEE COMPLETION OF GAS & ELECTRIC SERVICE CONNECTIONS	P001401	DELMARVA POWER & LIGHT COMPANY	7/27/2004	8/1/2006	$172,956.00	YES	PRF	$39,186.00
DOMINION VALLEY CC — CARRIAGES	SI;TATION & EROSION CONTROL SEC 27 LB 3F PWC #04-00120	P001436	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	8/17/2004	8/17/2006	$240,646.93	YES	PRF	$198,393.07
DOMINION VALLEY CC — CARRIAGES	LOT STABILIZATION SEC 27 LB 3F PWC #04-00120	P001437	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	8/17/2004	8/17/2006	$108,000.00	YES	PRF	$108,000.00
DOMINION VALLEY CC — CARRIAGES	LANDSCAPING SEC 27 LB 3F PWC #04-00120	P001438	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	8/17/2004	8/17/2006	$108,600.00	YES	PRF	$108,600.00
RED LION CHASE	GUARANTEE COMPLETION OF GAS & ELECTRIC SERVICE PH 1	P001455	DELMARVA POWER & LIGHT COMPANY	8/27/2004	8/27/2006	$284,196.00	YES	PRF	$36,886.00
BRANDYWINE HUNT	GUARANTEE COMPLETION OF GAS & ELECTRIC SERVICE PH 1	P001501	DELMARVA POWER & LIGHT COMPANY	9/17/2004	9/20/2006	$251,198.00	YES	PRF	$211,067.00
DOMINION VALLEY CC — CLASSIC COLLECTION	SILTATION & EROSION CONTROL SEC 34 PLAN #04-00400	P001536	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	10/7/2004	10/7/2006	$279,110.00	YES	PRF	$229,986.64
DOMINION VALLEY CC — CLASSIC COLLECTION	LANDSCAPING SEC 34 PWC PLAN #04-00400	P001537	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	10/7/2004	10/7/2006	$101,410.00	YES	PRF	$101,410.00
DOMINION VALLEY CC — CLASSIC COLLECTION	LOT STABILZATION SEC 34 PLAN #04-00400	P001538	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	10/7/2004	10/7/2006	$39,000.00	YES	PRF	$39,000.00
DOMINION VLLY — REGENCY AT — GREENBRIAR COLLECTION	SEC #40 LANDSCAPING PWC #04-00322	P001571	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	11/10/2004	11/10/2006	$110,970.00	YES	PRF	$110,970.00

26

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
DOMINION VLLY — REGENCY AT — GREENBRIAR COLLECTION	SEC #40 SILTATION & EROSION PWC #04-00322	P001572	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	11/10/2004	11/10/2006	$162,598.96	YES	PRF	$162,598.96
DOMINION VLLY — REGENCY AT — POTOMAC COLLECTION	SILTATION & EROSION SEC #39 PWC #04-00387	P001848	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	12/21/2004	12/21/2006	$79,513.99	YES	PRF	$79,513.99
DOMINION VLLY — REGENCY AT — GEORGETOWN COLLCTN	LANDSCAPING SEC #41 PWC #04-00539	P001849	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	12/21/2004	12/21/2006	$54,220.00	YES	PRF	$54,220.00
DOMINION VLLY — REGENCY AT — POTOMAC COLLECTION	LANDSCAPING SEC #42 PWC #04-00586	P001850	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	12/21/2004	12/21/2006	$62,510.00	YES	PRF	$62,510.00
DOMINION VLLY — REGENCY AT — POTOMAC COLLECTION	LOT STABILIZATION SEC #39 PWC #04-00387	P001851	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	12/21/2004	12/21/2006	$26,000.00	YES	PRF	$26,000.00
DOMINION VLLY — REGENCY AT — GEORGETOWN COLLCTN	LOT STABILIZATION SEC #41 PWC #04-00539	P001852	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	12/21/2004	12/21/2006	$48,000.00	YES	PRF	$48,000.00
DOMINION VLLY — REGENCY AT — POTOMAC COLLECTION	LOT STABILZATION SEC #42 PWC #04-00586	P001853	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	12/21/2004	12/21/2006	$65,000.00	YES	PRF	$65,000.00
DOMINION VLLY — REGENCY AT — GEORGETOWN COLLCTN	SILTATION & EROSION SEC #41 PWC #04-00539	P001854	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	12/21/2004	12/21/2006	$161,493.81	YES	PRF	$161,493.81
DOMINION VLLY — REGENCY AT — POTOMAC COLLECTION	SILTATION & EROSION SEC #42 PWC #04-00586	P001855	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	12/21/2004	12/21/2006	$192,202.95	YES	PRF	$192,202.95
DOMINION VLLY — REGENCY AT — POTOMAC COLLECTION	LANDSCAPING SEC #39 PWC #04-00387	P001856	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	12/21/2004	12/21/2006	$19,030.00	YES	PRF	$19,030.00

27

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
DOMINION VALLEY CC — CAROLINA COLLECTION	SILTATION & EROSION CONTROL SEC 35 PWC #04-00468	P001978	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	3/2/2005	3/2/2007	$311,749.00	YES	PRF	$311,749.00
DOMINION VALLEY CC — CAROLINA COLLECTION	LANDSCAPING SEC 35 PWC #04-00468	P001979	BOARD OF COUNTY SUPERVISOTS OF PRINCE WILLIAM COUNTY	3/2/2005	3/2/2007	$221,140.00	YES	PRF	$221,140.00
DOMINION VALLEY CC — CAROLINA COLLECTION	LOT STABILIZATION SEC 35 PWC #04-00468	P001980	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	3/2/2005	3/2/2007	$105,000.00	YES	PRF	$105,000.00
BOWES CREEK C. CLUB — COMMON	BOWES ROAD INTERSECTION IMPROVEMENTS	P002089	COUNTY OF KANE	5/12/2005	5/12/2007	$308,522.68	NO	PRF	$308,522.68
DOMINION VALLEY CC — CLASSIC COLLECTION	LANDSCAPE SEC 36 PWC #04-00375	P002096	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	4/8/2005	4/8/2007	$161,270.00	YES	PRF	$161,270.00
DOMINION VALLEY CC — CLASSIC COLLECTION	LOT STABILIZATION SEC 36 PWC #04-00375	P002097	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	4/8/2005	4/8/2007	$64,000.00	YES	PRF	$64,000.00
DOMINION VALLEY CC — CLASSIC COLLECTION	SILTATION & EROSION SEC 36 PWC #04-00375	P002098	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	4/8/2005	4/8/2007	$398,230.05	YES	PRF	$398,230.05
FUTRAL & SHEPPARD FARM	PH 2 ROADS, WATER & SEWER	P002206	TREASURER, COUNTY OF FREDERICK	6/24/2005	6/24/2006	$6,446,771.53	YES	PRF	$6,446,771.53
LAKE RUN ESTATES	WETLAND IMPACT PERMIT	P002213	COUNTY OF KANE	5/20/2005	5/20/2007	$68,694.45	NO	PRF	$68,694.45
LAKE RUN ESTATES	TANNER ROAD ACCESS PERMIT	P002219	COUNTY OF KANE	5/25/2005	5/31/2007	$12,382.79	NO	PRF	$12,382.79
DOMINION VALLEY CC — GENERAL COMMON	SILTATION & EROSION CONTROL WAVERLY FARM DR PH 2 PWC #04-000562	P002225	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/2/2005	6/2/2007	$412,070.00	YES	PRF	$412,070.00
DOMINION VALLEY CC — COMMON	LANDSCAPE WEST RECREATIONAL CTR-LB 3I & 3J PWC #05-00068	P002230	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/2/2005	6/2/2007	$4,830.00	YES	PRF	$4,830.00
DOMINION VALLEY CC — COMMON	S & E CONTROL W RECREATIONAL CTR-LB 3I & 3J-PWC #05-00068	P002231	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	6/2/2005	6/2/2007	$58,661.96	YES	PRF	$58,661.96
WATERFORD RIDGE	ROAD & STORM SEWER - SEC 2, PHASE 3	P002385	BOARD OF SUPERVISORS COUNTY OF LOUDOUN COUNTY	9/12/2005	3/8/2007	$1,249,030.00	YES	PRF	$1,249,030.00

28

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
TIMBER SPRINGS — WOODLAND TERRACE	PARCEL 2	P002427	ORANGE COUNTY, FLORIDA	8/9/2005	3/21/2007	$7,250.00	YES	PRF	$7,250.00
TIMBER SPRINGS — TUDOR GROVE	PARCEL 5	P002428	ORANGE COUNTY, FLORIDA	8/9/2005	1/21/2006	$137,406.00	YES	PRF	$137,406.00
TIMBER SPRINGS — BRISTOL ESTATES	PARCEL 4	P002429	ORANGE COUNTY, FLORIDA	8/9/2005	1/21/2006	$91,325.00	YES	PRF	$91,325.00
TIMBER SPRINGS — TUDOR GROVE	PARCEL 5 - LOT CORNERS	P002430	ORANGE COUNTY, FLORIDA	8/9/2005	1/21/2007	$5,600.00	YES	PRF	$5,600.00
TIMBER SPRINGS — COMMON	LOOP ROAD PHASE 2 - MAINTENANCE	P002431	ORANGE COUNTY, FLORIDA	8/9/2005	1/21/2006	$133,641.00	YES	PRF	$133,641.00
ASTOR FARMS	PRIVATE ROAD MAINTENANCE AGREEMENT	P002433	SEMINOLE COUNTY BOARD OF COUNTY COMMISSIONERS	8/9/2005	10/15/2006	$54,382.44	YES	PRF	$54,382.44
ASTOR FARMS	W & S IMPROVEMENTS MAINTENANCE AGREEMENT	P002434	SEMINOLE COUNTY BOARD OF COUNTY COMMISSIONERS	8/9/2005	10/15/2006	$16,826.39	YES	PRF	$16,826.39
FLORIDA ORLANDO DIVISION	OFF-SITE PARK COST SHARE ESCROW AGREEMENT	P002437	GREENBERG TRAURIG, P.A.	8/9/2005	8/9/2006	$278,912.80	NO	PRF	$278,912.80
FLORIDA ORLANDO DIVISION	ROAD AGREEMENTS ESCROW AGREEMENT	P002438	GREENBERG TRAURIG, P.A.	8/9/2005	3/3/2008	$317,331.30	NO	PRF	$317,331.30
TIMBER SPRINGS — RIVER OAKS	PARCEL 3	P002439	ORANGE COUNTY, FLORIDA	8/9/2005	3/21/2007	$106,356.05	YES	PRF	$106,356.05
DOMINION VALLEY CC — CLASSIC COLLECTION	GUARANTEE LOT STABILIZATION AS SHOWN ON PWC #04-00576	P002768	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	12/6/2005	12/6/2007	$112,000.00	YES	PRF	$112,000.00
DOMINION VALLEY CC — CLASSIC COLLECTION	INSTALL ALL LANDSCAPING AS SHOWN ON PWC #04-00576	P002769	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	12/6/2005	12/6/2007	$164,490.00	YES	PRF	$164,490.00
DOMINION VALLEY CC — CLASSIC COLLECTION	CONSTR.& INSTALL SILT.& EROSION CONTROLS SHOWN ON PWC#04-00576	P002770	BOARD OF SOUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	12/6/2005	12/6/2007	$517,372.98	YES	PRF	$517,372.98
DOMINION VALLEY CC — FAIRWAYS	INSTALL ALL LANDSCAPING AS SHOWN ON PWC #06-00027	P002990	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	3/2/2006	3/2/2008	$70,800.00	YES	PRF	$70,800.00

29

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
DOMINION VALLEY CC — FAIRWAYS	GUARANTEE LOT STABILIZATION AS SHOWN ON PWC #06-00027	P002991	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	3/2/2006	3/2/2008	$58,000.00	YES	PRF	$58,000.00
DOMINION VALLEY CC — FAIRWAYS	CONSTRUCT & INSTALL ALL SILTATION & EROSION CONT. PWC #06-00027	P002992	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	3/2/2006	3/2/2008	$278,232.00	YES	PRF	$278,232.00

SUN TRUST BANK Total									$22,306,506.09

WACHOVIA BANK
COUNTRY CLUB OF THE POCONOS-COMMON	UTILITY INSTALLATION & ROADWAY RESTORATION	SM200434W	COMMONWEALTH OF PA DEPARTMENT OF TRANSPORTATION	10/16/2002	1/30/2007	$12,000.00	NO	PRF	$2,400.00
VILLAGES AT BUCKINGHAM (THE)	PH1 SUGARBOTTOM ROAD ENTRANCE	SM203208W	COMMONWEALTH OF PA DEPARTMENT OF TRANSPORTATION	5/14/2003	5/14/2006	$66,131.00	YES	PRF	$13,226.20
VILLAGES AT BUCKINGHAM (THE)	PH1 RTE 263 / INTERSECTION IMPROVEMENTS	SM203210W	COMMONWEALTH OF PA DEPARTMENT OF TRANSPORTATION	5/14/2003	5/14/2007	$621,817.00	YES	PRF	$124,363.40
TALL TREES AT THORNBURY	PA DOT CREEK ROAD PATTERSON TRACT	SM204061W	COMMONWEALTH OF PA DEPARTMENT OF TRANSPORTATION	7/11/2003	7/11/2006	$198,892.25	YES	PRF	$39,778.45
CHARLESTOWN MEADOWS	PHASE 1 - OFFSITE SEWER - GRAVITY SECTION	SM204522W	EAST WHITELAND TOWNSHIP	8/13/2003	8/13/2006	$756,494.00	NO	PRF	$138,772.00
STEVENSON ESTATES	GRADING PERMIT #B522007-GRADING, EROSION & SEDIMENT CONTROL	SM204670W	BALTIMORE COUNTY, MARYLAND	8/25/2003	8/25/2006	$30,000.00	YES	PRF	$30,000.00
STEVENSON ESTATES	STORMWATER MANAGEMENT PERMIT #B522005	SM204672W	BALTIMORE COUNTY, MARYLAND	8/25/2003	8/25/2006	$117,640.00	YES	PRF	$117,640.00
CHARLESTOWN MEADOWS	OFFSITE PENNDOT WORK-ENTRANCE WORK (HOP)	SM205042W	COMMONWEALTH OF PA DEPARTMENT OF TRANSPORTATION	9/25/2003	9/25/2006	$284,178.80	YES	PRF	$56,835.76
STEVENSON ESTATES	GRADING PERMIT #b529019 - WETLAND MITIGATION	SM205339W	BALTIMORE COUNTY, MARYLAND	10/17/2003	10/17/2006	$5,115.00	YES	PRF	$5,115.00
HUNT VALLEY CHASE	PUBLIC WORKS AGREEMENT	SM205341W	BALTIMORE COUNTY, MARYLAND	10/17/2003	10/5/2006	$707,000.00	YES	PRF	$1,225,673.00

30

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
REGENCY AT NORTHAMPTON — CARRIAGES	PHASE 6 — WATER & SANITARY SEWER IMPROVEMENTS	SM206051W	NORTHAMPTON, BUCKS COUNTY, MUNICIPAL AUTHORITY	12/8/2003	12/9/2006	$276,751.79	YES	PRF	$57,131.79
AVIANO AT NAPLES — COMMON	LAND PURCHASE — LAND BANKED	SM206475W	HEARTHSTONE MULTI-ASSET ENTITY A, L.P.	1/5/2004	1/5/2007	$2,890,378.00	YES	FIN	$1,354,057.00
HUNT VALLEY CHASE	GRADING PERMIT #B528473	SM206512W	BALTIMORE COUNTY, MARYLAND	1/8/2004	1/8/2006	$30,000.00	YES	PRF	$30,000.00
HUNT VALLEY CHASE	STORM WATER MANAGEMENT PERMIT #B528475	SM206517W	BALTIMORE COUNTY, MARYLAND	1/8/2004	1/8/2007	$23,870.00	YES	PRF	$23,870.00
HUNT VALLEY CHASE	STORM WATER MANAGEMENT PERMIT #B528477	SM206518W	BALTIMORE COUNTY, MARYLAND	1/8/2004	1/8/2006	$36,740.00	YES	PRF	$36,740.00
HUNT VALLEY CHASE	STORM WATER MANAGEMENT PERMIT #B528476	SM206519W	BALTIMORE COUNTY, MARYLAND	1/8/2004	1/8/2006	$23,650.00	YES	PRF	$23,650.00
HUNT VALLEY CHASE	STORM WATER MANAGEMENT PERMIT #B528474	SM206520W	BALTIMORE COUNTY, MARYLAND	1/8/2004	1/8/2006	$24,420.00	YES	PRF	$24,420.00
HUNT VALLEY CHASE	STORM WATER MANAGEMENT PERMIT #B528480	SM206521W	BALTIMORE COUNTY, MARYLAND	1/8/2004	1/8/2006	$135,740.00	YES	PRF	$135,740.00
HUNT VALLEY CHASE	STORM WATER MANAGEMENT PERMIT #B528478	SM206522W	BALTIMORE COUNTY, MARYLAND	1/8/2004	1/8/2006	$79,420.00	YES	PRF	$79,420.00
HUNT VALLEY CHASE	STORM WATER MANAGEMENT PERMIT #B528479	SM206523W	BALTIMORE COUNTY, MARYLAND	1/8/2004	1/8/2007	$116,710.00	YES	PRF	$116,710.00
NEW BRITAIN WALK	SANITARY SEWER	SM207489W	CHALFONT-NEW BRITAIN TWP JOINT SEWAGE AUTH.	3/24/2004	3/24/2007	$290,504.50	YES	PRF	$290,504.50
NEW BRITAIN WALK	PHASE 1 SITE IMPROVEMENTS	SM207574W	NEW BRITAIN TOWNSHIP	3/30/2004	3/30/2007	$2,811,166.33	YES	PRF	$1,174,599.28
REGENCY AT NORTHAMPTON — CARRIAGES	PH 2 SITE WORK	SM207665W	NORTHAMPTON TOWNSHIP	4/5/2004	4/5/2006	$723,274.09	YES	PRF	$309,767.92
NEW BRITAIN WALK	WATER LINE EXTENSION	SM207828W	NORTH WALES WATER AUTHORITY	4/19/2004	4/19/2007	$376,492.00	YES	PRF	$376,492.00
BRIER CREEK C.C. — CARRIAGES	PHASE 2 FINAL PAVING	SM208188W	CITY OF RALEIGH	5/14/2004	5/14/2006	$6,520.50	NO	PRF	$6,520.50
STEVENSON ESTATES	UTILITY AGREEMENT WORK	SM208238W	BALTIMORE COUNTY, MARYLAND	5/19/2004	5/19/2006	$580,415.00	YES	PRF	$580,415.00
STEVENSON ESTATES	RIGHT-OF-WAY AGREEMENT WORK	SM208239W	BALTIMORE COUNTY, MARYLAND	5/19/2004	5/19/2006	$432,540.00	YES	PRF	$432,540.00
FOXWOOD	SITE IMPROVEMENTS	SM208254W	LOWER NAZARETH TOWNSHIP	5/28/2004	12/26/2006	$2,118,475.80	NO	PRF	$504,274.81

31

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
BRIER CREEK C.C. EXECUTIVES	LANDBAY W1 (PH 13) SIDEWALK & PAVEMENT	SM210772W	CITY OF RALEIGH	11/5/2004	1/5/2007	$54,384.95	NO	PRF	$15,799.97
LINTON HILL CHASE	STOOPVILLE ROAD IMPROVEMENTS	SM210781W	COMMONWEALTH OF PA DEPT. OF TRANSPORTATION	11/5/2004	11/5/2007	$432,282.00	YES	PRF	$432,282.00
BUCKINGHAM FOREST	PH 5 SITE IMPROVEMENTS	SM212903W	BUCKINGHAM TOWNSHIP	3/25/2005	3/25/2007	$938,214.95	YES	PRF	$545,035.02
NAVAL HOME — COMMON	GUARANTEE PAYMENTS - UNDERGROUND GAS PIPING	SM213088W	PHILADELPHIA GAS WORKS	4/7/2005	5/30/2009	$214,642.00	NO	FIN	$214,642.00
BRIER CREEK — COMMON (MARY ROGERS PROPERTY)	PAVEMENT COMPLETION	SM213089W	CITY OF RALEIGH	4/7/2005	4/7/2007	$21,772.80	NO	PRF	$21,772.80
BRIER CREEK C.C. — ESTATES	PAVEMENT & SIDEWALK COMPLETION	SM213091W	CITY OF RALEIGH	4/7/2005	4/7/2007	$55,636.63	NO	PRF	$55,636.63
BRIER CREEK C.C. — GOLF VILLAS	LB S PH 23-FINAL PAVEMENT & SIDEWALK	SM213230W	CITY OF RALEIGH	4/15/2005	4/15/2007	$27,505.34	NO	PRF	$27,505.34
RESERVE @ CHESTNUT RIDGE	ENTRANCE IMPROVEMENTS	SM213592W	COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF TRANSPORTATION	5/5/2005	5/5/2008	$28,160.63	YES	PRF	$28,160.63
RIVERCREST — THE MASTERS AT	COMMUNITY ENTRANCE IMPROVEMENTS	SM213843W	COMMONWEALTH OF PA, DEPARTMENT OF TRANSPORTATION	5/19/2005	5/19/2008	$393,029.55	YES	PRF	$393,029.55
HUNTINGDON PLACE	SITE IMPROVEMENTS	SM214304W	LOWER MORELAND TOWNSHIP	6/17/2005	5/30/2008	$2,215,906.79	YES	PRF	$1,144,404.49
KIRK PROPERTY — SINGLES	GRADING PERMIT PHASE I	SM214653W	ANNE ARUNDEL COUNTY, MARYLAND	7/8/2005	7/8/2006	$157,722.20	YES	PRF	$157,722.20
BRIER CREEK C.C. EXECUTIVES	FINAL PAVING & SIDEWALK LANDBAY T PH 24	SM214962W	CITY OF RALEIGH	7/27/2005	7/27/2006	$51,179.05	NO	PRF	$51,179.05
NEWTOWN STATION	SITE WORK	SM215839W	NEWTOWN BOROUGH	9/16/2005	9/16/2006	$524,321.88	YES	PRF	$524,321.88
REGENCY AT PROVIDENCE	GUARANTEE PAYMENT OF DEVELOPER CONTRIBUTION	SM215918W	PECO ENERGY COMPANY	9/22/2005	9/22/2006	$196,171.00	YES	FIN	$196,171.00
NEWTOWN STATION	SANITARY SEWER & STORM WATER	SM216180W	NEWTOWN, BUCKS COUNTY, JOINT MUNICIPAL AUTHORITY	10/6/2005	10/6/2006	$75,432.00	YES	PRF	$75,432.00
BRIER CREEK C.C. — GOLF VILLAS	PAVEMENT AND SIDEWALK	SM216201W	CITY OF RALEIGH	10/7/2005	10/7/2006	$84,840.40	NO	PRF	$84,840.40

32

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
REGENCY AT PROVIDENCE	IMPROVEMENTS TO EGYPT ROAD	SM216475W	COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF TRANSPORTATION	10/25/2005	10/25/2008	$284,618.16	YES	PRF	$284,618.16
SPRING VALLEY ESTATES AT BUCKINGHAM	PERFORMANCE OBLIGATION PERSUANT TO AGREEMENT OF SALE	SM217246W	BUCKINGHAM TOWNSHIP	12/9/2005	12/9/2006	$3,014,247.49	YES	PRF	$3,014,247.49
REGENCY AT BERLIN	SITE IMPROVEMENTS	SM217364W	TOWN OF BERLIN	12/16/2005	12/12/2006	$817,560.00	YES	PRF	$817,560.00
HIGH MEADOW ESTATES AT GLASTONBURY	ROAD, STORMWATER DRAINAGE & UTILITY CONSTRUCTION	SM217855W	TOWN OF GLASTONBURY	1/17/2006	1/17/2007	$702,000.00	YES	PRF	$702,000.00
VILLAGE AT MERRIMAC	POSTING OF A LETTER OF CREDIT IN LIEU OF CASH	SM218308W	NEVE HOLDINGS INC. AS SOLE TRUSTEE OF NORTH SHORE METHUEN	2/10/2006	2/10/2007	$500,000.00	NO	FIN	$500,000.00
ARUNDEL PRESERVE	EARTHWORK, SED. CONTR. FOR ARUNDEL PRES.PH.2 OF MILESTONE PKWY	SM218319W	ANNE ARUNDEL COUNTY MARYLAND	2/10/2006	2/10/2008	$726,584.40	YES	PRF	$726,584.40
VILLAS AT MERRIMACK GREEN	POSTING A LETTER OF CREDIT IN LIEU OF CASH	SM218857W	NEVE HOLDINGS, INC. AS SOLE TRUSTEE OF THE NORTH SHORE METHUEN	3/14/2006	12/31/2007	$500,000.00	NO	FIN	$500,000.00
BLOOMINGDALE WALK-CONDOMINIUMS	ALL PUBLIC IMPROVEMENTS	SM218886W	VILLAGE OF BLOOMINGDALE	3/15/2006	12/31/2008	$1,098,165.45	YES	PRF	$1,098,165.45
BLOOMINGDALE WALK-TOWNHOMES	ALL PUBLIC IMPROVEMENTS	SM218892W	VILLAGE OF BLOOMINGDALE	3/15/2006	12/31/2011	$4,039,481.60	YES	PRF	$4,039,481.60
NORTHAMPTON CREST	SUBDIVISION IMPROVEMENT AGREEMENT	SM406890	TOWNSHIP OF NORTHAMPTON	11/16/1998	11/16/2006	$1,054,340.63	YES	PRF	$368,340.68
BUCKINGHAM WOODS	CONST SEWER & WATER & CURBS&ST. PHASE-I	SM406992	BUCKINGHAM TOWNSHIP	11/30/1998	11/30/2005	$472,279.81	YES	PRF	$63,139.00
NORTHAMPTON HUNT	SUBDIVISION IMPROVE AGREEMENT PHASE I	SM409071	NORTHAMPTON TOWNSHIP	6/10/1999	6/10/2006	$2,241,317.90	YES	PRF	$290,814.02
DOMINION VALLEY CC — GENERAL COMMON	GRADE & SILTATION & EROSION PHASE-A	SM410222	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/22/1999	6/22/2007	$157,320.00	YES	PRF	$78,660.00

33

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
HUNT VALLEY ESTATES	PUBLIC WORKS AGREEMENT	SM411269	BALTIMORE COUNTY, MARYLAND	12/23/1999	12/23/2005	$347,145.00	YES	PRF	$398,502.00
HUNT VALLEY ESTATES	FOREST CONSERVATION PLAN	SM411270	BALTIMORE COUNTY, MARYLAND	12/23/1999	12/23/2005	$80,586.00	YES	PRF	$80,586.00
DOMINION VALLEY CC — GENERAL COMMON	DOMINION VALLEY DR. PHASE1,SECTION1	SM413909	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	8/29/2000	8/29/2006	$69,000.00	YES	PRF	$69,000.00
DOMINION VALLEY CC — GOLF VILLAS	SECT#3 EROSION PLAN PWC#00-00007	SM413998	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/8/2000	9/8/2006	$171,000.00	YES	PRF	$171,000.00
DOMINION VALLEY CC — COMMON	GOLF VIEW&JANNEY MILL DRIVE EROSION	SM414013	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/8/2000	9/8/2006	$110,400.00	YES	PRF	$55,194.25
DOMINION VALLEY CC — GOLF VILLAS	SEC#3 LANDSCAPING PLAN PWC#00-00007	SM414014	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/8/2000	9/8/2006	$23,000.00	YES	PRF	$23,000.00
DOMINION VALLEY CC — GOLF COURSE CONSTRUCTION	E.NINE HOLE LANDSCAPE PWC#00-00013	SM414155	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/28/2000	9/28/2006	$7,800.00	YES	PRF	$7,800.00
DOMINION VALLEY CC — EXECUTIVES	SECT#2 EROSION PLAN PWC#00-00046	SM414306	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/28/2000	9/28/2006	$155,000.00	YES	PRF	$155,000.00
DOMINION VALLEY CC — EXECUTIVES	SEC#2 LANDSCAPING PLAN PWC#00-00046	SM414307	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	9/28/2000	9/28/2006	$19,140.00	YES	PRF	$19,140.00
DOMINION VALLEY CC — CAROLINA COLLECTION	SECT#5 EROSION PLAN PWC#00-00121	SM414876	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	11/14/2000	11/14/2006	$152,200.00	YES	PRF	$76,092.00
DOMINION VALLEY CC — CAROLINA COLLECTION	SECT#5 LANDSCAPE PLAN PWC#00-00121	SM414877	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	11/14/2000	11/14/2006	$13,750.00	YES	PRF	$13,750.00
DOMINION VALLEY CC — ESTATES	SECT#4 LANDSCAPE PLAN PWC#00-00035	SM414879	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	11/14/2000	11/14/2006	$37,700.00	YES	PRF	$37,700.00

34

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
DOMINION VALLEY CC — ESTATES	SECT#4 EROSION PLAN PWC#00-00035	SM414880	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	11/14/2000	11/14/2006	$110,500.00	YES	PRF	$110,500.00
DOMINION VALLEY CC — ESTATES	SECT#1 EROSION PLAN PWC#99-00343	SM414881	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	11/14/2000	11/14/2006	$127,700.00	YES	PRF	$127,700.00
DOMINION VALLEY CC — ESTATES	SECT#1 LANDSCAPE PLAN PWC#99-00343	SM414882	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	11/14/2000	11/14/2006	$70,050.00	YES	PRF	$70,050.00
DOMINION VALLEY CC — GENERAL COMMON	VISIT CTR LANDSCAPE PWC#99-00348	SM414883	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	11/14/2000	11/14/2006	$41,115.00	YES	PRF	$41,115.00
DOMINION VALLEY CC — GENERAL COMMON	VISIT CTR EROSION PLAN PWC#99-00348	SM414884	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	11/14/2000	11/14/2006	$39,367.72	YES	PRF	$39,367.72
GREENSPRING RIDGE	FOREST CONSERVATION PLAN FCP-00-042	SM415323	BALTIMORE COUNTY, MARYLAND	12/21/2000	12/21/2005	$149,193.00	YES	PRF	$149,193.00
GREENSPRING RIDGE	PUBLIC WORKS AGREEMENT #080003	SM415324	BALTIMORE COUNTY, MARYLAND	12/21/2000	12/21/2005	$392,173.00	YES	PRF	$80,641.00
HUNT VALLEY ESTATES	PUBLIC WORKS AGREEMENT #080002	SM415618	BALTIMORE COUNTY, MARYLAND	1/19/2001	1/19/2006	$374,286.00	YES	PRF	$424,815.00
DOMINION VALLEY CC — GENERAL COMMON	SECT#2 CONSERVATION PWC#99-00269	SM415859	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	2/12/2001	2/12/2006	$232,000.00	YES	PRF	$232,000.00
HUNT VALLEY ESTATES	SITE IMPROVEMENTS-GRADING WORK	SM415977	BALTIMORE COUNTY, MARYLAND	2/26/2001	2/26/2006	$19,383.00	YES	PRF	$19,383.00
DOMINION VALLEY CC — ESTATES	SECT#1 STABILIZATION PWC#99-00343	SM416295	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	3/23/2001	3/23/2007	$25,000.00	YES	PRF	$24,000.00
DOMINION VALLEY CC — EXECUTIVES	SECT#2 STABILIZATION PWC#2000-00046	SM416296	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	3/23/2001	3/23/2007	$25,000.00	YES	PRF	$16,000.00
DOMINION VALLEY CC — GOLF VILLAS	SECT#3 STABILIZATION PWC#00-00007	SM416297	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	3/23/2001	3/23/2007	$25,000.00	YES	PRF	$15,000.00
NORTHAMPTON HUNT	PHASE#2 SITE IMPROVEMENT AGREEMENT	SM416532	NORTHAMPTON TOWNSHIP	4/16/2001	4/16/2007	$1,247,671.80	YES	PRF	$272,263.31

35

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
DOMINION VALLEY CC — COMMON	LAKE IMPROVE PLAN NO. PWC#01-00176	SM416588	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	4/20/2001	4/20/2007	$28,980.00	YES	PRF	$28,980.00
DOMINION VALLEY CC — GOLF COURSE CONSTRUCTION	CLUBHOUSE EROSION SEC 10 PWC#00-00135	SM416890	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	5/15/2001	5/15/2007	$86,000.00	YES	PRF	$86,000.00
DOMINION VALLEY CC — GOLF COURSE CONSTRUCTION	CLUBHOUSE LANDSCAPE SEC 10 PWC#00-00135	SM416891	BOARD OF COUNTY SUPERVISORS OF PRINCE WILLIAM COUNTY	5/15/2001	5/15/2007	$68,375.00	YES	PRF	$68,375.00
NEWTOWN HUNT	INSTALL ROAD & FIRE SUPPRESSION TANKS	SM416973	TOWN OF NEWTOWN	6/6/2001	6/8/2006	$1,162,000.00	YES	PRF	$417,200.00
NEWTOWN HUNT	FARRELL RD.-ROAD & DRAINAGE WORK	SM416975	TOWN OF NEWTOWN	6/6/2001	6/8/2006	$32,000.00	YES	PRF	$32,000.00
ARDSLEY GREEN	CONSTRUCT ROADS, STORM & SANITARY SEWER	SM417487	TOWN OF GREENBURGH	7/10/2001	7/10/2006	$506,414.00	YES	PRF	$100,000.00
HUNT VALLEY ESTATES	PUBLIC WORKS AGREEMENT THERESA’S MANOR	SM419507	BALTIMORE COUNTY, MARYLAND	12/21/2001	12/21/2006	$136,253.00	YES	PRF	$175,830.00
HUNT VALLEY ESTATES	GRADING WORK AGREEMENT THERESA’S MANOR	SM419508	BALTIMORE COUNTY, MARYLAND	12/21/2001	12/5/2006	$26,700.00	YES	PRF	$26,700.00
HUNT VALLEY ESTATES	STORMWATER MGMT. AGREEMENT THERESA’S MANOR	SM419509	BALTIMORE COUNTY, MARYLAND	12/21/2001	12/21/2006	$10,000.00	YES	PRF	$10,000.00
BETHLEHEM ESTATES	SUBDIVISION LAND,EASEMENT,MAIN.,STORMWATER AGREEMENT	SM419617	TOWNSHIP OF BETHLEHEM	1/3/2002	1/3/2006	$5,727,615.83	YES	PRF	$1,374,041.74
REGENCY AT NORTHAMPTON — SINGLES	SITE IMPROVEMENT AGREEMENT PHASE I & II	SM420189	NORTHAMPTON TOWNSHIP	3/21/2002	3/21/2007	$1,433,881.20	YES	PRF	$400,152.92
REGENCY AT NORTHAMPTON — SINGLES	PUBLIC WATER AGREEMENT PHASE I & II	SM420190	NORTHAMPTON BUCKS COUNTY MUNICIPAL AUTHORITY	3/5/2002	3/5/2007	$215,712.90	YES	PRF	$23,321.78
REGENCY AT NORTHAMPTON — SINGLES	SANITARY SEWER AGREEMENT PHASE I & II	SM420191	NORTHAMPTON BUCKS COUNTY MUNICIPAL AUTHORITY	3/5/2002	3/5/2007	$249,866.64	YES	PRF	$25,953.17

WACHOVIA BANK Total									$29,259,549.26

WASHINGTON MUTUAL

36

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
HAWTHORNE WOODS — COMMON	SECURE OBLIGATIONS UNDER ANNEXATION AGREEMENT SEC #14A & #15B	00065070	VILLAGE OF HAWTHORN WOODS	8/13/2004	8/13/2006	$250,000.00	YES	PRF	$250,000.00
BLUFFMONT GREENE AT RIDGEGATE	STORM SEWER, STREETS & LANDSCAPING IMP PH 2	00065076	CITY COUNCIL OF THE CITY OF LONE TREE	8/25/2004	8/25/2006	$665,408.40	NO	PRF	$19,185.00
SUMMIT AT CASTLE PINES VILLAGE — ESTATES	PHASE 2 - POTABLE WATER IMPROVEMENTS	STB-2251	THE BOARD OF COUNTY COMMISSIONERS OF THE COUNTY OF DOUGLAS	9/18/2003	9/18/2006	$241,666.00	NO	PRF	$241,666.00
SUMMIT AT CASTLE PINES VILLAGE — ESTATES	EROSION CONTROL PHASE 2 GRADING IMPROVEMENTS	STB-2252	THE BOARD OF COUNTY COMMISSIONERS OF THE COUNTY OF DOUGLAS	9/18/2003	9/18/2006	$142,066.00	NO	PRF	$142,066.00
OVERLOOK AT NEWTOWN	SITE IMPROVEMENTS	STB-2260	TOWNSHIP OF NEWTOWN	9/26/2003	9/26/2006	$1,478,284.69	YES	PRF	$337,343.09
OVERLOOK AT NEWTOWN	SANITARY SEWER IMPROVEMENTS	STB-2275	NEWTOWN, BUCKS COUNTY, JOINT MUNICIPAL AUTHORITY	10/14/2003	10/14/2006	$291,600.00	YES	PRF	$27,560.45
LINTON HILL CHASE	SANITARY SEWER IMPROVEMENTS	STB-2276	NEWTOWN, BUCKS COUNTY, JOINT MUNICIPAL AUTHORITY	10/14/2003	10/14/2006	$210,200.00	YES	PRF	$19,144.00
SUMMIT AT CASTLE PINES VILLAGE — MASTERS	PHASE 2- POTABLE WATER IMPROVEMENTS	STB-2322	THE BOARD OF COUNTY COMMISSIONERS OF THE COUNTY OF DOUGLAS	12/17/2003	12/17/2006	$290,950.00	YES	PRF	$290,950.00
MOUNTAIN VIEW COUNTRY CLUB-COMMO	PHASE 1 - WATER / SANITARY SEWER MAINLINES	STB-2323	COACHELLA VALLEY WATER DISTRICT	12/17/2003	12/17/2006	$15,443.00	YES	PRF	$15,443.00
SUMMIT AT CASTLE PINES VILLAGE — MASTERS	PHASE 2 GRADING IMPROVEMENTS	STB-2329	THE BOARD OF COUNTY COMMISSIONERS OF THE COUNTY OF DOUGLAS	12/24/2003	12/24/2006	$101,085.00	NO	PRF	$101,085.00
HAWTHORNE WOODS — COMMON	GUARANTEE PMTS & TENNIS COURT CONSTR.	STB-2362	VILLAGE OF HAWTHORN WOODS	2/9/2004	3/18/2007	$5,060,000.00	YES	PRF	$4,060,000.00
MOUNTAIN VIEW COUNTRY CLUB — COMMON	PH 3 SEWER AND WATER MAINLINES	STB-2439	COACHELLA VALLEY WATER DISTRICT	4/8/2004	4/8/2007	$26,207.00	YES	PRF	$26,207.00
LINTON HILL CHASE	SITE IMPROVEMENTS	STB-2446	TOWNSHIP OF NEWTOWN	4/12/2004	4/12/2006	$1,371,917.12	YES	PRF	$573,454.03
VISTA DEL VERDE VILLAGES 3 & 4 - JV	TEMPORARY CAPACITY AGREEMENT	STB-2451	YORBA LINDA WATER DISTRICT	4/21/2004	4/21/2006	$2,500,000.00	YES	PRF	$2,500,000.00

37

					EXPIRATION	ORIGINAL		DOC	CUR BAL
PROJECT	PURPOSE	L/C#	BENEFICIARY	ISSUE DATE	DATE	AMT	EVERGREEN	TYPE	CALC
BLUFFMONT GREENE AT RIDGEGATE	EROSION CONTROL - OVERLOT GRADING	STB-2459	THE CITY COUNCIL OF THE CITY OF LONE TREE	4/28/2004	4/28/2006	$42,250.00	NO	PRF	$42,250.00
SUMMIT AT CASTLE PINES VILLAGE — ESTATES	FILING 27A PH 3 EROSION CONTROL MEASURES	STB-60068	BOARD OF COUNTY COMMISSIONERS OF THE COUNTY OF DOUGLAS	3/3/2005	3/3/2007	$42,033.00	NO	PRF	$42,033.00
SUMMIT AT CASTLE PINES VILLAGE — ESTATES	FILING 27A PH 3 WATERLINE IMPROVEMENTS	STB-60069	BOARD OF COUNTY COMMISSIONERS OF THE COUNTY OF DOUGLAS	3/3/2005	3/3/2007	$189,143.00	NO	PRF	$189,143.00
BLUFFMONT GREENE AT RIDGEGATE	FILING 9 - STORM, ROADWAY & LANDSCAPE	STB-60077	THE CITY COUNCIL OF THE CITY OF LONE TREE	3/14/2005	3/14/2007	$480,765.00	NO	PRF	$480,765.00
MOUNTAIN VIEW COUNTRY CLUB — COMMON	PHASE 5 WATER AND SEWER MAINLINE IMPROVEMENTS	STB-60104	COACHELLA VALLEY WATER DISTRICT	5/12/2005	5/12/2007	$10,387.00	YES	PRF	$10,387.00
SAUCON VALLEY MEADOWS	ON-SITE STABILZATION & OFF-SITE STORM SEWER	STB-60132	LOWER SAUCON TOWNSHIP	6/13/2005	6/13/2007	$57,400.00	YES	PRF	$57,400.00
BLUFFMONT HEIGHTS @ RIDGEGATE	SITE GRADING IMPROVEMENTS	STB-60152	THE CITY COUNCIL OF THE CITY OF LONE TREE	7/26/2005	7/26/2007	$65,368.30	NO	PRF	$65,368.30
SAUCON VALLEY MEADOWS	OFF-SITE SANITARY SEWER SYSTEM	STB-60153	LOWER SAUCON AUTHORITY	7/26/2005	7/26/2006	$350,000.00	YES	PRF	$350,000.00
BLUFFMONT GREENE AT RIDGEGATE	MAINTENANCE OF STREET & STORM DRAINAGE IMPROVEMENTS	STB-60184	THE CITY COUNCIL OF THE CITY OF LONE TREE	10/12/2005	10/12/2006	$86,792.40	NO	PRF	$86,792.40
BLUFFMONT HEIGHTS @ RIDGEGATE	STORM AND ROADWAY IMPROVEMENTS	STB-60196	CITY OF LONE TREE	11/4/2005	11/4/2007	$253,964.83	NO	PRF	$253,964.83
BLUFFMONT HEIGHTS @ RIDGEGATE	SITE GRADING IMPROVEMENTS	STB-60237	CITY COUNCIL OF THE CITY OF LONE TREE	2/16/2006	2/16/2008	$27,165.88	YES	PRF	$27,165.88

WASHINGTON MUTUAL Total									$10,209,372.98

Grand Total									$345,069,937.65

38

SCHEDULE 3
Permitted Liens

As of 3/17/06				Balance
Project	Lienholder	Obligor	Collateral	March 17, 2006	Maturity	Location
Allstate — Sunrise	Allstate Developers of New York, LLC	Toll Land VI Limited Partnership	Non-Recourse	$426,470.50	November 23, 2006
Arcon Property	Arcon Development	Toll MN, L.P.	Recourse	$5,559,791.00	March 23, 2008	City of Prior Lake, Scott County, MN
Bird Estate	Omega Associates, LP	Toll Brothers, Inc.	Non-Recourse	$7,058,451.00	August 1, 2009	Walpole, MA
Buck Regency @ Monroe	Michael A Zielinski, Esq.	Toll NJ II, LP	Non-Recourse	$2,800,000.00	May 14, 2010	Monroe Twp, NJ Middlesex County
Cheltanham Estates	Piscataway Creek Estates L.P.	Toll MD Limited Partnership	Non-Recourse	$1,800,000.00	June 30, 2007	Prince Georges County, MD
Dahan Property	Caddie Homes #13, Inc.	Toll Brothers, Inc.	Non-Recourse	$19,160,000.00	October 31, 2007	Harford County, MD
East Brunswick	The Township of East Brunswick	Toll JM EB, LLC	Non-Recourse	$17,720,621.00	December 31, 2010	East Brunswick Twp, NJ Middlesex County
Ewing Property	The Estate of Anne Ashton Ewing	Toll Brothers, Inc.	Recourse	$2,383,250.00	September 21, 2006	West Vincent Twp, Chester County PA
Fogel Property	Investment Property Exchange Services, Inc.	Toll PA II, L.P.	Non-Recourse	$2,732,382.71	January 11, 2007	Upper Providence Twp, Montgomery County PA
Glastonbury Heights Phase II	Hilltop Realty Associates, LLC	Toll Glastonbury, LLC	Non-Recourse	$5,130,683.00	May 2, 2006	Glastonbury, Hartford County, CT
Great Bear	Heutchy(Individual) First National Community Bank	Toll PA III, LP	Non-Recourse	$1,101,000.00	Ongoing	Middle Smithfield Twp, Monroe Co. Pennsylvania (Poconos)

1

As of 3/17/06				Balance
Project	Lienholder	Obligor	Collateral	March 17, 2006	Maturity	Location
	Garrett Allan Rajkovich
	Nikette Marie Pujalet
Hacienda Gardens	Randall P Rajkovich	Toll CA IX, L.P.	Non-Recourse	$836,319.00	October 31, 2008	Contra Costa County, San Jose, CA
	David Nicholas Rajkovich
	Hacienda Gardens, LLC
Highmeadow Estates	Highmeadow, LLC	Toll CT Limited Partnership	Non-Recourse	$3,000,000.00	December 2, 2007	Hartford County, Glastonbury CT
Lake @ Las Vegas	Lake at Las Vegas Joint Venture	Coleman-Toll, LP	Recourse	$3,100,000.00	March 19, 2006	Lake Las Vegas North Shore Henderson, NV
Lake @ Las Vegas Parcel K	Lake at Las Vegas Joint Venture	Coleman-Toll, LP	Recourse	$16,150,000.00	June 15, 2007	Lake Las Vegas Resort, Henderson NV
Malickson	Ephraim Malickson	Toll PA VI, LP	Non-Recourse	$2,407,274.24	December 31, 2006	Upper Providence Twp, PA
Merrimack Green	Neve Holdings, Inc.	Toll MA Land Limited Partnership	Non-Recourse	$2,639,000.00	August 28, 2006	Methuen, Essex County, MA
Merritt Parkwood	Merritt Parkwood, LLC	Toll Van Wyck, LLC	Recourse	$3,945,000.00	November 4, 2006	Town of Fishkill, County of Dutchess
Moorefield Green	The Claude Moore Charitable Foundation	Fairfax Investment, L.P.	Non-Recourse	$9,929,858.36	May 31, 2006	Loudon County, VA
Oakland Hills	Oakland Mills Investment Group, LLC	Toll Land XI Limited Partnership	Recourse	$3,670,183.00	September 18, 2006	Montgomery County, PA
Oskanian — Estates @ Hilltown	Oskanian Family Partnerhip	Toll PA IX, L.P.	Non-Recourse	$1,866,666.66	November 29, 2007	Hilltown Twp, Montgomery County PA
Piedmont Crossing	Oxbridge Development, L.C.	Toll Brothers, Inc.	Non-Recourse	$11,420,761.58	December 23, 2006	Montgomery County, MD

2

As of 3/17/06				Balance
Project	Lienholder	Obligor	Collateral	March 17, 2006	Maturity	Location
Pine Bluffs	KW Pine Ridge, LLC	Toll CO, L.P.	Recourse	$2,388,105.25	December 1, 2012	Douglas County, CO
Pond Side	Toll MA Land Limited Partnership	Heritage Manor, LLC		$874,440.00
Quaker Ridge	NJ Real Estate Investment Group, LLC	Toll Land XXV Limited Partnership	Recourse	$347,974.00	November 30, 2006	Sussex County, NJ
Regency @ Berlin	The Hawthorne Inn, Incorporated	Toll CT Limited Partnership	Non-Recourse	$2,800,000.00	January 1, 2008	Hartford County, CT
Regency @ Bolton	Kenneth Dallamora & James Paolini	Heritage Manor Development, LLC	Non-Recourse	$840,000.00	March 10. 2007	Bolton, MA
Rolling Hills	Rolling Hills Development, LLC	Toll Land XVI Limited Partnership	Recourse	$2,000,000.00	February 15, 2007	Wantage Twp, Sussex County, NJ
Saddle Creek	Upper Mt. Bethel Development Group, Inc.	Toll PA IX, L.P.	Non-Recourse	$1,900,044.68	April 30, 2007	Northampton County, PA
Singer	Colonial Bank	Lighthouse Point Land Co, LLC	Non-Recourse	$4,100,000.00	July 31, 2006	West Palm Beach, FL
Sports Park	Vision &Faith, Inc.	Toll Rattlesnake, LLC	Non-Recourse	$87,150,000.00	September 19, 2011	Township 50 South, Collier County, FL
Tallyn’s Reach	Carma Colorado, Inc.	Toll CO, L.P.	Recourse	$5,000,000.00	December 15, 2008	County of Arapahoe, CO
Toto I	Anthony J Toto, Irene Toto,
	Ralph Toto,	Toll NJ II, LP	Non-Recourse	$781,909.48	April 30, 2006	Regency @ Monroe, Monroe Twp, NJ
	Theresa Toto

3

As of 3/17/06				Balance
Project	Lienholder	Obligor	Collateral	March 17, 2006	Maturity	Location
Villa D’Este, LLC	Villa D’Este, LLC	Toll FL I, LLC	Recourse	$147,155.00	September 8, 2006	Bonita Springs, FL
White Creek @ Bethany	Bethany Kline, LLC	Toll DE, LP	Recourse	$2,700,000.00	12/31/2006	Sussex Cty, DE
Woodcliffe Park Pointe & Exec.	Artery Hoyles Mill, LLC	Toll MD II, LLP	Recourse	$222,025.00	7/5/2006	Bethesda, MD
Wynstone	Wynstone Oakland Township, LLC	Toll MI IV, Limited Partnership	Recourse	$6,974,891.20	5/2/2006	Township of Oakland, Oakland Township, MI
Ziegler Property	Natalie Ziegler	Toll MD III Limited Partnership	Non-Recourse	$8,280,000.00	1/17/2008	Ellicott City, MD
			Grand Total	$251,344,256.66

4

SCHEDULE 4
EXISTING SUBORDINATED INDEBTEDNESS

Borrower	Description	Outstanding

Toll Corp.	8 1/4% Senior Subordinated Notes due February 1, 2011	$200,000,000

Toll Corp.	8.25% Senior Subordinated Notes due December 1, 2011	$150,000,000

SCHEDULE 5
[INTENTIONALLY OMITTED]

SCHEDULE 6
Litigation and Contingent Obligations
Litigation
None, except as disclosed in the financial statements (i) dated January 31, 2006 as filed with the Securities & Exchange Commission and/or (ii) referred to in Section 6.4 of the Credit Agreement.
Contingent Obligations

		Current Amount of
		Guarantee as of
		Closing Date (based
	Maximum Amount	on amount
Entity	of Guarantee	outstanding)

Coleman-Toll Limited Partnership	$56,175,000	$45,351,194
Coleman-Toll Limited Partnership	$73,451,000	$56,796,169
TB Kent Partners LLC	$18,000,000	$18,000,000
PT Maxwell, L.L.C.	$50,000,000	$50,000,000
Toll Realty Holdings, LP	$1,851,852	0
Toll Realty Holdings, LP	$11,111,111	$6,666,667

SCHEDULE 7
SUBSIDIARIES
Subsidiaries as of
January 31, 2006
          A. Wholly-owned Corporations
1.	110-112 Third Ave. Realty Corp., a New York corporation.

2.	Amwell Chase, Inc., a Delaware corporation.

3.	Brentwood Investments I, Inc., a Tennessee corporation.

4.	Bunker Hill Estates, Inc., a Delaware corporation.

5.	Chesterbrooke, Inc., a Delaware corporation.

6.	Connecticut Land Corp., a Delaware corporation.

7.	Daylesford Development Corp., a Delaware corporation.

8.	Eastern States Engineering, Inc., a Delaware corporation.

9.	Fairway Valley, Inc., a Delaware corporation.

10.	First Brandywine Finance Corp., a Delaware corporation.

11.	First Brandywine Investment Corp. II, a Delaware corporation.

12.	First Brandywine Investment Corp. III, a Delaware corporation.

13.	First Brandywine Investment Corp. IV, a Delaware corporation.

14.	First Huntingdon Finance Corp., a Delaware corporation.

15.	Franklin Farms G.P., Inc., a Delaware corporation.

16.	Frenchman’s Reserve Country Club, Inc., a Florida non-profit corporation.

17.	Hampton Hall Club, Inc., a South Carolina non-profit corporation.

18.	HQZ Acquisitions, Inc., a Michigan corporation.

19.	MA Limited Land Corporation, a Delaware corporation.

20.	Maple Point, Inc., a Delaware corporation.

21.	Maryland Limited Land Corporation, a Delaware corporation.

22.	Mizner Country Club, Inc., a Florida non-profit corporation.

23.	Mountain View Country Club, Inc., a California non-profit corporation.

24.	Philmont Insurance Company, a Vermont corporation.

25.	Polekoff Farm, Inc., a Pennsylvania corporation.

26.	SH Homes Corporation, a Michigan corporation.

27.	SI Investment Corporation, a Michigan corporation.

28.	Springfield Chase, Inc., a Delaware corporation.

29.	Stewarts Crossing, Inc., a Delaware corporation.

30.	TB Proprietary Corp., a Delaware corporation.

31.	TB Proprietary LP, Inc., a Delaware corporation

32.	TBI Mortgage Company, a Delaware corporation.

33.	Tenby Hunt, Inc., a Delaware corporation.

34.	The Silverman Building Companies, Inc., a Michigan corporation.

35.	Toll Architecture, Inc., a Delaware corporation.

36.	Toll Arizona LP Company, Inc., a Delaware corporation.

37.	Toll Arizona-II LP Company, Inc., a Delaware corporation.

38.	Toll AZ GP Corp., a Delaware corporation.

1

39.	Toll Bros. of Arizona, Inc., an Arizona corporation.

40.	Toll Bros. of North Carolina, Inc., a North Carolina corporation.

41.	Toll Bros. of North Carolina II, Inc., a North Carolina corporation.

42.	Toll Bros. of North Carolina III, Inc., a North Carolina corporation.

43.	Toll Bros. of Tennessee, Inc., a Delaware corporation.

44.	Toll Bros., Inc., a Delaware corporation.

45.	Toll Bros., Inc., a Pennsylvania corporation.

46.	Toll Bros., Inc., a Texas corporation.

47.	Toll Brothers AZ Construction Company, an Arizona corporation.

48.	Toll Brothers Canada USA, Inc., a Delaware corporation.

49.	Toll Brothers Finance Corp., a Delaware corporation.

50.	Toll Brothers Real Estate, Inc., a Pennsylvania corporation.

51.	Toll CA GP Corp., a California corporation.

52.	Toll California LP Company, Inc., a Delaware corporation.

53.	Toll CO GP Corp., a Colorado corporation.

54.	Toll Colorado LP Company, Inc., a Delaware corporation.

55.	Toll Connecticut LP Company, Inc., a Delaware corporation.

56.	Toll Connecticut-II LP Company, Inc., a Delaware corporation.

57.	Toll Corp., a Delaware corporation.

58.	Toll Delaware LP Company, Inc., a Delaware corporation.

59.	Toll Delaware-II LP Company, Inc., a Delaware corporation.

60.	Toll Development Company, Inc., a Michigan corporation.

61.	Toll Finance Corp., a Delaware corporation.

62.	Toll FL GP Corp., a Florida corporation.

63.	Toll Florida LP Company, Inc., a Delaware corporation.

64.	Toll Florida-II LP Company, Inc., a Delaware corporation.

65.	Toll Holdings, Inc., a Delaware corporation.

66.	Toll IL GP Corp., an Illinois corporation.

67.	Toll Illinois LP Company, Inc., a Delaware corporation.

68.	Toll Land Corp. No. 10, a Delaware corporation.

69.	Toll Land Corp. No. 20, a Delaware corporation.

70.	Toll Land Corp. No. 43, a Delaware corporation.

71.	Toll Land Corp. No. 45, a Delaware corporation.

72.	Toll Land Corp. No. 46, a Delaware corporation.

73.	Toll Land Corp. No. 47, a Delaware corporation.

74.	Toll Land Corp. No. 48, a Delaware corporation.

75.	Toll Land Corp. No. 49, a Delaware corporation.

76.	Toll Land Corp. No. 50, a Delaware corporation.

77.	Toll Land Corp. No. 51, a Delaware corporation.

78.	Toll Land Corp. No. 52, a Delaware corporation.

79.	Toll Land Corp. No. 53, a Delaware corporation.

80.	Toll Land Corp. No. 55, a Delaware corporation.

81.	Toll Land Corp. No. 56, a Delaware corporation.

82.	Toll Land Corp. No. 58, a Delaware corporation.

83.	Toll Land Corp. No. 59, a Delaware corporation.

84.	Toll Land Corp. No. 6, a Pennsylvania corporation.

2

85.	Toll Land Corp. No. 60, a Delaware corporation.

86.	Toll Management AZ Corp., a Delaware corporation.

87.	Toll Management VA Corp., a Delaware corporation.

88.	Toll Manhattan I, Inc., a New York corporation.

89.	Toll Maryland LP Company, Inc., a Delaware corporation.

90.	Toll Maryland-II LP Company, Inc., a Delaware corporation.

91.	Toll Massachusetts LP Company, Inc., a Delaware corporation.

92.	Toll Massachusetts-II LP Company, Inc., a Delaware corporation.

93.	Toll MD Builder Corp., a Maryland corporation.

94.	Toll MI GP Corp., a Michigan corporation.

95.	Toll Michigan LP Company, Inc., a Delaware corporation.

96.	Toll Michigan-II LP Company, Inc., a Delaware corporation.

97.	Toll Mid-Atlantic LP Company, Inc., a Delaware corporation.

98.	Toll Mid-Atlantic Note Company, Inc., a Delaware corporation.

99.	Toll Midwest LP Company, Inc, a Delaware corporation.

100.	Toll Midwest Note Company, Inc., a Delaware corporation.

101.	Toll MN GP Corp., a Minnesota corporation.

102.	Toll NC GP Corp., a North Carolina corporation.

103.	Toll Nevada LP Company, Inc., a Delaware corporation.

104.	Toll New Hampshire LP Company, Inc., a Delaware corporation.

105.	Toll New Hampshire-II LP Company, Inc., a Delaware corporation.

106.	Toll New Jersey LP Company, Inc., a Delaware corporation.

107.	Toll New Jersey-II LP Company, Inc., a Delaware corporation.

108.	Toll New York LP Company, Inc., a Delaware corporation.

109.	Toll New York-II LP Company, Inc., a Delaware corporation.

110.	Toll NH GP Corp., a New Hampshire corporation.

111.	Toll NJ Builder Corp., a New Jersey corporation.

112.	Toll NJX-I Corp., a Delaware corporation.

113.	Toll NJX-II Corp., a Delaware corporation.

114.	Toll NJX III Corp., a Delaware corporation.

115.	Toll NJX IV Corp., a Delaware corporation.

116.	Toll North Carolina LP Company, Inc., a Delaware corporation.

117.	Toll North Carolina-II LP Company, Inc., a Delaware corporation.

118.	Toll Northeast LP Company, Inc., a Delaware corporation.

119.	Toll Northeast Note Company, Inc., a Delaware corporation.

120.	Toll Northeast Services, Inc., a Delaware corporation.

121.	Toll NV GP Corp., a Nevada corporation.

122.	Toll OH GP Corp., an Ohio corporation.

123.	Toll Ohio LP Company, Inc., a Delaware corporation.

124.	Toll Ohio-II LP Company, Inc., a Delaware corporation.

125.	Toll PA Builder Corp., a Pennsylvania corporation.

126.	Toll PA GP Corp., a Pennsylvania corporation.

127.	Toll PA II GP Corp., a Pennsylvania corporation.

128.	Toll PA III GP Corp., a Pennsylvania corporation.

129.	Toll Pennsylvania LP Company, Inc., a Delaware corporation.

130.	Toll Pennsylvania-II LP Company, Inc., a Delaware corporation.

3

131.	Toll Peppertree, Inc., a New York corporation.

132.	Toll Philmont Corporation, a Delaware corporation.

133.	Toll Realty Holdings Corp. I, a Delaware corporation.

134.	Toll Realty Holdings Corp. II, a Delaware corporation.

135.	Toll Realty Holdings Corp. III, a Delaware corporation.

136.	Toll Rhode Island LP Company, Inc., a Delaware corporation.

137.	Toll Rhode Island-II LP Company, Inc., a Delaware corporation.

138.	Toll RI GP Corp., a Rhode Island corporation.

139.	Toll SC GP Corp., a South Carolina corporation.

140.	Toll South Carolina LP Company, Inc., a Delaware corporation.

141.	Toll South Carolina-II LP Company, Inc., a Delaware corporation.

142.	Toll Southeast LP Company, Inc., a Delaware corporation.

143.	Toll Southeast Note Company, Inc., a Delaware corporation.

144.	Toll Southwest LP Company, Inc., a Delaware corporation.

145.	Toll Southwest Note Company, Inc., a Delaware corporation.

146.	Toll Texas LP Company, Inc., a Delaware corporation.

147.	Toll Texas-II LP Company, Inc., a Delaware corporation.

148.	Toll TN GP Corp., a Tennessee corporation.

149.	Toll Turf, Inc., a Delaware corporation.

150.	Toll TX GP Corp., a Delaware corporation.

151.	Toll VA GP Corp., a Delaware corporation.

152.	Toll VA Member Two, Inc., a Delaware corporation.

153.	Toll Virginia LP Company, Inc., a Delaware corporation.

154.	Toll Virginia-II LP Company, Inc., a Delaware corporation.

155.	Toll WestCoast LP Company, Inc., a Delaware corporation.

156.	Toll WestCoast Note Company, Inc., a Delaware corporation.

157.	Toll Wood Corporation, a Delaware corporation.

158.	Toll WV GP Corp., a West Virginia corporation.

159.	Toll YL, Inc., a California corporation.

160.	Valley Forge Conservation Holding GP Corp., a Pennsylvania corporation.

161.	Warren Chase, Inc., a Delaware corporation.

162.	Westminster Abstract Company, a Pennsylvania corporation.

163.	Westminster Insurance Agency, Inc., a Pennsylvania corporation.

164.	Westminster Security Company, a New Jersey corporation.

165.	Westminster Title Company, Inc., a California corporation.

166.	Windsor Development Corp., a Pennsylvania corporation.
          B. Wholly-owned Partnerships
1.	51 N. 8th Street LP, a New York limited partnership.

2.	Advanced Broadband, L.P., a Delaware limited partnership.

3.	Afton Chase, L.P., a Pennsylvania limited partnership.

4.	Audubon Ridge, L.P., a Pennsylvania limited partnership.

5.	Beaumont Chase, L.P., a Pennsylvania limited partnership.

6.	Belmont Land, L.P., a Virginia limited partnership.

7.	Bernards Chase, L.P., a New Jersey limited partnership.

8.	Binks Estates Limited Partnership, a Florida limited partnership.

9.	Blue Bell Country Club, L.P., a Pennsylvania limited partnership.

4

10.	Branchburg Ridge, L.P., a New Jersey limited partnership.

11.	Brass Castle Estates, L.P., a New Jersey limited partnership.

12.	Brentwood Investments, L.P., a Tennessee limited partnership.

13.	Bridle Estates, L.P., a Pennsylvania limited partnership.

14.	Broad Run Associates, L.P., a Pennsylvania limited partnership.

15.	Buckingham Woods, L.P., a Pennsylvania limited partnership.

16.	Bucks County Country Club, L.P., a Pennsylvania limited partnership.

17.	Calabasas View, L.P., a California limited partnership.

18.	CC Estates Limited Partnership, a Massachusetts limited partnership.

19.	Charlestown Hills, L.P., a New Jersey limited partnership.

20.	Chellis Hill Limited Partnership, a Massachusetts limited partnership.

21.	Cheltenham Estates Limited Partnership, a Michigan partnership.

22.	Chesterbrooke Limited Partnership, a New Jersey limited partnership.

23.	Cobblestones at Thornbury, L.P., a Pennsylvania limited partnership.

24.	Cold Spring Hunt, L.P., a Pennsylvania limited partnership.

25.	Coleman-Toll Limited Partnership, a Nevada limited partnership.

26.	Concord Chase, L.P., a Pennsylvania limited partnership.

27.	Cortlandt Chase, L.P., a New York limited partnership.

28.	Dolington Estates, L.P., a Pennsylvania limited partnership.

29.	Dominion Country Club, L.P., a Virginia limited partnership.

30.	Eagle Farm Limited Partnership, a Massachusetts limited partnership.

31.	Estates at Coronado Pointe, L.P., a California limited partnership.

32.	Estates at Princeton Junction, L.P., a New Jersey limited partnership.

33.	Estates at Rivers Edge, L.P., a Pennsylvania limited partnership.

34.	Estates at San Juan Capistrano, L.P., a California limited partnership.

35.	Fair Lakes Chase, L.P., a Virginia limited partnership.

36.	Fairfax Investment, L.P., a Virginia limited partnership.

37.	Fairfax Station Hunt, L.P., a Virginia limited partnership.

38.	Fairway Mews Limited Partnership, a New Jersey limited partnership.

39.	Farmwell Hunt, L.P., a Virginia limited partnership.

40.	First Brandywine Partners, L.P., a Delaware partnership.

41.	Franklin Oaks Limited Partnership, a Massachusetts limited partnership.

42.	Gibraltar Road LP, a Pennsylvania limited partnership.

43.	Great Falls Hunt, L.P., a Virginia limited partnership.

44.	Great Falls Woods, L.P., a Virginia limited partnership.

45.	Greens at Waynesborough, L.P., a Pennsylvania limited partnership.

46.	Greenwich Chase, L.P., a New Jersey limited partnership.

47.	Greenwich Station, L.P., a New Jersey limited partnership.

48.	Hoboken Land LP, a New Jersey limited partnership.

49.	Hockessin Chase, L.P., a Delaware limited partnership.

50.	Holland Ridge, L.P., a New Jersey limited partnership.

51.	Holliston Hunt Limited Partnership, a Massachusetts limited partnership.

52.	Hopewell Hunt, L.P., a New Jersey limited partnership.

53.	Huckins Farm Limited Partnership, a Massachusetts limited partnership

54.	Hunter Mill, L.P., a Virginia limited partnership.

55.	Hunterdon Chase, L.P., a New Jersey limited partnership.

5

56.	Hunterdon Ridge, L.P., a New Jersey limited partnership.

57.	Huntington Estates Limited Partnership, a Connecticut limited partnership.

58.	Hurley Ridge Limited Partnership, a Maryland limited partnership.

59.	Kensington Woods Limited Partnership, a Massachusetts limited partnership.

60.	Lakeway Hills Properties, L.P., a Texas limited partnership.

61.	Laurel Creek, L.P., a New Jersey limited partnership.

62.	Loudoun Valley Associates, L.P., a Virginia limited partnership.

63.	Mallard Lakes, L.P., a Texas limited partnership.

64.	Manalapan Hunt, L.P., a New Jersey limited partnership.

65.	Mill Road Estates, L.P., a Pennsylvania limited partnership.

66.	Montgomery Chase, L.P., a New Jersey limited partnership.

67.	Moorestown Hunt, L.P., a New Jersey limited partnership.

68.	Mount Kisco Chase, L.P., a New York limited partnership.

69.	NC Country Club Estates Limited Partnership, a North Carolina limited partnership.

70.	Newport Ridge Limited Partnership, a Michigan limited partnership.

71.	Newtown Chase Limited Partnership, a Connecticut limited partnership.

72.	Northampton Crest, L.P., a Pennsylvania limited partnership.

73.	Northampton Preserve, L.P., a Pennsylvania limited partnership.

74.	Patriots, L.P., a New Jersey limited partnership.

75.	Preserve at Boca Raton Limited Partnership, a Florida limited partnership.

76.	Preston Village Limited Partnership, a North Carolina limited partnership.

77.	Princeton Hunt, L.P., a New Jersey limited partnership.

78.	Providence Plantation Limited Partnership, a North Carolina limited partnership.

79.	Regency at Dominion Valley, L.P., a Virginia limited partnership.

80.	River Crossing, L.P., a Pennsylvania limited partnership.

81.	Rolling Greens, L.P., a New Jersey limited partnership.

82.	Rose Hollow Crossing Associates, a Pennsylvania limited partnership.

83.	Seaside Estates Limited Partnership., a Florida limited partnership.

84.	Shrewsbury Hunt Limited Partnership, a Massachusetts limited partnership.

85.	Silverman-Toll Limited Partnership, a Michigan limited partnership

86.	Somers Chase, L.P., a New York limited partnership.

87.	Somerset Development Limited Partnership, a North Carolina limited partnership.

88.	Sorrento at Dublin Ranch I LP, a California limited partnership.

89.	Sorrento at Dublin Ranch II LP, a California limited partnership.

90.	Sorrento at Dublin Ranch III LP, a California limited partnership.

91.	South Riding Amberlea LP, a Virginia limited partnership.

92.	South Riding Partners Amberlea LP, a Virginia limited partnership.

93.	South Riding Partners, L.P., a Virginia limited partnership.

94.	South Riding, L.P., a Virginia limited partnership.

95.	Southlake Woods, L.P., a Texas limited partnership.

96.	Southport Landing Limited Partnership, a Connecticut limited partnership.

97.	Springton Pointe, L.P., a Pennsylvania limited partnership.

98.	Stone Mill Estates, L.P. a Pennsylvania limited partnership.

99.	Swedesford Chase, L.P., a Pennsylvania limited partnership.

100.	TB Proprietary, L.P., a Delaware limited partnership

101.	TBI/Heron Bay Limited Partnership, a Florida limited partnership.

6

102.	TBI/Naples Limited Partnership, a Florida limited partnership.

103.	TBI/Palm Beach Limited Partnership, a Florida limited partnership.

104.	The Bird Estate Limited Partnership, a Massachusetts limited partnership.

105.	The Estates at Brooke Manor Limited Partnership, a Maryland limited partnership.

106.	The Estates at Summit Chase, L.P., a California limited partnership.

107.	The Preserve at Annapolis Limited Partnership, a Maryland limited partnership.

108.	The Woods at Highland Lakes, L.P., an Ohio limited partnership.

109.	The Woods at Long Valley, L.P., a New Jersey limited partnership.

110.	Timber Ridge Investment Limited Partnership, a Michigan limited partnership.

111.	Toll at Brier Creek Limited Partnership, a North Carolina limited partnership.

112.	Toll at Daventry Park, L.P., an Ohio limited partnership.

113.	Toll at Honey Creek Limited Partnership, a Michigan limited partnership.

114.	Toll at Payne Ranch, L.P., a California limited partnership.

115.	Toll at Princeton Walk, L.P., a New Jersey limited partnership.

116.	Toll at Westlake, L.P., a New Jersey limited partnership.

117.	Toll at Whippoorwill, L.P., a New York limited partnership.

118.	Toll Brooklyn L.P., a New York limited partnership.

119.	Toll Bros. of Tennessee, L.P., a Tennessee limited partnership.

120.	Toll Brothers AZ Limited Partnership, an Arizona limited partnership.

121.	Toll Brothers Maryland II Limited Partnership, a Maryland limited partnership.

122.	Toll CA, L.P., a California limited partnership.

123.	Toll CA II, L.P., a California limited partnership.

124.	Toll CA III, L.P., a California limited partnership.

125.	Toll CA IV, L.P., a California limited partnership.

126.	Toll CA V, L.P., a California limited partnership.

127.	Toll CA VI, L.P., a California limited partnership.

128.	Toll CA VII, L.P., a California limited partnership.

129.	Toll CA VIII, L.P., a California limited partnership.

130.	Toll CA IX, L.P., a California limited partnership.

131.	Toll CA X, L.P., a California limited partnership.

132.	Toll CA XI, L.P., a California limited partnership.

133.	Toll CA XII, L.P., a California limited partnership.

134.	Toll CA XIII, L.P., a California limited partnership.

135.	Toll CA XIV, L.P., a California limited partnership.

136.	Toll Cliffs Urban Renewal Company LP, a New Jersey limited partnership.

137.	Toll CO, L.P., a Colorado limited partnership.

138.	Toll Costa, L.P., a California limited partnership.

139.	Toll CT Limited Partnership, a Connecticut limited partnership.

140.	Toll CT II Limited Partnership, a Connecticut limited partnership.

141.	Toll CT Westport Limited Partnership, a Connecticut limited partnership.

142.	Toll DE LP, a Delaware limited partnership.

143.	Toll East Naples Limited Partnership, a Florida limited partnership.

144.	Toll Estero Limited Partnership, a Florida limited partnership.

145.	Toll FL Limited Partnership, a Florida limited partnership.

146.	Toll FL II Limited Partnership, a Florida limited partnership.

147.	Toll FL III Limited Partnership, a Florida limited partnership.

7

148.	Toll FL IV Limited Partnership, a Florida limited partnership.

149.	Toll FL V Limited Partnership, a Florida limited partnership.

150.	Toll FL VI Limited Partnership, a Florida limited partnership.

151.	Toll FL VII Limited Partnership, a Florida limited partnership.

152.	Toll FL VIII Limited Partnership, a Florida limited partnership.

153.	Toll Ft. Myers Limited Partnership, a Florida limited partnership.

154.	Toll Gibraltar LP, a Pennsylvania limited partnership.

155.	Toll Grove LP, a New Jersey limited partnership.

156.	Toll Hudson LP, a New Jersey limited partnership.

157.	Toll IL HWCC, L.P., an Illinois limited partnership.

158.	Toll IL, L.P., an Illinois limited partnership.

159.	Toll IL II, L.P., an Illinois limited partnership.

160.	Toll IL III, L.P., an Illinois limited partnership.

161.	Toll IL IV, L.P., an Illinois limited partnership.

162.	Toll IL WSB, L.P., an Illinois limited partnership.

163.	Toll Jacksonville Limited Partnership, a Florida limited partnership.

164.	Toll Jupiter Limited Partnership, a Florida limited partnership.

165.	Toll Land Limited Partnership, a Connecticut limited partnership.

166.	Toll Land IV Limited Partnership, a New Jersey limited partnership.

167.	Toll Land IX Limited Partnership, a Virginia limited partnership.

168.	Toll Land V Limited Partnership, a New York limited partnership.

169.	Toll Land VI Limited Partnership, a New York limited partnership.

170.	Toll Land VII Limited Partnership, a New York limited partnership.

171.	Toll Land X Limited Partnership, a Virginia limited partnership.

172.	Toll Land XI Limited Partnership, a New Jersey limited partnership.

173.	Toll Land XIV Limited Partnership, a New York limited partnership.

174.	Toll Land XIX Limited Partnership, a California limited partnership.

175.	Toll Land XV Limited Partnership, a Virginia limited partnership.

176.	Toll Land XVI Limited Partnership, a New Jersey limited partnership.

177.	Toll Land XVII Limited Partnership, a Connecticut limited partnership.

178.	Toll Land XVIII Limited Partnership, a Connecticut limited partnership.

179.	Toll Land XX Limited Partnership, a California limited partnership.

180.	Toll Land XXI Limited Partnership, a Virginia limited partnership.

181.	Toll Land XXII Limited Partnership, a California limited partnership.

182.	Toll Land XXIII Limited Partnership, a California limited partnership.

183.	Toll Land XXV Limited Partnership, a New Jersey limited partnership.

184.	Toll Land XXVI Limited Partnership, an Ohio limited partnership.

185.	Toll Livingston at Naples Limited Partnership, a Florida limited partnership.

186.	Toll Marshall LP, a New Jersey limited partnership.

187.	Toll MD Builder I, L.P., a Maryland limited partnership.

188.	Toll MD Limited Partnership, a Maryland limited partnership.

189.	Toll MD II Limited Partnership, a Maryland limited partnership.

190.	Toll MD III Limited Partnership, a Maryland limited partnership.

191.	Toll MD IV Limited Partnership, a Maryland limited partnership.

192.	Toll MD V Limited Partnership, a Maryland limited partnership.

193.	Toll MD VI Limited Partnership, a Maryland limited partnership.

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194.	Toll MD VII Limited Partnership, a Maryland limited partnership.

195.	Toll MD VIII Limited Partnership, a Maryland limited partnership.

196.	Toll MD IX Limited Partnership, a Maryland limited partnership.

197.	Toll MI Limited Partnership, a Michigan limited partnership.

198.	Toll MI II Limited Partnership, a Michigan limited partnership.

199.	Toll MI III Limited Partnership, a Michigan limited partnership.

200.	Toll MI IV Limited Partnership, a Michigan limited partnership.

201.	Toll MI V Limited Partnership, a Michigan limited partnership.

202.	Toll MN, L.P., a Minnesota limited partnership.

203.	Toll Naples Limited Partnership, a Florida limited partnership.

204.	Toll Naval Associates, a Pennsylvania general partnership.

205.	Toll NC, L.P., a North Carolina limited partnership.

206.	Toll NH Limited Partnership, a New Hampshire limited partnership.

207.	Toll NJ Builder I, L.P., a New Jersey limited partnership.

208.	Toll NJ, L.P., a New Jersey limited partnership.

209.	Toll NJ II, L.P., a New Jersey limited partnership.

210.	Toll NJ III, L.P., a New Jersey limited partnership.

211.	Toll NJ IV, L.P., a New Jersey limited partnership.

212.	Toll NJ V, L.P., a New Jersey limited partnership.

213.	Toll NJ VI, L.P., a New Jersey limited partnership.

214.	Toll NJ VII, L.P., a New Jersey limited partnership.

215.	Toll NJ VIII, L.P., a New Jersey limited partnership.

216.	Toll Northville Golf Limited Partnership, a Michigan limited partnership.

217.	Toll Northville Limited Partnership, a Michigan limited partnership.

218.	Toll NV Limited Partnership, a Nevada limited partnership.

219.	Toll NY LP, a New York limited partnership.

220.	Toll Orlando Limited Partnership, a Florida limited partnership.

221.	Toll PA, L.P., a Pennsylvania limited partnership.

222.	Toll PA II, L.P., a Pennsylvania limited partnership.

223.	Toll PA III, L.P., a Pennsylvania limited partnership.

224.	Toll PA IV, L.P., a Pennsylvania limited partnership.

225.	Toll PA V, L.P., a Pennsylvania limited partnership.

226.	Toll PA VI, L.P., a Pennsylvania limited partnership.

227.	Toll PA VII, L.P., a Pennsylvania limited partnership.

228.	Toll PA VIII, L.P., a Pennsylvania limited partnership.

229.	Toll PA IX, L.P., a Pennsylvania limited partnership.

230.	Toll PA X, L.P., a Pennsylvania limited partnership.

231.	Toll PA XI, L.P., a Pennsylvania limited partnership.

232.	Toll PA XII, L.P., a Pennsylvania limited partnership.

233.	Toll Park LP, a New Jersey limited partnership.

234.	Toll Plaza, LP, a Pennsylvania limited partnership.

235.	Toll Realty Holdings LP, a Delaware limited partnership.

236.	Toll Reston Associates, L.P., a Delaware limited partnership.

237.	Toll RI, L.P., a Rhode Island limited partnership.

238.	Toll RI II, L.P., a Rhode Island limited partnership.

239.	Toll SC, L.P., a South Carolina limited partnership.

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240.	Toll SC II, L.P., a South Carolina limited partnership.

241.	Toll SC III, L.P., a South Carolina limited partnership.

242.	Toll Stonebrae LP, a California limited partnership.

243.	Toll TX, L.P., a Texas limited partnership.

244.	Toll TX II, L.P., a Texas limited partnership.

245.	Toll TX III, L.P., a Texas limited partnership.

246.	Toll TX IV, L.P., a Texas limited partnership.

247.	Toll TX V, L.P., a Texas limited partnership.

248.	Toll VA, L.P., a Virginia limited partnership.

249.	Toll VA II, L.P., a Virginia limited partnership.

250.	Toll VA III, L.P., a Virginia limited partnership.

251.	Toll VA IV, L.P., a Virginia limited partnership.

252.	Toll VA V, L.P., a Virginia limited partnership.

253.	Toll VA VI, L.P., a Virginia limited partnership.

254.	Toll VA VII, L.P., a Virginia limited partnership.

255.	Toll WV, L.P., a West Virginia limited partnership.

256.	Toll YL, L.P., a California limited partnership.

257.	Toll YL II, L.P., a California limited partnership.

258.	Toll-Dublin, L.P., a California limited partnership.

259.	Trumbull Hunt Limited Partnership, a Connecticut limited partnership.

260.	Uwchlan Woods, L.P., a Pennsylvania limited partnership.

261.	Valley Forge Conservation Holding, L.P., a Pennsylvania limited partnership.

262.	Valley Forge Woods, L.P., a Pennsylvania limited partnership.

263.	Valley View Estates Limited Partnership, a Massachusetts limited partnership.

264.	Village Partners, L.P., a Pennsylvania limited partnership.

265.	Waldon Preserve Limited Partnership, a Michigan limited partnership.

266.	Washington Greene Development, L.P., a New Jersey limited partnership.

267.	Waterford Preserve LP, a Virginia limited partnership.

268.	West Amwell Limited Partnership, a New Jersey limited partnership.

269.	Whiteland Woods, L.P., a Pennsylvania limited partnership.

270.	Wichita Chase, L.P., a Texas limited partnership.

271.	Willowdale Crossing, L.P., a Pennsylvania limited partnership.

272.	Wilson Concord, L.P., a Tennessee limited partnership.
          C. Finance Partnerships
1.	Toll Brothers Finance Co., a New Jersey general partnership.

2.	TBI Finance Co. II, a New Jersey general partnership.
          D. Wholly-owned Limited Liability Companies
1.	5-01 — 5-17 48th Avenue LLC, a New York limited liability company.

2.	5-01 — 5-17 48th Avenue II LLC, a New York limited liability company.

3.	5-01 — 5-17 48th Avenue GC LLC, a New York limited liability company.

4.	5-01 — 5-17 48th Avenue GC II LLC, a New York limited liability company.

5.	51 N. 8th Street I LLC, a New York limited liability company.

6.	51 N. 8th Street GC LLC, a New York limited liability company.

7.	51 N. 8th Street GC II LLC, a New York limited liability company.

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8.	60 Industrial Parkway Cheektowaga, LLC, a New York limited liability company.

9.	110-112 Third Ave. GC LLC, a New York limited liability company.

10.	110-112 Third Ave. GC II LLC, a New York limited liability company.

11.	700 Grove Street Urban Renewal, LLC, a New Jersey limited liability company.

12.	1500 Garden St. LLC, a New Jersey limited liability company.

13.	2301 Fallston Road LLC, a Maryland limited liability company.

14.	Arbor Hills Development LLC, a Michigan limited liability company.

15.	Arthur’s Woods, LLC, a Maryland limited liability company.

16.	Arundel Preserve #6, LLC, a Maryland limited liability company.

17.	Arundel Preserve #10a, LLC, a Maryland limited liability company.

18.	Belmont Country Club I LLC, a Virginia limited liability company.

19.	Belmont Country Club II LLC, a Virginia limited liability company.

20.	Belmont Investments I LLC, a Virginia limited liability company.

21.	Belmont Investments II LLC, a Virginia limited liability company.

22.	Big Branch Overlook L.L.C., a Maryland limited liability company.

23.	Block 255 LLC, a New Jersey limited liability company.

24.	Brier Creek Country Club I LLC, a North Carolina limited liability company.

25.	Brier Creek Country Club II LLC, a North Carolina limited liability company.

26.	C.B.A.Z. Construction Company LLC, an Arizona limited liability company.

27.	C.B.A.Z. Holding Company LLC, a Delaware limited liability company.

28.	Colonial 40 I, LLC, a Florida limited liability company.

29.	Colonial 40 II, LLC, a Florida limited liability company.

30.	Component Systems I LLC, a Delaware limited liability company.

31.	Component Systems II LLC, a Delaware limited liability company.

32.	Creeks Farm L.L.C., a Maryland limited liability company.

33.	CWG Construction Company LLC, a New Jersey limited liability company.

34.	Dominion Valley Country Club I LLC, a Virginia limited liability company.

35.	Dominion Valley Country Club II LLC, a Virginia limited liability company.

36.	Feys Property LLC, a Maryland limited liability company.

37.	First Brandywine LLC I, a Delaware limited liability company.

38.	First Brandywine LLC II, a Delaware limited liability company.

39.	First Brandywine LLC III, a Delaware limited liability company.

40.	First Brandywine LLC IV, a Delaware limited liability company.

41.	Frenchman’s Reserve Realty, LLC, a Florida limited liability company.

42.	Golf I Country Club Estates at Moorpark LLC, a California limited liability company.

43.	Golf II Country Club Estates at Moorpark LLC, a California limited liability company.

44.	Hawthorn Woods Country Club II LLC, an Illinois limited liability company.

45.	High Pointe at Hopewell, LLC, a New Jersey limited liability company.

46.	HOA Broadband I, LLC, a Delaware limited liability company.

47.	HOA Broadband II, LLC, a Delaware limited liability company.

48.	Hoboken Cove LLC, a New Jersey limited liability company.

49.	Hoboken Land I LLC, a Delaware limited liability company.

50.	Hunt’s Bluff LLC, a Maryland limited liability company.

51.	Jacksonville TBI Realty, LLC, a Florida limited liability company.

52.	Lighthouse Point Land Company, LLC, a Florida limited liability company.

53.	Long Meadows TBI, LLC, a Maryland limited liability company.

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54.	Longmeadow Properties LLC, a Maryland limited liability company.

55.	Manalapan Hunt Investments I LLC, a New Jersey limited liability company.

56.	Manalapan Hunt Investments II LLC, a New Jersey limited liability company.

57.	Martinsburg Ventures, L.L.C., a Virginia limited liability company.

58.	Maxwell Place Realty, LLC, a New Jersey limited liability company.

59.	Millbrook Investments I LLC, a New Jersey limited liability company.

60.	Millbrook Investments II LLC, a New Jersey limited liability company.

61.	Mizner Realty, L.L.C., a Florida limited liability company.

62.	Mountain View Country Club I LLC, a California limited liability company.

63.	Mountain View Country Club II LLC, a California limited liability company.

64.	Naples Lakes Country Club, L.L.C., a Florida limited liability company.

65.	Naples TBI Realty, LLC, a Florida limited liability company.

66.	Northville Hills Golf Club L.L.C., a Michigan limited liability company.

67.	Northville Lake Village Apartments Limited Liability Company, a Michigan limited liability company.

68.	Nosan & Silverman Homes L.L.C., a Michigan limited liability company.

69.	Palm Cove Golf & Yacht Club I LLC, a Florida limited liability company.

70.	Palm Cove Golf & Yacht Club II LLC, a Florida limited liability company.

71.	Palm Cove Marina I LLC, a Florida limited liability company.

72.	Palm Cove Marina II LLC, a Florida limited liability company.

73.	Phillips Drive LLC, a Maryland limited liability company.

74.	Preston Parker LLC, a Delaware limited liability company.

75.	Prince William Land I LLC, a Virginia limited liability company.

76.	Prince William Land II LLC, a Virginia limited liability company.

77.	PT Maxwell Holdings, LLC, a New Jersey limited liability company.

78.	P.T. Maxwell, L.L.C., a New Jersey limited liability company.

79.	Regency at Denville, LLC, a New Jersey limited liability company.

80.	Regency at Dominion Valley LLC, a Virginia limited liability company.

81.	Regency at Long Valley I LLC, a New Jersey limited liability company.

82.	Regency at Long Valley II LLC, a New Jersey limited liability company.

83.	Regency at Mansfield I LLC, a New Jersey limited liability company.

84.	Regency at Mansfield II LLC, a New Jersey limited liability company.

85.	Regency at Washington I LLC, a New Jersey limited liability company.

86.	Regency at Washington II LLC, a New Jersey limited liability company.

87.	RiverCrest Sewer Company, LLC, a Pennsylvania limited liability company.

88.	Santa Teresa Transit Village LLC, a California limited liability company.

89.	Sapling Ridge, LLC, a Maryland limited liability company.

90.	South Riding Realty LLC, a Virginia limited liability company.

91.	SR Amberlea LLC, a Virginia limited liability company.

92.	SRH Investments I, LLC, a California limited liability company.

93.	SRH Investments II, LLC, a California limited liability company.

94.	SRLP II LLC, a Virginia limited liability company.

95.	STBI-Warrenton, LLC, a Delaware limited liability company.

96.	Stony Kill, LLC, a New York limited liability company.

97.	TB Kent Partners LLC, a Delaware limited liability company.

98.	The Regency Golf Club I LLC, a Virginia limited liability company.

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99.	The Regency Golf Club II LLC, a Virginia limited liability company.

100.	The Ridges at Belmont Country Club I LLC, a Virginia limited liability company.

101.	The Ridges at Belmont Country Club II LLC, a Virginia limited liability company.

102.	Toll Brothers Realty Michigan LLC, a Michigan limited liability company.

103.	Toll Brothers Realty Michigan II LLC, a Michigan limited liability company.

104.	Toll Cedar Hunt LLC, a Virginia limited liability company.

105.	Toll CO I LLC, a Colorado limited liability company.

106.	Toll Corners LLC, a Delaware limited liability company.

107.	Toll DE X, LLC, a Delaware limited liability company.

108.	Toll DE X II, LLC, a Delaware limited liability company.

109.	Toll EB, LLC, a Delaware limited liability company.

110.	Toll Equipment, L.L.C., a Delaware limited liability company.

111.	Toll FL I, LLC, a Florida limited liability company.

112.	Toll Gibraltar I LLC, a Pennsylvania limited liability company.

113.	Toll Gibraltar II LLC, a Pennsylvania limited liability company.

114.	Toll Glastonbury LLC, a Connecticut limited liability company.

115.	Toll Hoboken LLC, a Delaware limited liability company.

116.	Toll IN LLC, an Indiana limited liability company.

117.	Toll Landscape, L.L.C., a Delaware limited liability company.

118.	Toll MD I, L.L.C., a Maryland limited liability company.

119.	Toll MD II LLC, a Maryland limited liability company.

120.	Toll NJ I, L.L.C., a New Jersey limited liability company.

121.	Toll NJ II, L.L.C., a New Jersey limited liability company.

122.	Toll NJ III, LLC, a New Jersey limited liability company.

123.	Toll Nursery, L.L.C., a Delaware limited liability company.

124.	Toll Plaza, LLC, a Pennsylvania limited liability company.

125.	Toll Realty L.L.C., a Florida limited liability company.

126.	Toll Reston Associates, L.L.C., a Delaware limited liability company.

127.	Toll Stratford LLC, a Virginia limited liability company.

128.	Toll Technology Investments, L.L.C., a Delaware limited liability company.

129.	Toll Turf Management, L.L.C., a Delaware limited liability company.

130.	Toll VA L.L.C., a Delaware limited liability company.

131.	Toll VA III L.L.C., a Virginia limited liability company.

132.	Toll Van Wyck, LLC, a New York limited liability company.

133.	Toll Vanderbilt I LLC, a Rhode Island limited liability company.

134.	Toll Vanderbilt II LLC, a Rhode Island limited liability company.

135.	Toll-Dublin, LLC, a California limited liability company.

136.	Town Suites, LLC, a Pennsylvania limited liability company.

137.	Vanderbilt Capital LLC, a Rhode Island limited liability company.

138.	Virginia Construction Co. I, LLC, a Virginia limited liability company.

139.	Virginia Construction Co. II, LLC, a Virginia limited liability company.

140.	Whitehall Management Services, LLC, a Pennsylvania limited liability company.

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SCHEDULE 8
OTHER LIENS
None

SCHEDULE 9
ERISA MATTERS
None

SCHEDULE 10
ENVIRONMENTAL MATTERS
None

1